PROSPECTUS SUPPLEMENT
(To Prospectus dated April 3, 2006)

                          $2,681,031,000 (APPROXIMATE)
                     STRUCTURED ASSET INVESTMENT LOAN TRUST
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3

                               [WELLS FARGO LOGO]

  LEHMAN BROTHERS HOLDINGS INC.                         WELLS FARGO BANK, N.A.
       Sponsor and Seller                                  Master Servicer

STRUCTURED ASSET INVESTMENT LOAN                     STRUCTURED ASSET SECURITIES
          TRUST 2006-3                                       CORPORATION
         Issuing Entity                                       Depositor

                                   ----------

--------------------------------------------------------------------------------

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-23 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 6 OF THE PROSPECTUS.

     For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-142 in this prospectus supplement and the index of principal terms on page 165 in the prospectus.

     The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other entity.

     This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

--------------------------------------------------------------------------------

THE TRUST FUND WILL ISSUE CERTIFICATES INCLUDING THE FOLLOWING CLASSES OFFERED
HEREBY:

     o    SIX CLASSES OF SENIOR CERTIFICATES

     o    NINE CLASSES OF SUBORDINATE CERTIFICATES

     The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under "The Offered Certificates" on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-1 and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.

     Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected distribution date will be June 26, 2006. Credit enhancement for the offered certificates includes excess interest, overcollateralization, subordination, loss allocation and limited cross-collateralization features and primary mortgage insurance. Amounts payable under an interest rate swap agreement and an interest rate cap agreement, both provided by HSBC Bank USA, National Association, will be applied to pay certain interest shortfalls, maintain overcollateralization and repay certain losses.

     The assets of the trust fund will primarily consist of three pools of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans, which were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The certificates offered by this prospectus supplement will be purchased by Lehman Brothers Inc., as underwriter, from Structured Asset Securities Corporation, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Structured Asset Securities Corporation from the sale of these certificates will be approximately 100.00% of their initial total class principal amount before deducting expenses.

     On or about May 26, 2006, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

                                  Underwriter:

                                 LEHMAN BROTHERS

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MAY 24, 2006

                  IMPORTANT NOTICES ABOUT INFORMATION PRESENTED
         IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

          We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

          The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus. If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

          We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                   ----------

          Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                   ----------

          We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                           FOR EUROPEAN INVESTORS ONLY

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                         -------
The Offered Certificates..............................................       S-1
Summary of Terms......................................................       S-3
Risk Factors..........................................................      S-23
Glossary..............................................................      S-37
Description of the Certificates.......................................      S-37
   General............................................................      S-37
   Book-Entry Registration............................................      S-38
   Distributions of Interest..........................................      S-39
   Determination of LIBOR.............................................      S-42
   Distributions of Principal.........................................      S-42
   Credit Enhancement.................................................      S-47
   Supplemental Interest Trust........................................      S-52
   Optional Purchase of the Mortgage Loans............................      S-57
Fees and Expenses of the Trust Fund...................................      S-57
Description of the Mortgage Pools.....................................      S-59
   General............................................................      S-59
   Adjustable Rate Mortgage Loans.....................................      S-61
   The Index..........................................................      S-62
   Primary Mortgage Insurance.........................................      S-62
   Pool 1 Mortgage Loans..............................................      S-70
   Pool 2 Mortgage Loans..............................................      S-71
   Pool 3 Mortgage Loans..............................................      S-71
Static Pool Information...............................................      S-71
Material Legal Proceedings............................................      S-71
Affiliations and Relationships........................................      S-72
Additional Information................................................      S-72
The Sponsor...........................................................      S-73
The Depositor.........................................................      S-73
Origination of the Mortgage Loans and Underwriting Guidelines.........      S-73
   General............................................................      S-73
   BNC Mortgage, Inc..................................................      S-73
   Countrywide Home Loans, Inc........................................      S-80
   General Underwriting Guidelines....................................      S-86
The Master Servicer and the Securities Administrator..................      S-88
The Servicers.........................................................      S-89
   General............................................................      S-89
   Option One Mortgage Corporation....................................      S-89
   Countrywide Home Loans Servicing LP................................      S-95
   Wells Fargo Bank, N.A..............................................      S-98
   Aurora Loan Services LLC...........................................     S-100
   JPMorgan Chase Bank, National Association..........................     S-105
Administration of the Trust Fund......................................     S-107
    Servicing and Administrative Responsibilities.....................     S-107
    Trust Accounts....................................................     S-110
    Example of Distributions..........................................     S-111
Mortgage Loan Servicing...............................................     S-113
   General............................................................     S-113
   Servicing Accounts and the Certificate Account.....................     S-114
   Servicing Compensation and Payment of Expenses.....................     S-114
   Waiver or Modification of Mortgage Loan Terms......................     S-115
   Prepayment Interest Shortfalls.....................................     S-115
   Advances...........................................................     S-115
   Primary Mortgage Insurance.........................................     S-115
   Collection of Taxes, Assessments and Similar Items.................     S-116
   Insurance Coverage.................................................     S-116
   Evidence as to Compliance..........................................     S-116
   Master Servicer Default; Servicer Default..........................     S-117
   Amendment of the Servicing Agreements..............................     S-117
   Custody of the Mortgage Files......................................     S-117
   The Credit Risk Manager............................................     S-117
   Optional Purchase of Defaulted Mortgage Loans......................     S-118
   Special Servicer for Distressed Mortgage Loans.....................     S-118
   Pledge of Servicing Rights.........................................     S-118
The Trust Agreement...................................................     S-119
   General............................................................     S-119
   The Issuing Entity.................................................     S-119
   The Trustee........................................................     S-120
   The Securities Administrator.......................................     S-121
   Assignment of Mortgage Loans.......................................     S-122
   Representations and Warranties.....................................     S-122
   Certain Matters Under the Trust Agreement..........................     S-124
   Reports to Certificateholders......................................     S-127
   Voting Rights......................................................     S-129
Yield, Prepayment and Weighted Average Life...........................     S-130
   General............................................................     S-130
   Subordination of the Offered Subordinate Certificates..............     S-134
Material Federal Income Tax Considerations............................     S-136

                                                                           PAGE
                                                                         -------
   General............................................................     S-136
   Tax Treatment of the Offered Certificates..........................     S-136
Legal Investment Considerations.......................................     S-138
ERISA Considerations..................................................     S-139
Use of Proceeds.......................................................     S-140
Underwriting..........................................................     S-140
Legal Matters.........................................................     S-141
Ratings...............................................................     S-141
Glossary of Defined Terms.............................................     S-142
Annex A: Certain Characteristics of
   the Mortgage Loans.................................................     S-A-1
Annex B-1: Assumed Mortgage Loan Characteristics......................   S-B-1-1
Annex B-2: Principal Amount Decrement Tables..........................   S-B-2-1
Annex C-1: Swap Agreement Scheduled Notional Amounts and
   Rates of Payment...................................................   S-C-1-1
Annex C-2: Interest Rate Cap
   Agreement Scheduled Notional Amounts and Strike Rate...............   S-C-2-1

                            THE OFFERED CERTIFICATES

          The certificates consist of the classes of certificates listed in the tables below, together with the Class B1, Class B2, Class P, Class X, Class LT-R and Class R Certificates. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

                                           INTEREST RATE      INTEREST RATE
                                              FORMULA           FORMULA
                                           (UNTIL INITIAL    (AFTER INITIAL
        RELATED      CLASS      INITIAL       OPTIONAL          OPTIONAL
       MORTGAGE    PRINCIPAL   INTEREST     TERMINATION       TERMINATION
CLASS   POOL(S)    AMOUNT(1)    RATE(2)     DATE)(3)(4)        DATE)(4)(5)
-----  --------  ------------  --------  -----------------  ----------------
A1...     1      $890,079,000  5.24125%  LIBOR plus 0.160%  LIBOR plus 0.320%
A2...     2      $361,002,000  5.22125%  LIBOR plus 0.140%  LIBOR plus 0.280%
A3...     3      $547,035,000  5.11125%  LIBOR plus 0.030%  LIBOR plus 0.060%
A4...     3      $130,621,000  5.17125%  LIBOR plus 0.090%  LIBOR plus 0.180%
A5...     3      $216,008,000  5.23125%  LIBOR plus 0.150%  LIBOR plus 0.300%
A6...     3      $100,824,000  5.33125%  LIBOR plus 0.250%  LIBOR plus 0.500%
M1...  1, 2 & 3  $ 99,651,000  5.36125%  LIBOR plus 0.280%  LIBOR plus 0.420%
M2...  1, 2 & 3  $ 83,270,000  5.38125%  LIBOR plus 0.300%  LIBOR plus 0.450%
M3...  1, 2 & 3  $ 50,508,000  5.40125%  LIBOR plus 0.320%  LIBOR plus 0.480%
M4...  1, 2 & 3  $ 42,318,000  5.42125%  LIBOR plus 0.340%  LIBOR plus 0.510%
M5...  1, 2 & 3  $ 42,318,000  5.45125%  LIBOR plus 0.370%  LIBOR plus 0.555%
M6...  1, 2 & 3  $ 35,492,000  5.54125%  LIBOR plus 0.460%  LIBOR plus 0.690%
M7...  1, 2 & 3  $ 32,762,000  6.08125%  LIBOR plus 1.000%  LIBOR plus 1.500%
M8...  1, 2 & 3  $ 27,302,000  6.33125%  LIBOR plus 1.250%  LIBOR plus 1.875%
M9...  1, 2 & 3  $ 21,841,000  7.28125%  LIBOR plus 2.200%  LIBOR plus 3.300%




                                              INITIAL CERTIFICATE RATINGS
                                  INTEREST    ---------------------------
CLASS      PRINCIPAL TYPE          TYPE           MOODY'S   S&P  FITCH
-----  ----------------------  -------------      -------  ----  -----
A1...          Senior          Variable Rate         Aaa   AAA    AAA
A2...          Senior          Variable Rate         Aaa   AAA    AAA
A3...  Senior, Sequential Pay  Variable Rate         Aaa   AAA    AAA
A4...  Senior, Sequential Pay  Variable Rate         Aaa   AAA    AAA
A5...  Senior, Sequential Pay  Variable Rate         Aaa   AAA    AAA
A6...  Senior, Sequential Pay  Variable Rate         Aaa   AAA    AAA
M1...       Subordinated       Variable Rate         Aa1   AA+    AA+
M2...       Subordinated       Variable Rate         Aa2    AA     AA
M3...       Subordinated       Variable Rate         Aa3   AA-    AA-
M4...       Subordinated       Variable Rate         A1     A+     A+
M5...       Subordinated       Variable Rate         A2     A      A
M6...       Subordinated       Variable Rate         A3     A-     A-
M7...       Subordinated       Variable Rate        Baa1   BBB+   BBB+
M8...       Subordinated       Variable Rate        Baa2   BBB    BBB
M9...       Subordinated       Variable Rate        Baa3   BBB-   BBB-

----------
(1)  These balances are approximate, as described in this prospectus supplement.

(2)  Reflects the interest rate as of the closing date.

(3) Reflects the interest rate formula up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans as described in this prospectus supplement under "Description of the Certificates--Optional Purchase of the Mortgage Loans."

(4) Subject to the applicable net funds cap, as described in this prospectus supplement under "Summary of Terms--The Certificates--Payments on the Certificates--Interest Payments."

(5) Reflects the interest rate formula after the option to purchase the mortgage loans is not exercised by the master servicer on the earliest possible distribution date as described in this prospectus supplement under "Description of the Certificates--Optional Purchase of the Mortgage Loans."

          The offered certificates will also have the following characteristics:

                                          FINAL        EXPECTED
                  DELAY/    INTEREST     SCHEDULED      FINAL
       RECORD    ACCRUAL     ACCRUAL   DISTRIBUTION  DISTRIBUTION      MINIMUM        INCREMENTAL      CUSIP
CLASS  DATE(1)  PERIOD(2)  CONVENTION     DATE(3)       DATE(4)    DENOMINATIONS(5)  DENOMINATIONS     NUMBER
-----  -------  ---------  ----------  ------------  ------------  ----------------  -------------  ------------
A1...     DD      0 day    Actual/360    6/25/2036     9/25/2014       $ 25,000            $1       863587 AA 9
A2...     DD      0 day    Actual/360    6/25/2036     9/25/2014       $ 25,000            $1       863587 AB 7
A3...     DD      0 day    Actual/360    6/25/2036     1/25/2008       $ 25,000            $1       863587 AC 5
A4...     DD      0 day    Actual/360    6/25/2036     9/25/2008       $ 25,000            $1       863587 AD 3
A5...     DD      0 day    Actual/360    6/25/2036     2/25/2012       $ 25,000            $1       863587 AE 1
A6...     DD      0 day    Actual/360    6/25/2036     9/25/2014       $ 25,000            $1       863587 AF 8
M1...     DD      0 day    Actual/360    6/25/2036     9/25/2014       $100,000            $1       863587 AG 6
M2...     DD      0 day    Actual/360    6/25/2036     9/25/2014       $100,000            $1       863587 AH 4
M3...     DD      0 day    Actual/360    6/25/2036     9/25/2014       $100,000            $1       863587 AJ 0
M4...     DD      0 day    Actual/360    6/25/2036     9/25/2014       $100,000            $1       863587 AK 7
M5...     DD      0 day    Actual/360    6/25/2036     9/25/2014       $100,000            $1       863587 AL 5
M6...     DD      0 day    Actual/360    6/25/2036     9/25/2014       $100,000            $1       863587 AM 3
M7...     DD      0 day    Actual/360    6/25/2036     7/25/2014       $100,000            $1       863587 AN 1
M8...     DD      0 day    Actual/360    6/25/2036    10/25/2013       $100,000            $1       8635887 AP 6
M9...     DD      0 day    Actual/360    6/25/2036    11/25/2012       $100,000            $1       863587 AQ 4

----------
(1) DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2) 0 day = For any distribution date, the interest accrual period will be the period beginning on the immediately preceding distribution date (or May 25, 2006, in the case of the first interest accrual period) and ending on the calendar day immediately before the related distribution date.

(3) The final scheduled distribution date for the offered certificates is based upon the second distribution date after the date of the last scheduled payment of the latest maturing thirty-year mortgage loan.

(4) The expected final distribution date, based upon (a) a constant prepayment rate of 30% per annum and the modeling assumptions used in this prospectus supplement, each as described under "Yield, Prepayment and Weighted Average Life--Weighted Average Life" and (b) the assumption that the option to purchase the mortgage loans is exercised by the master servicer on the earliest possible distribution date as described in this prospectus supplement under "Description of the Certificates--Optional Purchase of the Mortgage Loans." The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

(5) With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.

                                SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

o SOME OF THE INFORMATION THAT FOLLOWS CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES, SUCH AS GENERAL ECONOMIC AND BUSINESS CONDITIONS AND REGULATORY INITIATIVES AND COMPLIANCE, MANY OF WHICH ARE BEYOND THE CONTROL OF THE PARTIES PARTICIPATING IN THIS TRANSACTION. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM THE PROJECTIONS INCLUDED IN THIS PROSPECTUS SUPPLEMENT.

o WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST FUND, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL SCHEDULED PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF MAY 1, 2006, UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "GLOSSARY OF DEFINED TERMS" HOW THE SCHEDULED PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR SCHEDULED PRINCIPAL BALANCES UNLESS WE SPECIFY OTHERWISE.

PARTIES

SPONSOR AND SELLER

          Lehman Brothers Holdings Inc. will sell the mortgage loans to the depositor.

DEPOSITOR

          Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor's address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

ISSUING ENTITY

          Structured Asset Investment Loan Trust 2006-3, a common law trust formed under the laws of the State of New York.

TRUSTEE

          U.S. Bank National Association.

SECURITIES ADMINISTRATOR

          Wells Fargo Bank, N.A., will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust fund.

MASTER SERVICER

          Wells Fargo Bank, N.A. will oversee the servicing of the mortgage loans by the servicers.

PRIMARY SERVICERS

          On the closing date, Option One Mortgage Corporation, Countrywide Home Loans Servicing LP, Wells Fargo Bank, N.A.,

Select Portfolio Servicing, Inc., Aurora Loan Services LLC and JPMorgan Chase Bank, National Association will service approximately 45.54%, 22.55%, 15.21%, 11.38%, 0.28% and 0.08%, respectively, of the mortgage loans included in the trust fund. It is anticipated that on or about July 1, 2006, the servicing of approximately 61.78% and 32.11% of the mortgage loans initially serviced by Option One Mortgage Corporation will be transferred to Wells Fargo Bank, N.A. and JPMorgan Chase Bank, National Association, respectively. Once all such servicing transfers expected to occur are effected, Wells Fargo Bank, N.A. and JPMorgan Chase Bank, National Association will service approximately 43.34% and 14.70%, respectively, of the mortgage loans included in the trust fund and Option One Mortgage Corporation will be released from all of its servicing obligations.

CREDIT RISK MANAGER

          Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will monitor and advise the servicers (other than Countrywide Home Loans Servicing LP) with respect to default management of the mortgage loans and also prepare certain loan-level reports for the trust fund which will be available for review by certificateholders (reports will include analysis related to mortgage loans serviced by Countrywide Home Loans Servicing LP).

ORIGINATORS

          BNC Mortgage, Inc., Countrywide Home Loans, Inc. and Argent Mortgage Company, LLC originated approximately 45.90%, 26.83% and 11.36%, respectively, of the mortgage loans to be included in the trust fund. The remainder of the mortgage loans were originated by various other banks, savings and loans and other mortgage lending institutions, none of which originated more than approximately 6.00% of the mortgage loans.

SWAP COUNTERPARTY

          HSBC Bank USA, National Association

CAP COUNTERPARTY

          HSBC Bank USA, National Association

LPMI INSURERS

          On the closing date, Mortgage Guaranty Insurance Corporation, Republic Mortgage Insurance Company and PMI Mortgage Insurance Co. will provide primary mortgage insurance for certain of the first lien mortgage loans with original loan-to-value ratios in excess of 80%.

THE CERTIFICATES

          The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under "The Offered Certificates" in the table on page S-1.

          The offered certificates will be issued in book-entry form. The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the table on page S-2.

          The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien, residential mortgage loans having a total principal balance as of the cut-off date, which is May 1, 2006, of approximately $2,730,175,981. In addition, the supplemental interest trust will hold an interest rate swap agreement and an interest rate cap agreement for the benefit of the certificateholders.

          For purposes of allocating payments of interest and principal to certificateholders, the mortgage loans to be included in the trust fund will be divided into three mortgage pools: "pool 1," "pool 2" and "pool 3." Pool 1 will consist of those mortgage loans in the trust fund with original principal balances that do not exceed the applicable Fannie Mae maximum original loan amount limitations for one- to four-family residential mortgaged properties. Pool 2 will consist of those mortgage loans in the trust fund with original principal balances that do not exceed the applicable Freddie Mac maximum original loan amount limitations for one- to four-family residential mortgaged properties. Pool 3 will consist of mortgage loans with original principal balances that may be less than, equal to, or in excess of, Fannie Mae or Freddie Mac original loan amount limitations for one- to four- family residential mortgaged properties.

          Payments of principal and interest on the Class A1 Certificates, or the "group 1 certificates," will be based primarily on collections from pool 1 mortgage loans. Payments of principal and interest on the Class A2 Certificates, or the "group 2 certificates," will be based primarily on collections from pool 2 mortgage loans. Payments of principal and interest on the Class A3, A4, A5 and A6 Certificates, or the "group 3 certificates," will be based primarily on collections from pool 3 mortgage loans. Payments of principal and interest on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates will be based on collections from all of the mortgage pools as described in this prospectus supplement.

          The rights of holders of the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under "--Enhancement of Likelihood of Payment on the Certificates--Subordination of Payments" below. We refer to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates collectively as "subordinate" certificates. We refer to the Class A1, A2, A3, A4, A5 and A6 Certificates collectively as "senior" certificates.

          The Class P Certificates will be entitled to receive all the cash flow from the mortgage pools solely arising from prepayment premiums paid by the borrowers on certain voluntary, full and partial prepayments of the mortgage loans. Accordingly, these amounts will not be available for payments to the servicers or to holders of other classes of certificates.

          The Class X Certificates will be entitled to receive any monthly excess cashflow remaining after required distributions are made to the offered certificates and the Class B1 and Class B2 Certificates.

          The Class B1, Class B2, Class X, Class P, Class LT-R and Class R Certificates are not offered by this prospectus supplement.

          The offered certificates will have an approximate total initial principal amount of $2,681,031,000. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

PAYMENTS ON THE CERTIFICATES

          Principal and interest on the certificates will be paid on the 25th day of each month, beginning in June 2006. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

INTEREST PAYMENTS

Amounts Available for Interest Payments

          Interest will accrue on each class of offered certificates at the applicable annual rates described below:

o Class A1 Certificates: the lesser of (1) the applicable annual rate as described in the table on page S-1 and (2) with respect to any distribution date on which any of the Class A2, A3, A4, A5 or A6 Certificates are outstanding, the pool 1 net funds cap; and after the distribution date on which the class principal amounts of the Class A2, A3, A4, A5 and A6 Certificates have each been reduced to zero, the subordinate net funds cap.

o Class A2 Certificates: the lesser of (1) the applicable annual rate as described in the table on page S-1 and (2) with respect to any distribution date on which any of the Class

     A1, A3, A4, A5 or A6 Certificates are outstanding, the pool 2 net funds cap; and after the distribution date on which the class principal amounts of the Class A1, A3, A4, A5 and A6 Certificates have each been reduced to zero, the subordinate net funds cap.

o Class A3, Class A4, Class A5 and Class A6 Certificates: the lesser of (1) the applicable annual rate as described in the table on page S-1 and (2) with respect to any distribution date on which either of the Class A1 or Class A2 Certificates are outstanding, the pool 3 net funds cap; and after the distribution date on which the class principal amounts of the Class A1 and Class A2 Certificates have each been reduced to zero, the subordinate net funds cap.

          Interest will accrue on each class of the Class M1, M2, M3, M4, M5, M6, M7, M8 and M9 Certificates at an annual rate equal to the lesser of (1) the applicable annual rate as described in the table on page S-1 and (2) the subordinate net funds cap.

          If the option to purchase the mortgage loans is not exercised by the master servicer on the initial optional termination date as described under "--The Mortgage Loans--Optional Purchase of the Mortgage Loans" below, then with respect to the next distribution date and each distribution date thereafter, the annual rate in clause (1) of each interest rate formula set forth above will be increased for each class of offered certificates to the applicable annual rate as described in the table on page S-1, subject in each case to the applicable net funds cap.

     See "--The Mortgage Loans--Optional Purchase of the Mortgage Loans" below.

          The pool 1 net funds cap is a limitation generally based on the weighted average mortgage rate of the pool 1 mortgage loans during the applicable collection period, net of certain fees and expenses of the trust fund and any net swap payments owed to the swap counterparty allocable to pool 1. The pool 2 net funds cap is a limitation generally based on the weighted average mortgage rate of the pool 2 mortgage loans during the applicable collection period, net of certain fees and expenses of the trust fund and any net swap payments owed to the swap counterparty allocable to pool 2. The pool 3 net funds cap is a limitation generally based on the weighted average mortgage rate of the pool 3 mortgage loans during the applicable collection period, net of certain fees and expenses of the trust fund and any net swap payments owed to the swap counterparty allocable to pool 3. The subordinate net funds cap is generally the weighted average of the pool 1 net funds cap, the pool 2 net funds cap and the pool 3 net funds cap.

     See "Description of the Certificates--Distributions of Interest--Interest Distribution Priorities" in this prospectus supplement for the priority of payment of interest and "Glossary of Defined Terms" in this prospectus supplement for a description of the defined terms relevant to the payment of interest.

Priority of Interest Payments

          The key payment concept for payments of interest is the "interest remittance amount," which is, generally, for any distribution date and any mortgage pool, the amount of interest collected or advanced by the servicers on the mortgage loans during the related collection period, plus other amounts collected or recovered (such as insurance proceeds) which are allocated to interest, but minus the servicing fees, premiums on primary mortgage insurance policies and certain costs reimbursable to the trustee, the servicers, the master servicer, the securities administrator or the custodians.

     See "Glossary of Defined Terms" in this prospectus supplement for a description of the Interest Remittance Amount.

          On each distribution date (or, in the case of payments to the swap counterparty, the business day prior to each distribution date), the interest remittance amount for each mortgage pool will be paid in the following order of priority:

          first, to the interest rate swap account, any net swap payment or swap termination payment owed to the swap counterparty, to be paid from each of pool 1, pool 2 and pool 3 interest collections in proportion to the aggregate principal balance of the mortgage loans in each mortgage pool and then from the unrelated mortgage pools to the extent not paid;

          second, concurrently, (a) from pool 1 interest collections, to the Class A1 Certificates, current interest due and any interest unpaid from previous distribution dates, (b) from pool 2 interest collections, to the Class A2 Certificates, current interest due and any interest unpaid from previous distribution dates and (c) from pool 3 interest collections, to the Class A3, A4, A5 and A6 Certificates, on a pro rata basis, based on the interest entitlements of each such class, current interest due and any interest unpaid from previous distribution dates; provided that any interest collections remaining after the payments in clauses (a), (b) and (c) have been made, will be applied to pay interest due and not paid to the senior certificates related to any other mortgage pool or pools;

          third, to each class of Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially, in that order, current interest due and any interest unpaid for each such class from the previous distribution date;

          fourth, to the credit risk manager, the credit risk manager's fee;

          fifth, to the trustee, certain unreimbursed extraordinary costs; and

          sixth, any remaining amount of interest remittance amount will be applied as part of monthly excess cashflow for that distribution date, as described under "--Enhancement of Likelihood of Payment on the Certificates--Application of Excess Cashflow" below.

          See "Description of the Certificates--Distributions of Interest--Interest Distribution Priorities" in this prospectus supplement for a complete description of the priority of payment of interest.

PRINCIPAL PAYMENTS

Amounts Available for Principal Payments

          The amount of principal payable to the offered certificates will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans from all three mortgage pools and among the different certificate classes, (2) funds received on the mortgage loans that are available to make principal payments on the certificates and (3) the application of excess interest from all three mortgage pools to pay principal on the certificates. Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

          The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:

o whether a distribution date occurs before or on or after the "stepdown date," which is the earlier of (A) the first distribution date following the distribution date on which the class principal amounts of all the senior certificates have been paid to zero or (B) the later of (1) the distribution date in June 2009 and (2) the first distribution date on which the ratio of (a) the total principal balance of the subordinate certificates plus any overcollateralization amount to (b) the total principal balance of the mortgage loans in the trust fund equals or exceeds the percentage specified in this prospectus supplement;

o whether a "cumulative loss trigger event" occurs, which is when cumulative losses on the mortgage loans are higher than certain levels specified in this prospectus supplement; and

o whether a "delinquency event" occurs, which is when the rate of delinquencies of the mortgage loans over any three-month period is higher than certain levels set forth in this prospectus supplement.

     See "Description of the Certificates--Distributions of Principal--Principal Distribution Priorities" in this prospectus supplement for the priority of payment of principal and "Glossary of Defined Terms" in this prospectus supplement for a description of the defined terms relevant to the payment of principal.

Priority of Principal Payments

          The key payment concept for payments of principal is the "principal distribution amount," which is, generally, for any distribution date and any mortgage pool, the amount of principal collected or advanced by the servicers on the mortgage loans during the related collection period, including any prepayments in full or in part collected during the related prepayment period, plus other amounts collected or recovered (such as insurance proceeds) which are allocated to principal, but minus certain costs reimbursable to the trustee, the servicers, the master servicer, the securities administrator or the custodians.

     See "Glossary of Defined Terms" in this prospectus supplement for a description of the Principal Distribution Amount.

          A. On each distribution date (or, in the case of payments to the swap counterparty, the business day prior to each distribution date) which occurs (a) before the stepdown date or (b) when a trigger event is in effect, the principal distribution amount for each mortgage pool will be paid in the following order of priority:

          first, to the interest rate swap account, any net swap payment or swap termination payment owed to the swap counterparty to be paid from each of the pool 1, pool 2 and pool 3 principal collections in proportion to the aggregate principal balance of the mortgage loans of each mortgage pool (to the extent those amounts were not paid previously, or were not paid from the interest remittance amount);

          second, to the interest rate swap account, the amount of any net swap payment or swap termination payment owed to the swap counterparty to be paid from the unrelated mortgage pools in proportion to the principal distribution amounts for such other mortgage pools (to the extent not paid from the other mortgage pools, not paid previously or not paid from the interest remittance amount);

          third, on a concurrent basis, (i) all principal collections from the pool 1 mortgage loans will be paid to the Class A1 Certificates, until such class has been paid to zero, (ii) all principal collections from the pool 2 mortgage loans will be paid to the Class A2 Certificates, until such class has been paid to zero and (iii) all principal collections from the pool 3 mortgage loans will be paid to the Class A3, A4, A5 and A6 Certificates, sequentially, in that order, until each such class has been paid to zero; provided, however, if the class or classes of one group have been paid to zero, all principal collections from the related mortgage pool will be allocated to the class or classes of the other groups, on a pro rata basis between groups, until such classes have been reduced to zero, and if the class or classes of two groups have been paid to zero, all principal collections from the related mortgage pools will be allocated to the class or classes of the remaining group, until such class or classes have been reduced to zero;

          fourth, to each class of Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially, in that order, until each such class has been paid to zero; and

          fifth, any remaining amount of the principal distribution amount will be applied as part of monthly excess cashflow for that distribution date, as described under "--Enhancement of Likelihood of Payment on the Certificates--Application of Excess Cashflow" below.

          B. On each distribution date (or, in the case of payments to the swap counterparty, the business day prior to each distribution date) which occurs (a) on or after the stepdown date and (b) when a trigger event is not in effect, the principal distribution amount will be paid in the following order of priority:

          first, to the interest rate swap account, any net swap payment or swap termination payment owed to the swap counterparty to be paid from each of the pool 1, pool 2 and pool 3 principal collections in proportion to the aggregate principal balance of the mortgage loans of each mortgage pool (to the extent those amounts were not paid previously, or were not paid from the interest remittance amount);

          second, to the interest rate swap account, the amount of any net swap payment or swap termination payment owed to the swap counterparty to be paid from the unrelated mortgage pools in proportion to the principal distribution amounts for such other mortgage pools (to the extent not paid from the other mortgage pools, not paid previously or not paid from the interest remittance amount);

          third, on a concurrent basis, to the senior certificates of each group in the same manner as provided in priority third above, except that principal collections will only be allocated to each class of senior certificates in an amount necessary to maintain certain credit enhancement targets;

          fourth, to each class of Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially, in that order, until each such class has been paid to maintain certain credit enhancement targets; and

          fifth, any remaining amount of principal distribution amount will be applied as part of monthly excess cashflow for that distribution date, as described under "--Enhancement of Likelihood of Payment on the Certificates--Application of Excess Cashflow" below.

     See "Description of the Certificates--Distributions of Principal--Principal Distribution Priorities" and "Glossary of Defined Terms" in this prospectus supplement for a complete description of the priority of payment of principal and for a description of the terms relating to the payment of principal, respectively.

The Interest Rate Swap Agreement

          The securities administrator, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with HSBC Bank USA, National Association, as swap counterparty. Under the interest rate swap agreement, one business day prior to each distribution date, beginning in July 2006 and ending in May 2011, the supplemental interest trust will be obligated to make fixed payments at the applicable rate of payment owed by the trust fund, which will range from 5.30% to 5.70% annually, as described in this prospectus supplement, and the swap counterparty will be obligated to make floating payments at LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted to a monthly basis. To the extent that a fixed payment exceeds the floating payment relating to any distribution date, amounts otherwise available to certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment on any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust.

          Any net amounts received under the interest rate swap agreement will be deposited into the interest rate swap account and will generally be paid on each distribution date (or, in the case of payments to the swap counterparty, the business day prior to each distribution date) in the following order of priority:

          first, to the swap counterparty, any net swap payment owed to the swap counterparty, and then any unpaid swap termination payment owed to the swap counterparty which was not due to a breach by the swap counterparty;

          second, to the senior certificates, concurrently, and then to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially, in that order, any interest which is unpaid under the interest payment priorities;

          third, to the offered certificates and the Class B1 and Class B2 Certificates, in accordance with the principal payment rules in effect for such distribution date as described in "Payments on the Certificates--Principal Payments--Priority of Principal Payments" above, the amount of principal necessary to maintain certain credit enhancement targets;

          fourth, to each class of Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially, in that order, any "deferred amounts," which generally are amounts in respect of any unpaid realized losses previously allocated to those certificates;

          fifth, to the senior certificates, concurrently, and then to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially, in that order, any basis risk shortfalls on those classes;

          sixth, for the purchase of any replacement interest rate swap agreement (if necessary);

          seventh, to the swap counterparty, any unpaid swap termination payment owed to the swap counterparty which was due to a breach by the swap counterparty; and

          eighth, to the Class X Certificates.

     See "Description of the Certificates--Supplemental Interest Trust--Interest Rate Swap Agreement" and "--Application of Deposits and Payments Received by the Supplemental Interest Trust--Interest Rate Swap Agreement" in this prospectus supplement.

The Interest Rate Cap Agreement

          The securities administrator, on behalf of the supplemental interest trust, will enter into an interest rate cap agreement with HSBC Bank USA, National Association, as cap counterparty. Under the interest rate cap agreement, on the business day prior to each distribution date, beginning on the distribution date in May 2007 and ending on the distribution date in May 2011, the cap counterparty will be obligated to make payments to the supplemental interest trust if one-month LIBOR (as determined under the interest rate cap agreement) moves above 6.25%, in each case calculated on a scheduled notional amount and adjusted to a monthly basis.

          Any amounts received under the interest rate cap agreement will be deposited into the interest rate cap account and will generally be paid on each distribution date in the following order of priority:

          first, to the senior certificates, concurrently, and then to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially, in that order, any interest which remains unpaid under the interest payment priorities and the interest rate swap payment priorities for that distribution date;

          second, to the offered certificates and the Class B1 and Class B2 Certificates, in accordance with the principal payment rules in effect for such distribution date as described in "Payments on the Certificates --Principal Payments--Priority of Principal Payments" above, the amount of principal necessary to maintain certain credit enhancement targets;

          third, to each class of Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially, in that order, any "deferred amounts" which generally are amounts in respect of any unpaid realized losses previously allocated to those certificates;

          fourth, to the senior certificates, concurrently, and then to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially, in that order, any basis risk shortfalls on those classes;

          fifth, for the purchase of any replacement interest rate cap agreement (if necessary); and

          sixth, to the Class X Certificates.

          See "Description of the Certificates-- Supplemental Interest Trust--The Interest Rate Cap Agreement" and "--Application of Deposits and Payments Received by the Supplemental Interest Trust--Interest Rate Cap Agreement" in this prospectus supplement.

LIMITED RECOURSE

          The only sources of cash available to make interest and principal payments on the certificates will be the assets of the trust fund and the supplemental interest trust. The trust fund will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise. No other entity will be required or expected to make any payments on the certificates.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE CERTIFICATES

          In order to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal, the payment structure of this securitization includes excess interest and the application of excess cashflow, overcollateralization, subordination, loss allocation and limited cross-collateralization features, primary mortgage insurance, an interest rate swap agreement and an interest rate cap agreement.

          The Class B2 Certificates are more likely to experience losses than the Class B1, M9, M8, M7, M6, M5, M4, M3, M2 and M1 Certificates and the senior certificates. The Class B1 Certificates are more likely to experience losses than the Class M9, M8, M7, M6, M5, M4, M3, M2 and M1 Certificates and the senior certificates. The Class M9 Certificates are more likely to experience losses than the Class M8, M7, M6, M5, M4, M3, M2 and M1 Certificates and the senior certificates. The Class M8 Certificates are more likely to experience losses than the Class M7, M6, M5, M4, M3, M2 and M1 Certificates and the senior certificates. The Class M7 Certificates are more likely to experience losses than the Class M6, M5, M4, M3, M2 and M1 Certificates and the senior certificates. The Class M6 Certificates are more likely to experience losses than the Class M5, M4, M3, M2 and M1 Certificates and the senior certificates. The Class M5 Certificates are more likely to experience losses than the Class M4, M3, M2 and M1 Certificates and the senior certificates. The Class M4 Certificates are more likely to experience losses than the Class M3, M2 and M1 Certificates and the senior certificates. The Class M3 Certificates are more likely to experience losses than the Class M2 and M1 Certificates and the senior certificates. The Class M2 Certificates are more likely to experience losses than the Class M1 Certificates and the senior certificates. The Class M1 Certificates are more likely to experience losses than the senior certificates.

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support," "Description of the Certificates--Credit Enhancement" and "--Supplemental Interest Trust" in this prospectus supplement for a more detailed description of excess interest, overcollateralization, subordination, loss allocation, limited cross-collateralization, primary mortgage insurance, the interest rate cap agreement and the interest rate swap agreement.

SUBORDINATION OF PAYMENTS

          Certificates with an "A" in their class designation will have a payment priority as a group over all other certificates. The Class M1 Certificates will have a payment priority over the Class M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates; the Class M2 Certificates will have a payment priority over the Class M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates; the Class M3 Certificates will have a payment priority over the Class M4, M5, M6, M7, M8, M9, B1 and B2 Certificates; the Class M4 Certificates will have a payment priority over the Class M5, M6, M7, M8, M9, B1 and B2 Certificates; the Class M5

Certificates will have a payment priority over the Class M6, M7, M8, M9, B1 and B2 Certificates; the Class M6 Certificates will have a payment priority over the Class M7, M8, M9, B1 and B2 Certificates; the Class M7 Certificates will have a payment priority over the Class M8, M9, B1 and B2 Certificates; the Class M8 Certificates will have a payment priority over the Class M9, B1 and B2 Certificates; the Class M9 Certificates will have a payment priority over the Class B1 and B2 Certificates; and the Class B1 Certificates will have a payment priority over the Class B2 Certificates. Each class of offered certificates and the Class B1 and Class B2 Certificates will have a payment priority over the Class X, Class LT-R and Class R Certificates.

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support" and "Description of the Certificates--Credit Enhancement--Subordination" in this prospectus supplement.

ALLOCATION OF LOSSES

          As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that those losses exceed any monthly excess cashflow and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the subordinate class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero. For example, losses in excess of overcollateralization and excess cashflow will first be allocated in reduction of the principal amount of the Class B2 Certificates, until it is reduced to zero, then in reduction of the principal amount of the Class B1 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M9 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M8 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M7 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M6 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M5 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M4 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M3 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M2 Certificates until it is reduced to zero and finally in reduction of the principal amount of the Class M1 Certificates until it is reduced to zero. If a loss has been allocated to reduce the principal amount of a subordinate certificate, it is unlikely that investors will receive any payment in respect of that reduction.

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support" and "Description of the Certificates--Credit Enhancement--Application of Realized Losses" in this prospectus supplement.

OVERCOLLATERALIZATION

          On the closing date, the total principal balance of the mortgage loans in the trust fund is expected to exceed the total principal amount of the offered certificates and the Class B1 and Class B2 Certificates by approximately $13,652,981, which represents approximately 0.50% of the total principal balance of the mortgage loans in the trust fund as of May 1, 2006. This condition is referred to in this prospectus supplement as "overcollateralization." Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the certificates to the extent needed to maintain the required level of overcollateralization. We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to maintain any level of overcollateralization.

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support" and "Description of the Certificates--Credit Enhancement--Overcollateralization" in this prospectus supplement.

LIMITED CROSS-COLLATERALIZATION

          Under certain limited circumstances, principal payments on the mortgage loans in a mortgage pool may be distributed as principal to holders of the senior certificates corresponding to the other mortgage pool or pools.

          If the senior certificates relating to one or two mortgage pools have been retired, then principal payments on the mortgage loans relating to the retired senior certificates will be distributed to the remaining senior certificates of the other mortgage pool or pools, if any, before being distributed to the subordinate classes of certificates.

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support" and "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

EXCESS INTEREST

          The mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the offered certificates and the Class B1 and Class B2 Certificates, certain fees and expenses of the trust fund and any net swap payments owed to the swap counterparty. This "excess interest" received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain the required level of overcollateralization, as described below under "--Application of Excess Cashflow."

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support" and "Description of the Certificates--Credit Enhancement--Excess Interest" in this prospectus supplement.

APPLICATION OF EXCESS CASHFLOW

          The amount of any excess interest, together with (a) any excess amounts of overcollateralization not needed to maintain the required level of overcollateralization as specified by the rating agencies and (b) certain amounts of the principal distribution amount not paid to the certificates will be applied as "excess cashflow" in order to pay principal on the offered certificates and the Class B1 and Class B2 Certificates, to absorb realized losses on the mortgage loans, to maintain the required level of overcollateralization and to pay interest shortfalls.

          Any excess cashflow will be paid on each distribution date in the following order of priority:

          first, the excess cashflow will be paid as principal to the offered certificates and the Class B1 and Class B2 Certificates, generally in accordance with the priorities summarized under "--Payments on the Certificates--Principal Payments--Priority of Principal Payments" above;

          second, to each class of Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially, in that order, as "deferred amounts," which generally are amounts in respect of any unpaid realized losses previously allocated to those certificates;

          third, to the senior certificates, concurrently, and then to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially, in that order, to pay any basis risk shortfalls on those classes; and

          fourth, any remaining excess cashflow will be paid to various certificates not offered by this prospectus supplement, including residual certificates.

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support" and see also "Description of the Certificates--Credit Enhancement--Application of Monthly Excess Cashflow" in this prospectus supplement for a complete description of the priority of payment of excess cashflow.

PRIMARY MORTGAGE INSURANCE

          On the closing date, loan-level primary mortgage insurance policies will be obtained on behalf of the trust fund from Mortgage Guaranty Insurance Corporation, Republic Mortgage Insurance Company and PMI Mortgage Insurance Co. in order to provide initial primary mortgage insurance coverage for approximately 71.35% of those first lien mortgage loans with original loan-to-value ratios in excess of 80%. However, as discussed herein, these primary mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans.

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support--Primary Mortgage Insurance" and "Description of the Mortgage Pools--Primary Mortgage Insurance" in this prospectus supplement.

THE INTEREST RATE SWAP AGREEMENT

          Any net swap payment received under the interest rate swap agreement will be applied to pay interest shortfalls, maintain overcollateralization and repay losses, as described in this prospectus supplement.

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support--The Interest Rate Swap Agreement," "Description of the Certificates--Supplemental Interest Trust--Interest Rate Swap Agreement" and "--Application of Deposits and Payments Received by the Supplemental Interest Trust--Interest Rate Swap Agreement" in this prospectus supplement.

THE INTEREST RATE CAP AGREEMENT

          Any payment received under the interest rate cap agreement will be applied to pay interest shortfalls, maintain overcollateralization and repay losses, as described in this prospectus supplement.

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support--The Interest Rate Cap Agreement," "Description of the Certificates--Supplemental Interest Trust--Interest Rate Cap Agreement" and "--Application of Deposits and Payments Received by the Supplemental Interest Trust--Interest Rate Cap Agreement" in this prospectus supplement.

FEES AND EXPENSES

          Before payments are made on the certificates, the servicers will be paid a monthly fee calculated at a rate of 0.50% per annum on the principal balance of the mortgage loans serviced by that servicer (subject to reduction as described in this prospectus supplement).

          In addition, the providers of the loan-level primary mortgage insurance policies will be paid a monthly fee calculated as an annual percentage on the principal balance of each mortgage loan insured by that primary mortgage insurance provider. These fees will be 1.170% annually for Mortgage Guaranty Insurance Corporation, between 0.180% to 2.400% annually (with a weighted average as of the cut-off date of approximately 1.605% annually) for Republic Mortgage Insurance Company and between 0.414% to 2.398% annually (with a weighted average as of the cut-off date of approximately 1.428% annually) for PMI Mortgage Insurance Co.

          Wells Fargo Bank, N.A., as the master servicer and the securities administrator will receive as compensation one day's investment earnings on funds held in the certificate account, after payment to the trustee, from the certificate account, of the trustee fee. The trustee will be paid a fixed annual fee from the master servicer's and securities administrator's investment earnings on funds held in the certificate account. After payments of interest on the certificates have been made, the credit risk manager will be paid a monthly fee calculated as 0.011% annually on the total principal balance of the mortgage loans.

          Expenses of the servicers, the custodians, the master servicer and the securities administrator will be reimbursed before payments are made on the certificates. Expenses of the trustee will be reimbursed up to a specified amount annually before payments are made on the certificates; any additional unpaid expenses will be paid to the trustee after payments of interest on the certificates and payment of the credit risk manager's fee.

     See "Fees and Expenses of the Trust Fund" in this prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

          The final scheduled distribution date for the offered certificates will be the distribution date specified in the table on page S-2. The final scheduled distribution date for the offered certificates is based upon the second distribution date after the date of the last scheduled payment of the latest maturing thirty-year mortgage loan. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the final scheduled distribution date.

THE NIMS INSURER

          One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the Class P and Class X Certificates. In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

     We refer you to "Risk Factors--Rights of a NIMS Insurer May Affect Securities" in the prospectus for additional information concerning the NIMS Insurer.

THE MORTGAGE LOANS

GENERAL

          On the closing date, which is expected to be on or about May 26, 2006, the assets of the trust fund will consist primarily of three mortgage pools of conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien, residential mortgage loans with a total principal balance as of the cut-off date of approximately $2,730,175,981. Payments of principal and interest on the Class A1 Certificates will be based primarily on collections from pool 1 mortgage loans. Payments of principal and interest on the Class A2 Certificates will be based primarily on collections from pool 2 mortgage loans. Payments of principal and interest on the Class A3, A4, A5 and A6 Certificates will be based primarily on collections from pool 3 mortgage loans. Payments of principal and interest on the subordinate certificates will be based on collections from all of the mortgage pools as described herein. The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

          The depositor expects that the mortgage loans will have the following approximate characteristics as of the cut-off date:

                         AGGREGATE MORTGAGE LOAN SUMMARY

                                                              RANGE OR         WEIGHTED        TOTAL
                                                                TOTAL           AVERAGE    PERCENTAGE(1)
                                                        --------------------   --------    -------------
Number of Mortgage Loans ............................                 17,353         --              --
Number of Fixed Rate Mortgage Loans .................                  6,542         --            19.94%
Number of Adjustable Rate Mortgage Loans ............                 10,811         --            80.06%
Total Scheduled Principal Balance ...................   $      2,730,175,981         --               --
Scheduled Principal Balances ........................   $5,892 to $1,040,000   $157,331               --
Mortgage Rates ......................................       4.750% to 15.000%     8.359%              --
Original Terms to Maturity (in months) ..............              60 to 480        344               --
Remaining Terms to Maturity (in months) .............              50 to 470        342               --
Original Combined Loan-to-Value Ratios ..............        6.54% to 100.00%     83.01%              --
Number of Second Lien Mortgage Loans ................                  4,460         --             8.70%
Number of Interest-Only Mortgage Loans ..............                  2,340         --            23.40%
Number of Balloon Loans .............................                  5,701         --            26.74%
Geographic Concentration in Excess of 10% of the
   Total Scheduled Principal Balance:
   Number of Mortgaged Properties in California .....                  3,385         --            31.49%
Number of Mortgage Loans in the Maximum Single Zip
   Code Concentration ...............................                     27         --             0.29%
Credit Scores .......................................             450 to 813        622               --
Number of Mortgage Loans with Prepayment Premiums
   at Origination ...................................                 11,307         --            68.38%
Gross Margins .......................................       2.250% to 13.500%     6.150%(2)           --
Maximum Mortgage Rates ..............................      10.750% to 21.500%    14.888%(2)           --
Minimum Mortgage Rates ..............................       4.250% to 14.500%     8.155%(2)           --
Months to Next Mortgage Rate Adjustment .............                1 to 59         23(2)            --
Initial Caps ........................................        1.000% to 6.000%     2.617%(2)           --
Periodic Caps .......................................        1.000% to 2.000%     1.084%(2)           --

----------
(1) Percentages are calculated based on the total principal balance of the mortgage loans in all three pools.

(2) The weighted average is based only on the adjustable rate mortgage loans in all three pools.

                          POOL 1 MORTGAGE LOAN SUMMARY

                                                                                   WEIGHTED          TOTAL
                                                                RANGE OR TOTAL      AVERAGE      PERCENTAGE(1)
                                                             -------------------   --------      -------------
Number of Mortgage Loans .................................                 8,113         --                 --
Number of Fixed Rate Mortgage Loans ......................                 3,190         --              20.39%
Number of Adjustable Rate Mortgage Loans .................                 4,923         --              79.61%
Total Scheduled Principal Balance ........................   $     1,082,162,939         --                 --
Scheduled Principal Balances .............................   $11,975 to $704,517   $133,386                 --
Mortgage Rates ...........................................      4.950% to 13.000%     8.357%                --
Original Terms to Maturity (in months) ...................            120 to 480        342                 --
Remaining Terms to Maturity (in months) ..................            111 to 470        339                 --
Original Combined Loan-to-Value Ratios ...................      11.66% to 100.00%     84.26%                --
Number of Second Lien Mortgage Loans .....................                 2,322         --               9.62%
Number of Interest-Only Mortgage Loans ...................                   935         --              19.44%
Number of Balloon Loans ..................................                 3,105         --              29.30%
Geographic Concentration in Excess of 10% of the Total
   Scheduled Principal Balance:
   Number of Mortgaged Properties in California ..........                 1,217         --              23.61%
Number of Mortgage Loans in the Maximum Single Zip Code
   Concentration .........................................                    21         --               0.43%
Credit Scores ............................................            450 to 813        621                 --
Number of Mortgage Loans with Prepayment Premiums at
   Origination ...........................................                 5,073         --              65.92%
Gross Margins ............................................       2.250% to 7.990%     6.036%(2)             --
Maximum Mortgage Rates ...................................     10.950% to 20.000%    14.828%(2)             --
Minimum Mortgage Rates ...................................      4.250% to 13.000%     8.088%(2)             --
Months to Next Mortgage Rate Adjustment ..................               1 to 59         23(2)              --
Initial Caps .............................................       1.000% to 6.000%     2.493%(2)             --
Periodic Caps ............................................       1.000% to 1.500%     1.092%(2)             --

----------
(1) Percentages are calculated based on the total principal balance of the mortgage loans in pool 1.

(2) The weighted average is based only on the adjustable rate mortgage loans in pool 1.

                          POOL 2 MORTGAGE LOAN SUMMARY

                                                                                                WEIGHTED          TOTAL
                                                                             RANGE OR TOTAL      AVERAGE      PERCENTAGE(1)
                                                                           ------------------   --------      -------------
Number of Mortgage Loans................................................          3,605               --              --
Number of Fixed Rate Mortgage Loans.....................................          1,428               --          22.39%
Number of Adjustable Rate Mortgage Loans................................          2,177               --          77.61%
Total Scheduled Principal Balance.......................................      $438,908,759            --             --
Scheduled Principal Balances............................................   $5,892 to $689,547   $121,750             --
Mortgage Rates..........................................................    4.750% to 14.625%      8.420%            --
Original Terms to Maturity (in months)..................................        60 to 360            345             --
Remaining Terms to Maturity (in months).................................        50 to 360            341             --
Original Combined Loan-to-Value Ratios..................................    10.00% to 100.00%      80.96%            --
Number of Second Lien Mortgage Loans....................................          1,007               --           9.30%
Number of Interest-Only Mortgage Loans..................................           367                --          16.64%
Number of Balloon Loans.................................................           802                --          16.52%
Geographic Concentration in Excess of 10% of the Total Scheduled
   Principal Balance:
   Number of Mortgaged Properties in California.........................           375                --          17.35%
Number of Mortgage Loans in the Maximum Single Zip Code Concentration...            7                 --           0.35%
Credit Scores...........................................................       467 to 810            617             --
Number of Mortgage Loans with Prepayment Premiums at Origination........          2,235               --          67.74%
Gross Margins...........................................................    3.000% to 11.250%      6.440%(2)         --
Maximum Mortgage Rates..................................................   10.750% to 19.925%     14.721%(2)         --
Minimum Mortgage Rates..................................................    4.250% to 12.925%      8.248%(2)         --
Months to Next Mortgage Rate Adjustment.................................         4 to 59              22(2)          --
Initial Caps............................................................    1.000% to 6.000%       2.733%(2)         --
Periodic Caps...........................................................    1.000% to 2.000%       1.067%(2)         --

----------
(1) Percentages are calculated based on the total principal balance of the mortgage loans in pool 2.

(2) The weighted average is based only on the adjustable rate mortgage loans in pool 2.

                          POOL 3 MORTGAGE LOAN SUMMARY

                                                                                                  WEIGHTED          TOTAL
                                                                              RANGE OR TOTAL       AVERAGE      PERCENTAGE(1)
                                                                           --------------------   --------      -------------
Number of Mortgage Loans................................................           5,635                --             --
Number of Fixed Rate Mortgage Loans.....................................           1,924                --          18.64%
Number of Adjustable Rate Mortgage Loans................................           3,711                --          81.36%
Total Scheduled Principal Balance.......................................      $1,209,104,282            --             --
Scheduled Principal Balances............................................   $8,452 to $1,040,000   $214,570             --
Mortgage Rates..........................................................     4.950% to 15.000%       8.339%            --
Original Terms to Maturity (in months)..................................        120 to 480             346             --
Remaining Terms to Maturity (in months).................................        110 to 470             344             --
Original Combined Loan-to-Value Ratios..................................     6.54% to 100.00%        82.63%            --
Number of Second Lien Mortgage Loans....................................           1,131                --           7.65%
Number of Interest-Only Mortgage Loans..................................           1,038                --          29.40%
Number of Balloon Loans.................................................           1,794                --          28.15%
Geographic Concentration in Excess of 10% of the Total Scheduled
   Principal Balance:
      Number of Mortgaged Properties in California......................           1,793                --          43.67%
Number of Mortgage Loans in the Maximum Single Zip Code Concentration...            21                  --           0.52%
Credit Scores...........................................................        460 to 813             625             --
Number of Mortgage Loans with Prepayment Premiums at Origination........           3,999                --          70.81%
Gross Margins...........................................................     3.750% to 13.500%       6.149%(2)         --
Maximum Mortgage Rates..................................................    10.950% to 21.500%      14.998%(2)         --
Minimum Mortgage Rates..................................................     5.293% to 14.500%       8.181%(2)         --
Months to Next Mortgage Rate Adjustment.................................          1 to 58               23(2)          --
Initial Caps............................................................     1.000% to 6.000%        2.686%(2)         --
Periodic Caps...........................................................     1.000% to 1.500%        1.083%(2)         --

----------
(1) Percentages are calculated based on the total principal balance of the mortgage loans in pool 3.

(2) The weighted average is based only on the adjustable rate mortgage loans in pool 3.

          The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

          The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

          Each transferor of mortgage loans has made certain representations and warranties concerning the mortgage loans. The sponsor's rights to these representations and warranties will be assigned to the depositor under a sale and assignment agreement and, in turn, will be assigned by the depositor to the trustee for the benefit of certificateholders under the trust agreement. In addition, the sponsor will represent that none of the mortgage loans in the trust fund will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

          Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of that breach, the applicable transferor or the sponsor will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust fund or (3) in certain circumstances, substitute another mortgage loan.

          In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty, (a) substitution must take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

          See "The Trust Agreement--Representations and Warranties" in this prospectus supplement.

MORTGAGE LOAN SERVICING

          On the closing date, Option One Mortgage Corporation, Countrywide Home Loans Servicing LP, Wells Fargo Bank, N.A., Select Portfolio Servicing, Inc., Aurora Loan Services LLC and JPMorgan Chase Bank, National Association will service approximately 45.54%, 22.55%, 15.21%, 11.38%, 0.28% and 0.08%,
respectively, of the mortgage loans included in the trust fund. It is anticipated that on or about July 1, 2006, the servicing of approximately 61.78% and 32.11% of the mortgage loans initially serviced by Option One Mortgage Corporation will be transferred to Wells Fargo Bank, N.A. and JPMorgan Chase Bank, National Association, respectively. Once all such servicing transfers expected to occur are effected, Wells Fargo Bank, N.A. and JPMorgan Chase Bank, National Association will service approximately 43.34% and 14.70%, respectively, of the mortgage loans included in the trust fund and Option One Mortgage Corporation will be released from all of its servicing obligations.

          Primary servicing also may be subsequently transferred to servicers other than the initial servicers in accordance with the trust agreement and the applicable servicing agreement, as described in this prospectus supplement. Lehman Brothers Holdings Inc. will retain certain rights relating to the servicing of the mortgage loans, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the trust agreement and the applicable servicing agreement, which, among other things, generally requires payment of a termination fee.

          See "The Master Servicer and the Securities Administrator," "The Servicers" and "Mortgage Loan Servicing" in this prospectus supplement.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

          The master servicer, with the prior written consent of the seller and the NIMS Insurer, which consent may not be unreasonably withheld, may purchase the mortgage loans on or after the initial optional termination date, which is the distribution date following the month in which the total principal balance of the mortgage loans (determined in the aggregate rather than by mortgage pool) declines to less than 5% of the initial total principal balance of the mortgage loans as of the cut-off date. If the master servicer fails to exercise this option, the NIMS Insurer will have the right to exercise this option so long as it is insuring the net interest margin securities or any amounts payable to the NIMS Insurer in respect of the insurance remain unpaid.

          If the mortgage loans are purchased, the certificateholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

          If the option to purchase the mortgage loans is not exercised on the initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on the offered certificates will be increased as described in the table on page S-1.

          See "Description of the Certificates--Optional Purchase of the Mortgage Loans" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase.

          See "Summary of Terms--The Certificates--Payments on the Certificates--Interest Payments" in this prospectus supplement for a description of the increased interest rates to be paid on the certificates after the initial optional termination date.

FINANCING

          An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the certificates will be used to repay the financing.

TAX STATUS

          The trustee will elect to treat a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of "regular interests" in a REMIC, along with certain contractual rights and obligations. Each of the Class LT-R and Class R Certificates will represent the sole class of "residual interests" in one or more REMICs.

          See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA CONSIDERATIONS

          Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or
Section 4975 of the Internal Revenue Code of 1986. However, prior to the termination of the interest rate swap agreement and the interest rate cap agreement, offered certificates may not be acquired or held by a person investing assets of any such plans or arrangements unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "ERISA Considerations."

          See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

          None of the certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

          There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

          See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

RATINGS OF THE CERTIFICATES

          The certificates offered by this prospectus supplement will initially have the ratings from Moody's Investors Service, Inc., Fitch Ratings and Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., set forth in the table on page S-1.

          See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings and "Risk Factors--Ratings on the Securities are Dependent on Assessments by the Rating Agencies" in the prospectus.

                                  RISK FACTORS

          THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

RISKS RELATED TO HIGHER
   EXPECTED DELINQUENCIES
   OF THE MORTGAGE LOANS......   The mortgage loans, in general, were originated
                                 according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines, so the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards. In particular, a significant portion of the mortgage loans in the trust fund were classified in relatively low (i.e., relatively higher risk) credit categories.

                                 Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. See "Description of the Mortgage Pools--General" in this prospectus supplement for a description of the characteristics of the mortgage loans in each mortgage pool and "Origination of the Mortgage Loans and Underwriting Guidelines" for a general description of the underwriting guidelines applied in originating the mortgage loans.

                                 See also "Risk Factors--Mortgage Loans
                                 Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies" in the prospectus for a discussion of the risks relating to "subprime," "non-prime" and "non-conforming" mortgage loans.

MORTGAGE LOAN INTEREST RATES
   MAY LIMIT INTEREST RATES ON
   THE CERTIFICATES...........   All of the offered certificates will accrue
                                 interest at an interest rate that adjusts monthly based on the one-month LIBOR index plus a specified margin. However, the interest rates on these certificates are subject to a limitation, generally based on the weighted average interest rate of the mortgage loans in pool 1 in the case of the Class A1
                                 Certificates; in pool 2 in the case of the Class A2 Certificates; in pool 3 in the case of the Class A3, A4, A5 and A6 Certificates; or in all of the mortgage pools in the case of the subordinate certificates, net of certain allocable fees and expenses of the trust fund and any net swap payments owed to the swap counterparty. All of the mortgage loans to be included in each mortgage pool will have interest rates that either are fixed or adjust semi-annually based on a six-month LIBOR index, as described in "Description of the Mortgage Pools--The Index."

                                 The adjustable rate mortgage loans in each mortgage pool may also have periodic maximum and minimum limitations on adjustments to their interest rates, and substantially all of these adjustable rate mortgage loans will have the first adjustment to their interest rates two, three or five years after their first payment dates. As a result, the offered certificates may accrue less interest than they would accrue if their interest rates were solely based on the one-month LIBOR index plus the specified margin.

                                 A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the certificates. Some of these factors are described below.

                                 o    The interest rates for the offered
                                      certificates adjust monthly based on the one-month LIBOR index, while the interest rates on the mortgage loans to be included in each mortgage pool either adjust less frequently, adjust based on a different index or do not adjust at all. Consequently, the limits on the interest rates on these certificates may prevent increases in the interest rates for extended periods in a rising interest rate environment.

                                 o The interest rates on the adjustable rate mortgage loans to be included in each mortgage pool may respond to economic and market factors that differ from those that affect the one-month LIBOR index. It is possible that the interest rates on the adjustable rate mortgage loans in each mortgage pool may decline while the interest rates on the certificates are stable or rising. It is also possible that the interest rates on the adjustable rate mortgage loans to be included in each mortgage pool and the interest rates on the related certificates may both decline or increase during the same period, but that the interest rates on those certificates may decline or increase more slowly or rapidly.

                                 o    To the extent that fixed rate or
                                      adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related certificates may be reduced as a result of the applicable net funds cap limitations described in this prospectus supplement.

                                 o    If the interest rates on the offered
                                      certificates and the Class B1 and Class B2
                                      Certificates are limited for any
                                      distribution date, the resulting basis
                                      risk shortfalls may be
                                      recovered by the holders of those
                                      certificates on future distribution dates, but only if there is enough cashflow generated from excess interest (and in limited circumstances, principal) on the mortgage loans to fund these shortfalls or payments are received under the interest rate swap agreement or interest rate cap agreement in an amount sufficient to pay these shortfalls.

                                 See "Summary of Terms--The
                                 Certificates--Payments on the
                                 Certificates--Interest Payments," "Description of the Certificates--Distributions of Interest" and "--Credit
                                 Enhancement--Overcollateralization" in this prospectus supplement. For a general description of the interest rates of the mortgage loans, see "Description of the Mortgage Pools" in this prospectus supplement.

RISKS RELATED TO POTENTIAL
   INADEQUACY OF CREDIT
   ENHANCEMENT AND OTHER
   SUPPORT....................   The excess interest, overcollateralization,
                                 subordination, loss allocation and limited cross-collateralization features, together with the primary mortgage insurance, interest rate swap agreement and interest rate cap agreement, all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to repay all losses on the mortgage loans.

                                 EXCESS INTEREST AND OVERCOLLATERALIZATION. In order to maintain overcollateralization, it will be necessary that the mortgage loans in each mortgage pool generate more interest than is needed to pay interest on the related senior certificates and the subordinate certificates, as well as that mortgage pool's allocable portion of certain fees and expenses of the trust fund and any net swap payments owed to the swap counterparty. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans in each mortgage pool is expected to be higher than the weighted average of the interest rates on the related certificates plus the weighted average aggregate expense rate and any net swap payments owed to the swap counterparty. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. On the closing date, the total principal balance of the mortgage loans will exceed the total principal amount of the offered certificates and the Class B1 and Class B2 Certificates by approximately $13,652,981, which is equal to approximately 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date. This excess is referred to in this prospectus supplement as "overcollateralization" and will be available to absorb losses. We cannot assure you, however, that the mortgage loans, together with certain amounts available from the interest rate swap agreement and the interest rate cap agreement, will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

                                 o Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

                                 o Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay certificateholders. Every time a mortgage loan is liquidated or written off, excess interest is reduced because that mortgage loan will no longer be outstanding and generating interest.

                                 o    Increases in LIBOR. All of the mortgage
                                      loans have either fixed interest rates or interest rates that adjust based on a six-month LIBOR index and not the one-month LIBOR index used to determine the interest rates on the offered certificates and the Class B1 and Class B2 Certificates. As a result of an increase in one-month LIBOR, the interest rates on the certificates may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to pay interest on the certificates.

                                 See "Description of the Certificates--Credit
                                 Enhancement--Overcollateralization" in this prospectus supplement.

                                 THE INTEREST RATE SWAP AGREEMENT. Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust fund, which will range from 5.30% to 5.70% per annum, on the scheduled notional amount adjusted on a monthly basis as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

                                 See "Description of the
                                 Certificates--Supplemental Interest
                                 Trust--Interest Rate Swap Agreement" in this prospectus supplement.

                                 THE INTEREST RATE CAP AGREEMENT. Any amounts received under the interest rate cap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the cap counterparty unless one-month LIBOR (as determined pursuant to the interest rate cap agreement) moves above 6.25%, in each case calculated on a scheduled notional amount and adjusted to a monthly basis. We cannot assure you that any amounts will be received under the interest rate cap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

                                 See "Description of the
                                 Certificates--Supplemental Interest
                                 Trust--Interest Rate Cap Agreement" in this prospectus supplement.

                                 SUBORDINATION AND ALLOCATION OF LOSSES. If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

                                 o    if you buy a Class M9 Certificate and
                                      losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2 and Class B1 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M9 Certificates by the amount of that excess;

                                 o    if you buy a Class M8 Certificate and
                                      losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2, B1 and M9 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M8 Certificates by the amount of that excess;

                                 o    if you buy a Class M7 Certificate and
                                      losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2, B1, M9 and M8 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M7 Certificates by the amount of that excess;

                                 o    if you buy a Class M6 Certificate and
                                      losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2, B1, M9, M8 and M7 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M6 Certificates by the amount of that excess;

                                 o    if you buy a Class M5 Certificate and
                                      losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2, B1, M9, M8, M7 and M6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M5 Certificates by the amount of that excess;

                                 o    if you buy a Class M4 Certificate and
                                      losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2, B1, M9, M8, M7, M6 and M5 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M4 Certificates by the amount of that excess;

                                 o    if you buy a Class M3 Certificate and
                                      losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2, B1, M9, M8, M7, M6, M5 and M4 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M3 Certificates by the amount of that excess;

                                 o    if you buy a Class M2 Certificate and
                                      losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2, B1, M9, M8, M7, M6, M5, M4 and M3 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M2 Certificates by the amount of that excess; and

                                 o    if you buy a Class M1 Certificate and
                                      losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2, B1, M9, M8, M7, M6, M5, M4, M3 and M2
                                      Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M1 Certificates by the amount of that excess.

                                 Losses on the mortgage loans will not reduce the principal amount of the senior certificates.

                                 If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the offered certificates and the Class B1 and Class B2 Certificates, the fees and expenses of the trust fund and any net swap payments owed to the swap counterparty, then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

                                 See "Description of the Certificates--Credit
                                 Enhancement--Subordination" and "--Application of Realized Losses" in this prospectus supplement.

                                 LIMITED CROSS-COLLATERALIZATION. Principal payments on the senior certificates will depend, for the most part, on collections on the mortgage loans in the related mortgage pool. However, the senior certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from each mortgage pool. That means that even if the rate of losses on mortgage loans in the mortgage pool related to any class of senior certificates is low, losses in the unrelated mortgage pools may reduce the loss protection for those certificates.

                                 PRIMARY MORTGAGE INSURANCE. Approximately
                                 50.39%, 38.78% and 34.75% of the mortgage loans in pool 1, pool 2 and pool 3, respectively, are first lien mortgage loans having original loan-to-value ratios greater than 80%, calculated as described under "Description of the Mortgage Pools--General." On the closing date, three loan-level primary mortgage insurance policies will be acquired on behalf of the trust fund from Mortgage Guaranty Insurance Corporation, Republic Mortgage Insurance Company and PMI Mortgage Insurance Co., providing initial insurance coverage for approximately 44.94%, 13.41% and 13.00%, respectively, of those first lien mortgage loans with original loan-to-value ratios greater than 80%. These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 60%. However, these policies will only cover first lien mortgage loans and are subject to various other limitations and exclusions. As a result, coverage may be limited or denied on some mortgage loans. In addition, since the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust fund may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

                                 See "Description of the Mortgage Pools--Primary Mortgage Insurance" in this prospectus supplement.

EFFECT OF CREDITWORTHINESS OF
   PRIMARY MORTGAGE INSURERS
   ON RATINGS OF
   CERTIFICATES ..............   The ratings assigned to the certificates by the
                                 rating agencies will be based in part on the financial strength ratings assigned to Mortgage
                                 Guaranty Insurance Corporation, Republic
                                 Mortgage Insurance Company and PMI Mortgage
                                 Insurance Co., the insurers providing the primary mortgage insurance coverage described above. Mortgage Guaranty Insurance
                                 Corporation's financial strength ratings are currently "AA" by S&P and "Aa2" by Moody's.
                                 Republic Mortgage Insurance Company's financial strength ratings are currently "AA" by S&P, "Aa3" by Moody's and "AA" by Fitch. PMI
                                 Mortgage Insurance Co.'s financial strength ratings are currently "AA" by S&P, "AA+" by Fitch and "Aa2" by Moody's. However, any of these ratings could be qualified, reduced or withdrawn at any time.

                                 Any qualification, reduction or withdrawal of the ratings assigned to Mortgage Guaranty Insurance Corporation, Republic Mortgage Insurance Company or PMI Mortgage Insurance Co. could result in a reduction of the ratings assigned to the offered certificates, which could in turn affect the liquidity and market value of those certificates.

                                 See "Description of the Mortgage Pools--Primary Mortgage Insurance" in this prospectus supplement.

BALLOON LOANS ................   Approximately 22.29% of the adjustable rate
                                 mortgage loans and approximately 44.57% of the fixed rate mortgage loans are balloon loans.
                                 Balloon loans pose a special payment risk because the borrower must make a large lump sum payment of principal at the end of the loan term.

                                 See "Risk Factors--Balloon Loans" in the prospectus.

PURCHASE OBLIGATIONS OF
   CERTAIN TRANSFERORS COULD
   RESULT IN PREPAYMENT OF
   CERTIFICATES ..............   With respect to approximately 5,877 of the
                                 mortgage loans (representing approximately
                                 43.38% of the mortgage loans), in the event that any such mortgage loan is delinquent in payment with respect to the first, second and/or third monthly payment due to the seller or such mortgage loan is delinquent in payment with respect to the first monthly payment due under the mortgage note, as applicable, as set forth under the related sale agreement or sale and assignment agreement, the related transferor or the seller, as applicable, will be obligated to purchase such mortgage loan from the trust fund.

                                 Any such purchase will result in a payment of principal to the holders of the offered certificates. As a result, any such purchase will have a negative effect on the yield of any offered certificate purchased at a premium.

                                 See "The Trust Agreement--Assignment of the
                                 Mortgage Loans" in this prospectus supplement.

RISKS RELATED TO THE INTEREST
   RATE SWAP AGREEMENT .......   Any net swap payment payable to the swap
                                 counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

                                 In the event that the trust fund, after
                                 application of all interest and principal received on the mortgage loans, cannot make the required net swap payment to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of an early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

                                 See "Description of the
                                 Certificates--Distributions of Interest,"
                                 "--Distributions of Principal" and
                                 "--Supplemental Interest Trust" in this
                                 prospectus supplement.

EFFECT OF CREDITWORTHINESS OF
   SWAP COUNTERPARTY ON
   RATINGS OF CERTIFICATES....   As of the date of this prospectus supplement,
                                 the swap counterparty under the interest rate swap agreement currently have the ratings described under "Description of the
                                 Certificates--Supplemental Interest Trust--The
                                 Swap Counterparty." The ratings of the
                                 certificates are dependent in part upon the credit ratings of the swap counterparty. If a credit rating of the swap counterparty is qualified, reduced or withdrawn and the swap counterparty does not post collateral securing its obligations under the interest rate swap agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

                                 See "Description of the
                                 Certificates--Supplemental Interest
                                 Trust--Interest Rate Swap Agreement" in this prospectus supplement.

EFFECT OF CREDITWORTHINESS OF
   CAP COUNTERPARTY ON RATINGS
   OF CERTIFICATES............   As of the date of this prospectus supplement,
                                 the cap counterparty under the interest rate cap agreement currently have the ratings described under "Description of the
                                 Certificates--Supplemental Interest Trust--The
                                 Cap Counterparty." The ratings of the
                                 certificates are dependent in part upon the credit ratings of the cap counterparty. If a credit rating of the cap counterparty is qualified, reduced or withdrawn and the cap counterparty does not post collateral securing its obligations under the interest rate cap agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate cap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

                                 See "Description of the
                                 Certificates--Supplemental Interest
                                 Trust--Interest Rate Cap Agreement" in this prospectus supplement.

SPECIAL DEFAULT RISK OF SECOND
   LIEN MORTGAGE LOANS........   Approximately 9.62%, 9.30% and 7.65% of the
                                 mortgage loans in pool 1, pool 2 and pool 3, respectively, are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

                                 See "Risk Factors--Special Default Risk of
                                 Second Lien Mortgage Loans" and "--Risks
                                 Related to Simultaneous Second Liens and Other Borrower Debt" in the prospectus.

RISKS RELATED TO
   UNPREDICTABILITY AND EFFECT
   OF PREPAYMENTS.............   The rate of prepayments on the mortgage loans
                                 will be sensitive to prevailing interest rates.
                                 Generally, if prevailing interest rates
                                 decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

                                 Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately 65.92%, 67.74% and 70.81% of the mortgage loans in pool 1, pool 2 and pool 3, respectively, require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from one year to five years after origination. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

                                 A prepayment of a mortgage loan will usually result in a payment of principal on the certificates, and, depending on the type of certificate and the price investors paid for that certificate, may affect the yield on that certificate.

                                 See "Yield, Prepayment and Weighted Average
                                 Life" in this prospectus supplement and "Risk Factors--Unpredictability and Effect of Prepayments" in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

RISKS RELATED TO MORTGAGE
   LOANS WITH INTEREST-ONLY
   PAYMENTS...................   Approximately 19.44%, 16.64% and 29.40% of the
                                 mortgage loans in pool 1, pool 2 and pool 3, respectively, provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of two, three, five or ten years following origination.
                                 Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

                                 The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these loans not been included in the trust fund. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first two, three, five or ten years of the term of a mortgage loan as a disincentive to prepayment. After the monthly payment has been increased to include principal amortization, delinquency or default may be more likely.

                                 See "Yield, Prepayment and Weighted Average
                                 Life--General" in this prospectus supplement and "Risk Factors--Risks Related to Mortgage Loans with Interest-Only Payments" and "--Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types" in the prospectus.

SERVICING TRANSFERS MAY AFFECT
   YIELDS ON THE
   CERTIFICATES...............   At the closing date, the servicers of the
                                 mortgage loans will include Option One Mortgage
                                 Corporation, Countrywide Home Loans Servicing
                                 LP, Wells Fargo Bank, N.A., Select Portfolio
                                 Servicing, Inc., Aurora Loan Services LLC and
                                 JPMorgan Chase Bank, National Association, as described in "Summary of Terms--Mortgage Loan
                                 Servicing." Through servicing transfers
                                 expected to be effected in June and July of this year, Option One Mortgage Corporation will transfer all of its servicing obligations with respect to the mortgage loans to the other servicers. After all such servicing transfers expected to occur are completed, Wells Fargo
                                 Bank, N.A. and JPMorgan Chase Bank, National
                                 Association will service approximately 43.34% and 14.70% respectively, of the mortgage loans in the trust fund. The servicing of mortgage loans may also be transferred in the future to servicers other than the initial primary servicers in accordance with the provisions of the trust agreement and the related servicing agreement as a result of, among other things,
                                 (i) the occurrence of unremedied events of default in servicer performance under the related servicing agreement, (ii) the exercise by the seller of its right to terminate one or more servicers without cause upon thirty days' or sixty days' written notice or (iii) with respect to certain servicers, the occurrence of certain mortgage loss and delinquency triggers.

                                 Disruptions resulting from servicing transfers may affect the yields of the certificates. In addition, servicing transfers may result in a longer or shorter prepayment period immediately following the date of the transfer if the related servicers have different prepayment periods which may affect the yield on the certificates.

                                 See "The Servicers" and "Mortgage Loan
                                 Servicing" in this prospectus supplement and "Risk Factors--Delinquencies Due to Servicing Transfer" in the prospectus.

RISKS RELATED TO GEOGRAPHIC
   CONCENTRATION OF MORTGAGE
   LOANS......................   Approximately 23.61%, 17.35% and 43.67% of the
                                 mortgage loans in pool 1, pool 2 and pool 3, respectively, are secured by mortgaged properties located in California. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in California because certain conditions in that state will have a disproportionate impact on the mortgage loans in general. For example, mortgaged properties located in California may be more susceptible to certain types of hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters.


                                 See "Yield, Prepayment and Weighted Average
                                 Life" in this prospectus supplement and "Risk Factors--Geographic Concentration of the Mortgage Loans" in the prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in the mortgage pools, see the geographic distribution tables in Annex A of this prospectus supplement.

LEGAL PROCEEDINGS CONCERNING
   OPTION ONE MORTGAGE
   CORPORATION................   Option One Mortgage Corporation is subject to
                                 certain legal proceedings that may be material to Certificateholders.

                                 See "The Servicers--Option One Mortgage
                                 Corporation--Legal Proceedings Pending Against Option One."

VIOLATION OF VARIOUS FEDERAL,
   STATE AND LOCAL LAWS MAY
   RESULT IN LOSSES ON THE
   MORTGAGE LOANS.............   Violations of certain federal, state or local
                                 laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and, in addition, could subject the trust fund to damages and administrative enforcement.

                                 See "Risk Factors--Violations of Various
                                 Federal, State and Local Laws May Result in
                                 Losses on the Mortgage Loans" in the
                                 prospectus.

VIOLATION OF PREDATORY LENDING
   LAWS/RISKS RELATED TO HIGH
   COST LOANS.................   Various federal, state and local laws have been
                                 enacted that are designed to discourage
                                 predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the mortgage loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected mortgage loans and pay any related liabilities, certificateholders could incur losses.

                                 For a discussion of anti-predatory lending laws and the effect of any "high cost" loans on the trust fund, See "Risk Factors--Predatory Lending Laws/High Cost Loans" in the prospectus.

RELIEF ACT REDUCTIONS AND
   PREPAYMENT INTEREST
   SHORTFALLS MAY REDUCE THE
   YIELD ON THE OFFERED
   CERTIFICATES...............   On any distribution date, any reduction of the
                                 applicable mortgage rate on a mortgage loan by the application of the Servicemembers Civil
                                 Relief Act, as amended, and similar state and local laws, and any shortfalls in interest collections that are attributable to prepayments, to the extent not covered by compensating interest paid by the applicable servicer, will reduce the amount of interest available for distribution to certificateholders. Any such reduction of interest will first reduce interest available to pay the subordinate certificates in reverse order of distribution priority and second reduce the amount of interest available to pay the senior certificates.

                                 See "Yield, Prepayment and Weighted Average
                                 Life--General" in this prospectus supplement and "Risk Factors--Military Action and Terrorist Attacks" in the prospectus for additional information.

                                    GLOSSARY

          A glossary of defined terms used in this prospectus supplement begins on page S-142. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The Series 2006-3 Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates will consist of the Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class P, Class X, Class LT-R and Class R Certificates. The Certificates represent beneficial ownership interests in the Trust Fund, the assets of which consist primarily of
(1) three pools of conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien, residential Mortgage Loans, (2) such assets as from time to time are deposited in respect of the Mortgage Loans in the Servicing Accounts and the Certificate Account, (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) primary mortgage insurance and other insurance policies covering certain of the Mortgage Loans or the related Mortgaged Properties, (5) the rights of the Depositor under the Sale and Assignment Agreement, as described under "The Trust Agreement--Assignment of Mortgage Loans," (6) the Basis Risk Reserve Fund, as described under "--Distributions of Interest--Basis Risk Shortfalls" and (7) all proceeds of the foregoing. In addition, the Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the assets of which will be (a) the Swap Agreement as described under "--Supplemental Interest Trust--Interest Rate Swap Agreement," and all proceeds thereof and (b) the Interest Rate Cap Agreement as described under "--Supplemental Interest Trust--Interest Rate Cap Agreement," and all the proceeds thereof.

          The Mortgage Loans to be included in the Trust Fund will consist of Fixed Rate Mortgage Loans and Adjustable Rate Mortgage Loans, as described under "Description of the Mortgage Pools." Pool 1 will consist of Mortgage Loans with original principal balances that do not exceed the applicable Fannie Mae maximum original loan amount limitations for one- to four-family residential mortgaged properties. Pool 2 will consist of Mortgage Loans with original principal balances that do not exceed the applicable Freddie Mac maximum original loan amount limitations for one- to four-family residential mortgaged properties. Pool 3 will consist of Mortgage Loans with original principal balances that may be less than, equal to, or in excess of, Fannie Mae or Freddie Mac original loan amount limitations for one- to four-family residential mortgaged properties.

          Each class of Offered Certificates will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under "Summary of Terms--The Certificates--Payments on the Certificates--Interest Payments." The Class B1 and Class B2 Certificates will be issued in the approximate initial Class Principal Amount of $15,016,000 and $20,476,000, respectively, and will accrue interest at their respective Interest Rates as described under "--Distributions of Interest--Calculation of Interest." The Class P, Class X, Class LT-R and Class R Certificates will be issued without interest rates. The initial total Certificate Principal Amount of the Offered Certificates and the Class B Certificates may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance of the Mortgage Loans is correspondingly increased or decreased as described under "Description of the Mortgage Pools" herein.

          For purposes of allocating distributions of principal and interest on the Senior Certificates, (1) the Group 1 Certificates will relate to, and generally will be limited to collections from, the Pool 1 Mortgage Loans, (2) the Group 2 Certificates will relate to, and generally will be limited to collections from, the Pool 2 Mortgage Loans and (3) the Group 3 Certificates will relate to, and generally will be limited to collections from, the Pool 3 Mortgage Loans. However, holders of each class of Senior Certificates will receive the benefit of Monthly Excess Interest generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pools unrelated to that class. Holders of the Offered Subordinate Certificates and the Class B Certificates will be entitled to receive distributions based upon principal and interest collections from each Mortgage Pool, but such rights to distributions will be subordinate to the rights of the holders of the Senior Certificates to the extent described herein.

          The Class X Certificates will be entitled to Monthly Excess Cashflow, if any, from each Mortgage Pool, remaining after required distributions are made to the Offered Certificates and the Class B Certificates and to pay certain expenses of the Trust Fund (including any payments to the Swap Counterparty). The Class P Certificates will solely be entitled to receive all Prepayment Premiums received in respect of the Mortgage Loans from each Mortgage Pool and, accordingly, such amounts will not be available for distribution to the holders of the other classes of Certificates or to the Servicers as additional servicing compensation. The Class LT-R and Class R Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the residual interests in the REMICs.

          Lehman Pass-Through Securities Inc., an affiliate of the Sponsor, the Depositor, Aurora and Lehman Brothers Inc., will initially hold the Class P and Class X Certificates and intends to enter into a NIMS Transaction. The NIM Securities issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement and each Servicing Agreement as described herein.

          Distributions on the Offered Certificates will be made on the Distribution Date to Certificateholders of record on the applicable record date specified in the table on page S-2. Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Securities Administrator. See "The Master Servicer and the Securities Administrator" herein.

BOOK-ENTRY REGISTRATION

          The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Certificates will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2. With respect to initial European investors only, the Underwriter will only sell Offered Certificates in minimum total investment amounts of $100,000.

          Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the Relevant Depositary's names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See "Description of the Securities--Book-Entry Registration" in the prospectus.

          Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

          For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Material Federal Income Tax
Considerations--Taxation of Securities Treated as Debt Instruments" and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in the prospectus.

DISTRIBUTIONS OF INTEREST

          CALCULATION OF INTEREST. The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates and the Class B Certificates will equal the sum of (1) Current Interest for such class and for such date and (2) any Carryforward Interest for such class and for such date. Interest will accrue on the Offered Certificates and the Class B Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.

          The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under "Summary of Terms--The Certificates--Payments on the Certificates--Interest Payments." The Interest Rate for the Class B1 Certificates will be the lesser of (1) the B1 Interest Rate and (2) the Subordinate Net Funds Cap. The Interest Rate for the Class B2 Certificates will be the lesser of (1) the B2 Interest Rate and (2) the Subordinate Net Funds Cap.

          BASIS RISK SHORTFALLS. With respect to each Distribution Date and any class of Offered Certificates and the Class B Certificates, such class will be entitled to the amount of any Basis Risk Shortfall and Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The Offered Certificates and the Class B Certificates will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall from (1) Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund, (2) any amounts received under the Swap Agreement and (3) any amounts received under the Interest Rate Cap Agreement. See "--Credit Enhancement--Application of Monthly Excess Cashflow," "--Supplemental Interest Trust--Interest Rate Swap Agreement" and "--Supplemental

Interest Trust--Interest Rate Cap Agreement" below. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the Class X Certificates. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of Offered Certificates and the Class B Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

          The amount of Monthly Excess Cashflow distributable with respect to the Class X Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.

          INTEREST DISTRIBUTION PRIORITIES.

          (A) The Interest Remittance Amount for each Mortgage Pool will be distributed on each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) concurrently, as follows:

               (i) The Interest Remittance Amount for Pool 1 for such date will be distributed in the following order of priority:

                    (a) for deposit into the Interest Rate Swap Account, the
               allocable portion of any Net Swap Payment or Swap Termination Payment for Pool 1 (based on the applicable Pool Percentage) owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

                    (b) for deposit into the Interest Rate Swap Account, the
               amount of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty to the extent not paid previously or from the Interest Remittance Amounts from the other Mortgage Pools in accordance with clauses (A)(ii)(a) and (A)(iii)(a) below, to be paid concurrently and in proportion to Principal Distribution Amounts available with respect to such other Mortgage Pools;

                    (c) to the Class A1 Certificates, Current Interest and any
               Carryforward Interest for such class for such Distribution Date; and

                    (d) for application pursuant to clause (B) below, any such
               Interest Remittance Amount remaining undistributed for such Distribution Date.

               (ii) The Interest Remittance Amount for Pool 2 for such date will be distributed in the following order of priority:

                    (a) for deposit into the Interest Rate Swap Account, the
               allocable portion of any Net Swap Payment or Swap Termination Payment for Pool 2 (based on the applicable Pool Percentage) owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

                    (b) for deposit into the Interest Rate Swap Account, the
               amount of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty to the extent not paid previously or from the Interest Remittance Amounts from the other Mortgage Pools in accordance with clauses (A)(i)(a) above and (A)(iii)(a) below, to be paid concurrently and in proportion to Principal Distribution Amounts available with respect to such other Mortgage Pools;

                    (c) to the Class A2 Certificates, Current Interest and any
               Carryforward Interest for such class for such Distribution Date; and

                    (d) for application pursuant to clause (B) below, any such
               Interest Remittance Amount remaining undistributed for such Distribution Date.

               (iii) The Interest Remittance Amount for Pool 3 for such date will be distributed in the following order of priority:

                    (a) for deposit into the Interest Rate Swap Account, the
               allocable portion of any Net Swap Payment or Swap Termination Payment for Pool 3 (based on the applicable Pool Percentage) owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

                    (b) for deposit into the Interest Rate Swap Account, the
               amount of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty to the extent not paid previously or from the Interest Remittance Amounts from the other Mortgage Pools in accordance with clauses (A)(i)(a) and (A)(ii)(a) above, to be paid concurrently and in proportion to Principal Distribution Amounts available with respect to such other Mortgage Pools;

                    (c) concurrently, to the Class A3, Class A4, Class A5 and
               Class A6 Certificates, Current Interest and any Carryforward Interest for such classes for such Distribution Date (any shortfall in Current Interest and Carryforward Interest to be allocated among such classes in proportion to the amount of Current Interest and Carryforward Interest that would have otherwise been distributable thereon); and

                    (d) for application pursuant to clause (B) below, any such
               Interest Remittance Amount remaining undistributed for such Distribution Date.

          (B) On each Distribution Date, the Securities Administrator will distribute the aggregate of any remaining Interest Remittance Amounts from clauses (A)(i)(d), (A)(ii)(d) and (A)(iii)(d) above, in the following order of priority:

               (i) concurrently, to each class of Senior Certificates, Current Interest and any Carryforward Interest for such classes for such Distribution Date (any shortfall in Current Interest and Carryforward Interest to be allocated among such classes in proportion to the amount of Current Interest and Carryforward Interest that would have otherwise been distributable thereon) to the extent not paid on such Distribution Date pursuant to clauses (A)(i)(c), (A)(ii)(c) and
          (A)(iii)(c) above;

               (ii) to each class of Offered Subordinate Certificates and the Class B Certificates, in accordance with the Subordinate Priority, Current Interest and any Carryforward Interest for such classes for such Distribution Date;

               (iii) to the Credit Risk Manager, the Credit Risk Manager's Fee;

               (iv) to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

               (v) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "--Credit
          Enhancement--Application of Monthly Excess Cashflow" below, any such Interest Remittance Amount remaining undistributed for such Distribution Date.

          PREPAYMENT INTEREST SHORTFALLS. When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to holders of the Offered Certificates and the Class B Certificates on the Distribution Date following that Prepayment Period. To the extent that, as a result of a full prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a Prepayment Interest Shortfall could result. However, in the case of a prepayment in full on a Mortgage Loan serviced by any Servicer which has a Prepayment Period that ends in mid-month, which prepayment is made in the same month in which such prepayment is distributed to Certificateholders, a Prepayment Interest Excess could result.

          With respect to prepayments in full or in part, the related Servicer will be obligated to pay Compensating Interest to the extent a Prepayment Interest Shortfall occurs. The Master Servicer is not obligated to fund any Prepayment Interest Shortfalls required to be paid but not paid by the related Servicer. See "Mortgage Loan Servicing--Prepayment Interest Shortfalls" herein. Any Net Prepayment Interest Shortfall will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

DETERMINATION OF LIBOR

          On each LIBOR Determination Date, the Securities Administrator will determine LIBOR based on (1) the offered rates for U.S. dollar deposits of one month maturity, as such rates appear on the Designated Telerate Page set by the BBA as of 11:00 a.m. (London time) on such LIBOR Determination Date or (2) if such offered rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time), the Securities Administrator will obtain such rate from the Reuters Monitor Money Rates Service page "LIBOR01," and if the offered rate does not appear therein, from the Bloomberg L.P. page "BBAM."

          If any such offered rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published offered rate on the Designated Telerate Page. In the event that the BBA no longer sets such offered rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA's offered rate. The Securities Administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund's expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

          The establishment of LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator's calculation of the Interest Rate applicable to each class of Offered Certificates and the Class B Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

          LIBOR for the first Accrual Period will be 5.08125%.

DISTRIBUTIONS OF PRINCIPAL

          GENERAL. Distributions of principal on the Senior Certificates will be made primarily from the Principal Distribution Amount for the related Mortgage Pool and secondarily from the Principal Distribution Amounts from the unrelated Mortgage Pools, from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under "--Credit

Enhancement--Application of Monthly Excess Cashflow" below, from the Interest Rate Swap Amount (if any), as described under "--Supplemental Interest Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust--Interest Rate Swap Agreement" below and from the Interest Rate Cap Amount (if any), as described under "--Supplemental Interest Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust--Interest Rate Cap Agreement" below. Distributions of principal on the Offered Subordinate Certificates and the Class B Certificates will be made primarily from the aggregate of the Principal Distribution Amounts from each Mortgage Pool after distributions of principal have been made on the Senior Certificates, and secondarily from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below, from the Interest Rate Swap Amount (if any), as described under "--Supplemental Interest Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust--Interest Rate Swap Agreement" below and from the Interest Rate Cap Amount (if any), as described under "--Supplemental Interest Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust--Interest Rate Cap Agreement" below.

          PRINCIPAL DISTRIBUTION PRIORITIES. The Principal Distribution Amount for each Mortgage Pool will be distributed on each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) in the following order of priority:

          I. On each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Offered Certificates and the Class B Certificates equals the Target Amount for such Distribution Date, the Securities Administrator will make the following distributions (for clauses (A), (B) and (C), concurrently):

               (A) For Pool 1: The Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:

                    (i) for deposit into the Interest Rate Swap Account, the
               allocable portion of any Net Swap Payment or Swap Termination Payment with respect to Pool 1 (based on the applicable Pool Percentage) owed to the Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with "--Distributions of Interest--Interest Distribution Priorities" above);

                    (ii) for deposit into the Interest Rate Swap Account, the
               amount of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent not paid previously, from the Interest Remittance Amount in accordance with "--Distributions of Interest--Interest Distribution Priorities" above, or from the Principal Distribution Amounts for Pool 2 and Pool 3 in accordance with clause I.(B)(i) or I.(C)(i) below or pursuant to clause (i) above), to be paid concurrently and in proportion to Principal Distribution Amounts available with respect to such other Mortgage Pools;

                    (iii) to the Class A1 Certificates, until the Class
               Principal Amount of such class has been reduced to zero; and

                    (iv) for application pursuant to clause I.(D) below, any
               such Principal Distribution Amount remaining undistributed for such Distribution Date.

               (B) For Pool 2: The Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:

                    (i) for deposit into the Interest Rate Swap Account, the
               allocable portion of any Net Swap Payment or Swap Termination Payment with respect to Pool 2 (based on the applicable Pool Percentage) owed to the Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with "--Distributions of Interest--Interest Distribution Priorities" above);

                    (ii) for deposit into the Interest Rate Swap Account, the
               amount of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent not paid previously, from the Interest Remittance Amount in accordance with "--Distributions of Interest--Interest Distribution Priorities" above, or from the Principal Distribution Amounts for Pool 1 and Pool 3 in accordance with clause I.(A)(i) above or I.(C)(i) below or pursuant to clause (i) above), to be paid concurrently and in proportion to Principal Distribution Amounts available with respect to such other Mortgage Pools;

                    (iii) to the Class A2 Certificates, until the Class
               Principal Amount of such class has been reduced to zero; and

                    (iv) for application pursuant to clause I.(D) below, any
               such Principal Distribution Amount remaining undistributed for such Distribution Date.

               (C) For Pool 3: The Principal Distribution Amount for Pool 3 will be distributed in the following order of priority:

                    (i) for deposit into the Interest Rate Swap Account, the
               allocable portion of any Net Swap Payment or Swap Termination Payment with respect to Pool 3 (based on the applicable Pool Percentage) owed to the Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with "--Distributions of Interest--Interest Distribution Priorities" above);

                    (ii) for deposit into the Interest Rate Swap Account, the
               amount of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent not paid previously, from the Interest Remittance Amount in accordance with "--Distributions of Interest--Interest Distribution Priorities" above, or from the Principal Distribution Amounts for Pool 1 and Pool 2 in accordance with clause I.(A)(i) or I.(B)(i) above or pursuant to clause (i) above), to be paid concurrently and in proportion to Principal Distribution Amounts available with respect to such other Mortgage Pools;

                    (iii) sequentially, to the Class A3, Class A4, Class A5 and
               Class A6 Certificates, in that order, until the Class Principal Amounts of each such class have been reduced to zero; and

                    (iv) for application pursuant to clause I.(D) below, any
               such Principal Distribution Amount remaining undistributed for such Distribution Date.

               (D) On each Distribution Date, the Securities Administrator will distribute the aggregate of any remaining Principal Distribution Amounts from clauses I.(A)(iv), I.(B)(iv) and I.(C)(iv) above, in the following order of priority:

                    (i) concurrently, in proportion to the aggregate Class
               Principal Amounts of the Group 1, Group 2 and Group 3 Certificates, after giving effect to principal distributions on such Distribution Date pursuant to clauses I.(A)(iii), I.(B)(iii) and I.(C)(iii) above, to the Group 1, Group 2 and Group 3 Certificates, in each case in accordance with the Related Senior Priority, until the Class Principal Amount of each such class has been reduced to zero;

                    (ii) to the Offered Subordinate Certificates and the Class B
               Certificates, in accordance with the Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero; and

                    (iii) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) and (ii) above.

          Any Principal Distribution Amount remaining on any Distribution Date after the Target Amount is achieved will be applied as part of the Monthly Excess Cashflow for such Distribution Date as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below.

          II. On each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Distribution Amount for each Mortgage Pool for such date will be distributed in the following order of priority:

                    (i) for deposit into the Interest Rate Swap Account, the
               allocable portion of any Net Swap Payment or Swap Termination Payment for such Mortgage Pool (based on the applicable Pool Percentage) owed to the Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with "--Distributions of Interest--Interest Distribution Priorities" above);

                    (ii) for deposit into the Interest Rate Swap Account, any
               Net Swap Payment or Swap Termination Payment with respect to the other Mortgage Pools owed to the Swap Counterparty (to the extent not paid previously, from the Interest Remittance Amount in accordance with "--Distributions of Interest--Interest Distribution Priorities" above or pursuant to clause (i) above), to be paid concurrently and in proportion to Principal Distribution Amounts available with respect to such other Mortgage Pools;

                    (iii) (a) so long as any of the Offered Subordinate
               Certificates and the Class B Certificates are outstanding, to the Class A1 Certificates (from amounts in Pool 1 except as provided below), to the Class A2 Certificates (from amounts in Pool 2 except as provided below) and to the Group 3 Certificates in accordance with the Related Senior Priority (from amounts in Pool 3 except as provided below), in each case, an amount equal to the lesser of (x) the excess of (1) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date over (2) the amount paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account with respect to such Distribution Date pursuant to clauses (i) and (ii) above, and (y) the Related Senior Principal Distribution Amount for such Mortgage Pool for such Distribution Date, in each case until the Class Principal Amount of each such class has been reduced to zero; provided, however, to the extent that the Principal Distribution Amount for a Mortgage Pool exceeds the Related Senior Principal Distribution Amount for such Mortgage Pool, such excess will be applied to the Senior Certificates related to the other Mortgage Pools (in accordance with the Related Senior Priority), but in an amount not to exceed the Senior Principal Distribution Amount for such Distribution Date (as reduced by any distributions pursuant to subclauses (x) or (y) of this clause
               (iii) on such Distribution Date); or (b) otherwise to the Group 1, Group 2 and Group 3 Certificates (in each case in accordance with the Related Senior Priority), the excess of (A) the Principal Distribution Amount for the related Mortgage Pool for such

               Distribution Date over (B) the amount paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account with respect to such Distribution Date pursuant to clauses (i) and (ii) above, in each case until the Class Principal Amount of each such class has been reduced to zero;

                    (iv) to the Class M1 Certificates, an amount equal to the
               lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1, Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Senior Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses
               (i) through (iii) above, and (y) the M1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

                    (v) to the Class M2 Certificates, an amount equal to the
               lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1, Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M1 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (iv) above, and (y) the M2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

                    (vi) to the Class M3 Certificates, an amount equal to the
               lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1, Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M1 and Class M2 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (v) above, and
               (y) the M3 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

                    (vii) to the Class M4 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1, Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M1, Class M2 and Class M3 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (vi) above, and (y) the M4 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

                    (viii) to the Class M5 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1, Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M1, Class M2, Class M3 and Class M4 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses
               (i) through (vii) above, and (y) the M5 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

                    (ix) to the Class M6 Certificates, an amount equal to the
               lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1, Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (viii) above, and (y) the M6 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

                    (x) to the Class M7 Certificates, an amount equal to the
               lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1, Pool 2 and Pool 3 for such

          Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses
          (i) through (ix) above, and (y) the M7 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

               (xi) to the Class M8 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1, Pool 2 and Pool 3 for such Distribution Date over
          (b) the amount distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through
          (x) above, and (y) the M8 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

               (xii) to the Class M9 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1, Pool 2 and Pool 3 for such Distribution Date over
          (b) the amount distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (xi) above, and (y) the M9 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

               (xiii) to the Class B1 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1, Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (xii) above, and (y) the B1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

               (xiv) to the Class B2 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1, Pool 2 and Pool 3 for such Distribution Date over
          (b) the amount distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class B1 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (xiii) above, and (y) the B2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero; and

               (xv) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "--Credit
          Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (xiv) above.

CREDIT ENHANCEMENT

          Credit enhancement for the Offered Certificates and the Class B Certificates consists of, in addition to limited cross-collateralization, the subordination of the Subordinate Certificates, the priority of application of Realized Losses, excess interest, an interest rate swap agreement, an interest rate cap agreement and overcollateralization, in each case as described herein.

          SUBORDINATION. The rights of holders of the Offered Subordinate Certificates and the Class B Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Offered Certificates having a higher priority of distribution, as described under "--Distributions of Interest" and "--Distributions of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford such Certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

          The limited protection afforded to holders of the Offered Certificates by means of the subordination of the Offered Subordinate Certificates and the Class B Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of such Offered Certificates to receive, prior to any distribution in respect of interest or principal being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date.

          APPLICATION OF REALIZED LOSSES. Realized Losses on the Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class X Certificates (both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date); second, the Class B2 Certificates; third, the Class B1 Certificates; fourth, the Class M9 Certificates; fifth, the Class M8 Certificates; sixth, the Class M7 Certificates; seventh, the Class M6 Certificates; eighth, the Class M5 Certificates; ninth, the Class M4 Certificates; tenth, the Class M3 Certificates, eleventh, the Class M2 Certificates and twelfth, the Class M1 Certificates, before reducing amounts distributable in respect of the Senior Certificates.

          To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Pool Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates and the Class B Certificates.

          If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, there are Applied Loss Amounts, the Certificate Principal Amounts of the Offered Subordinate Certificates and the Class B Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class B2 Certificates, until their Class Principal Amount has been reduced to zero; second, the Class B1 Certificates, until their Class Principal Amount has been reduced to zero; third, the Class M9 Certificates, until their Class Principal Amount has been reduced to zero; fourth, the Class M8 Certificates, until their Class Principal Amount has been reduced to zero; fifth, the Class M7 Certificates, until their Class Principal Amount has been reduced to zero; sixth, the Class M6 Certificates, until their Class Principal Amount has been reduced to zero; seventh, the Class M5 Certificates, until their Class Principal Amount has been reduced to zero; eighth, the Class M4 Certificates, until their Class Principal Amount has been reduced to zero; ninth, the Class M3 Certificates, until their Class Principal Amount has been reduced to zero; tenth, the Class M2 Certificates, until their Class Principal Amount has been reduced to zero and eleventh, the Class M1 Certificates, until their Class Principal Amount has been reduced to zero. The Certificate Principal Amounts of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

          Holders of the Offered Subordinate Certificates and the Class B Certificates will not receive any distributions in respect of Applied Loss Amounts, except from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under "--Credit

Enhancement--Application of Monthly Excess Cashflow" below, the Interest Rate Swap Amount (if any), as described under "--Supplemental Interest Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust--Interest Rate Swap Agreement" below and the Interest Rate Cap Amount (if any), as described under "--Supplemental Interest Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust--Interest Rate Cap Agreement" below.

          In the event that the related Servicer or the Master Servicer recovers any Subsequent Recovery, such Subsequent Recovery will be distributed in accordance with the priorities described under "--Distributions of Principal--Principal Distribution Priorities" in this prospectus supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of "Certificate Principal Amount." Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

          EXCESS INTEREST. The Mortgage Loans included in each Mortgage Pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Offered Certificates and the Class B Certificates, the fees and expenses of the Servicers, the Custodians, the Master Servicer, the Securities Administrator, the Trustee and the Credit Risk Manager, any Net Swap Payments owed to the Swap Counterparty and the premiums on the LPMI Policies. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to maintain overcollateralization at the required level.

          INTEREST RATE SWAP AGREEMENT. Amounts received under the Swap Agreement will be applied to pay interest shortfalls, repay losses and to maintain the Targeted Overcollateralization Amount as described under "--Supplemental Interest Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust--Interest Rate Swap Agreement" below.

          INTEREST RATE CAP AGREEMENT. Amounts received under the Interest Rate Cap Agreement will be applied to pay interest shortfalls, repay losses and to maintain the Targeted Overcollateralization Amount as described under "--Supplemental Interest Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust--Interest Rate Cap Agreement" below.

          OVERCOLLATERALIZATION. The Aggregate Pool Balance as of the Cut-off Date will exceed the initial aggregate Class Principal Amount of the Offered Certificates and the Class B Certificates by approximately $13,652,981, which represents approximately 0.50% of the Cut-off Date Balance. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on such Certificates, fees and expenses of the Trust Fund and any Net Swap Payments and Swap Termination Payments due to the Swap Counterparty. As described below, interest collections will be applied as distributions of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Aggregate Pool Balance over the aggregate Class Principal Amount of the Offered Certificates and the Class B Certificates) at the Targeted Overcollateralization Amount. However, Realized Losses with respect to Mortgage Loans in any Mortgage Pool will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

          As described herein, to the extent that the Overcollateralization Amount for such Distribution Date exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the Certificate Principal Amounts of the Offered Certificates and the Class B Certificates, but will instead be applied as described below.

          APPLICATION OF MONTHLY EXCESS CASHFLOW. Any Monthly Excess Cashflow will, on each Distribution Date, be distributed in the following order of priority:

          (1) for each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date and for which a Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the Offered Certificates and the Class B Certificates equals the Target Amount for such Distribution Date, in the following order of priority:

               (a) concurrently, in proportion to the aggregate Class Principal Amount of the Senior Certificates relating to each Mortgage Pool, after giving effect to principal distributions on such Distribution Date (as described under "--Distributions of Principal--Principal Distribution Priorities" above), to the Group 1, Group 2 and Group 3 Certificates, in each case in accordance with the Related Senior Priority, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero; and

               (b) to the Offered Subordinate Certificates and the Class B Certificates, in accordance with the Subordinate Priority, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero;

          (2) for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

               (a) concurrently, in proportion to the aggregate Class Principal Amount of the Senior Certificates relating to each Mortgage Pool, after giving effect to principal distributions on such Distribution Date (as described under "--Distributions of Principal--Principal Distribution Priorities" above), to the Group 1, Group 2 and Group 3 Certificates, in each case in accordance with the Related Senior Priority, in reduction of their respective Class Principal Amounts until the Class Principal Amount of each such class after giving effect to distributions on such Distribution Date, equals the Senior Target Amount;

               (b) to the Class M1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1 Certificates, after giving effect to distributions on such Distribution Date, equals the M1 Target Amount;

               (c) to the Class M2 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1 and Class M2 Certificates, after giving effect to distributions on such Distribution Date, equals the M2 Target Amount;

               (d) to the Class M3 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2 and Class M3 Certificates, after giving effect to distributions on such Distribution Date, equals the M3 Target Amount;

               (e) to the Class M4 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3 and Class M4 Certificates, after giving effect to distributions on such Distribution Date, equals the M4 Target Amount;

               (f) to the Class M5 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates, after giving effect to distributions on such Distribution Date, equals the M5 Target Amount;

               (g) to the Class M6 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates, after giving effect to distributions on such Distribution Date, equals the M6 Target Amount;

               (h) to the Class M7 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates, after giving effect to distributions on such Distribution Date, equals the M7 Target Amount;

               (i) to the Class M8 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates, after giving effect to distributions on such Distribution Date, equals the M8 Target Amount;

               (j) to the Class M9 Certificates, in reduction of their Class Principal Amount, until the aggregate Class principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates, after giving effect to distributions on such Distribution Date, equals the M9 Target Amount;

               (k) to the Class B1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class B1 Certificates, after giving effect to distributions on such Distribution Date, equals the B1 Target Amount; and

               (l) to the Class B2 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, after giving effect to distributions on such Distribution Date, equals the B2 Target Amount;

          (3) to the Offered Subordinate Certificates and the Class B Certificates, in accordance with the Subordinate Priority, any Deferred Amount for each such class and such Distribution Date;

          (4) to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in the following order of priority:

               (a) concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;

               (b) to the Offered Subordinate Certificates and the Class B Certificates, in accordance with the Subordinate Priority, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date; and

               (c) for addition to amounts distributable pursuant to priority
          (6) below, any amounts remaining in the Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after satisfying priorities (4)(a) and (b) above for such Distribution Date;

          (5) to the Class P Certificates, the amount distributable thereon under the Trust Agreement;

          (6) to the Interest Rate Swap Account, for distribution pursuant to priority (11) under "--Supplemental Interest Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust--Interest Rate Swap Agreement" below; and

          (7) to the Residual Certificate, any remaining amount.

SUPPLEMENTAL INTEREST TRUST

          INTEREST RATE SWAP AGREEMENT. Under the Swap Agreement, one Business Day prior to each Distribution Date commencing in July 2006, the Securities Administrator, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty a fixed amount equal to the product of (a) the Rate of Payment for the related Distribution Date, (b) the Scheduled Notional Amount for the related Distribution Date and (c) a fraction, the numerator of which is the actual number of days in each Accrual Period and the denominator of which is 360, and the Swap Counterparty will be obligated to pay to the Securities Administrator, on behalf of the Supplemental Interest Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement), (y) the Scheduled Notional Amount for the related Distribution Date and (z) a fraction, the numerator of which is the actual number of days in each Accrual Period and the denominator of which is 360. A Net Swap Payment will be required to be made for the related Distribution Date either (a) by the Supplemental Interest Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

          The Swap Agreement will terminate immediately following the Distribution Date in May 2011 unless terminated earlier upon the occurrence of a Swap Default or Swap Early Termination.

          The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

          The Securities Administrator will establish the Interest Rate Swap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Securities Administrator will deposit into the Interest Rate Swap Account any Interest Rate Swap Amount received by the Securities Administrator, and the Securities Administrator will distribute from the Interest Rate Swap Account any Interest Rate Swap Amount pursuant to the priority of payments set forth under "--Application of Deposits and Payments Received by the Supplemental Interest Trust--Interest Rate Swap Agreement" below.

          As of the Cut-off Date, the aggregate significance percentage with respect to HSBC Bank USA, National Association as Swap Counterparty and Cap Counterparty will be less than 10%.

          THE SWAP COUNTERPARTY. HSBC Bank USA, National Association ("HSBC Bank") is a member of the HSBC Group, one of the world's largest banking and financial services groups. The HSBC Group is an international commercial and investment banking and financial services organization with some 9,800 offices in 77 countries and territories in Europe, the Asia-Pacific region, the Americas, the Middle East and Africa. HSBC Holdings plc, the ultimate parent company in the HSBC Group, is headquartered in London.

          HSBC Bank is chartered as a national banking association under the laws of the United States and, as such, is regulated primarily by the OCC. HSBC Bank's deposits are insured by the FDIC up to applicable limits. HSBC Bank's domestic operations are primarily in New York State. HSBC Bank also has banking branch offices and/or representative offices in Florida, California, New Jersey, Delaware,

Pennsylvania, Washington, Oregon, Massachusetts and Washington, D.C. In addition to its domestic offices, HSBC Bank maintains foreign branch offices, subsidiaries and/or representative offices in the Caribbean, Europe, Panama, Asia, Latin America, Australia and Canada.

          HSBC Bank is the principal subsidiary of HSBC USA Inc., an indirectly-held, wholly-owned subsidiary of HSBC North America Holdings Inc., one of the nation's top 10 bank holding companies by assets and an indirectly-held, wholly-owned subsidiary of HSBC Holdings plc. At December 31, 2005, HSBC Bank represented approximately 98% of the consolidated assets of HSBC USA Inc. and had assets of approximately $151 billion. HSBC Bank had outstanding approximately $139 billion of obligations, including deposits totaling $95 billion and $25 billion of long-term debt. It had total shareholders' equity of $12 billion.

          As of the date hereof, the long-term debt of HSBC Bank has been assigned a rating of AA- by S&P, Aa2 by Moody's and AA by Fitch. As of the date hereof, the short-term debt of HSBC Bank has been assigned a rating of A-1+ by S&P, P-1 by Moody's and F1+ by Fitch.

          Additional information about HSBC Bank and HSBC USA Inc. may be obtained by contacting the Manager of Investor Relations and Government Affairs at HSBC, 452 Fifth Avenue, New York, New York 10018, tel. (212) 525-6191.

          HSBC Bank USA, National Association may be replaced as Swap Counterparty if the aggregate significance percentage of the Swap Agreement and the Interest Rate Cap Agreement is equal to or greater than 6%.

          The respective obligations of the Swap Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default will have occurred and be continuing with respect to the Swap Agreement and (2) no Early Termination Date has occurred or been effectively designated with respect to the Swap Agreement.

          In addition, there are Additional Termination Events relating to the Supplemental Interest Trust, including if the Supplemental Interest Trust or the Trust Fund should terminate, if the Trust Agreement is amended in a manner adverse to the Swap Counterparty without the prior written consent of the Swap Counterparty where written consent is required or if, pursuant to the terms of the Trust Agreement, the Master Servicer exercises its option to purchase the Mortgage Loans. With respect to the Swap Counterparty, an Additional Termination Event will occur if any applicable short-term or long-term credit rating of the Swap Counterparty is downgraded below the specified levels set forth in the Swap Agreement and the Swap Counterparty fails to either post collateral or obtain a substitute Swap Counterparty, as more specifically described below.

          Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any Affected Party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement.

          Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust or the Swap Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, such payment will be paid from the Trust Fund on the Business Day prior to the related Distribution Date, and on the Business Day prior to any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

          If the Swap Counterparty's applicable short-term or long-term credit rating by any Rating Agency falls below the applicable levels specified in the Swap Agreement, the Swap Counterparty will be required either to (1) post collateral securing its obligations under the Swap Agreement or (2) obtain a substitute swap counterparty acceptable to the Securities Administrator and the Rating Agencies that will assume the obligations of the Swap Counterparty under the Swap Agreement, all as provided in the Swap Agreement.

          The Swap Counterparty is permitted to transfer its rights and obligations to another party, provided, that such replacement swap counterparty assumes all the obligations of the Swap Counterparty as set forth in the Swap Agreement and the Rating Agencies confirm in writing that as a result of such transfer, the Offered Certificates and the Class B Certificates will not be downgraded, all as provided in the Swap Agreement.

          INTEREST RATE CAP AGREEMENT. On or prior to the Closing Date, the Securities Administrator, on behalf of the Supplemental Interest Trust, will enter into the Interest Rate Cap Agreement for the benefit of the Offered Certificates and the Class B Certificates.

          Under the terms of the Interest Rate Cap Agreement, in exchange for a fixed payment made on behalf of the Supplemental Interest Trust on the Closing Date, the Cap Counterparty is obligated to pay to the Supplemental Interest Trust at least one Business Day prior to each Distribution Date, commencing with the Distribution Date in May 2007 and ending with the Distribution Date in May 2011, one month's interest calculated at an annual rate equal to the excess, if any, of LIBOR (as determined pursuant to the Interest Rate Cap Agreement) over the strike rate on a notional amount for the related Distribution Date, multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period related to such Distribution Date and the denominator of which is 360. The strike rate is equal to 6.25%. The initial notional amount will equal approximately $3,549,000 for the Distribution Date in May 2007.

          The Interest Rate Cap Agreement will terminate after the Distribution Date in May 2011.

          The Interest Rate Cap Agreement and any payments made by the Cap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

          The Securities Administrator will establish the Interest Rate Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Securities Administrator will deposit into the Interest Rate Cap Account any payments received by the Securities Administrator under the Interest Rate Cap Agreement, and the Securities Administrator will distribute from the Interest Rate Cap Account any Interest Rate Cap Amount pursuant to the priority of payments set forth under "--Application of Deposits and Payments Received by the Supplemental Interest Trust--Interest Rate Cap Agreement" below.

          HSBC Bank USA, National Association may be replaced as Cap Counterparty if the aggregate significance percentage of the Swap Agreement and the Cap Agreement is equal to or greater than 6%.

          THE CAP COUNTERPARTY. The Cap Counterparty is the same entity as the Swap Counterparty. See "--The Supplemental Interest Trust--The Swap Counterparty" above.

APPLICATION OF DEPOSITS AND PAYMENTS RECEIVED BY THE SUPPLEMENTAL INTEREST
TRUST.

          INTEREST RATE SWAP AGREEMENT. The Interest Rate Swap Amount will, on each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), be distributed from the Interest Rate Swap Account, after making all distributions under "--Application of Monthly Excess Cashflow" above, in the following order of priority:

          (1) to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution Date;

          (2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement;

          (3) to the Senior Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date pursuant to clause
(B)(i) under "--Distributions of Interest--Interest Distribution Priorities" above to the extent unpaid;

          (4) to the Offered Subordinate Certificates and the Class B Certificates, in accordance with the Subordinate Priority, Current Interest and any Carryforward Interest for each such class and such Distribution Date to the extent unpaid;

          (5) to the Offered Certificates and the Class B Certificates, any amount necessary to maintain the applicable target amounts specified in clauses
(1) and (2) under "--Credit Enhancement--Application of Monthly Excess Cashflow" above for such Distribution Date, for application pursuant to the priorities set forth in such clauses, after giving effect to distributions pursuant to such clauses;

          (6) to the Offered Subordinate Certificates and the Class B Certificates, in accordance with the Subordinate Priority, any Deferred Amount for each such class and such Distribution Date to the extent unpaid;

          (7) to the Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date, for application pursuant to the priorities set forth in clause (4)(a) under "--Credit Enhancement--Application of Monthly Excess Cashflow" above, to the extent unpaid;

          (8) to the Offered Subordinate Certificates and the Class B Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date, for application pursuant to the priorities set forth in clause (4)(b) under "--Credit Enhancement--Application of Monthly Excess Cashflow" above, to the extent unpaid;

          (9) if applicable, for application to the purchase of a replacement interest rate swap agreement;

          (10) to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement; and

          (11) to the Class X Certificates, any amount deposited into the Interest Rate Swap Account as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" above and any remaining Interest Rate Swap Amount.

          With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (5) and (6) above will not exceed cumulative Realized Losses incurred as reduced by amounts previously distributed pursuant to clauses (5) and (6) above together with amounts previously distributed pursuant to clauses (3) and (4) as described under "--Interest Rate Cap Agreement" below.

          INTEREST RATE CAP AGREEMENT. The Interest Rate Cap Amount will, on each Distribution Date, be distributed from the Interest Rate Cap Account, after making all distributions under "--Interest Rate Swap Agreement" above, in the following order of priority:

          (1) to the Senior Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date pursuant to clause (3) under "--Interest Rate Swap Agreement" above (such shortfall in Current Interest and Carryforward Interest to be allocated among such classes in proportion to the amount of Current Interest and Carryforward Interest that would have otherwise been distributable thereon), to the extent unpaid;

          (2) to the Offered Subordinate Certificates and the Class B Certificates, in accordance with the Subordinate Priority, Current Interest and any Carryforward Interest for each such class and such Distribution Date, to the extent unpaid;

          (3) to the Offered Certificates and the Class B Certificates, any amount necessary to maintain the applicable target amounts specified in clauses
(1) and (2) under "--Credit Enhancement--Application of Monthly Excess Cashflow" above for such Distribution Date, for application pursuant to the priorities set forth in such clauses, after giving effect to distributions pursuant to such clauses;

          (4) to the Offered Subordinate Certificates and the Class B Certificates, in accordance with the Subordinate Priority, any Deferred Amount for each such class and such Distribution Date to the extent unpaid;

          (5) to the Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date, for application pursuant to the priorities set forth in clause (4)(a) under "--Credit Enhancement--Application of Monthly Excess Cashflow" above, to the extent unpaid;

          (6) to the Offered Subordinate Certificates and the Class B Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date, for application pursuant to the priorities set forth in clause (4)(b) under "--Credit Enhancement--Application of Monthly Excess Cashflow" above, to the extent unpaid;

          (7) if applicable, for application to the purchase of a replacement interest rate cap agreement; and

          (8) to the Class X Certificates, any remaining Interest Rate Cap
Amount.

          With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (3) and (4) above will not exceed cumulative Realized Losses incurred as reduced by amounts previously distributed pursuant to clauses (3) and (4) above together with amounts previously distributed pursuant to clauses (5) and (6) as described under "--Interest Rate Swap Agreement" above.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

          On the Initial Optional Termination Date, the Master Servicer, with the prior written consent of the NIMS Insurer and LBH (which consent will not be unreasonably withheld), will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for a price equal to the Purchase Price. The Master Servicer, the Trustee, the Securities Administrator, each Servicer and each Custodian will be reimbursed from the Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees, as applicable and (ii) any other amounts due under the Trust Agreement, the Servicing Agreements or the Custodial Agreements, as applicable. If the Master Servicer fails to exercise such option, the NIMS Insurer will have the right to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with such guaranty of the NIM Securities. If such option is exercised, the Trust Fund will be terminated. If the Master Servicer fails to exercise such option on the Initial Optional Termination Date, the margin of each class of Offered Certificates will be increased as described under "Summary of Terms--The Certificates--Payments on the Certificates--Interest Payments" herein, and the margin of the Class B1 and Class B2 Certificates will be increased as described under "Glossary of Defined Terms--B1 Interest Rate" and "--B2 Interest Rate," respectively.

          The Trust Agreement will provide that if there are NIMS Securities outstanding on the date on which the Master Servicer or the NIMS Insurer intends to exercise its option to purchase the assets of the Trust Fund, the Master Servicer or the NIMS Insurer may only exercise its option with the prior written consent of 100% of the holders of the NIMS Securities and upon payment of an additional amount which will retire any amounts of principal and/or interest due to the holders of the NIMS Securities.

                       FEES AND EXPENSES OF THE TRUST FUND

          In consideration of their duties on behalf of the Trust Fund, the Servicers, the LPMI Providers, the Master Servicer, the Trustee, the Securities Administrator and the Credit Risk Manager will receive from the assets of the Trust Fund certain fees as set forth in the following table:

                                 FREQUENCY                                                                HOW AND WHEN
FEE PAYABLE TO:                 OF PAYMENT:                  AMOUNT OF FEE:                             FEE IS PAYABLE:
------------------------------  -----------  ----------------------------------------------  -------------------------------------
SERVICERS                         monthly    For each Mortgage Loan, a monthly fee paid to   Withdrawn from the related Servicing
                                             each Servicer out of interest collections       Account in respect of each Mortgage
                                             received from the related Mortgage Loan         Loan serviced by the related
                                             calculated as the product of (a) the            Servicer, before payment of any
                                             outstanding principal balance of each Mortgage  amounts to Certificateholders.
                                             Loan and (b) 0.50% per annum.

LPMI PROVIDERS                    monthly    For any Mortgage Loan covered by an LPMI        Payable out of funds on deposit in
                                             Policy, the product of the outstanding          the Certificate Account before
                                             Scheduled Principal Balance of the related      payment of any amounts to
                                             Mortgage Loan and the following applicable      Certificateholders.
                                             Insurance Fee Rate:

                                             o    for MGIC, an annual percentage rate of
                                                  1.170% of the Scheduled Principal Balance
                                                  of each 80+ LTV Loan

                                 FREQUENCY                                                                HOW AND WHEN
FEE PAYABLE TO:                 OF PAYMENT:                  AMOUNT OF FEE:                             FEE IS PAYABLE:
------------------------------  -----------  ----------------------------------------------  -------------------------------------
                                                  insured under the MGIC Policy;

                                             o    for RMIC, the annual percentage rate set
                                                  forth in the RMIC Policy with respect to
                                                  each 80+ LTV Loan covered by the RMIC
                                                  Policy of between 0.180% and 2.400% (with
                                                  a weighted average as of the Cut-off Date
                                                  of approximately 1.605%) of the Scheduled
                                                  Principal Balance of each Mortgage Loan
                                                  insured under the RMIC Policy; or

                                             o    for PMI, the annual percentage rate set
                                                  forth in the PMI Policy with respect to
                                                  each 80+ LTV Loan covered by the PMI
                                                  Policy of between 0.414% and 2.398% (with
                                                  a weighted average as of the Cut-off Date
                                                  of approximately 1.428%) of the Scheduled
                                                  Principal Balance of each Mortgage Loan
                                                  insured under the PMI Policy.

MASTER SERVICER AND SECURITIES    monthly    One day's investment earnings on amounts on     Retained by the Master
ADMINISTRATOR                                deposit in the Certificate Account after        Servicer/Securities Administrator
                                             payment to the Trustee of any of the Trustee's
                                             fee remaining unpaid from the Certificate
                                             Account, as described below.

TRUSTEE                          annually    A fixed annual fee of $3,750.                   Payable by the Master
                                                                                             Servicer/Securities Administrator
                                                                                             from Master Servicer's and Securities
                                                                                             Administrator's investment earnings
                                                                                             on amounts on deposit in the
                                                                                             Certificate Account.

CREDIT RISK MANAGER               monthly    0.011% per annum on the Scheduled Principal     Payable from the Certificate Account
                                             Balance of each Mortgage Loan.                  after payments of interest have been
                                                                                             made to Certificateholders.

          The Servicing Fees set forth in the table above may not be increased without amendment of the applicable Servicing Agreement as described under "Mortgage Loan Servicing--Amendment of the Servicing Agreements" below. None of the other fees set forth in the table above may be changed without amendment of the Trust Agreement as described under "The Trust Agreement--Certain Matters Under the Trust Agreement--Amendment of the Trust Agreement" below.

amendment of the Trust Agreement as described under "The Trust
Agreement--Certain Matters Under the Trust Agreement--Amendment of the Trust Agreement" below.

          Fees to the Cap Counterparty in consideration of the Cap Counterparty's entering into the Interest Rate Cap Agreement will be paid by LBH on or prior to the Closing Date and will not be payable from the assets of the Trust Fund.

          Expenses of the Servicers, the Custodians, the Master Servicer and the Securities Administrator will be reimbursed before payments are made on the Certificates. Expenses of the Trustee will be reimbursed up to $200,000 annually before payments of interest and principal are made on the Certificates; any additional unpaid expenses above $200,000 in any anniversary year will be paid to the Trustee to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Certificates and payment of the Credit Risk Manager's Fee.

                        DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

          Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Cut-off Date Balance.

          The Trust Fund will primarily consist of approximately 17,353 conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien, residential Mortgage Loans, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 40 years and have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $2,730,175,981.

          Approximately 45.90%, 26.83% and 11.36% of the Mortgage Loans were acquired by the Seller or the Bank from BNC, Countrywide and Argent, respectively. The remaining 15.92% of Mortgage Loans were acquired by the Seller or the Bank by various other originators. Underwriting guidelines of the type described under "Origination of the Mortgage Loans and Underwriting Guidelines" were applied by the Originators underwriting the Mortgage Loans. Because, in general, such Underwriting Guidelines are less strict than Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such Mortgage Loans to the Trust Fund. See "The Trust Agreement--Assignment of Mortgage Loans."

          Approximately 6,542 (or 19.94%) of the Mortgage Loans are Fixed Rate Mortgage Loans and approximately 10,811 (or 80.06%) of the Mortgage Loans are Adjustable Rate Mortgage Loans, as described in more detail under "--Adjustable Rate Mortgage Loans" below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

          Approximately 12,893 (or 91.30%) of the Mortgage Loans are First Lien Mortgage Loans and approximately 4,460 (or 8.70%) are Second Lien Mortgage Loans or deeds of trust or similar security instruments on Mortgaged Properties consisting of residential properties including one- to four-family dwelling units, individual units in planned unit developments, individual condominium units, manufactured housing and condotels.

          Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See "Description of Mortgage and Other Insurance--Hazard Insurance on the Loans" in the prospectus.

          Approximately 41.59% of the Mortgage Loans are 80+ LTV Loans. In the case of the Second Lien Mortgage Loans, all of the related Mortgaged Properties have Combined Loan-to-Value Ratios no greater than 100%.

          With respect to approximately 70.75%, 65.79% and 74.37% of the 80+ LTV Loans in Pool 1, Pool 2 and Pool 3, respectively, LBH has acquired initial primary mortgage insurance coverage through MGIC, RMIC or PMI as described under "--Primary Mortgage Insurance" below. Second Lien Mortgage Loans are not covered by these primary mortgage insurance policies. Such primary mortgage insurance coverage will generally have the effect of reducing the original Loan-to-Value Ratios of such 80+ LTV Loans to 60%.

          Approximately 77.71% of the Adjustable Rate Mortgage Loans and approximately 55.43% of the Fixed Rate Mortgage Loans are fully amortizing. However, approximately 22.29% of the Adjustable Rate Mortgage Loans and approximately 44.57% of the Fixed Rate Mortgage Loans are Balloon Loans. Approximately 29.12% and 70.88% of the Balloon Loans have original terms to maturity of 15 years and 30 years, respectively. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan will be borne by Certificateholders, to the extent not repaid by the applicable credit enhancement. None of the Servicers, the Master Servicer, the Securities Administrator or the Trustee will make any Advances with respect to delinquent Balloon Payments.

          Approximately 19.44%, 16.64% and 29.40% of the Mortgage Loans in Pool 1, Pool 2 and Pool 3, respectively, are Interest-Only Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of two, three, five or ten years following the origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of the Interest-Only Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

          Approximately 68.38% of the Mortgage Loans provide for a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the Prepayment Premium Period, as described herein. The Prepayment Premium Periods range from one year to five years after origination. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related mortgage note; for approximately 81.70% of the Mortgage Loans with Prepayment Premiums, this amount is equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance during any 12-month period during the applicable Prepayment Premium Period. Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Offered Certificates or the Class B Certificates, but rather will be distributed to the holders of the Class P Certificates. A Servicer may waive (or permit a subservicer to waive) a Prepayment Premium without the consent of the Trustee and the NIMS Insurer (and without reimbursing the Trust Fund from its own funds for any foregone Prepayment Premium) only if (i) the prepayment is not the result of a refinancing by such Servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of such Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment

Premium and the related Mortgage Loan or (ii) such waiver relates to a Prepayment Premium the collection of which would, in the reasonable judgment of the related Servicer, be in violation of law. The Servicers will be obligated to deposit with the Master Servicer from their own funds the amount of any Prepayment Premium to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium as described above).

          As of the Cut-off Date, approximately 99.74% of the Mortgage Loans were less than 30 days delinquent in payment and approximately 0.26% of the Mortgage Loans were at least 30 but less than 60 days delinquent in payment. The delinquency status of a mortgage loan is determined as of the due date in the following month in accordance with the OTS method, so that, for example, if a borrower failed to make a monthly payment due on April 1 by April 30, that mortgage loan would be considered less than 30 days delinquent in payment. If the payment were not made by June 1, the loan would then be considered to be at least 30 but less than 60 days delinquent in payment. Certain historical delinquency information is provided in Annex A to this prospectus supplement.

          As of the Cut-off Date, none of the Mortgage Loans in the Trust Fund will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

          As earlier described under "Description of the Certificates--General," the Mortgage Loans in the Trust Fund have been divided into three Mortgage Pools (Pool 1, Pool 2 and Pool 3) for the purpose of allocating interest and principal distributions among the Senior Certificates.

          On the Closing Date:

          Pool 1 will consist of approximately (i) 3,190 Fixed Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $220,672,711 and
(ii) 4,923 Adjustable Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $861,490,227;

          Pool 2 will consist of approximately (i) 1,428 Fixed Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $98,292,842 and
(ii) 2,177 Adjustable Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $340,615,917; and

          Pool 3 will consist of approximately (i) 1,924 Fixed Rate Mortgage Loans having an aggregate Cut-off Balance of approximately $225,358,818 and (ii) 3,711 Adjustable Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $983,745,463.

          Other important statistical characteristics of each Mortgage Pool are described in Annex A to this prospectus supplement.

ADJUSTABLE RATE MORTGAGE LOANS

          All of the Adjustable Rate Mortgage Loans are Six-Month LIBOR Mortgage Loans. There will be corresponding adjustments to the monthly payment amount for each Adjustable Rate Mortgage Loan on the related Adjustment Date; provided that the first such adjustment for approximately 88.16% of the Adjustable Rate Mortgage Loans will occur after an initial period of approximately two years following origination; in the case of approximately 11.33% of the Adjustable Rate Mortgage Loans, approximately three years following origination; and in the case of approximately 0.14% of the Adjustable Rate Mortgage Loans, approximately five years following origination.

          On each Adjustment Date for an Adjustable Rate Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the Index and the Gross


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Margin, provided that the Mortgage Rate on each such Adjustable Rate Mortgage
Loan will not increase or decrease by more than the related Periodic Cap on any related Adjustment Date and will not exceed the related Maximum Rate or be less than the related Minimum Rate. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Cap; the Initial Caps range from 1.000% to 6.000% for all of the Adjustable Rate Mortgage Loans. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Cap, Periodic Cap and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "--The Index" below.

          The Adjustable Rate Mortgage Loans do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

THE INDEX

          As indicated above, the Index applicable to the determination of the Mortgage Rates for all of the Adjustable Rate Mortgage Loans will be an index based on Six-Month LIBOR as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date or (2) the first business day of the month preceding the month of such Adjustment Date. In the event that Six-Month LIBOR becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

PRIMARY MORTGAGE INSURANCE

          Approximately 50.39%, 38.78% and 34.75% of the Mortgage Loans in Pool 1, Pool 2 and Pool 3, respectively, are 80+ LTV Loans. See "Description of the Mortgage Pools--General." Three loan-level primary mortgage insurance policies will be acquired on behalf of the Trust Fund from MGIC, RMIC and PMI. The MGIC Policy will be acquired on or prior to the Closing Date from MGIC with respect to approximately 45.16%, 39.78% and 46.73% of the 80+ LTV Loans in Pool 1, Pool 2 and Pool 3, respectively. The RMIC Policy will be acquired on or prior to the Closing Date from RMIC with respect to approximately 13.91%, 14.80% and 12.19% of the 80+ LTV Loans in Pool 1, Pool 2 and Pool 3, respectively. The PMI Policy will be acquired on or prior to the Closing Date from PMI with respect to approximately 11.68%, 11.21% and 15.45% of the 80+ LTV Loans in Pool 1, Pool 2 and Pool 3, respectively.

          The LPMI Policies are subject to various limitations and exclusions as described above or as provided in the applicable LPMI Policy, and will provide only limited protection against losses on defaulted Mortgage Loans.

          As of the Cut-off Date, the aggregate significance percentage with respect to each of MGIC, RMIC and PMI will be less than 10%.

          MORTGAGE GUARANTY INSURANCE CORPORATION. MGIC is a wholly owned subsidiary of MGIC Investment Corporation. As of the date of this prospectus supplement, MGIC had insurer financial strength ratings of "AA" from S&P and "Aa2" from Moody's. The rating agencies issuing the insurer financial strength rating with respect to MGIC can withdraw or change its rating at any time. As of March 31, 2006, MGIC reported on a statutory accounting basis, assets of approximately $7,241,580,000, policyholders' surplus of approximately $1,506,656,000 and a statutory contingency reserve of


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approximately $4,531,725,000. As of March 31, 2006, MGIC reported direct primary insurance in force of approximately $166.9 billion and direct pool risk in force of approximately $7.3 billion. An Annual Statement for MGIC for the year ended December 31, 2005, prepared on the Convention Form prescribed by the National Association of Insurance Commissioners, is available upon written request from the Trustee. For further information regarding MGIC, investors are directed to MGIC Investment Corporation's periodic reports filed with the United States Securities and Exchange Commission, which are publicly available.

          The MGIC Policy covers approximately 45.16%, 39.78% and 46.73% of the 80+ LTV Loans in Pool 1, Pool 2 and Pool 3, respectively. The MGIC Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the MGIC Policy is covered for losses up to the policy limits; provided, however, that the MGIC Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in such MGIC Policy. Claims on insured Mortgage Loans generally will reduce uninsured exposure to an amount equal to 60% of the lesser of the appraised value as of the origination date or the purchase price, as the case may be, of the related Mortgaged Property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policy covering the Mortgage Loans remains in effect and a full claim settlement is made thereunder.

          The MGIC Policy is required to remain in force with respect to each Mortgage Loan covered thereunder until (i) the principal balance of the Mortgage Loan is paid in full; or (ii) the principal balance of the Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under such MGIC Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Policy occurs that allows for the termination of the MGIC Policy by MGIC or cancellation of the MGIC Policy by the insured.

          The MGIC Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to (i) the assignment of coverage on individual Mortgage Loans from the Trustee to the Seller in connection with any Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Mortgage Loans from the Trustee to any successor Trustee, provided that in each case, prompt notice of such assignment is provided to MGIC.

          The MGIC Policy generally requires that delinquencies on any Mortgage Loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the Mortgage Loan must be submitted to MGIC on a monthly basis thereafter, and that appropriate proceedings to obtain title to the property securing such Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Policy, the insured must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of such MGIC Policy, and (ii) if the Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC Policy.

          The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any pre-existing primary mortgage insurance policy covering the Mortgage Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a


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claim settlement under any pre-existing primary mortgage insurance policy covering the Mortgage Loan) and with the insured retaining title to the property securing such Mortgage Loan, or (iii) if the property securing the Mortgage Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Policy to reflect the actual loss.

          Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Mortgage Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Policy unless the property securing the Mortgage Loan is in the same physical condition as when such Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners' insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

          If a claim submitted under the MGIC Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC's receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

          Unless approved in writing by MGIC, no changes may be made to the terms of the Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Mortgage Loan, nor may any mortgagor be released under the Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured's approval, MGIC's liability for coverage of the Mortgage Loan under the MGIC Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any Mortgage Loan covered by the MGIC Policy, the applicable Servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Mortgage Loan.

          The MGIC Policy excludes coverage of: (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage; (iv) certain claims where there is an environmental condition which existed on the property securing the Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Mortgage Loan) as of the effective date of coverage; (v) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the Mortgage Loan; (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Policy or of its obligations as imposed by operation of law; (vii) certain claims resulting from physical damage to a property securing a Mortgage Loan; (viii) any claim arising from the failure of the borrower under a covered Mortgage Loan to make any balloon payment, if applicable, under such Mortgage Loan, and (ix) any claim submitted in connection with a Mortgage Loan if the Mortgage Loan did not meet MGIC's requirements applicable to the origination of the Mortgage Loan.

          In issuing the MGIC Policy, MGIC has relied upon certain information and data regarding the Mortgage Loans furnished to them by the Seller. The MGIC Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Mortgage Loan or the application for insurance, or made by any appraiser or other person providing


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valuation information regarding the property securing the Mortgage Loan; (ii)
negligence or fraud by the applicable Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Mortgage Loan in accordance with specified plans. The MGIC Policy permits MGIC to cancel coverage of a Mortgage Loan under the MGIC Policy or deny any claim submitted under the MGIC Policy in connection with a Mortgage Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of a covered Mortgage Loan.

          The preceding description of the MGIC Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Policy, a copy of which is available upon request from the Trustee.

          REPUBLIC MORTGAGE INSURANCE COMPANY.

          General. Republic Mortgage Insurance Company, or RMIC, a North Carolina corporation, with administrative offices located at 190 Oak Plaza Boulevard in Winston-Salem, North Carolina 27105, is a monoline private mortgage insurance company. RMIC was organized in December 1972 and commenced business in March 1973, to provide primary mortgage guaranty insurance coverage on residential mortgage loans, as well as mortgage portfolio and pool insurance policies which enhance insurance coverage for various types of mortgage related securities. RMIC is a wholly owned subsidiary of Old Republic Mortgage Guaranty Group, Inc., a Delaware corporation, which is a wholly owned subsidiary of Old Republic International Corporation (NYSE: ORI) ("Old Republic"), a Delaware corporation based in Chicago, Illinois. RMIC is licensed in 49 states and the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Freddie Mac and Fannie Mae.

          An Annual Statement for RMIC for the years ended December 31, 2004 and 2005, prepared on the Convention Form prescribed by the National Association of Insurance Commissioners, is available upon request from the Trustee. As of December 31, 2004, RMIC reported on its annual report, which is maintained on a statutory accounting basis, assets of $1,660,956,496, policyholders' surplus of $138,580,663 and a statutory contingency reserve of $1,285,160,465. As of December 31, 2005, RMIC reported on its annual report, which is maintained on a statutory accounting basis, assets of $1,659,577,852, policyholders' surplus of $272,737,922 and a statutory contingency reserve of $1,022,579,436. As of March 31, 2006, RMIC reported on its unaudited quarterly report, which is maintained on a statutory accounting basis, assets of $1,547,389,432, policyholders' surplus of $235,872,455 and a statutory contingency reserve of $1,063,268,279.

          The financial strength of RMIC is rated "Aa3" by Moody's, "AA" by S&P and "AA" by Fitch. Each rating of RMIC should be evaluated independently. The ratings reflect each respective Rating Agency's current assessment of the creditworthiness of RMIC and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable Rating Agency.

          The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the Rating Agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. RMIC does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

          The RMIC Policy. The following summary of the RMIC Policy does not purport to describe all of the provisions of the RMIC Policy.


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          The RMIC Policy insures a portion of the loss that may be incurred on each Mortgage Loan insured thereunder. The RMIC Policy covers approximately 13.91%, 14.80% and 12.19% of the 80+ LTV Loans in Pool 1, Pool 2 and Pool 3, respectively.

          Mortgage Loans with Loan-to-Value Ratios in excess of 80% (determined based on (i) the Mortgaged Property value used by the related originator to compute the original Loan-to-Value Ratio of the related Mortgage Loan and (ii) the principal balance of the related Mortgage Loan as of the date of the data file upon which RMIC bid to provide the RMIC Policy relating to the covered Mortgage Loans) that are otherwise eligible for coverage are sometimes referred to as RMIC Covered Loans.

          The maximum amount of coverage under the RMIC Policy for each RMIC Covered Loan covered is equal to the lesser of:

          (i)  the actual loss,

          (ii) $200,000 and

          (iii) the product of (x) the "Specified Coverage Amount" set forth in the table below and (y) the Claim Amount (as defined below) (exclusive of any principal payments paid or payable pursuant to any other primary mortgage insurance policy covering the Mortgage Loan, if applicable) of that RMIC Covered Loan.

LOAN-TO-VALUE RATIO AS OF THE CUT-OFF DATE   SPECIFIED COVERAGE AMOUNT
------------------------------------------   -------------------------
 Greater than 80% to 85%                                30%
 Greater than 85% to 90%                                34%
 Greater than 90% to 95%                                37%
 Greater than 95% to 100%                               40%

          Thus, the covered portion of any loss on a defaulted Mortgage Loan will differ depending upon the Loan-to-Value Ratio of the RMIC Covered Loan.

          The RMIC Policy does not cover Mortgage Loans having Loan-to-Value Ratios of less than or equal to 80% or greater than 100% (determined based on (i) the Mortgaged Property value used by the related Originator to compute the original Loan-to-Value Ratio of the related Mortgage Loan and (ii) the principal balance of the related mortgage as of the date of the data file upon which RMIC bid to provide a RMIC Policy relating to the covered Mortgage Loans). In addition, in order for an RMIC Covered Loan to be eligible for coverage under the RMIC Policy the loan must not be more than 30 days past due as of the Cut-off Date, and housing payments may not have been (i) 30 days delinquent on more than four occasions and 60 days delinquent on any occasion in the last 12 months preceding the Cut-Off Date, or (ii) 30 days delinquent on more than two occasions and 60 days delinquent on more than one occasion in the last 12 months preceding the Cut-off Date. Rolling lates are acceptable (maximum six consecutive months rolling lates equals one 30-day late). A borrower must also have a minimum 24 months since consummation of foreclosure proceedings and a minimum 18 months since bankruptcy discharge, in each case as of the Cut-Off Date. An existing mortgage may be no more than 30 days late at funding.

          Pursuant to the terms of the RMIC Policy, losses on the Mortgage Loans insured thereunder may be covered in one of the following three ways at the discretion of RMIC:

          (i) if the related Mortgaged Property has been foreclosed upon by a related Servicer on behalf of the Trust Fund, RMIC may acquire the related Mortgaged Property for the Claim Amount (as defined below);


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          (ii)  if the related Mortgaged Property is sold to a third party prior to or after foreclosure (and, in either case, such sale has been previously approved by RMIC), then RMIC will pay to the Trust Fund the lesser of (A) the actual loss on the Mortgaged
                Property, (B) $200,000 or (C) the product of the Specified Coverage Amount (as described in the table above) and the Claim Amount (exclusive of any Mortgage Loan, if applicable); or

          (iii) if the related Mortgaged Property had been foreclosed upon by a Servicer and either RMIC elects not to acquire the property or an acceptable sale to a third party is not available at such time, then RMIC will pay to such Servicer an amount equal to the lesser of (A) the actual loss on the Mortgaged Property, (B) $200,000 or (C) the product of the Specified Coverage Amount and the Claim Amount (exclusive of any Mortgage Loan, if applicable).

          The Claim Amount (the "Claim Amount") is equal to:

          (i) the outstanding scheduled principal balance of the related Mortgage Loan; plus

          (ii) accrued and unpaid interest due on the Mortgage Loan computed at the mortgage interest rate through the date that the related claim was filed with RMIC, but excluding applicable late charges, penalty interest, and other changes to the interest rate by reason of the default; plus

          (iii) certain expenses after delinquency paid by the insured (such as hazard insurance premiums, taxes, maintenance expenses, attorneys fees and other foreclosure costs); minus

          (iv) certain amounts received or held by the insured (such as rental income and escrow deposits).

          Under the RMIC Policy, the applicable Servicer is required to perform certain actions as a condition to eventually making a claim for payment. For example, the applicable Servicer is required to submit to RMIC written notice
(i) within 45 days with regard to a Mortgage Loan that becomes 45 days delinquent if it occurs when the first payment is due under the Mortgage Loan, or (ii) within ten days of the earlier to occur of either (A) the date when the Mortgage Loan becomes four months delinquent, or (B) the date when legal or administrative actions have been commenced. In addition, the applicable Servicer is required to provide monthly reports regarding the delinquency of any Mortgage Loans covered under the RMIC Policy. The Servicer must make certain advances for the protection and preservation of the related Mortgaged Property. Furthermore, with respect to any Mortgage Loan covered under the RMIC Policy, the Servicer must obtain the prior approval of RMIC in connection with any:

          (i) modification by such Servicer of the terms of the related Mortgage Loan;

          (ii)  assumption by a new borrower;

          (iii) acceptance of a deed in lieu of foreclosure; or

          (iv)  sale of the underlying Mortgaged Property.

          The applicable Servicer must follow specified procedures for making a claim on a Mortgage Loan covered under the RMIC Policy. When a Mortgage Loan becomes materially delinquent (in any event no later than when the Mortgage Loan becomes six months delinquent) and satisfactory arrangements to


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bring the Mortgage Loan current are not made, the Servicer must initiate foreclosure proceedings. The Servicer is required to file a claim with RMIC no later than 60 days after acquiring marketable title to the Mortgaged Property. If the Servicer is not required to have title to the Mortgaged Property to file a claim for a reason described in the RMIC Policy, then the claim must be filed
(i) within 60 days after the property is conveyed in a pre-foreclosure sale, at the foreclosure sale or by exercise of the rights of redemption, or (ii) at a time otherwise directed by RMIC and communicated to the Servicer.

          Subject to the conditions and exclusions of the RMIC Policy, RMIC is required to process and pay a claim within 60 days after a fully completed claim has been submitted to RMIC. If a claim filed by the applicable Servicer is incomplete, then RMIC may notify the Servicer within 20 days of receipt of the related claim. RMIC will not be required to make any payment in respect of such incomplete claim until 60 days after submission by the applicable Servicer of the missing or incomplete information. If the Servicer fails to file a fully completed claim with RMIC within 180 days after the filing of the claim (or such longer period as RMIC may allow), the insured will no longer be entitled to payment of a loss under the RMIC Policy.

          The failure by the applicable Servicer to perform any actions that are a condition for payment of a claim may result either in such claim being excluded from coverage under the RMIC Policy or in the amount of such claim being reduced. In addition, RMIC will not be liable for, and the RMIC Policy will not cover, any claim relating to losses from physical damage or environmental conditions affecting the Mortgaged Property, fraud or misrepresentation by or on behalf of the Trust Fund in obtaining the RMIC Policy, failure of the mortgage to provide the lender with a first priority lien on the related property at origination of the mortgage loan, losses from the applicable Servicer's negligence or release of the borrower from any portion of its payment obligations, non-compliance with the RMIC Policy and certain other types of losses described in the RMIC Policy. Claim payments under the RMIC Policy will be made to the applicable Servicer.

          The Master Servicer will cause to be paid from interest collections the premium payable to RMIC for coverage of each insured Mortgage Loan (and any West Virginia, Kentucky or other applicable state taxes relating to such premium). These premiums are calculated as an annual percentage of the Scheduled Principal Balance of each RMIC Covered Loan insured under the RMIC Policy.

          This description of the RMIC Policy is only a brief summary of the policy and does not purport to be complete with respect to any non-uniform amendment thereto required by a particular jurisdiction. For a more complete description of the provisions, time, and conditions of the RMIC Policy, prospective investors in the Certificates are encouraged to review such policy, copies of which are available upon request from the Trustee and will be filed with the Securities and Exchange Commission.

          PMI MORTGAGE INSURANCE CO.

          General. PMI is an Arizona corporation with its administrative offices in Walnut Creek, California. PMI is a monoline mortgage guaranty insurance company founded in 1972 and currently provides primary mortgage guaranty insurance on residential mortgage loans. PMI is a wholly owned subsidiary of The PMI Group, Inc., a publicly traded company (NYSE: PMI). PMI is licensed in 50 states, the District of Columbia, Guam, Puerto Rico and the Virgin Islands to offer mortgage guaranty insurance and is approved as a private mortgage insurer by Freddie Mac and Fannie Mae. As of March 31, 2006, PMI reported, on a statutory accounting basis, admitted assets of $3,587,858,475, policyholders' surplus of $564,592,751 and a statutory contingency reserve of $2,364,106,123. As of March 31, 2006, PMI reported total insurance in force (including primary and mortgage pool insurance) of $144,758,793,769. A quarterly statement for PMI for the period ended March 31, 2006, prepared on the convention form prescribed by the National Association of Insurance Commissioners, is available


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upon request from PMI. PMI is rated "AA" by S&P, "AA+" by Fitch and "Aa2" by
Moody's with respect to its claims-paying ability. There is no assurance that the ratings will continue for any given period of time or that they will not be revised or withdrawn entirely by such Rating Agencies if, in their judgment, circumstances so warrant

          The ratings reflect each respective Rating Agency's current assessments of the creditworthiness of PMI and its ability to pay claims on its policies of insurance. Each financial strength rating of PMI should be evaluated independently. Any further explanation as to the significance of the above ratings may be obtained only from the applicable Rating Agency. The above ratings are not recommendations to buy, sell or hold any class of offered certificates, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable Rating Agency. Any downward revision, qualification or withdrawal of any of the above ratings may have a material adverse effect on the market prices of the offered certificates. PMI does not guaranty the market prices of the offered certificates nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

          For further information regarding PMI, investors are directed to The PMI Group, Inc.'s periodic reports filed with the Securities and Exchange Commission, which are publicly available.

          The Mortgage Insurance Policy. The following summary of the PMI Policy does not purport to describe all of the provisions of the PMI Policy. For a more complete description of the terms and conditions of the PMI Policy, reference is made to the form of PMI Policy, a copy of which is available upon request from the Trustee and will be filed with the Securities and Exchange Commission. This description of the PMI Policy is a summary and is qualified by reference to it.

          The PMI Policy insures a portion of the loss that may be incurred on each Mortgage Loan insured thereunder. Pursuant to the terms of the PMI Policy, losses on the Mortgage Loans insured thereunder may be covered in one of the following three ways at the discretion of PMI: (1) if the related Mortgaged Property has been foreclosed upon by a Servicer, PMI may acquire the related Mortgaged Property from the Trust Fund for the PMI Claim Amount (as defined below); (2) if the related Mortgaged Property is sold to a third party prior to or after foreclosure (and, in either case, such sale has been previously approved by PMI), then PMI will pay to the Trust Fund the lesser of (a) the actual loss on the Mortgaged Property or (b) the PMI Coverage Percentage (as defined below) multiplied by the PMI Claim Amount; or (3) if the related Mortgaged Property has been foreclosed upon by a Servicer and either (a) PMI elects not to acquire the property or (b) an acceptable sale to a third party is not available at such time, then PMI will pay to such Servicer an amount equal to the PMI Coverage Percentage multiplied by the PMI Claim Amount.

          The claim amount (the "PMI Claim Amount") is equal to: (1) the outstanding Scheduled Principal Balance of the Mortgage Loan; plus (2) accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate through the date that the related claim was filed with PMI; plus (3) certain advances required to be made by a Servicer, such as hazard insurance premiums, taxes, maintenance expenses and foreclosure costs; minus (4) certain amounts specified in the PMI Policy, including rental income and escrow deposits.

          The coverage percentage (the "PMI Coverage Percentage") for a PMI Mortgage Loan is equal to (a) one minus (b) the quotient of (x) 60% divided by
(y) the original Loan-to-Value Ratio of such PMI Mortgage Loan; provided, however, that for these purposes (i) the original Loan-to-Value Ratio is rounded up to the nearest whole number (for example, 62.3% will be rounded up to 63% and 64.9% will be rounded up to 65%) and (ii) the value resulting from performing the calculation described in (b) above is rounded up to the nearest whole number (for example, the result of dividing 60% by 63% is


                                      S-69

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approximately 95.24%, which will be rounded up to 96% and 60% divided by 65% is approximately 92.31%, which will be rounded up to 93%).

          The PMI Policy is required to remain in force with respect to each Mortgage Loan until (i) the principal balance of such Mortgage Loan is paid in full or liquidated, (ii) optional termination of the trust occurs or (iii) any other event specified in the PMI Policy occurs that allows for the termination of such PMI Policy by PMI. Such events include, but are not limited to, the failure of the insured to pay premiums when due. The applicable Servicer must follow specified procedures for making a claim on a Mortgage Loan covered under the PMI Policy. When a Mortgage Loan becomes materially delinquent and satisfactory arrangements with respect to such Mortgage Loan are not made, the applicable Servicer will initiate foreclosure proceedings. The applicable Servicer is required to file a claim with PMI no later than 60 days after the earlier to occur of (i) acquiring marketable title to the Mortgaged Property or
(ii) a pre-arranged sale of the Mortgaged Property in a manner described in the PMI Policy. Subject to the conditions and exclusions of the PMI Policy, PMI is required to process and pay a claim within 60 days after a fully completed claim has been submitted to PMI. If a claim filed by the applicable Servicer is incomplete, then PMI is required to notify such Servicer within 20 days of receipt of the related claim. PMI will not be required to make any payment in respect of such incomplete claim until 60 days after submission by the applicable Servicer of the missing or incomplete information.

          Under the PMI Policy, the applicable Servicer is required to perform certain actions as a condition to claim payment. For example, the applicable Servicer is required to submit to PMI (a) a legal notice with regard to any Mortgage Loan that becomes 90 days delinquent or with respect to which legal or administrative actions have been commenced and (b) monthly reports regarding the delinquency of any Mortgage Loans covered under the PMI Policy. In addition, with respect to any Mortgage Loan covered under the PMI Policy, the applicable Servicer must obtain the prior approval of PMI in connection with any: (i) modification by such Servicer of the material terms of the related Mortgage Loan, (ii) assumption by a new borrower, (iii) acceptance of a deed in lieu of foreclosure, or (iv) sale of the underlying Mortgaged Property. The failure by the applicable Servicer to perform any actions that condition a claim payment may either result in such claim being excluded from coverage under the PMI Policy or in the amount of such claim being reduced. In addition, the related Mortgaged Property must be in the same physical condition it was when it was originally submitted for insurance under the PMI Policy except for reasonable wear and tear.

          The PMI Policy may not cover loans where there is material fraud by a First Party (as that term is defined in the PMI Policy) in the origination of the loan or extension of coverage, certain losses from physical damage or environmental conditions, losses from the applicable Servicer's negligence or non-compliance with the PMI Policy and certain other types of losses described in the PMI Policy. Claim payments under the PMI Policy will be made to the applicable Servicer, deposited in such Servicer's Servicing Account, and treated in the same manner as other insurance proceeds.

POOL 1 MORTGAGE LOANS

          The Pool 1 Mortgage Loans are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.

          Prior to the issuance of the Certificates, Mortgage Loans may be removed from Pool 1, as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.


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          No more than approximately 0.43% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

POOL 2 MORTGAGE LOANS

          The Pool 2 Mortgage Loans are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.

          Prior to the issuance of the Certificates, Mortgage Loans may be removed from Pool 2, as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

          No more than approximately 0.35% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

POOL 3 MORTGAGE LOANS

          The Pool 3 Mortgage Loans are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.

          Prior to the issuance of the Certificates, Mortgage Loans may be removed from Pool 3, as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

          No more than approximately 0.52% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

                             STATIC POOL INFORMATION

          Certain static pool information may be found at http://www.lehman.com/reg_ab/deal.html?deal= SAIL06-3. Access to this internet address is unrestricted and free of charge.

          Various factors may affect the prepayment, delinquency and loss performance of the Mortgage Loans over time. The various mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment premiums. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the Mortgage Loans in the Trust Fund.

                           MATERIAL LEGAL PROCEEDINGS

          Option One is subject to certain litigation proceedings that may be material to Certificateholders. See "The Servicers--Option One Mortgage Corporation--Legal Proceedings Pending Against Option One."


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                         AFFILIATIONS AND RELATIONSHIPS

          The Depositor, the Sponsor, the Underwriter, Lehman Pass-Through Securities Inc., the Bank, Aurora, and BNC are all affiliates of each other and have the following ownership structure:

               o The Depositor, Structured Asset Securities Corporation, is a wholly-owned, direct subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly-owned, direct subsidiary of the Sponsor, Lehman Brothers Holdings Inc.

               o The Underwriter, Lehman Brothers Inc., is a wholly-owned, direct subsidiary of the Sponsor.

               o Lehman Pass-Through Securities Inc., which will purchase the Class P and Class X Certificates from the Depositor, is a wholly-owned, direct subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly-owned, direct subsidiary of the Sponsor.

               o Aurora, which is one of the Servicers, is a wholly-owned, direct subsidiary of Lehman Brothers Bank, FSB, which is a wholly-owned, direct subsidiary of Lehman Brothers Bancorp Inc., which is a wholly-owned, direct subsidiary of the Sponsor.

               o BNC Mortgage, Inc., which is one of the Originators, is a wholly-owned, direct subsidiary of BNC Holdings Inc., which is a wholly-owned, direct subsidiary of Lehman Brothers Bank, FSB, which is a wholly-owned, direct subsidiary of Lehman Brothers Bancorp Inc., which is a wholly-owned, direct subsidiary of the Sponsor.

          Certain of the Mortgage Loans were originated by BNC and Finance America and were subsequently purchased by the Seller in one or more arm's length transactions on or before the Closing Date. In addition, on or before the Closing Date the Seller engaged Aurora to provide the servicing functions for certain of the Mortgage Loans.

          Immediately before the sale of the Mortgage Loans to the Trustee, certain of the Mortgage Loans were subject to financing provided by the Seller or its affiliates. A portion of the proceeds from the sale of the Certificates will be used to repay the financing.

          Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class B1, Class B2, Class LT-R and Class R Certificates and Lehman Pass-Through Securities Inc. has entered into an agreement with the Depositor to purchase the Class P and Class X Certificates, each simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

                             ADDITIONAL INFORMATION

          The description in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.


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          Pursuant to the Trust Agreement, the Securities Administrator will prepare a monthly statement to Certificateholders containing the information described under "The Trust Agreement--Reports to Certificateholders." The Securities Administrator will make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's website. The Securities Administrator's website will be located at www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Securities Administrator at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046,
Attention: Securities Administrator, SAIL 2006-3. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

                                   THE SPONSOR

          Lehman Brothers Holdings Inc., a Delaware corporation, whose executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A., will be the Sponsor. See "The Sponsor" in the prospectus for more information regarding Lehman Brothers Holdings Inc.

                                  THE DEPOSITOR

          The Depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the Depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000. The Depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act with respect to the Certificates (Registration No. 333-129480).

          For more information regarding the Depositor, see "The Depositor" in the prospectus.

          ORIGINATION OF THE MORTGAGE LOANS AND UNDERWRITING GUIDELINES

GENERAL

          Approximately 45.90%, 26.83% and 0.01% of the Mortgage Loans were originated in accordance with the BNC Underwriting Guidelines, the Countrywide Underwriting Guidelines and the Finance America Underwriting Guidelines, respectively. The remainder of the Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under "--General Underwriting Guidelines." The General Underwriting Guidelines may differ among Originators in various respects. The following is a general summary of the BNC Underwriting Guidelines, Countrywide Underwriting Guidelines, Finance America Underwriting Guidelines and General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by the applicable Originators. The following does not purport to be a complete description of the underwriting standards of any of the Originators.

BNC MORTGAGE, INC.

          GENERAL. BNC Mortgage, Inc., a Delaware corporation ("BNC"), is a specialty finance company engaged in the business of originating, purchasing, and selling, on a whole loan basis for cash, non-conforming residential mortgage loans secured by first or second liens on one-to-four family residences. The term "non-conforming residential mortgage loans" as used in this description of BNC's business


                                      S-73

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means subprime loans, which are loans made to borrowers who are unable or unwilling to obtain mortgage financing from conventional mortgage lenders, whether for reasons of credit impairment, income qualification, credit history, higher loan-to-value ratios, or a desire to receive funding on an expedited basis.

          BNC operates as a wholesale lender which means that it generates all of its loans through independent brokers and correspondent lenders. Approximately 96% of BNC's loans are generated by means of loan originations through a nationwide network of approximately 20,000 independent mortgage brokers and approximately 4% are generated by means of loan purchases through a network of approximately 450 independent correspondent lenders.

          As of the twelve months ended December 31, 2005, BNC's loan originations and purchases totaled approximately $15.5 billion in loans which had approximately the following general production characteristics: (1) weighted average FICO credit score of 633; (2) weighted average loan-to-value ratio on first lien loans of 81.93% and weighted average loan-to-value ratio on second lien loans of 19.83%; (3) percentage of owner-occupied properties -- 86%; (4) percentage first lien loans -- 94% and second lien loans -- 6%; (5) percentage of adjustable rate mortgage loans based upon the six month LIBOR index -- 89.8% and percentage fixed rate mortgage loans -- 10.2%; (6) percentage of "stated income" loans (loans in which a borrower's income is not verified with additional documentation customarily required by conventional mortgage lenders but is as stated by the borrower on the loan application) -- 41%.

          BNC commenced operating and originating non-conforming residential mortgage loans in May of 1995. BNC has been a subsidiary of the Bank since March of 2004. As of December 31, 2005, BNC had approximately 1,385 employees in approximately 42 locations throughout the United States.

          Effective January 1, 2006, Finance America, LLC ("Finance America"), merged into BNC, its affiliate. Mortgage Loans designated as Finance America originations were originated prior to the merger using Finance America Underwriting Guidelines. Prior to January 1, 2006, Finance America was a Delaware limited liability company and was a wholly-owned subsidiary of Finance America Holdings, LLC, also a Delaware limited liability company. Finance America Holdings, LLC, was owned by two affiliates of Lehman Brothers Inc. Finance America commenced operations on January 1, 2000, and was headquartered in Irvine, California.

          Finance America was a HUD-approved mortgagee and Freddie Mac approved seller that originated first and second lien, non-conforming "subprime" residential mortgage loans. Finance America's Wholesale Division funded approximately $7.6 billion in loans during the twelve months ended December 31, 2005 and the Broker Direct Division originated approximately $796 million in loans during the twelve months ended December 31, 2005. As of December 31, 2005, Finance America's combined originations totaled approximately $8.7 billion in loans which had approximately the following general production characteristics:
(1) weighted average FICO credit score of 627; (2) weighted average loan to value on first lien loans of 82.24% and weighted average loan to value on second lien loans of 99.96%; (3) "A" credit grade (1 x 30 on previous mortgage) percentage of 94%; (4) percentage of owner occupied properties - 91%; (5) percentage first liens- 93% and second liens - 7%; 6) percentage adjustable rate mortgage loans based upon the six month LIBOR index - 87.3% and percentage fixed rate mortgage loans - 12.7%.

          BNC UNDERWRITING GUIDELINES. The BNC Underwriting Guidelines are generally intended to evaluate the credit risk of Mortgage Loans made to borrowers with imperfect credit histories ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratios of monthly mortgage payments to income, or relatively high ratios of total monthly credit payments to income. In addition, such guidelines also evaluate the value and adequacy of the mortgaged property as collateral. On a case-


                                      S-74

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by-case basis, BNC may determine that, based upon compensating factors, a prospective borrower who does not strictly qualify under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low loan-to-value ratio, relatively low debt-to-income ratio, good credit history, stable employment, and financial reserves.

          Under the BNC Underwriting Guidelines, BNC reviews the loan applicant's sources of income, calculates the amount of income from all such sources indicated on the loan application or similar documentation (except under the "Stated Income" programs), reviews the credit history of the applicant and calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the BNC Underwriting Guidelines. The BNC Underwriting Guidelines are applied in accordance with a procedure that generally requires (1) an appraisal of the mortgaged property that conforms generally to Fannie Mae and Freddie Mac standards and (2) a review of the appraisal, such review may be conducted by a BNC staff appraiser or representative which, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The BNC Underwriting Guidelines generally permit one-to-two family loans with loan-to-value ratios or combined loan-to-value ratios at origination of up to 100% for the highest credit grading category, depending on the creditworthiness of the borrower and, in some cases, the type and use of the property and the debt-to-income ratio. Under the BNC Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ depending on whether the secondary financing is institutional or private.

          The Mortgage Loans were originated on the basis of loan application packages submitted through independent mortgage brokerage companies, or were purchased from originators, approved by BNC. Loan application packages submitted through independent mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by those companies and submitted to BNC for approval and funding. The independent mortgage brokerage companies receive all or a portion of the loan origination fee charged to the borrower at the time the loan is made.

          Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "Stated Income" mortgage loans as described below) and employment history, as well as certain other personal information. BNC pulls a credit report on each applicant from a credit reporting agency contracted by BNC. The report typically contains information relating to such matters as credit history with local and national merchants and lenders; installment, revolving and open debt payments; derogatory credit information including repossessions and/or foreclosures; and any public records of bankruptcies, tax liens, law suits or judgments. Also, the report includes Social Security number variations; name, address and employment variations; and consumer narrative, fraud, ID theft and OFAC alerts. Mortgaged properties are generally appraised by qualified independent appraisers. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Independent appraisals are reviewed by BNC before the loan is funded, with a full drive-by review appraisal performed in connection with loan amounts over a certain pre-determined dollar amount established for each state.

          The BNC Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac. Borrowers who qualify under the BNC Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines, and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The BNC Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.


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          BNC generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation (except with respect to certain "Stated Income" mortgage loans as described below), reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the type and use of the property being financed. The BNC Underwriting Guidelines require that mortgage loans be underwritten according to a standardized procedure that complies with applicable federal and state laws and regulations and require BNC's underwriters to be satisfied that the value of the property being financed supports, as indicated by an appraisal and a review of the appraisal, the outstanding loan balance. The BNC Underwriting Guidelines permit one-to-two family loans to have loan-to-value ratios at origination of generally up to 100%, (and 3-to-4 family loans generally up to 90%) depending on, among other things, the loan documentation program, the purpose of the mortgage loan, the borrower's credit history and repayment ability, as well as the type and use of the property.

          Under the Full Documentation program, applicants generally are required to submit verification of stable income for at least 12 months. Under the Lite Documentation programs, generally verification is required for at least six months. Under the Stated Income programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application (FNMA 1003) with no supporting income documentation provided the applicant meets certain criteria. All the foregoing programs typically require that, with respect to each applicant, there be a telephone verification of the applicant's employment.

          Under the BNC Underwriting Guidelines, various risk categories are used to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loan. These categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the borrower's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the BNC Underwriting Guidelines establish lower maximum ratios and maximum loan amounts for loans graded in such categories.

          FINANCE AMERICA UNDERWRITING GUIDELINES. Finance America developed a unique risk assessment model that was used to risk-score all loans originated and acquired. Finance America's risk-scoring process began with the risk matrix and utilized three key risk factors that drive performance to develop a base risk score. The three key loan factors were mortgage pay history, the borrower's Credit Bureau Score (defined below) and loan-to-value. Once the base score was determined, additional risk factors were identified and a total final Finance America risk score (the "Finance America Risk Score") was calculated summing the base score and any add-ons. Additional risk factors included alternative documentation, stated income, property types other than single family residence, non-owner occupancy, CLTV greater than 95%, debt-to-income percentages greater than 45% and greater than 50%, cash out, no previous mortgage history and various bankruptcy history. The risk add-on values corresponded to the amount of additional risk each factor represented. They ranged from 0.25 to 3.25. The final score was then used to determine the loan's price (interest rate charged to the borrower), the maximum loan amount and any related underwriting requirements. Final Finance America Risk Scores ranged from 0.75 up to 5.0, with the lowest score representing the lowest risk and 5.0 representing the maximum amount of risk acceptable to Finance America. No score was permitted to exceed
5.0. Statistically, all loans with the same Finance America Risk Score should perform the same. In other words, a loan with a 4.5 score will generally have the same risk of delinquency as all other loans with a risk score of 4.5, regardless of the differing characteristics that determine how the score was calculated.

          The risk-scoring matrix assisted in identifying and pricing the inherent risk underlying each loan and was based on extensive analysis of historical performance data on sub-prime loans originated by various sub-prime lenders over several years. This analysis yielded the key predictors of potential loan


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default. It was a risk assessment methodology similar to those used by the rating agencies. The risk scoring matrix was a key business driver for Finance America, used in conjunction with its underwriting guidelines, that defined the risk and appropriately graded and priced each loan in accordance with its risk level. The result was a reduction in the uncertainty and inconsistency of final credit decisions commonly present in the origination of sub-prime loans.

          Additionally, Finance America's risk scoring program did not allow any upgrades for compensating factors or exceptions to the risk scoring or credit guidelines. Because the program was model-driven, results and performance were tracked, evaluated and used to validate and re-validate the risk matrix. Allowing exceptions to the guidelines or scoring would have diluted the risk assessment and could have blurred performance results. In limited circumstances, minor documentation exceptions were permitted. Increases to the maximum loan amount limit for each Finance America Risk Score were also permitted.

          Because the credit risk decision was determined solely by Finance America's risk scoring matrix, Finance America used its underwriters primarily to evaluate the documentation required to substantiate the loan decision, to ensure all underwriting guidelines were followed, to ensure the loan file documentation complied with Federal and State regulations and to evaluate the strength of the appraisal. While loan pricing and grading were model-driven, no two applications are the same. All loan applications were individually underwritten with professional judgment. The applicant's past and present payment history, employment and income, assets, liabilities and property value were all factors considered during the underwriting review process. All loans were reviewed for accuracy, credit discrepancies, income contradictions and misrepresentations during the underwriting process. The loan application package must have been documented as required for the loan program and was required to contain sufficient information to render the final lending decision.

          In addition to the Finance America Risk Score, Finance America also employed the traditional use of credit grades typically used in the origination of subprime loans. Their use, however, was limited to the definition of the borrower's mortgage (or rental) payment history (the "MPH") for the previous 12-month period preceding the application. Finance America's "A" is a MPH of 0x30 or 1x30. An "A-" represents a MPH where the borrower may have had unlimited rolling 30's. A "B" is 1x60. A "C" is 1x90 and the loan-to-value is limited to 85%. A "D" is 1x120, where the loan-to-value to limited to 75% and cannot be a foreclosure in process. "D's" are also not allowed to provide the borrower with any cash at the loan funding.

          The mortgage loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, and may experience rates of delinquency and foreclosure that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. Unless prohibited by state law or waived by Finance America upon the payment by the related mortgagor of buyout fees or acceptance of a higher Mortgage Rate, the mortgage loans provide for the payment by the mortgagor of a prepayment charge on certain full or partial prepayments made within one to three years from the date of origination of the related mortgage loan.

          A majority of the mortgage loans originated by Finance America were originated based on loan application packages submitted through mortgage brokerage companies. These brokers were required to meet minimum standards set by Finance America based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing) which was independently verified by the Finance America's broker approval staff, federal tax identification number and a signed broker agreement. Additionally, both the broker principal and the organization were investigated through a review of the MARI database and LexisNexis. Once approved, mortgage brokerage companies were eligible to fund loan application packages in compliance with the terms of the signed broker agreement. Approved brokers' submission and funding activity were closely monitored for


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potential fraud, licenses are monitored for validity and expiration, and all brokers were entered and monitored through an industry-accepted, nationally recognized database for potential integrity issues, misrepresentations or identified business risks.

          All loans were processed and underwritten at the branch level by dedicated, experienced, full-time staff which had received approximately 40 hours of specialized training including compliance, fraud detection, appraisal valuation, underwriting, title and collateral processing. Finance America utilized a "modular" concept approach to training. Each underwriter was granted a level of authority commensurate with his or her proven judgment, successfully completed training modules and credit skills.

          Finance America offered three loan origination programs that make up the population of the mortgage loans. The programs are called Mach 1, Mach 2 and Mach 3. All three programs utilized the risk-scoring matrix to generate Finance America Risk Scores on all mortgage loans. The loan programs also made use of credit bureau scores (the "Credit Bureau Score"). The Credit Bureau Score is available from the three national credit repositories and is calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300s to the 900s. Although the Credit Bureau Scores are based solely on the information at the particular credit repository, such Credit Bureau Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. Finance America generally used the middle of three, or the lower of two score for the primary income borrower. The Credit Bureau Score was the credit score component used in the Finance America's Risk Scoring matrix to develop the Risk Score.

          Mach 1 was a traditional sub-prime lending program with minimum Credit Bureau Scores of 500+ and an upper loan-to-value of 90%. The Mach 1 program allowed for both owner-occupied and non-owner occupied borrowers, mortgage pay histories from 0x30 up to 1x120, 1-4 family properties, and documentation which includes full, alternative and stated income. The typical average Credit Bureau Score for the Mach 1 program was generally around 600. Mach 1 loan amounts ranged from $40,000 up to $750,000.

          The Mach 1 program also provided for loan amounts from $750,001 to $1 million ("Mach 1 Jumbo Loans"). Mach 1 Jumbo Loans generally required higher Credit Bureau Scores, typically a minimum 600 Credit Bureau Score for full documentation and 620 for less than full documentation loans. They also required lower loan-to-values and combined loan-to-values, typically maximum 80%/90% LTV/CLTV for full documentation loans and 70%/90% LTV/CLTV for less than full documentation loans. Purchase money transactions under this program required six months' verified assets for reserves and a minimum down payment of 10% of sales price.

          The Mach 2 program was generally for a better credit quality borrower, with credit characteristics that were typically better than those of a Mach 1 borrower. Mach 2 loans required a minimum Credit Bureau Score of 580 and allowed for loan-to-values and combined loan-to-values up to 95%. With superior credit, a Mach 2 borrower could qualify for an 80/20 combination loan or a 100% first mortgage loan. Mach 2 loans could not exceed a 0x30 or a 1x30 mortgage pay history and were only made on owner-occupied properties. Mach 2 debt-to-income ratios could not exceed 50% and property types were limited to single-family residences, condominiums, PUDs and 2 units. The typical average Credit Bureau Score for the Mach 2 program is generally around 650. Mach 2 loan amounts range from $40,000 up to $750,000. The Mach 2 program also allowed for documentation that includes full, alternative and stated income. Finance America's 80/20 Combo loans were all originated under the Mach 2 program guidelines.

          The Mach 3 program was for the highest credit quality borrower, with characteristics that were typically better than those of a Mach 2 borrower. Mach 3 loans required a minimum Credit Bureau Score of 660 and allowed for loan-to-values up to 100%. Mach 3 loans required less documentation commensurate with the higher credit profile of the borrower. Property types were limited to single-family residences, condominiums, and PUDs. Mach 3 loans were made on owner-occupied properties only and the loan amounts range from $40,000 up to $750,000.

          Each prospective borrower completed an application that includes information with respect to the applicant's liabilities, income and employment history, as well as certain other personal information. Finance America required a credit report for each applicant from a credit reporting company. Finance America's underwriters verified the income of each borrower under various documentation programs as follows: under the Full Income Documentation Programs, applicants were generally required to submit verification of stable income for the periods of six months to two years preceding the application dependent on the Finance America Risk Score; under the Alternative Income Documentation Program, the borrower was qualified based on the income set forth on the application and the applicants were generally required to submit verification of adequate cash flow to meet credit obligations for a 6 to 12 month period preceding the application; and under the Stated Income Program, applicants were qualified based on monthly income as stated on the mortgage application. All Stated Income loans were required to qualify for Finance America's payment shock test which limited the increase in the borrowers new payment (PITI) to 75% if the loan had a Finance America Risk Score of less than 3.0. The increase was limited to 50% if the Finance America Risk Score was greater than 3.0. In all cases, the income stated was required to be reasonable and customary for the applicant's line of work. A pre-closing audit to confirm the borrower's employment was conducted by phone on all wage earner borrowers. A self-employed borrower's business was verified to have been in existence for a minimum of two years preceding the mortgage application. The verification may have been made through independent validation of the business by using Dun and Bradstreet Information Services or LexisNexis, or may have been made by obtaining a valid business license, or a CPA/Enrolled Agent letter.

          Finance America's guidelines were applied in accordance with a procedure that generally required an appraisal of the Mortgaged Property that conformed to Fannie Mae and Freddie Mac standards. Qualified independent appraisers had to meet minimum standards of licensing. Each Uniform Residential Appraisal Report included a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The appraisal review process was initially conducted by the underwriter and may have been elevated to further review audits. These secondary audits may have consisted of an enhanced desk review conducted by a Finance America staff appraiser or representative, a field review or an automated valuation report that confirmed or supported the original appraiser's value of the mortgage property. Loans with specific geographic location or specific loan parameters required a mandatory staff appraisal review. A property value in excess of $750,000 also required a mandatory staff appraisal review and may have also required an additional independent full appraisal.

          Finance America required title insurance on all mortgage loans. Finance America also required that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related residential loan or the replacement cost of the property, whichever is less.

          Finance America conducted a number of quality control procedures including a post-funding credit and appraisal compliance audit program that provided for a re-underwriting of the mortgage loans. Additionally, Finance America also conducted a more traditional random quality control audit that was based on the error rate from the previous month's audit to ensure that the asset quality was consistent with Finance America's guidelines. The quality control review verified the existence and accuracy of legal documents, credit documentation, the appraisal analysis and the underwriting decision. A report detailing audit findings and level of error was sent monthly to each branch for response. Finance America's senior management reviewed the audit findings and branch responses. This post-funding review procedure allowed Finance America to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional training or additional system edits.

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COUNTRYWIDE HOME LOANS, INC.

          Credit Blemished Mortgage Loans. The following is a description of the underwriting procedures customarily employed by Countrywide Home Loans with respect to first lien credit-blemished mortgage loans and second lien credit-blemished mortgage loans (collectively, "Credit-Blemished Mortgage Loans"). Countrywide Home Loans has been originating first lien credit-blemished mortgage loans since 1995, and second lien credit-blemished mortgage loans since 1997. Countrywide Home Loans produces its Credit-Blemished Mortgage Loans through its Consumer Markets, Full Spectrum Lending, Correspondent Lending and Wholesale Lending Divisions. Prior to the funding of any Credit-Blemished Mortgage Loan, Countrywide Home Loans underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide Home Loans. In general, the mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of Credit-Blemished Mortgage Loans. In general, Countrywide Home Loans does not purchase any Credit-Blemished Mortgage Loan that it has not itself underwritten.

          Countrywide Home Loans' underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan and the borrower's credit standing and repayment ability. On a case by case basis, Countrywide Home Loans may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include low loan-to-value ratio or combined loan-to-value ratio, as applicable, low debt-to-income ratio, stable employment, time in the same residence or other factors. It is expected that a significant number of the Mortgage Loans will have been originated based on these types of underwriting exceptions.

          Each prospective borrower completes an application for credit which includes information with respect to the applicant's assets, liabilities, income and employment history, as well as certain other personal information. Countrywide Home Loans requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant's prior willingness and/or ability to repay. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments, among other matters.

          After obtaining all applicable employment, credit and property information, Countrywide Home Loans uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "DEBT-TO-INCOME RATIO" is the ratio of the borrower's total monthly credit obligations to the borrower's gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower's credit grade and documentation level (as described below) but does not generally exceed 55%. Variations in the monthly debt-to-income ratios limit are permitted based on compensating factors.

          Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations and require an independent appraisal of the mortgaged property prepared on a Uniform Residential Appraisal Report (Form 1004) or other appraisal form as applicable to the specific mortgaged property type. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a representative of Countrywide Home Loans before the loan is funded, and an additional review appraisal is generally performed in connection with appraisals not provided by Landsafe

Appraisals, Inc., a wholly owned subsidiary of Countrywide Home Loans. In most cases, properties that are not at least in average condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a Credit-Blemished Mortgage Loan. The maximum loan amount varies depending upon a borrower's credit grade, Credit Bureau Risk Score, and documentation level but does not generally exceed $1,000,000 for first lien credit-blemished mortgage loans, or $175,000 for second lien credit-blemished mortgage loans. Variations in maximum loan amount limits are permitted based on compensating factors.

          Countrywide Home Loans' underwriting standards permit first lien credit-blemished mortgage loans with loan-to-value ratios at origination of up to 100% and second lien credit-blemished mortgage loans with combined loan-to-value ratios at origination of up to 100% depending on the program, type and use of the property, documentation level, creditworthiness of the borrower, debt-to-income ratio and loan amount.

          Countrywide Home Loans requires title insurance on all Credit-Blemished Mortgage Loans. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

          Countrywide Home Loans' Credit-Blemished Mortgage Loan underwriting standards are more flexible than the standards generally acceptable to Countrywide Home Loans for its non-credit blemished mortgage loans with regard to the borrower's credit standing and repayment ability. While more flexible, Countrywide Home Loans' underwriting guidelines still place primary reliance on a borrower's ability to repay; however Countrywide Home Loans may require lower loan-to-value ratios or combined loan-to-value ratios, as applicable, than for loans underwritten to more traditional standards. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy more traditional underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide Home Loans' Credit-Blemished Mortgage Loan underwriting guidelines establish the maximum permitted loan-to-value ratio or combined loan-to-value ratio, as applicable, for each loan type based upon these and other risk factors with more risk factors resulting in lower ratios.

          Countrywide Home Loans underwrites or originates Credit-Blemished Mortgage Loans pursuant to alternative sets of underwriting criteria under its Full Documentation Loan Program (the "Full Doc Program"), and Stated Income Loan Program (the "Stated Income Program"). Under each of the underwriting programs, Countrywide Home Loans verifies the loan applicant's sources and amounts of income (except under the Stated Income Program where the amount of income is not verified), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide Home Loans' underwriting standards.

          Under the Stated Income Program, the borrower's employment and income sources and amounts must be stated on the borrower's application for credit. The borrower's income as stated must be reasonable for the related occupation and the determination as to reasonableness is subject to the loan underwriter's discretion. However, the borrower's income as stated on the application is not independently verified. With respect to first lien credit-blemished mortgage loans, maximum loan-to-value ratios are generally lower than those permitted under the Full Doc Program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

          Under the Full Doc and Stated Income Programs, various risk categories are used to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio or combined loan-to-value ratio, as applicable, debt-to-income ratio and loan amount, given the borrower's credit history, the occupancy status of the mortgaged property and the type of mortgaged property. In general, more (or more recent) derogatory credit items such as delinquent mortgage payments or prior bankruptcies result in a loan being assigned to a higher credit risk category.

          Countrywide Home Loans' underwriting guidelines for Credit-Blemished Mortgage Loans utilize credit grade categories to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loans. In general, a credit grade category is assigned by evaluating a borrower's mortgage history, time since bankruptcy, and time since foreclosure or notice of default. In the case of borrowers with less than twelve months mortgage history, credit grade category is assigned by evaluating, time since bankruptcy, and time since foreclosure or notice of default. The credit grade categories establish guidelines for determining maximum allowable loan-to-value ratios or combined loan-to-value ratios, as applicable, and loan amounts given the borrower's Credit Bureau Risk Score, and maximum allowable debt-to-income ratios for a given mortgage loan. A summary of the credit grade categories is set forth below.

FIRST LIEN CREDIT GRADE CATEGORY "A"

Credit Grade Category: "A"

          LOAN-TO-VALUE RATIO:  Maximum of 100%
          DEBT-TO-INCOME RATIO:  Maximum of 55%
          LOAN AMOUNT:  Maximum of $1,000,000.
          CREDIT BUREAU RISK SCORE:  Minimum of --
          500 for loan amounts up to $700,000,
          560 for loan amounts of $700,001 to $750,000,
          580 for loan amounts of $750,001 to $850,000, or 600 for loan amounts of $850,001 to $1,000,000.

          MORTGAGE HISTORY: No more than 1 non-consecutive delinquency of 30 days during the past 12 months.

          BANKRUPTCY: At least 1 day since discharge or 2 years since dismissal of Chapter 7 or 13 Bankruptcy.

          FORECLOSURE/NOTICE OF DEFAULT: At least 3 years since foreclosure/notice of default released.

SECOND LIEN CREDIT GRADE CATEGORY "A"

Credit Grade Category: "A"
          COMBINED LOAN-TO-VALUE RATIO ("CLTV"):  Maximum of 100%
          DEBT-TO-INCOME RATIO:  Maximum of 55%
          LOAN AMOUNT:  Maximum of $175,000.
          CREDIT BUREAU RISK SCORE:  Minimum of--
          560 for loan amounts up to $100,000,
          580 for loan amounts of $100,001 to $125,000,
          600 for loan amounts of $125,001 to $137,500,
          620 for loan amounts of $137,501 to $162,500, and 640 for loan amounts of $162,501 to $175,000.

          MORTGAGE HISTORY: No more than 1 non-consecutive delinquency of 30 days during the past 12 months.

          BANKRUPTCY: At least 1 day since discharge or 2 years since dismissal of Chapter 7 or 13 Bankruptcy.

          FORECLOSURE/NOTICE OF DEFAULT: At least 3 years since foreclosure/notice of default released.

FIRST LIEN CREDIT GRADE CATEGORY "A-"

Credit Grade Category: "A-"

          LOAN-TO-VALUE RATIO: Maximum of 90%

          DEBT-TO-INCOME RATIO: Maximum of 55%

          LOAN AMOUNT: Maximum of $850,000.

          CREDIT BUREAU RISK SCORE: Minimum of --
          500 for loan amounts up to $650,000,
          580 for loan amounts of $650,001 to $750,000, or 620 for loan amounts of $750,001 to $850,000.

          MORTGAGE HISTORY: No more than 2 non-consecutive delinquencies of 30 days during the past 12 months.

          BANKRUPTCY: At least 1 day since discharge or 2 years since dismissal of Chapter 7 or 13 Bankruptcy.

          FORECLOSURE/NOTICE OF DEFAULT: At least 3 years since foreclosure/notice of default released.

SECOND LIEN CREDIT GRADE CATEGORY "A-"

Credit Grade Category: "A-"

          COMBINED LOAN-TO-VALUE RATIO: Maximum of 85%

          DEBT-TO-INCOME RATIO: Maximum of 55%

          LOAN AMOUNT: Maximum of $100,000.

          CREDIT BUREAU RISK SCORE: Minimum of 560.

          MORTGAGE HISTORY: No more than 2 non-consecutive delinquencies of 30 days during the past 12 months.

          BANKRUPTCY: At least 1 day since discharge or 2 years since dismissal of Chapter 7 or 13 Bankruptcy.

          FORECLOSURE/NOTICE OF DEFAULT: At least 3 years since foreclosure/notice of default released.

FIRST LIEN CREDIT GRADE CATEGORY "B"

Credit Grade Category: "B"

          LOAN-TO-VALUE RATIO: Maximum of 85%

          DEBT-TO-INCOME RATIO: Maximum of 55%

          LOAN AMOUNT: Maximum of $650,000.

          CREDIT BUREAU RISK SCORE: Minimum of --
          500 for loan amounts up to $600,000,
          580 for loan amounts of $600,001 to $650,000.

          MORTGAGE HISTORY: No more than 1 delinquency of 60 days in the past 12 months. Delinquencies of 30 days are not restricted.

          BANKRUPTCY: At least 1 day since discharge or 1 year since dismissal of Chapter 7 or 13

          Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.

          FORECLOSURE/NOTICE OF DEFAULT: At least 2 years since foreclosure/notice of default released.

SECOND LIEN CREDIT GRADE CATEGORY "B"

Credit Grade Category: "B"

          COMBINED LOAN-TO-VALUE RATIO: Maximum of 80%

          DEBT-TO-INCOME RATIO: Maximum of 55%

          LOAN AMOUNT: Maximum of $100,000.

          CREDIT BUREAU RISK SCORE: Minimum of 560.

          MORTGAGE HISTORY: No more than 1 delinquency of 60 days in the past 12 months. Delinquencies of 30 days are not restricted.

          BANKRUPTCY: At least 1 day since discharge or 1 year since dismissal of Chapter 7 or 13 Bankruptcy.

          FORECLOSURE/NOTICE OF DEFAULT: At least 2 years since foreclosure/notice of default released.

FIRST LIEN CREDIT GRADE CATEGORY "C"

Credit Grade Category: "C"

          LOAN-TO-VALUE RATIO: Maximum of 80%

          DEBT-TO-INCOME RATIO: Maximum of 55%

          LOAN AMOUNT: Maximum of $600,000.

          CREDIT BUREAU RISK SCORE: Minimum of --
          500 for loan amounts up to $400,000,
          520 for loan amounts of $400,001 to $550,000, or 580 for loan amounts of $550,001 to $600,000.

          MORTGAGE HISTORY: No more than 1 delinquency of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.

          BANKRUPTCY: At least 1 day since discharge or 1 year since dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.

          FORECLOSURE/NOTICE OF DEFAULT: At least 1 year since foreclosure/notice of default released.

SECOND LIEN CREDIT GRADE CATEGORY "C"

Credit Grade Category: "C"

          COMBINED LOAN-TO-VALUE RATIO: Maximum of 70%

          DEBT-TO-INCOME RATIO: Maximum of 55%

          LOAN AMOUNT: Maximum of $100,000.

          CREDIT BUREAU RISK SCORE: Minimum of 560.

          MORTGAGE HISTORY: No more than 1 delinquency of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.

          BANKRUPTCY: At least 1 day since discharge or 1 year since dismissal of Chapter 7 or 13 Bankruptcy.

          FORECLOSURE/NOTICE OF DEFAULT: At least 1 year since foreclosure/notice of default released.


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

FIRST LIEN CREDIT GRADE CATEGORIES "C-" AND "D"

Credit Grade Category: "C-"

          LOAN-TO-VALUE RATIO: Maximum of 70%

          DEBT-TO-INCOME RATIO: Maximum of 55%

          LOAN AMOUNT: Maximum of $500,000.

          CREDIT BUREAU RISK SCORE: Minimum of 500.

          MORTGAGE HISTORY: No more than 2 delinquencies of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.

          BANKRUPTCY: At least 1 day since discharge or dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.

          FORECLOSURE/NOTICE OF DEFAULT: None at time of funding.

Credit Grade Category: "D"

          LOAN-TO-VALUE RATIO: Maximum of 65%

          DEBT-TO-INCOME RATIO: Maximum of 45%

          LOAN AMOUNT: Maximum of $250,000.

          CREDIT BUREAU RISK SCORE: Minimum of 500.

          MORTGAGE HISTORY: Open Notice of default must be cured at time of funding.

          BANKRUPTCY: At least 1 day since discharge or dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.

          FORECLOSURE/NOTICE OF DEFAULT: Notice of default is acceptable but must be cured at time of funding.

          The loan-to-value ratios or combined loan-to-value ratios, as applicable, debt-to-income ratios, and loan amounts stated above are maximum levels for a given credit grade category. There are additional restrictions on loan-to-value ratios or combined loan-to-value ratios, as applicable, debt-to-income ratios, and loan amounts depending on, but not limited to, the occupancy status of the mortgaged property, the type of mortgaged property, and the documentation program.

          The "Credit Bureau Risk Score" is a statistical credit score obtained by Countrywide Home Loans in connection with the loan application to help assess a borrower's creditworthiness. Credit Bureau Risk Scores are generated by models developed by a third party and are made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Bureau Risk Scores are based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of client history, types of credit, and bankruptcy experience. Credit Bureau Risk Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Bureau Risk Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Bureau Risk Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Bureau Risk Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Bureau Risk Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Bureau Risk Scores set forth in Annex A hereto were obtained either at the time of origination of the Mortgage Loan or more recently. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter's judgment.

          In determining a Credit Bureau Risk Score for a particular borrower, Countrywide Home Loans attempts to obtain Credit Bureau Risk Scores from each of the three national credit bureaus that produce these scores. Although different scores may be available from each of the three national credit bureaus for a particular borrower, Countrywide Home Loans will use only one score in its determination of whether to underwrite a mortgage loan, based on the following methodology: if scores are available from each of the three national credit bureaus, Countrywide Home Loans will disregard the highest and lowest scores, and use the remaining score; and if scores are available from only two of the three national credit bureau, Countrywide Home Loans will use the lower of the two scores. In the case of a mortgage loan with more than one applicant, Countrywide Home Loans will use the Credit Bureau Risk Score of the applicant contributing the highest percentage of the total qualifying income.

          If only one score is available, or no score is available, Countrywide Home Loans will follow its limited credit guidelines. Under the limited credit guidelines, credit histories may be developed using rent verification from current and/or previous landlords, proof of payment to utilities such as telephone, or verification from other sources of credit or services for which the applicant has (or had) a regular financial obligation. In general, applications with the aforementioned type of credit documentation are limited to A- risk and 80% loan-to-value ratio or combined loan-to-value ratio, as applicable. For applicants with established mortgage payment history of at least 12 months and one credit score or no credit score, the mortgage payment history may be used in lieu of a credit score to determine a risk grade.

GENERAL UNDERWRITING GUIDELINES

          The General Underwriting Guidelines used by Originators other than BNC, Countrywide and Finance America, are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratio of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. In addition, such guidelines also evaluate the value and adequacy of the Mortgaged Property as collateral. On a case by case basis, the Originators may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low ratio, relatively low debt-to-income ratio, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans may represent such underwriting exceptions.

          Under the General Underwriting Guidelines, the Originators review and verify the loan applicant's sources of income (except under the stated income programs), calculate the amount of income from all such sources indicated on the loan application or similar documentation, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant's ability to repay the loan, and review the Mortgaged Property for compliance with the General Underwriting Guidelines. The General Underwriting Guidelines are applied in accordance with a procedure that generally requires (i) an appraisal of the Mortgaged Property that conforms to Fannie Mae and Freddie Mac standards and (ii) a review of such appraisal, which review may be conducted by the Originator's staff appraiser or representative and, depending upon the amount of property data available, the original principal balance and loan-to-value ratio of the Mortgaged Property, may include a review of the original appraisal or a drive-by review appraisal of the Mortgaged Property. The General Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% (or, with respect to certain Mortgage Loans, up to 100%) for the highest credit grading category, depending on the creditworthiness of the mortgagor and, in some cases, the type and use of the property and the debt-to-income ratio. Under the General Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

          The Mortgage Loans were originated on the basis of loan application packages submitted through mortgage brokerage companies or at the related Originator's retail branches or were purchased from originators approved by the Originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive all or a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

          Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "No Documentation" mortgage loans described below) and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and (to the extent reported) any record of payment defaults, bankruptcy, repossession, suits or judgments.

          Mortgaged Properties that secure mortgage loans are generally appraised by qualified independent appraisers. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, independent appraisals are generally reviewed by the related Originators before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each state or when property data is unavailable. With respect to purchase money mortgage loans, an independent appraisal may or may not be reviewed by the Originator.

          The General Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac. Mortgagors who qualify under the General Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The General Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors. Because such General Underwriting Guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. See "Risk Factors--Risks Related to Higher Expected Delinquencies of the Mortgage Loans" herein.

          Substantially all of the Mortgage Loans were originated consistent with and generally conform to "Full Documentation," "Limited Documentation," or "Stated Income Documentation" residential loan programs. Under each of such programs, the related Originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the type and use of the property being financed. The General Underwriting Guidelines require that mortgage loans be underwritten according to a standardized procedure that complies with applicable federal and state laws and regulations and requires the Originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, supports the outstanding loan balance. The General Underwriting Guidelines permit two to four family loans to have loan-to-value ratios at origination of generally up to 90% (or, in certain cases, 100%), depending on, among other things, the loan documentation program, the purpose of the mortgage loan, the mortgagor's credit history, and repayment ability, as well as the type and use of the property. With respect to mortgage loans secured by Mortgaged Properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

          Certain of the Mortgage Loans were originated under "No Documentation" programs pursuant to which no information was obtained regarding the borrower's income or employment and there was no verification of the borrower's assets.

          Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 12 to 24 months, depending on the particular Originator and its guidelines. Under the Limited Documentation programs, generally one such form of verification is required for six or 12 months, depending upon the practices of the applicable Originator. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines, except, with respect to certain Originators, in the case of mortgage loans with loan-to-value ratios below a specified level. Generally, no such verification is required under the other programs.

          Under the General Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

          A substantial portion of the Mortgage Loans were classified by the related Originators in relatively low (i.e., relatively higher risk) credit categories. The incidence of delinquency, default and bankruptcy with respect to such Mortgage Loans is expected to be greater than if such Mortgage Loans had been classified in relatively higher categories.

              THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

          Wells Fargo Bank, N.A. will act as Master Servicer and Securities Administrator under the Trust Agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, each Originator and each Servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

          Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust Fund. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

          Wells Fargo will act as Master Servicer pursuant to the Trust Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for oversight of the performance of the Servicers under the terms of each Servicing Agreement. In particular, the Master Servicer independently calculates monthly loan balances based on Servicer data, compares its results to the related Servicer loan-level reports and reconciles any discrepancies with the related Servicer. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Trust Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006, Wells Fargo was acting as master servicer for approximately 1,155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

          Under the terms of the Trust Agreement, Wells Fargo also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity's REMICs and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Commission on behalf of the Issuing Entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo was acting as Securities Administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

                                  THE SERVICERS

GENERAL

          On the Closing Date, Option One, Countrywide Servicing, Wells Fargo, SPSI, Aurora and JPMorgan will service approximately 45.54%, 22.55%, 15.21%, 11.38%, 0.28% and 0.08%, respectively, of the Mortgage Loans (by Cut-off Date Balance). It is anticipated that on or about July 1, 2006, the servicing of approximately 61.78% and 32.11% of the Mortgage Loans initially serviced by Option One will be transferred to Wells Fargo and JPMorgan, respectively. Once all such servicing transfers expected to occur are effected, Wells Fargo and JPMorgan will service approximately 30.30% and 17.95% of the Mortgage Loans in Pool 1, approximately 65.18% and 4.47% of the Mortgage Loans in Pool 2 and approximately 47.10% and 15.51% of the Mortgage Loans in Pool 3, respectively.

OPTION ONE MORTGAGE CORPORATION

          Option One, a California corporation, was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding mortgage loans indirectly in the same month. Option One operates in 48 states and employs more than 5,800 associates. Option One's principal executive offices are located in Irvine, California.

          Option One is a wholly-owned subsidiary of Block Financial Corporation ("Block Financial"), which is in turn a wholly-owned subsidiary of H&R Block, Inc. ("H&R Block").

SERVICING BACKGROUND AND PORTFOLIO

          Option One began servicing mortgage loans in February 1993, originally operating as a wholly owned subsidiary of Plaza Home Mortgage Corp. The company was acquired by Fleet Financial Group and began full servicing operations in May 1995. Block Financial subsequently purchased Option One in June 1997.

          Option One services primarily sub-prime first-lien residential mortgage loans. Over 70% of the mortgage loans serviced by Option One were originated by Option One and over 65% of the mortgage loans serviced by Option One are in private residential mortgage asset-backed securities.

          Option One has experienced substantial growth in its servicing portfolio in the past few years, both as a result of its growth in origination and third-party servicing. The following table summarizes Option One's servicing portfolio by origin at April 30, 2003, 2004 and 2005 and at January 31, 2006:

                            AT APRIL 30, 2003   AT APRIL 30, 2004   AT APRIL 30, 2005   AT JANUARY 31, 2006
                            -----------------   -----------------   -----------------   -------------------
                                                PORTFOLIO BALANCE (DOLLARS IN THOUSANDS)
                            -------------------------------------------------------------------------------
Option One Serviced......      $27,669,446         $36,485,328         $47,554,510         $60,787,508
Sub-Serviced.............      $ 3,664,365         $ 8,782,775         $20,439,954         $15,994,170
                               -----------         -----------         -----------         -----------
   Total Portfolio.......      $31,333,812         $45,268,103         $67,994,464         $76,781,678
                               ===========         ===========         ===========         ===========
                                                               LOAN COUNT
                            -------------------------------------------------------------------------------
Option One Serviced......          221,402             274,045             332,652             384,132
Sub-Serviced.............           25,061              50,319             102,638              81,894
                               -----------         -----------         -----------         -----------
    Total Portfolio......          246,463             324,364             435,290             466,026
                               ===========         ===========         ===========         ===========

BUSINESS STRATEGY AND ORGANIZATIONAL STRUCTURE

          Option One's business strategy includes incremental growth of its servicing portfolio through origination volume, leveraging and expanding selective third-party servicing strategic partnerships for both interim and long-term sub-servicing.

          Option One has a scalable technology platform and expansion capacity to support its business strategy. Option One's loan administration functions are performed in U.S. servicing sites in Irvine, California and Jacksonville, Florida, as well as offshore outsource provider's sites in Noida, Gurgaon, and Bangalore, India and Guadalajara, Mexico. The two U.S. offices operate in parallel, handling many of the same processes for loans across the entire portfolio. The use of an offshore outsource provider has increased Option One's ability to perform customer service, welcome calls, new loan audits, early stage collections, and other loan administration functions. By allocating staff to multiple sites, Option One has the ability to extend its service hours and improve customer satisfaction.

          Option One's organizational structure is aligned to best serve its customers, maximize loan performance and minimize risk exposure. Management continually refines and improves its technology to enhance automated workflow processes and boost productivity throughout the operation. Option One utilizes the Fidelity Mortgage Servicing Package (MSP) as its main servicing system, along with a number of ancillary vendor and proprietary systems. Option One has also developed its own data warehouse and REO and loss mitigation management system.

          In order to improve servicing efficiency and effectiveness, Option One outsources certain servicing tasks to a variety of third-party vendors. Such servicing tasks may include: property tax processing and tracking, hazard insurance tracking and related forced placed insurance coverage tasks, certain field services, foreclosure, bankruptcy and loss mitigation and real estate owned related tasks, lien release services and customer service functions. Three material components of Option One's outsourcing model include redundancy, oversight and audit. In some instances, more than one outsource vendor is used to perform the same function on different segments of the servicing portfolio which encourages competitive pricing and performance and provides additional back-up capabilities. Option One's outsource vendor agreements provide that each vendor strictly comply with Option One's guidelines, policies and procedures and that any significant or material decisions are not made by the outsource vendor but are elevated to Option One associates. Option One maintains quality control and review processes to assure that the outsource vendors are performing their functions in accordance with investor requirements and are in compliance with applicable federal and state law. Option One also retains the right to perform audits of outsource vendor's operations at Option One's sole discretion.

          Option One's mortgage loan document custodial responsibilities are performed by an independent custodian, or if applicable, a trustee in accordance with the related servicing agreement.

DEFAULT MANAGEMENT

          Option One defines and measures delinquencies in accordance with applicable investor guidelines and agreements. The company employs a proactive approach to resolving delinquencies with an emphasis on expedient timeline management. Option One pursues a dual track loss mitigation and foreclosure policy. Initial contact is based on the borrower's previous payment patterns in tandem with the application of Freddie Mac's EarlyIndicator (EI) scoring model, which seeks to identify those accounts posing a greater risk of default. Collectors work extensive evening and weekend shifts to effectively manage the nationwide portfolio and are trained to identify loss mitigation opportunities and solicit workout opportunities during the collection process. Workout specialists maintain contact with borrowers while an account is in foreclosure in an attempt to arrange an alternate resolution to the delinquency and mitigate future losses. Option One's borrower assistance department offers borrowers alternatives, all within specific investor guidelines, to foreclosure that may include reinstatement, repayment and forbearance plans, modifications, short-sales, and deed in lieu of foreclosure. A loan will remain in the borrower assistance area until a resolution has been reached or until a foreclosure has been completed. Option One's proprietary system, DARES, is a real estate and loss mitigation web-based database that provides the borrower assistance team with an automated decision tree and gain/loss analysis, centralization of the repayment plan process, efficient autodialer utilization by outbound solicitation, and web-based applications designed to provide customers with optimal contact avenues. Through DARES, loss mitigation specialists complete an on-line rules-based net present value analysis form, which documents the presumed loss exposure on the property and compares it to different alternatives. DARES is also used for monitoring, tracking, maintaining and communicating all REO department needs. When properties become REO, Option One obtains property valuations and analyzes each property individually to determine what sales decisions will result in the highest net return while limiting the marketing time. Option One's REO assets are marketed and listed with local real estate agents and published on local multiple listing services. Option One uses the internet for additional listing exposure.

          The following tables set forth, at or for the years ended December 31, 2002, 2003, 2004 and 2005, certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under the Option One Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                             AT DECEMBER 31, 2002                                AT DECEMBER 31, 2003
                              --------------------------------------   ------------------------------------------------------------
                                                                        PERCENT                               PERCENT    PERCENT BY
                              BY NO. OF    BY DOLLAR     PERCENT BY    BY DOLLAR   BY NO. OF    BY DOLLAR    BY NO.OF      DOLLAR
                                LOANS        AMOUNT     NO. OF LOANS     AMOUNT      LOANS        AMOUNT       LOANS       AMOUNT
                              ---------   -----------   ------------   ---------   ---------   -----------   ---------   ----------
Total Portfolio............    226,286    $28,070,873            N/A         N/A     301,778   $41,364,855         N/A          N/A
Period of Delinquency
30-59 days.................      4,536    $   494,896           2.00%       1.76%      5,207   $   604,945        1.73%        1.46%
60-89 days.................      2,345    $   249,011           1.04%       0.89%      2,564   $   293,412        0.85%        0.71%
90 days or more............     14,075    $ 1,371,377           6.22%       4.89%     15,387   $ 1,597,177        5.10%        3.86%
                               -------    -----------           -----       ----     -------   -----------        ----         ----
Total Delinquent Loans.....     20,956    $ 2,115,285           9.26%       7.54%     23,158   $ 2,495,534        7.68%        6.03%
Loans in Foreclosure(1)....     10,491    $ 1,059,786           4.64%       3.78%     10,764   $ 1,161,361        3.57%        2.81%

                                             AT DECEMBER 31, 2004                                AT DECEMBER 31, 2005
                              --------------------------------------   ------------------------------------------------------------
                                                                        PERCENT                               PERCENT    PERCENT BY
                              BY NO. OF   BY DOLLAR      PERCENT BY    BY DOLLAR   BY NO. OF    BY DOLLAR    BY NO. OF    DOLLAR
                                LOANS       AMOUNT      NO. OF LOANS     AMOUNT      LOANS        AMOUNT       LOANS       AMOUNT
                              ---------   -----------   ------------   ---------   ---------   -----------   ---------   ----------
Total Portfolio............    386,770    $59,156,057            N/A         N/A     479,216   $79,494,367         N/A          N/A
Period of Delinquency
30-59 days.................      6,495    $   819,245           1.68%       1.38%     10,875   $ 1,537,798        2.27%        1.93%
60-89 days.................      2,989    $   359,917           0.77%       0.61%      5,103   $   679,858        1.06%        0.86%
90 days or more............     15,940    $ 1,722,996           4.12%       2.91%     22,544   $ 1,838,816        4.70%        2.31%
                                ------    -----------           ----        ----     -------   -----------        ----         ----
Total Delinquent Loans.....     25,424    $ 2,902,158           6.57%       4.91%     38,522   $ 4,056,472        8.04%        5.10%
Loans in Foreclosure(1)....      9,361    $ 1,044,624           2.42%       1.77%      9,916   $ 1,157,550        2.07%        1.46%

----------

(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                                AT DECEMBER 31, 2002     AT DECEMBER 31, 2003      AT DECEMBER 31, 2004      AT DECEMBER 31, 2005
                              -----------------------   ----------------------   -----------------------   -----------------------
                              BY NO. OF    BY DOLLAR     BY NO.     BY DOLLAR    BY NO. OF    BY DOLLAR    BY NO. OF    BY DOLLAR
                                LOANS        AMOUNT     OF LOANS      AMOUNT       LOANS        AMOUNT       LOANS        AMOUNT
                              ---------   -----------   --------   -----------   ---------   -----------   ---------   -----------
Total Portfolio............    226,286    $28,070,873    301,778   $41,364,855     386,770   $59,156,057     479,216   $79,494,367
Foreclosed Loans(1)........      3,461    $   282,689      3,361   $   293,629       2,536   $   225,362       3,382   $   316,665
Foreclosure Ratio(2).......      1.53%           1.01%      1.11%         0.71%       0.66%         0.38%       0.71%         0.40%

----------

(1) For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

   LOAN LOSS EXPERIENCE ON OPTION ONE'S SERVICING PORTFOLIO OF MORTGAGE LOANS
                             (DOLLARS IN THOUSANDS)

                                                                AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                      -----------------------------------------------------
                                                         2002          2003          2004          2005
                                                      -----------   -----------   -----------   -----------
Total Portfolio(1) ................................   $28,070,873   $41,364,855   $59,156,057   $79,494,367
Net Losses(2)(3) ..................................   $   167,449   $   238,678   $   239,092   $   190,347
Net Losses as a Percentage of Total Portfolio .....          0.60%         0.58%         0.40%         0.32%

----------
(1) "Total Portfolio" on the date stated above is the aggregate of the principal balances of the mortgage loans outstanding on the last day of the period.

(2) "Net Losses" means "Gross Losses" minus "Recoveries." "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds, deficiency judgments and MI proceeds.

(3) "Net Losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods. The information in this table reflects loan liquidations through December 2005 and claims, refunds or the collection of MI proceeds related to such liquidations through February 14, 2006.

          It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Option One's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for Option One's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool. In particular, investors should note that newly originated mortgage loans will not be added to the Mortgage Pool, and the Mortgage Pool will therefore consist of a static pool of Mortgage Loans, whereas new mortgage loans are continually being originated and added to the pool for which such statistics above are compiled. Accordingly, the actual loss and delinquency percentages with respect to the Mortgage Pool are likely to be substantially higher than those indicated in the tables above. In addition, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One. Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

TRAINING, INTERNAL CONTROLS AND COMPLIANCE

          Option One has a training program established for its servicing associates, offering a wide range of core job specific and non-job-specific training (corporate, soft skills, and mortgage fundamentals). Training curriculums are tailored for both new and seasoned associates. Seasoned employees receive job-specific training annually. The training program includes new hire orientation, process improvement methodology, computer-based training, system usage techniques, leadership development, and soft skills, all conducted by dedicated business unit trainers. The training is structured to ensure that new representatives are sufficiently knowledgeable of the subject matter and applicable regulations. Training can take the form of classroom instruction, a simulated work environment exercise, and side-by-side monitoring and mentoring. Option One also has ongoing leadership development, mentoring programs, and policy and procedure manuals citing applicable statutes that are widely available to employees.

          Option One has controls in place which are intended to protect the company and its investors against risk of loss. An internal audit program is utilized to evaluate the company's internal controls and safeguard against risk of loss due to noncompliance with regulatory, investor, company, and prudent servicing practices. In addition to oversight from the audit function, Option One also has dedicated compliance and legal teams for servicing-related issues,regulations, and laws. A quality assurance team performs call monitoring and helps to ensure Federal Debt Collections Practice Act (FDCPA) and Real Estate Settlement Procedures Act (RESPA) compliance. A quality control team benchmarks and measures adherence to best practices, identifies risk areas in servicing operations, centralizes communication for regulatory, investor, and industry updates, and ensures that associates are being properly trained on topics related to best practices and servicing risk. Risk management policies in place that assist in ensuring prompt, accurate reporting to its investor base include automated reporting and remitting processes, segregation of duties among reporting, remitting, and reconciling tasks, web portal access for investors to view and download securitization data, online access to bank statements, and an account liquidation database to more closely track historical losses on the portfolio and assist in trend analysis. Option One uses its own proprietary lock-box, which provides increased cash management controls resulting from direct oversight over the payment posting process. Option One maintains separate bank accounts for each investor relationship in accordance with the related servicing agreement requirements. These custodial accounts are maintained with Mellon Bank, N.A. and are not commingled.

          Option One is not aware and has not received notice that any default, early amortization or other performance-triggered event has occurred as to any other securitization due to any servicing act or servicing failure to act. There have been no previous disclosures of material noncompliance by Option One with servicing criteria relating to any other portfolio serviced by Option One.

LEGAL PROCEEDINGS PENDING AGAINST OPTION ONE

          In July 2004, Option One was named as defendant and served with a class action complaint filed by Larry and Brandi Freitag, as plaintiffs, in the Third Judicial Circuit Court in Madison County, Illinois. The complaint alleges breach of contract, or in the alternative unjust enrichment, and violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. Specifically, the plaintiffs allege that Option One improperly retained an extra day of per diem interest on residential mortgage loans by charging per diem interest up to and including the date of payoff. The class is defined as all persons in the United States who paid interest on or after the day of payoff and who did not receive a refund from Option One of the interest charged on or after the day of payoff. This action is one of several actions filed earlier against other lenders by the same attorneys on a similar basis in the same court. In one such action, the court granted the defendant's motion to dismiss the plaintiff's claims of defendant's violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. Plaintiffs have agreed to settle their individual claims; plaintiffs' counsel has a motion pending to continue prosecution of the class action. Plaintiffs' counsel filed a motion to substitute Larry and Pamela Smith as plaintiffs, which was granted. Option One filed a motion to compel arbitration.

          On January 31, 2006, the Circuit Court of Cook County, Illinois County Department, Chancery Division, certified a nationwide class action against Option One on a complaint brought by Erin and Earl Austria, in which the Austria's allege that Option One impermissibly assessed them a reconveyance fee and authorized the assessment of a title indemnity fee on certain mortgage loans that have been paid-in-full. Option One intends to seek an interlocutory appeal of the order of class certification.

          On February 28, 2006, Option One was named as a defendant and served with a class action complaint filed by Jeffrey Wright, et al., as plaintiffs, in the United States District Court for the Central District of California, Southern Division. The complaint alleges that Option One's affiliate H&R Block Mortgage Corporation failed to pay overtime wages to its loan officers in accordance with the Fair Labor Standards Act and that such alleged failure constitutes an unfair business practice under California's Business and Professions Code. Option One is named as a defendant under the theory that it and H&R Block Mortgage Corporation operate as a single employer. On May 1, 2006, the Court granted Option One and H&R Block Mortgage's motion to transfer the action to the District Court in Boston,

Massachusetts. Option One and H&R Block Mortgage intent to file a motion to compel arbitration after the case has been formally transferred to the Massachusetts District Court.

COUNTRYWIDE HOME LOANS SERVICING LP

          The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

          Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by CWABS, Inc. or CWMBS, Inc. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

          In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

          Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

COUNTRYWIDE HOME LOANS

          Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

          Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Except as otherwise indicated, reference in the remainder of this section to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons. As of December 31, 2005, and March 31, 2006, Countrywide Home Loans provided servicing for Credit-Blemished Mortgage Loans (excluding mortgage loans being subserviced by Countrywide Home Loans) with an aggregate principal balance of approximately $121.734 billion and $120.692 billion, respectively.

          Mortgage Loan Production

          The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                                  CONSOLIDATED MORTGAGE LOAN PRODUCTION
                                             -------------------------------------------------------------------------------
                                              TEN MONTHS                        YEARS ENDED                     THREE MONTHS
                                                ENDED                           DECEMBER 31,                       ENDED
                                             DECEMBER 31,   -------------------------------------------------     MARCH 31,
                                                 2001          2002         2003         2004        2005           2006
                                             ------------   ----------   ----------   ----------   ----------   ------------
                                                            (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)
Conventional Conforming Loans
  Number of Loans.........................      504,975        999,448    1,517,743      846,395      809,630      164,665
  Volume of Loans.........................     $ 76,432     $  150,110   $  235,868   $  138,845   $  167,675     $ 32,068
     Percent of Total Dollar Volume ......         61.7%          59.6%        54.2%        38.2%        34.1%        31.0%
Conventional Non-conforming Loans
  Number of Loans ........................      137,593        277,626      554,571      509,711      826,178      155,746
  Volume of Loans.........................     $ 22,209     $   61,627   $  136,664   $  140,580   $  225,217     $ 48,204
     Percent of Total Dollar Volume ......         17.9%          24.5%        31.4%        38.7%        45.9%        46.6%
FHA/VA Loans
  Number of Loans ........................      118,734        157,626      196,063      105,562       80,528       20,487
  Volume of Loans.........................     $ 14,109     $   19,093   $   24,402   $   13,247   $   10,712     $  2,878
     Percent of Total Dollar Volume ......         11.4%           7.6%         5.6%         3.6%         2.2%         2.8%
Prime Home Equity Loans
  Number of Loans ........................      164,503        316,049      453,817      587,046      683,887      165,076
  Volume of Loans.........................     $  5,639     $   11,650   $   18,103   $   30,893   $   42,706     $ 11,063
     Percent of Total Dollar Volume ......          4.5%           4.6%         4.2%         8.5%         8.7%        10.7%
Nonprime Mortgage Loans
  Number of Loans ........................       43,359         63,195      124,205      250,030      278,112       59,226
  Volume of Loans.........................     $  5,580     $    9,421   $   19,827   $   39,441   $   44,637     $  9,205
     Percent of Total Dollar Volume ......          4.5%           3.7%         4.6%        11.0%         9.1%         8.9%
Total Loans
  Number of Loans ........................      969,164      1,813,944    2,846,399    2,298,744    2,678,335      565,200
  Volume of Loans.........................     $123,969     $  251,901   $  434,864   $  363,006   $  490,947     $103,418
  Average Loan Amount.....................     $128,000     $  139,000   $  153,000   $  158,000   $  183,000     $183,000
  Non-Purchase Transactions(1) ...........           63%            66%          72%          51%          53%          55%
  Adjustable-Rate Loans(1) ...............           12%            14%          21%          52%          52%          50%

          (1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume

          Loan Servicing

          Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

               (a) collecting, aggregating and remitting mortgage loan payments;

               (b)  accounting for principal and interest;

               (c) holding escrow (impound) funds for payment of taxes and insurance;

               (d)  making inspections as required of the mortgaged properties;

               (e) preparation of tax related information in connection with the mortgage loans;

               (f)  supervision of delinquent mortgage loans;

               (g)  loss mitigation efforts;

               (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

               (i) generally administering the mortgage loans, for which it receives servicing fees.

          Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the borrower with these statements.

          Collection Procedures

          When a borrower fails to make a payment on a Credit-Blemished Mortgage Loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the borrower. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures for Credit-Blemished Mortgage Loans, Countrywide Servicing generally mails to the borrower a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Credit-Blemished Mortgage Loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

          Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

          After foreclosure, if the mortgaged property securing a second lien credit-blemished mortgage loan is also securing a first lien mortgage loan, Countrywide Servicing may liquidate the mortgaged property and charge off the second lien credit-blemished mortgage loan balance that was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, Countrywide

Servicing will either directly manage the foreclosure sale of the property and satisfy the lien at the time of sale or take other action deemed necessary to protect the interest in the mortgaged property. If, in the judgment of Countrywide Servicing, the cost of maintaining or purchasing the senior lien mortgage loan exceeds the economic benefit of such action, Countrywide Servicing will generally charge off the entire second lien credit-blemished mortgage loan and may seek a money judgment against the borrower. Generally, Countrywide Servicing will charge off the entire second lien credit-blemished mortgage loan when the related mortgaged property is liquidated, unless Countrywide Servicing has determined that liquidation proceeds in respect of such mortgaged property, which have not been received by that date, may be received by Countrywide Servicing subsequently.

          If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

          Servicing and charge-off policies and collection practices with respect to Credit-Blemished Mortgage Loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

WELLS FARGO BANK, N.A.

SERVICING EXPERIENCE AND PROCEDURES OF WELLS FARGO

          SERVICING EXPERIENCE. Wells Fargo is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo, including its predecessors, has been servicing residential mortgage loans since 1974 and has been servicing subprime residential mortgage loans since 1996. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

          Wells Fargo's servicing portfolio of residential mortgage loans (which includes fixed rate first lien subprime loans, adjustable rate first lien subprime loans and second lien subprime loans as well as other types of residential mortgage loans serviced by Wells Fargo) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo has acquired the servicing rights, acts as subservicer, or acts as special servicer) for first lien subprime loans and second lien subprime loans:

                                        AS OF                        AS OF                        AS OF
                                  DECEMBER 31, 2003            DECEMBER 31, 2004            DECEMBER 31, 2005
                             ---------------------------   -------------------------   -------------------------
                                                                        AGGREGATE                  AGGREGATE
                                                                         ORIGINAL                   ORIGINAL
                                      AGGREGATE ORIGINAL                PRINCIPAL                   PRINCIPAL
                             NO. OF    PRINCIPAL BALANCE    NO. OF      BALANCE OF      NO. OF     BALANCE OF
ASSET TYPE                    LOANS        OF LOANS         LOANS         LOANS          LOANS        LOANS
--------------------------   ------   ------------------   -------   ---------------   -------   ---------------
FIRST LIEN SUBPRIME LOANS    91,491    $12,527,230,580     136,814   $19,729,933,615   174,704   $26,301,059,617
SECOND LIEN SUBPRIME LOANS        *                  *           *                 *         *                 *

----------

* Wells Fargo does not have a material servicing portfolio of second lien subprime loans for the periods indicated.

          SERVICING PROCEDURES. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo's automated loan servicing system. Wells Fargo then makes reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable Servicing Agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable Servicing Agreement.

          Wells Fargo's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo's automated servicing system. If timely payment is not received, Wells Fargo's automated loan servicing system automatically places the mortgage loan in the assigned collection queue and collection procedures are generally initiated on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo's automated loan servicing system automatically removes the mortgage loan from that collection queue.

          When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent mortgage loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

          Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

          Prior to a foreclosure sale, Wells Fargo performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

          If Wells Fargo acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

          Wells Fargo's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

AURORA LOAN SERVICES LLC

          On the Closing Date, Aurora will service approximately 0.28% of the Mortgage Loans (by Cut-off Date Balance). Aurora's centralized loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. It has additional loan servicing facilities at 10350 Park Meadows Drive, Littleton, Colorado 80124 and 327 Inverness Drive South, Englewood, Colorado 80112. Aurora has been engaged in the business of servicing residential mortgage loans since 1997. It has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac and to service mortgage loans insured by the FHA and guaranteed by the VA.

          The following tables set forth certain information regarding Aurora's total loan servicing and subservicing portfolio, of which the substantial majority are currently serviced in securitization transactions or on behalf of Lehman Holdings or the Bank.

                                        AT DECEMBER 31, 2003       AT DECEMBER 31, 2004
                                      ------------------------   ------------------------
                                       NUMBER      PRINCIPAL      NUMBER      PRINCIPAL
            TYPE OF LOAN              OF LOANS      BALANCE      OF LOANS      BALANCE
            ------------              --------   -------------   --------   -------------
                                                 (IN MILLIONS)              (IN MILLIONS)
Conventional                            34,210      $ 5,892        41,391      $ 6,723
Conventional Alt-A                      95,422      $29,960       157,333      $40,795
Subprime                                 8,814      $   725         6,981      $   933
Government Insured or Guaranteed(1)    107,562      $ 5,815        85,274      $ 4,580
Home Express(2)                         48,284      $ 5,940        31,254      $ 3,490
SBA Disaster Loans(3)                   53,822      $   938        44,230      $   774
Home Equity Lines of Credit                 --      $     0            --      $     0
                                       -------      -------       -------      -------
Total Portfolio                        348,114      $49,270       366,463      $57,295
                                       =======      =======       =======      =======

                                        AT DECEMBER 31, 2005         AT MARCH 31, 2006
                                      ------------------------   ------------------------
                                       NUMBER      PRINCIPAL      NUMBER      PRINCIPAL
            TYPE OF LOAN              OF LOANS      BALANCE      OF LOANS      BALANCE
            ------------              --------   -------------   --------   -------------
                                                 (IN MILLIONS)              (IN MILLIONS)
Conventional                            61,309      $ 8,881        76,601      $11,757
Conventional Alt-A                     261,125      $62,067       277,006      $65,940
Subprime                                 7,443      $ 1,267         6,858      $ 1,156
Government Insured or Guaranteed(1)      9,131      $   654         8,713      $   627
Home Express(2)                         16,582      $ 1,714        14,898      $ 1,518
SBA Disaster Loans(3)                   36,737      $   629        35,075      $   601
Home Equity Lines of Credit                157      $     8           184      $    10
                                       -------      -------       -------      -------
Total Portfolio                        392,484      $75,220       419,335      $81,609
                                       =======      =======       =======      =======

----------
(1) 'Government insured or guaranteed' means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service.

(2) 'Home Express' means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans. These guidelines included reduced documentation requirements (including the allowance of stated incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios. These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio.

(3) 'SBA Disaster Loans' means those mortgage loans that were originated through the U.S. Small Business Administration but do not maintain any Small Business Administration guaranty. Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

          Aurora's servicing procedures include collecting and posting payments for each mortgage loan, verifying that payments are made according to the terms of the mortgage note and servicing each mortgage loan in accordance with the terms of the applicable Servicing Agreement, including through the establishment and use of Servicing Accounts and Escrow Accounts. Aurora also utilizes standardized escrow analysis procedures and employs outside vendors to ensure the appropriate payment of flood and homeowner's insurance and property taxes. Mortgagors can obtain account information on the phone, including through the use of a voice response unit system, via Aurora's website and in person at certain of Aurora's loan servicing facilities.

          Aurora's servicing procedures have been modified as its mortgage loan portfolio has changed from a portfolio consisting largely of government insured or guaranteed mortgage loans (which are mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service) to a portfolio consisting largely of non-government mortgage loans, such as subprime mortgage loans.

Included among these changes are a heightened emphasis on Aurora's special servicing group, which seeks to mitigate losses on mortgage loans in bankruptcy and foreclosure. Aurora has placed a special emphasis on servicing subprime mortgage loans with respect to resolution and recovery. Aurora similarly has emphasized its real-estate owned property management and liquidation processes.

          Aurora generally will be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. As of December 31, 2003, December 31, 2004, and December 31, 2005, and March 31, 2006, Aurora had outstanding Advances and servicing advances of approximately $70,369,299, $64,522,671, $81,804,642, and $69,371,533 respectively.

          Except where applicable law or regulation requires otherwise, Aurora services delinquent subprime mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor's payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction's master servicer or any applicable primary mortgage insurance company.

          Aurora's procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora's standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

          All delinquent mortgage loans that are not considered 'high risk assets' are monitored by Aurora's collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora's late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor's payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora's home retention plan is designed to allow Aurora's workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

          In the first month of delinquency of a subprime mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor's risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora's home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora's foreclosure committee or, in securitization transactions that have third party special servicers, the mortgage loan is referred, instead, to such third party for future servicing.

          When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

          Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora's receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

          The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to subprime mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                         DELINQUENCIES AND FORECLOSURES
                            (DOLLARS IN MILLIONS)(1)

                                    SUBPRIME

                                                  AT DECEMBER 31, 2003                AT DECEMBER 31, 2004
                                           ---------------------------------   ---------------------------------
                                                                  PERCENT BY                          PERCENT BY
                                            NUMBER    PRINCIPAL    PRINCIPAL    NUMBER    PRINCIPAL    PRINCIPAL
                                           OF LOANS    BALANCE    BALANCE(3)   OF LOANS    BALANCE    BALANCE(3)
                                           --------   ---------   ----------   --------   ---------   ----------
Total balance of mortgage loans serviced     8,814     $724.63                   6,981     $933.03
Period of delinquency (3)
   30 to 59 days                               230     $ 16.64       2.30%         144     $ 17.43       1.87%
   60 to 89 days                                76     $  4.93       0.68%          41     $  4.43       0.47%
   90 days or more                              90     $  4.54       0.63%          42     $  3.35       0.36%
                                             -----     -------       ----        -----     -------       ----
Total delinquent loans(3)                      396     $ 26.11       3.60%         227     $ 25.21       2.70%
Loans in foreclosure (excluding
   bankruptcies)                               187     $ 20.16       2.78%         119     $ 11.37       1.22%
Loans in bankruptcy                            227     $ 16.59       2.29%         150     $ 10.70       1.15%
                                             -----     -------       ----        -----     -------       ----
Total                                          810     $ 62.86       8.67%         496     $ 47.28       5.07%
                                             =====     =======       ====        =====     =======       ====

                                                  AT DECEMBER 31, 2005                 AT MARCH 31, 2006
                                           ---------------------------------   ---------------------------------
                                                                  PERCENT BY                          PERCENT BY
                                            NUMBER    PRINCIPAL    PRINCIPAL    NUMBER    PRINCIPAL    PRINCIPAL
                                           OF LOANS    BALANCE    BALANCE(3)   OF LOANS    BALANCE    BALANCE(3)
                                           --------   ---------   ----------   --------   ---------   ----------
Total balance of mortgage loans serviced     7,443    $1,267.31                  6,858    $1,156.28
Period of delinquency (2)
   30 to 59 days                               190    $   29.20      2.30%         137    $   23.74      2.05%
   60 to 89 days                                70    $   10.88      0.86%          66    $   11.09      0.96%
   90 days or more                              87    $   11.74      0.93%          70    $    8.31      0.72%
                                             -----    ---------      ----        -----    ---------      ----
Total delinquent loans(2)                      347    $   51.81      4.09%         273    $   43.14      3.73%
Loans in foreclosure (excluding
   bankruptcies)                               200    $   28.88      2.28%         219    $   36.89      3.19%
Loans in bankruptcy                            186    $   16.48      1.30%         153    $   12.76      1.10%
                                             -----    ---------      ----        -----    ---------      ----
Total                                          733    $   97.17      7.67%         645    $   92.78      8.02%
                                             =====    =========      ====        =====    =========      ====

----------
(1) Total portfolio and delinquency information is for subprime mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2) The ABS method for subprime loans is used in calculation of delinquency percentage. Under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

(3) Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

                              LOAN LOSS EXPERIENCE
                            (DOLLARS IN MILLIONS)(4)

                                    SUBPRIME

                                 FOR THE YEAR ENDED     FOR THE YEAR ENDED
                                AT DECEMBER 31, 2003   AT DECEMBER 31, 2004
                                --------------------   --------------------
                                 NUMBER    PRINCIPAL    NUMBER    PRINCIPAL
         TYPE OF LOAN           OF LOANS    BALANCE    OF LOANS    BALANCE
         ------------           --------   ---------   --------   ---------
Total Portfolio (1)               7,652     $588.34     5,713      $705.94
Net Losses                            3     $  0.11        49      $  1.30
Net Losses as a                                0.02%                  0.18%
Percentage of Total Portfolio

                                 FOR THE YEAR ENDED    FOR THE QUARTER ENDED
                                AT DECEMBER 31, 2005      AT MARCH 31, 2006
                                --------------------   ---------------------
                                 NUMBER    PRINCIPAL    NUMBER    PRINCIPAL
         TYPE OF LOAN           OF LOANS    BALANCE    OF LOANS    BALANCE
         ------------           --------   ---------   --------   ---------
Total Portfolio (1)               6,869    $1,196.26    6,415     $1,106.04
Net Losses                           77    $    2.20       22     $    0.61
Net Losses as a                                 0.18%                  0.05%
Percentage of Total Portfolio

----------
(1) "Total Portfolio" is the aggregate principal balance of the securitized Subprime mortgage loans on the last day of the period.

(2) "Net Losses" means Gross Losses minus Recoveries. "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3) Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4) The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

          The above delinquency, foreclosure and loss experience statistics represent the recent experience of Aurora. The loans in Aurora's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

          The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

          When Aurora receives notice that a mortgagor has filed for protection under the provisions of the Bankruptcy Code, and related rules and regulations promulgated thereunder, Aurora codes and monitors such mortgage loan for the purposes of: avoiding a violation of the automatic stay, protecting mortgage loan assets during all bankruptcy proceedings and managing all bankruptcy timelines. Related activities include monitoring attorney performance and trustee funds, filing motions for relief of stay and ensuring that funds received are posted according to the bankruptcy plan.

          When a mortgage loan becomes a 'high risk asset' (such as a real-estate owned property, a mortgage loan seized in a drug related or other litigation matter or a mortgage loan being repurchased from a trust fund), a loan level review and analysis is performed to determine the best strategy for resolution. This review is designed to minimize risk and maximize recovery. Aurora manages the holding and sale of real-estate owned properties, including determining asset values and executing a market analysis of the property, developing a marketing plan with the goal of maximizing recovery, minimizing property hold time and overseeing third party vendors providing any related functions. Each real-estate owned property is assigned a team consisting of an asset manager and assistant who creates the marketing plan, develops an initial list price and considers price reductions as necessary and negotiates for the highest and best offer on such property.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

          The following information has been provided by JPMorgan.

          GENERAL. JPMorgan, a national banking association, is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. JPMorgan is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan's main office is located in

Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. JPMorgan is rated "RPS1", "Strong" and "SQ1", by Fitch, S&P and Moody's, respectively. JPMorgan does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in its Servicing Agreement.

          Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC ("CHF"), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC"), was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

          In its capacity as a Servicer, JPMorgan will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in its Servicing Agreement. JPMorgan may perform any or all of its obligations under its Servicing Agreement through one or more subservicers. JPMorgan has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMorgan will remain liable for its servicing duties and obligations under the its Servicing Agreement as if JPMorgan alone were servicing the Mortgage Loans. As a result we are providing disclosure regarding CHF. CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

          JPMorgan is the product of numerous mergers and acquisitions. Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank's operations. As JPMorgan's mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (conforming, jumbo, Alt-A, community development programs and rural housing), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

          Servicing operations, for "subprime" quality mortgage loans are audited internally by JPMorgan's General Audit and Risk groups and subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency. JPMorgan utilizes committees assembled on a quarterly basis to analyze compliance to fair debt collection and fair lending legislation. JPMorgan employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

          As of December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, JPMorgan's portfolio of closed-end subprime mortgage loans serviced by CHF (including mortgage loans serviced by CHF in a sub-servicer capacity) equaled approximately $27.5 billion, $45.4 billion, $67.2 billion and $74.7 billion, respectively.

          Neither JPMorgan nor CHF is in default or has been terminated for cause under any servicing agreement with respect to closed-end subprime mortgage loans to which it is a party.

          JPMorgan, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 8:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday. There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

          Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters. In addition to the Chase internet site delivering applications and program overviews, high risk property managers review options during site inspections and local housing association referrals.

          CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor. Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status. Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accurately, managing data securely, and effectively managing any initiated legal action.

          In its capacity as servicer, JPMorgan is required to make Advances of delinquent monthly payments of interest and principal to the extent described in this prospectus supplement. See "Mortgage Loan Servicing--Advances" in this prospectus supplement. JPMorgan has not failed to make a required advance in connection with any mortgage-backed securitization.

          COLLECTION PROCEDURES. CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

                        ADMINISTRATION OF THE TRUST FUND

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

          The Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodians and the Credit Risk Manager will have the following responsibilities with respect to the Trust Fund:

PARTY:                                            RESPONSIBILITIES:
------                                            -----------------
SERVICERS                        Performing the servicing functions with respect
                                 to the Mortgage Loans and the Mortgaged
                                 Properties in accordance with the provisions of the related Servicing Agreements, including, but not limited to:

                                 o    collecting monthly remittances of
                                      principal and interest on the Mortgage
                                      Loans from the related borrowers,
                                      depositing such amounts in the related
                                      Servicing Account, and delivering all
                                      amounts on deposit in the related
                                      Servicing Account to the Master Servicer for deposit in the Certificate Account on the related Servicer Remittance Date;

                                 o collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

PARTY:                                            RESPONSIBILITIES:
------                                            -----------------
                                 o making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments);

                                 o paying, as servicing advances, customary costs and expenses incurred in the performance by each Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) fire and hazard insurance coverage to the extent not paid by the borrower;

                                 o    providing monthly loan-level reports to
                                      the Master Servicer;

                                 o    maintaining certain insurance policies
                                      relating to the Mortgage Loans; and

                                 o    initiating foreclosure proceedings.

                                 See "The Servicers" above and "Mortgage Loan Servicing" below.

MASTER SERVICER                  Performing the master servicing functions in
                                 accordance with the provisions of the Trust
                                 Agreement and the Servicing Agreements,
                                 including but not limited to:

                                 o monitoring each Servicer's performance and enforcing each Servicer's obligations under the related Servicing Agreement;

                                 o collecting monthly remittances from each Servicer for deposit in the Certificate Account on the Servicer Remittance Date;

                                 o gathering the monthly loan-level reports delivered by each Servicer and providing a comprehensive loan-level report to the Securities Administrator with respect to the Mortgage Loans;

                                 o    upon the termination of a Servicer,
                                      appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

                                 o    upon the failure of a Servicer to make
                                      Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Trust Agreement.

                                 See  "The Master Servicer and the Securities
                                 Administrator" above and "Mortgage Loan
                                 Servicing" below.

SECURITIES ADMINISTRATOR         Performing the securities administration
                                 functions in accordance with the provisions of the Trust Agreement,including but not limited to:

                                 o distributing all amounts on deposit in the Certificate Account in accordance with the priorities described under "Descriptions of the Certificates--Distributions of Interest," "--Distributions of Principal" and "--Credit Enhancement--Application of Monthly Excess Cashflow" on each Distribution Date or the Business Day prior to such Distribution Date, as applicable;

                                 o depositing any Net Swap Payments or Swap Termination Payments

PARTY:                                            RESPONSIBILITIES:
------                                            -----------------
                                 received from the Swap Counterparty into the Interest Rate Swap Account;

                                 o    distributing amounts on deposit in the
                                      Interest Rate Swap Account to the
                                      Certificateholders and the Swap
                                      Counterparty, based solely on the
                                      information contained in the investor
                                      reports, in accordance with the priorities described under "Description of the Certificates--Supplemental Interest
                                      Trust--Application of Deposits and
                                      Payments Received by the Supplemental
                                      Interest Trust--Interest Rate Swap
                                      Agreement" on each Distribution Date or
                                      the Business Day prior to such
                                      Distribution Date, as applicable;

                                 o    depositing any Interest Rate Cap Amount
                                      received from the Cap Counterparty into
                                      the Interest Rate Cap Account;

                                 o    distributing amounts on deposit in the
                                      Interest Rate Cap Account to the
                                      Certificateholders, in accordance with the priorities described under "Description of the Certificates--Supplemental Interest
                                      Trust--Application of Deposits and
                                      Payments Received by the Supplemental
                                      Interest Trust--Interest Rate Cap
                                      Agreement" on each Distribution Date;

                                 o preparing and distributing annual investor reports summarizing aggregate distributions to Certificateholders necessary to enable Certificateholders to prepare their tax returns;

                                 o    preparing and distributing investor
                                      reports, including the monthly
                                      distribution date statement to
                                      Certificateholders based on information
                                      received from the Master Servicer, the
                                      Swap Counterparty and the Cap
                                      Counterparty;

                                 o    preparing and filing annual federal and
                                      (if required) state tax returns on behalf of the Trust Fund; and

                                 o    preparing and filing certain periodic
                                      reports with the Commission on behalf of the Trust Fund with respect to the Certificates.

                                 See  "The Master Servicer and the Securities
                                 Administrator," "The Trust Agreement--The
                                 Securities Administrator" and "--Reports to Certificateholders" below.

TRUSTEE Performing the trustee functions in accordance with the provisions of the Trust
                                 Agreement, including but not limited to:

                                 o enforcing the obligations of each of the Master Servicer and the Securities Administrator under the Trust Agreement; and

                                 o    acting as successor master servicer or
                                      securities administrator in the event the Master Servicer or Securities
                                      Administrator, respectively, resigns or is removed by the Trustee unless a successor master servicer or securities administrator as applicable, is appointed.

                                 See  "The Trust Agreement--The Trustee,"
                                 "--Certain Matters Under the Trust
                                 Agreement--Duties of the Trustee" and
                                 "--Reports to

PARTY:                                            RESPONSIBILITIES:
------                                            -----------------

                                 Certificateholders" below.

CUSTODIANS                       Performing the custodial functions in
                                 accordance with the provisions of the
                                 related Custodial Agreements, including
                                 but not limited to:

                                 o holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Trustee.

                                 See "Mortgage Loan Servicing--Custody of the Mortgage Files" below.

CREDIT RISK MANAGER              The  Credit Risk Manager will not be
                                 responsible for performing any servicing or administrative functions with respect to the Mortgage Loans, but rather will perform certain advisory functions with respect to the Mortgage Loans in accordance with the provisions of the Trust Agreement and under credit risk management agreements with the Servicers
                                 (other than Countrywide Servicing),
                                 including but not limited to:

                                 o monitoring and/or making recommendations to the Master Servicer and the Servicers (other than Countrywide Servicing) regarding certain delinquent and defaulted Mortgage Loans; and

                                 o    providing on a monthly basis certain
                                      reports to the Trust Fund, including, but not limited to, a loan-level loss and mitigation analysis, primary mortgage insurance claims analysis and a prepayment premium analysis (reports will include analysis related to Mortgage Loans serviced by Countrywide Servicing).

                                 See "Mortgage Loan Servicing--The Credit Risk Manager" below.

TRUST ACCOUNTS

          All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders or the Swap Counterparty, be invested in the Trust Accounts, which are accounts established in the name of the Securities Administrator. Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under "The Agreements--Investment of Funds" in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be as retained or distributed as follows:

TRUST ACCOUNT:               RESPONSIBLE PARTY:         APPLICATION OF ANY INVESTMENT EARNINGS:
--------------------------   ------------------------   ---------------------------------------
SERVICING ACCOUNTS           Servicers                  Any investment earnings will be
                                                        retained by the related Servicer and
                                                        will not be available for distribution
                                                        to Certificateholders.

CERTIFICATE ACCOUNT          Securities Administrator   One day's investment earnings will be
                                                        paid as compensation to the Master
                                                        Servicer, other than the Trustee's fee
                                                        as described under "Fees and Expenses
                                                        of the Trust Fund," and will not be
                                                        available for distribution to
                                                        Certificateholders. Any remaining
                                                        investment earnings will be paid to

TRUST ACCOUNT:               RESPONSIBLE PARTY:         APPLICATION OF ANY INVESTMENT EARNINGS:
--------------------------   ------------------------   ---------------------------------------
                                                        LBH.

BASIS RISK RESERVE FUND      Securities Administrator   Any investment earnings will remain in
                                                        the Basis Risk Reserve Fund and be
                                                        available for distribution to
                                                        Certificateholders as described in
                                                        clause (4) under "Description of the
                                                        Certificates--Credit
                                                        Enhancement--Application of Monthly
                                                        Excess Cashflow."

INTEREST RATE SWAP ACCOUNT   Securities Administrator   Any investment earnings will remain in
                                                        the Interest Rate Swap Account and will
                                                        be paid to the Swap Counterparty and
                                                        the Certificateholders as described
                                                        under "Description of the
                                                        Certificates--Supplemental Interest
                                                        Trust--Application of Deposits and
                                                        Payments Received by the Supplemental
                                                        Interest Trust--Interest Rate Swap
                                                        Agreement."

INTEREST RATE CAP ACCOUNT    Securities Administrator   Any investment earnings will remain in
                                                        the Interest Rate Cap Account and will
                                                        be paid to the Certificateholders as
                                                        described under "Description of the
                                                        Certificates--Supplemental Interest
                                                        Trust--Application of Deposits and
                                                        Payments Received by the Supplemental
                                                        Interest Trust--Interest Rate Cap
                                                        Agreement."

          If funds deposited in any Trust Accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds (other than with respect to the Certificate Account, the Basis Risk Reserve Fund, the Interest Rate Swap Account and the Interest Rate Cap Account, for which LBH will be responsible for any such losses), without any right of reimbursement therefor.

EXAMPLE OF DISTRIBUTIONS

          The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in July 2006:

June 2 through July 1.....  Collection Period:    Payments due during the
                                                  related Collection Period
                                                  (June 2 through July 1) from
                                                  borrowers will be deposited in
                                                  each Servicer's Servicing
                                                  Account as received and will
                                                  include scheduled principal
                                                  payments due during the
                                                  related Collection Period and
                                                  interest accrued on the ending
                                                  scheduled balance from the
                                                  prior Collection Period.

June 1 through June 30....  Prepayment Period     Partial principal prepayments
                            for partial and full  received by any Servicer and
                            prepayments           principal prepayments
                            received from the     in full received by Option One
                            Mortgage Loans        and GMAC during the related
                            (except full          Prepayment Period (June 1
                            prepayments received  through June 30) will be
                            by certain Servicers  deposited into such Servicer's
                            during their          Servicing Account for
                            applicable Prepayment remittance to the Master
                            Period):              Servicer on the Servicer
                                                  Remittance Date (July 18 or
                                                  July 24, as applicable).
                                                  Principal prepayments in full
                                                  received by any Servicer other
                                                  than Option One and GMAC
                                                  during the related Prepayment
                                                  Period (generally mid-month to
                                                  mid-month) will be deposited
                                                  into such Servicer's Servicing
                                                  Account, during the applicable
                                                  Prepayment Period.

July 18...................  Servicer Remittance   The Servicers (other than
                            Date (other than      Countrywide Servicing) will
                            Countrywide           remit collections and
                            Servicing):           recoveries in respect of the
                                                  Mortgage Loans to the Master
                                                  Servicer for deposit into the
                                                  Certificate Account on or
                                                  prior to the 18th day of each
                                                  month (or if the 18th day is
                                                  not a Business Day, the next
                                                  succeeding Business Day), as
                                                  specified in the related
                                                  Servicing Agreement.

July 24...................  Servicer Remittance   Countrywide Servicing will
                            Date (for             remit collections and
                            Countrywide           recoveries in respect of the
                            Servicing):           related Mortgage Loans to the
                                                  Master Servicer for deposit
                                                  into the Certificate Account
                                                  on or prior to the 24th day of
                                                  each month (or if the 24th day
                                                  is not a Business Day, the
                                                  Business Day immediately
                                                  before), as specified in the
                                                  related Servicing Agreement.

July 24...................  Record Date:          Distributions will be made to
                                                  Certificateholders of record
                                                  for all classes as of the
                                                  close of business on the
                                                  Business Day immediately
                                                  before the related
                                                  Distribution Date.

July 24...................  Any payment received  One Business Day immediately
                            from or payable to    before the related
                            the Swap              Distribution Date, the Swap
                            Counterparty under    Counterparty will pay to the
                            the Swap Agreement:   Securities Administrator for
                                                  deposit into the Interest Rate
                                                  Swap Account, any Net Swap
                                                  Payments or Swap Termination
                                                  Payments required to be paid
                                                  by the Swap Counterparty under
                                                  the Swap Agreement, or the
                                                  Securities Administrator will
                                                  pay to the Swap Counterparty
                                                  any Net Swap Payments or Swap
                                                  Termination Payments required
                                                  to be paid by the Securities

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                                                  Administrator under the Swap
                                                  Agreement, as applicable.

July 24 ..................  Any payment received  One Business Day immediately
                            from the Cap          before the related
                            Counterparty under    Distribution Date (beginning
                            the Interest Rate     on the Distribution Date in
                            Cap Agreement:        May 2007), the Cap
                                                  Counterparty will pay to the
                                                  Securities Administrator for
                                                  deposit into the Interest Rate
                                                  Cap Account, any Interest Rate
                                                  Cap Amount required to be paid
                                                  by the Cap Counterparty under
                                                  the Interest Rate Cap
                                                  Agreement.

July 25 ..................  Distribution Date:    On the 25th day of each month
                                                  (or if the 25th day is not a
                                                  Business Day, the next
                                                  Business Day), the Securities
                                                  Administrator will make
                                                  distributions to
                                                  Certificateholders from
                                                  amounts on deposit in the
                                                  Certificate Account, the
                                                  Interest Rate Swap Account and
                                                  the Interest Rate Cap Account.

          Succeeding months follow the same pattern.

                             MORTGAGE LOAN SERVICING

GENERAL

          The Servicers will have primary responsibility for servicing the Mortgage Loans as described under "Administration of the Trust Fund--Servicing and Administration Responsibilities" above. Each of the Trustee, the Master Servicer and the NIMS Insurer are either parties or third party beneficiaries under the Servicing Agreements and can enforce the rights of the Seller thereunder. Under a separate credit risk management agreement between the Credit Risk Manager and each Servicer, the Credit Risk Manager will provide certain monitoring and advisory services with respect to delinquent Mortgage Loans. See "Servicing of Loans" in the prospectus.

          Under each Servicing Agreement, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the Master Servicer terminates a Servicer, the Master Servicer will be required to appoint a successor servicer as provided in the Trust Agreement. Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under "--Advances" below.

          In addition, under certain of the Servicing Agreements, the Seller generally has the right to terminate a Servicer, without cause, upon thirty days' or sixty days' notice, as applicable, subject to certain conditions set forth in the related Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, Servicing Fees and applicable expenses of the related Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, and generally, payment of a termination fee which will be payable by the Seller from its own funds and not reimbursable from the Trust Fund. Any such termination without cause requires the consent of the Master Servicer, the Trustee and the NIMS Insurer and receipt of confirmation from the Rating Agencies that the transfer of servicing


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will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Certificates. The Seller, with the prior written consent of the Master Servicer and NIMS Insurer, may also terminate certain of the Servicers if losses or delinquencies on the Mortgage Loans exceed certain trigger levels specified in the related Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and Servicing Fees.

          Any successor servicer must be qualified to service mortgage loans for Freddie Mac and Fannie Mae and must have a net worth of not less than $25,000,000.

SERVICING ACCOUNTS AND THE CERTIFICATE ACCOUNT

          Each Servicer will establish and maintain a segregated Servicing Account in the name of the Trustee into which each Servicer will deposit payments on account of interest and principal for the related Mortgage Loans, less its Servicing Fee, as described under "Servicing of Loans--Deposits to and Withdrawal from the Certificate Account" and "--Servicing Accounts" in the prospectus.

          On the related Servicer Remittance Date, each Servicer will remit the amounts on deposit in its Servicing Account to the Master Servicer for deposit into the Certificate Account, which is maintained by the Securities Administrator.

          The Servicers and the Master Servicer are entitled to reimburse themselves from the related Servicing Account or Certificate Account, as applicable, for any Advances made and expenses incurred, as described below under "--Servicing Compensation and Payment of Expenses" and "--Advances." The Servicing Accounts and the Certificate Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust Fund.

          See also "Administration of the Trust Fund--Trust Accounts" in this prospectus supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          As compensation for master servicing, the Master Servicer is entitled to the compensation described under "Fees and Expenses of the Trust Fund."

          Each Servicer will be paid the Servicing Fee for each Mortgage Loan serviced by it and any successor to the Servicer will in all cases receive a fee in an amount not greater than the applicable Servicing Fee. As additional servicing compensation, each Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower, (ii) any interest or other income earned on funds held in the Servicing Accounts and escrow accounts and other similar items described under each related Servicing Agreement and (iii) any Prepayment Interest Excess to the extent not offset by Prepayment Interest Shortfalls (except in the case of Option One and GMAC).

          The Servicing Fees are subject to reduction as described below under "Prepayment Interest Shortfalls." See "Servicing of Loans--Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See "Servicing of Loans--Collection Procedures; Escrow Accounts" and "--Servicing Compensation and Payment of Expenses" in the prospectus.


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

WAIVER OR MODIFICATION OF MORTGAGE LOAN TERMS

          The Servicers may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Trust Fund; provided, however, that unless the applicable Servicer has received the prior written consent of the Master Servicer (and in certain cases, the NIMS Insurer), the applicable Servicer may not permit any modification for any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan. In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the related Servicer must make an Advance. However, the related Servicer may not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax.

PREPAYMENT INTEREST SHORTFALLS

          When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the applicable Servicer, but only to the extent that such amount is not offset by Prepayment Interest Excess, if any, and does not exceed the total of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date. The Master Servicer is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicers or a successor servicers as discussed herein.

ADVANCES

          Each Servicer will generally be obligated to make Advances and servicing advances to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if any Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer and each Servicer, as applicable, will be entitled to recover any Advances and servicing advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient or if the related Servicer believes such Advances or servicing advances will not be recoverable, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

          The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction. No party which makes an Advance is entitled to interest on those Advances.

PRIMARY MORTGAGE INSURANCE

          The Master Servicer and each Servicer will be required to take such action in servicing the Mortgage Loans as is necessary to keep the primary mortgage insurance policies in effect, and each Servicer will be responsible for filing claims under such primary mortgage insurance policies on behalf of the Trust Fund.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

          The Servicers will, to the extent required by the related Mortgage Loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

INSURANCE COVERAGE

          The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

          Each Servicing Agreement will provide that before or during March of each year, in accordance with the applicable Servicing Agreement, beginning in 2007, each Servicer will provide to the Depositor, the Master Servicer and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria. Each Custodial Agreement will provide that on or before March 1 of each year, beginning in 2007, the related Custodian will provide to the Depositor, the Master Servicer and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria. The Trust Agreement will provide that on or before March 15 of each year, beginning March 15, 2007,
(1) the Master Servicer and the Securities Administrator will provide to the Depositor and the Sponsor a report on an assessment of compliance with the AB Servicing Criteria and (2) the Credit Risk Manager will provide to the Depositor, the Sponsor, the Master Servicer and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria. In addition, before or during March of each year, in accordance with the applicable agreement, beginning in 2007, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans, within the meaning of Regulation AB, will also provide to the Master Servicer and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria.

          Each party that is required to deliver a report on assessment of servicing compliance, will also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

          Each Servicing Agreement will also provide for delivery to the Depositor, the Seller, the Master Servicer and the Securities Administrator before or during March of each year, in accordance with the applicable Servicing Agreement, beginning in 2007, a separate annual statement of compliance from each Servicer to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the related Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

          Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Certificateholders without charge upon written request to the Securities Administrator at the address of the Securities Administrator set forth above under "Additional Information". These items will also be filed with the Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

          If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by the NIMS Insurer or by Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby, terminate the Master Servicer. In such event, the Trustee, pursuant to the terms of the Trust Agreement, will either assume the duties of Master Servicer or will appoint a successor master servicer in accordance with the standards set forth in the Trust Agreement.

          If a Servicer is in default in its obligations under the related Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Trust Agreement, or succeed to the responsibilities of the terminated Servicer.

AMENDMENT OF THE SERVICING AGREEMENTS

          Each Servicing Agreement may generally be amended, without notice to or consent of the Certificateholders, with the written consent of the Master Servicer, the Seller, the related Servicer and the Trustee; provided that (1) except for amendment in connection with a servicing transfer or transfer of any servicing rights, the amendment will not be materially inconsistent with the provisions of the related Servicing Agreement and (2) the party requesting such amendment must, at its own expense, provide the Trustee, the Master Servicer and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Certificateholders or holders of the NIM Securities. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

CUSTODY OF THE MORTGAGE FILES

          The Servicers will generally not have responsibility for custody of the Mortgage Loan documents described under "The Trust Agreement--Assignment of Mortgage Loans" below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the Mortgage Loan documents on behalf of the Trustee pursuant to a Custodial Agreement between the applicable Custodian and the Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by that Custodian. Each Custodian will maintain the Mortgage Loan documents in a fire-resistant facility intended for the safekeeping of mortgage loan files. The Seller will pay the fees of each Custodian other than Wells Fargo; however, if the Seller does not pay the fees of a Custodian, that Custodian may be repaid its fees by the Trustee from the Trust Fund.

THE CREDIT RISK MANAGER

          Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company), a Colorado corporation, will monitor and make recommendations to the Master Servicer and the Servicers (other than

Countrywide Servicing) regarding certain delinquent and defaulted Mortgage Loans, and will provide, on a monthly basis, certain reports to the Trust Fund, including, but not limited to, a loan-level loss and mitigation analysis, primary mortgage insurance claims analysis and a prepayment premium analysis (reports will include analysis related to Mortgage Loans serviced by Countrywide Servicing). Certificateholders will be able to review the current report via the Internet at the Credit Risk Manager's website, https://reports.clayton.com, on or about the fifteenth calendar day of the month following each Distribution Date. The user name for access to the website will be the investor's e-mail address and the password for this transaction will be "SAIL 2006-3." Such reports will also be included in the Trust Fund's filings with the Commission under the Securities Exchange Act of 1934. The Credit Risk Manager will rely on mortgage loan data that is provided to it by the Servicers and/or Master Servicer in performing its advisory, monitoring and reporting functions.

          The Credit Risk Manager will be entitled to receive the Credit Risk Manager's Fee until the termination of the Trust Fund or until its removal by a vote of at least 66 2/3% of the Certificateholders. The Credit Risk Manager's Fee will be paid by the Trust Fund and will be calculated at the Credit Risk Manager's Fee Rate on the Scheduled Principal Balance of each Mortgage Loan.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

          Subject to certain limitations set forth in certain of the Servicing Agreements, the NIMS Insurer will have the right, but not the obligation, to purchase for its own account any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, servicing advances or unpaid Servicing Fees allocable to the Distressed Mortgage Loan. The NIMS Insurer is prohibited from using any procedure in selecting Distressed Mortgage Loans to be repurchased which would be materially adverse to Certificateholders. Any such repurchase will be accomplished by remittance to the Master Servicer of the purchase price for the Distressed Mortgage Loan for deposit into the Certificate Account.

SPECIAL SERVICER FOR DISTRESSED MORTGAGE LOANS

          The Seller, with the consent of the Trustee, the Master Servicer and the NIMS Insurer, has the option under certain of the Servicing Agreements to transfer any Mortgage Loan which becomes a Distressed Mortgage Loan for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee. The NIMS Insurer, in lieu of providing its consent, may purchase any Distressed Mortgage Loan precluding a transfer of a Distressed Mortgage Loan to a special servicer, as described above.

PLEDGE OF SERVICING RIGHTS

          The Servicing Agreements permit certain of the Servicers to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the related Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the related Servicer, the lender may appoint a successor servicer; provided such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Trust Agreement. See "--General" above.

                               THE TRUST AGREEMENT

GENERAL

          The Certificates will be issued pursuant to the Trust Agreement. The NIMS Insurer will be a third party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIM Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities. Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

          Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Securities Administrator, which will serve as certificate registrar and paying agent. The Securities Administrator will provide to a prospective or actual Certificateholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement. Requests should be addressed to Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Corporate Trust Group, SAIL 2006-3.

THE ISSUING ENTITY

          On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, Structured Asset Investment Loan Trust 2006-3 will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund.

          On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Basis Risk Reserve Fund on behalf of the Issuing Entity. The Issuing Entity will not have any liabilities as of the Closing Date, other than as provided in the Trust Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year.

          On the Closing Date, the Supplemental Interest Trust will be created under the Trust Agreement by the Depositor, and its assets will consist of the Swap Agreement, the Interest Rate Cap Agreement and such assets as from time to time deposited in the Interest Rate Swap Account or the Interest Rate Cap Account, as applicable. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Interest Rate Swap Account on behalf of the Supplemental Interest Trust. In addition, on the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Interest Rate Cap Account on behalf of the Supplemental Interest Trust. All assets of the Supplemental Interest Trust are payable under the Trust Agreement to the Trust Fund or the Swap Counterparty, as applicable. See "Description of the Certificates--Supplemental Interest Trust."

          The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Securities Administrator, the Master Servicer, the Servicers, the Credit Risk Manager and the Custodians will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement, the Sale and Assignment Agreement, the Servicing Agreements and the Custodial Agreements. See "The Master Servicer and the Securities Administrator," "The Servicers," "Mortgage Loan Servicing" and "The Trust Agreement."

          The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the

Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under "--Certain Matters Under the Trust Agreement--Amendment of the Trust Agreement."

          If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support" in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE TRUSTEE

          General. The Trustee will be U.S. Bank National Association, a national banking association. The Trustee will perform the functions described under "--Certain Matters Under the Trust Agreement--Duties of the Trustee" below. As compensation for its services, the Trustee will be paid a fixed annual fee set forth under "Fees and Expenses of the Trust Fund."

          U.S. Bank National Association. U.S. Bank National Association ("U.S. Bank") will act as Trustee under the Trust Agreement, as described under "Administration of the Trust Fund--Servicing and Administrative Responsibilities." U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $210 billion as of March 31, 2006. As of March 31, 2006, U.S. Bancorp served approximately 13.4 million customers, operated 2,430 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

          U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Trust Agreement will be administered from U.S. Bank's corporate trust office located at One Federal Street, Boston, Massachusetts 02110.

          U.S. Bank has provided corporate trust services since 1924. As of March 31, 2006, U.S. Bank was acting as trustee with respect to approximately 56,104 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

          On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

          As of March 31, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 405 issuances of MBS/sub-prime securities with an outstanding principal balance of approximately
$128,686,100,000.

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THE SECURITIES ADMINISTRATOR

          General. The Securities Administrator will be responsible under the Trust Agreement for acting as paying agent and certificate registrar, preparing the monthly distribution date statement to Certificateholders described under "--Reports to Certificateholders" below and preparing and filing the Trust Fund's tax information returns. The Securities Administrator will prepare the distribution date statements, tax returns and required reports based solely on information provided to the Servicers or, in the case of information regarding the Swap Agreement, by the Swap Counterparty or, in the case of the information regarding the Interest Rate Cap Agreement, by the Cap Counterparty. The Securities Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Securities Administrator is entitled to the compensation described under "Fees and Expenses of the Trust Fund."

          Under the Trust Agreement, the Securities Administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Securities Administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default; see "--Certain Matters Under the Trust Agreement--Events of Default Under the Trust Agreement" below and "The Agreements--Event of Default; Rights Upon Event of Default" in the prospectus. The Securities Administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

          The Securities Administrator may, upon written notice to the Depositor and the Trustee, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning Securities Administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

          The Securities Administrator may also be removed at any time:

               o if the Securities Administrator becomes bankrupt or insolvent;

               o if the Securities Administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the Trust Agreement; or

               o by Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, upon written notice to the Securities Administrator and the Depositor.

          Any resignation or removal of the Securities Administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

          For a description of Wells Fargo, see "The Master Servicer and the Securities Administrator" in this prospectus supplement.

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ASSIGNMENT OF MORTGAGE LOANS

          The Mortgage Loans will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). The Securities Administrator will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the related Servicer and the related Custodian of the mortgage file, whether the Mortgage Loan is covered by an LPMI Policy and the applicable Prepayment Premium provisions, if any.

          Deutsche Bank National Trust Company, LaSalle Bank National Association, U.S. Bank National Association and Wells Fargo Bank, N.A. will each act as a Custodian on behalf of the Trustee, pursuant to their respective Custodial Agreement. As to each Mortgage Loan, the following documents are generally required to be delivered to the related Custodian on behalf of the Trustee in accordance with the Trust Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank, (2) the original mortgage with evidence of recording indicated thereon (or, if such original recorded mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording), (3) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below), (4) the policies of title insurance issued with respect to each Mortgage Loan and (5) the originals of any assumption, modification, extension or guaranty agreements. With respect to certain Servicers, it is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

          Each transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. In the event that a court were to recharacterize the sale of the Mortgage Loans by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Mortgage Loans from the Seller, and the Trustee will have a security interest in the Mortgage Loans transferred to it. The Trustee's security interest will be perfected by delivery of the mortgage notes to the Custodians on behalf of the Trustee.

REPRESENTATIONS AND WARRANTIES

          The Mortgage Loans either (a) were purchased pursuant to various Sale Agreements by the Seller or the Bank directly from the various Transferors or
(b) are Lehman Originated Mortgage Loans. Any Transferred Mortgage Loans purchased by the Bank from a Transferor were subsequently assigned to the Seller.

          Pursuant to the terms of each Sale Agreement, each Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the related

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Transferred Mortgage Loans that generally include the representations and warranties described in the prospectus under "Loan Underwriting Procedures and Standards--Representations and Warranties."

          The Seller's rights under each Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement. For any Lehman Originated Mortgage Loans, the Seller will make certain representations and warranties to the Depositor in the Sale and Assignment Agreement that generally include the representations and warranties similar to those described above, which will be, in turn, assigned by the Depositor to the Trustee for the benefit of Certificateholders pursuant to the Trust Agreement.

          In addition, each Transferor will have represented to the Seller (and/or the Seller will have represented to the Depositor), that (1) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to all applicable anti-predatory and anti-abusive lending laws; (2) none of the Mortgage Loans constitute "high-cost" or "high-risk" loans under applicable anti-predatory and anti-abusive lending laws; (3) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies, (4) with respect to Pool 1 and Pool 2, no Mortgage Loan imposes a Prepayment Premium for a term in excess of three years, (5) with respect to certain Mortgage Loans originated by BNC that were 29 days or more delinquent as of the Cut-off Date (as determined in accordance with the OTS method), the related borrower will make a payment in full of such delinquent amount no later than May 31, 2006.

          In addition, with respect to certain Mortgage Loans, in the event any such Mortgage Loan is delinquent in payment with respect to the first, second and/or third monthly payment due to the Seller or such Mortgage Loan is delinquent in payment with respect to the first monthly payment due under the mortgage note, as applicable, as set forth under the related Sale Agreement or Sale and Assignment Agreement, the related Transferor or the Seller, as applicable, will be obligated to purchase such Mortgage Loan from the Trust Fund.

          Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated either to (a) cure such breach, (b) repurchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust Fund in connection with any violation of any anti-predatory or anti-abusive lending laws or (c) in the circumstances described in the prospectus under "The Agreements--Repurchase and Substitution of Non-Conforming Loans," substitute a Qualifying Substitute Mortgage Loan.

          In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred Mortgage Loans, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loan from the Trust Fund, as described above. However, the Seller will have no obligation to cure a breach or repurchase or replace a Transferred Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans in the event of a breach of those representations set forth in clauses (1) through
(5) of the second
preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Loan.

          To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or replaced by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Certificates, in particular the Offered Subordinate Certificates and the Class B Certificates, may incur a loss.

CERTAIN MATTERS UNDER THE TRUST AGREEMENT

          Duties of the Trustee. The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under "--Events of Default under the Trust Agreement." Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the Securities Administrator, the Master Servicer, the Swap Counterparty, the Cap Counterparty or any other party.

          The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its corporate trust office. See "--Events of Default under the Trust Agreement" below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

          The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement; however, the Trustee will remit to the Master Servicer any claim or notice it may receive which is delivered to its corporate trust office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. None of the provisions in the Trust Agreement will in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer. The Trustee will not be responsible for any act or omission of the Master Servicer, the Securities Administrator, the Depositor or any other party.

          The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account. The Trustee is not responsible for the validity of the Trust Agreement, the Swap Agreement, the Interest Rate Cap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

          Events of Default Under the Trust Agreement. An Event of Default under the Trust Agreement will generally consist of:

               o any failure by the Master Servicer or the Securities Administrator duly to observe or perform in any material respect any of its covenants or agreements in the Trust Agreement that continues unremedied for the number of days specified in the Trust Agreement, or if any representation or warranty of the Master Servicer or the Securities Administrator will prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect will not have been eliminated or cured within the number of days specified in the Trust Agreement, in either case after the giving of written notice of the failure to the Master Servicer or the Securities Administrator by the Trustee, or to the Master Servicer, the Trustee and the Securities Administrator by the holders of Certificates evidencing not less than 50% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby;

               o certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations, or any Rating Agency reducing or withdrawing or threatening to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of the Master Servicer;

               o a sale or pledge of any of the rights of the Master Servicer under the Trust Agreement or an assignment or a delegation of the rights or duties of the Master Servicer under the Trust Agreement will have occurred in any manner which is not permitted under the Trust Agreement and is without the prior written consent of the Trustee, any NIMS Insurer and Certificateholders evidencing not less than 50% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby; or

               o if the Master Servicer has notice or knows that any Servicer at any time is not either a Fannie Mae- or Freddie Mac-approved seller/servicer, and the Master Servicer has not terminated the rights and obligations of that Servicer under the applicable Servicing Agreement and replaced such Servicer with a Fannie Mae- or Freddie Mac-approved servicer within 60 days of the date the Master Servicer receives that notice or acquires such knowledge.

          So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Master Servicer and/or the Securities Administrator, as applicable, whereupon the Trustee, unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer and/or the Securities Administrator, as applicable under the Trust Agreement and will be entitled to reasonable compensation, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer or successor securities administrator, as applicable.

          During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

          No Certificateholder, solely by virtue of that holder's status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

          Expenses and Indemnities of the Trustee. The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, the Sale and Assignment Agreement, any Sale Agreement, any Servicing Agreement or any Custodial Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

          The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above, prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts will not exceed $200,000 in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $200,000 in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Net Swap Payment, Swap Termination Payment, Current Interest, Carryforward Interest and the Credit Risk Manager's Fee, as described under "Description of the Certificates--Distributions of Interest--Interest Distribution Priorities."

          Resignation of Trustee. The Trustee may, upon written notice to the Depositor, the Master Servicer and the Securities Administrator, resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee's notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

          The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any class of Certificates. In addition, the Trustee may be removed at any time by

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holders of more than 50% of the Class Principal Amount (or Percentage Interest)
of each class of Certificates upon 30 days' written notice to the Trustee.

          Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all Mortgage Loan files, and will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the Master Servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

          Amendment of the Trust Agreement. The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

               (1) to cure any ambiguity;

               (2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

               (3) to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

               (4) to comply with any requirements imposed by the Code;

provided that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

          The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66 2/3% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

REPORTS TO CERTIFICATEHOLDERS

          The Securities Administrator will prepare (based solely on information provided by the Servicers, the Swap Counterparty and the Cap Counterparty) and, in the manner described under "Additional Information" above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information:


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

               (1) the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled and unscheduled principal payments;

               (2) the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;

               (3) the amount, if any, of any distribution to the Class P, Class X, Class LT-R and Class R Certificates;

               (4) (A) the aggregate amount of any Advances required to be made by or on behalf of a Servicer (or the Master Servicer) with respect to the related Collection Period, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

               (5) by Mortgage Pool and in the aggregate, the total number of Mortgage Loans and the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;

               (6) the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;

               (7) the amount of any Prepayment Premiums distributed to the Class P Certificates;

               (8) by Mortgage Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

               (9) the amount of the Servicing Fees, Credit Risk Manager's Fees and LPMI Policy premiums paid during the Collection Period to which that distribution relates;

               (10) the number and aggregate Scheduled Principal Balance of Mortgage Loans in any Mortgage Pool, as reported to the Securities Administrator by the Servicers, (a) remaining outstanding, (b) delinquent 30 to 59 days, (c) delinquent 60 to 89 days, (d) delinquent 90 or more days, (e) as to which foreclosure proceedings have been commenced, all as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties (the information in this item (10) will be calculated using the OTS delinquency method);

               (11) the aggregate Scheduled Principal Balance of any Mortgage Loans in each Mortgage Pool with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs;

               (12) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Loan, and of each Qualifying Substitute Mortgage Loan;


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

               (13) the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Certificates, after giving effect to the distribution made on that Distribution Date;

               (14) the Interest Rate applicable to that Distribution Date with respect to each class of Certificates;

               (15) with respect to each Mortgage Pool, the Interest Remittance Amount and the Principal Remittance Amount applicable to that Distribution Date;

               (16) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

               (17) the Overcollateralization Amount after giving effect to the distributions made on that Distribution Date;

               (18) the amount of any Overcollateralization Deficiency after giving effect to the distributions made on that Distribution Date;

               (19) the aggregate amount of any insurance claim payments received with respect to any LPMI Policy during the related Collection Period;

               (20) the level of LIBOR for that Distribution Date;

               (21) the amount of any payments made by the Cap Counterparty to the Interest Rate Cap Account under the Interest Rate Cap Agreement;

               (22) the amount of any Net Swap Payment to the Interest Rate Swap Account, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Interest Rate Swap Account and any Swap Termination Payment to the Swap Counterparty;

               (23) whether a Trigger Event is in effect for that Distribution Date; and

               (24) any other information required pursuant to the Trust Agreement.

          In addition, within 90 days after the end of each calendar year, the Securities Administrator will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items (1) and (2) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information will also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund.

VOTING RIGHTS

          At all times 97% of all voting rights will be allocated among the holders of the Offered Certificates and the Class B Certificates as provided below. The portion of such voting rights allocated to each class of the Offered Certificates or the Class B Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such class of Certificates then outstanding and the denominator of which is the aggregate Class Principal Amount of all outstanding classes of the Offered Certificates and the Class B Certificates. The holders of the Class R, Class P and Class X Certificates will each be allocated 1% of the voting rights. The voting rights allocation to any

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class of Certificates will be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

          The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to retire the Class Principal Amounts of the Certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

          Yields on the Senior Certificates will be affected by the rate of principal payments on the Mortgage Loans in the related Mortgage Pool, primarily, and to a lesser extent (if at all) by the rate of principal payments on the Mortgage Loans in the unrelated Mortgage Pools. Yields on the Offered Subordinate Certificates and the Class B Certificates will be affected by the rate of principal payments on the Mortgage Loans in all three Mortgage Pools.

          Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher rates of prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the Mortgaged Properties, changes in the values of Mortgaged Properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

          In addition, the rate of principal prepayments may also be influenced by programs offered by mortgage loan originators, servicers and brokers (including the Servicers and their affiliates). In particular, the Seller and its affiliates (including Aurora) may solicit borrowers using general and targeted solicitations (which may be based on mortgage loan characteristics including, but not limited to, interest rate, payment history or geographic location) and solicitations to borrowers whom the Seller or its affiliates believe may be considering refinancing their mortgage loans.

          Substantially all of the Adjustable Rate Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during the initial period from the date of origination, as described under "Description of the Mortgage Pools--Adjustable Rate Mortgage Loans," and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis. When such Adjustable Rate Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Cap, except in the case of the first adjustment which will be limited by the Initial Cap, the Maximum Rate and the Minimum Rate, if any, and will be based on the Index in effect prior to the related Adjustment Date plus the applicable Gross Margin. The Index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Adjustable Rate Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Mortgage Loan has a Maximum Rate and a Minimum Rate, which in some cases is equal

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to the related Gross Margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower's adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rates on the Offered Certificates beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

          Approximately 68.38% of the Mortgage Loans are subject to Prepayment Premiums, as described under "Description of the Mortgage Pools--General" herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Prepayment Premium Period.

          The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield, Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

          As described herein, approximately 44.57% of the Fixed Rate Mortgage Loans and approximately 22.29% of the Adjustable Rate Mortgage Loans (approximately 26.74% of all the Mortgage Loans) are Balloon Loans which will have original terms to maturity that are shorter than their amortization schedules, leaving final payments due on their maturity dates that are significantly larger than other monthly payments. The Balloon Loans have original terms to maturity of 15 years or 30 years. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend on the borrower's ability to refinance the loan. Investors should consider that they will bear any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan, to the extent not covered by the applicable credit enhancement described herein.

          As described herein, approximately 3.66%, 1.07%, 18.61% and 0.06% of the Mortgage Loans do not provide for monthly payments of principal for the first two, three, five or ten years, respectively, following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Interest-Only Mortgage Loans during such interest-only period. In addition, because no principal is due on such loans for their initial interest-only period, the Class Principal Amounts of the Offered Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on the Interest-Only Mortgage Loans are recalculated on the basis of a twenty, twenty-five, twenty-seven or twenty-eight year payment schedule sufficient to amortize the principal balance of such Interest-Only Mortgage Loan, as applicable, principal payments on the Offered Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the related Mortgage Loans were calculated on the basis of a fifteen-year or thirty-year amortization schedule, as applicable. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Interest-Only Mortgage Loans.

          From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Sale and Assignment Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

          As described herein, with respect to approximately 43.38% of the Mortgage Loans, in the event that any such Mortgage Loan is delinquent in payment with respect to the first, second and/or third monthly payment due to the Seller or such Mortgage Loan is delinquent in payment with respect to the first monthly payment due under the mortgage note, as applicable, as set forth under the related Sale agreement or Sale and Assignment Agreement, the related Transferor or the Seller, as applicable, will be obligated to purchase such Mortgage Loan from the Trust Fund.

          Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

          The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Offered Certificates may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state or local laws.

          The yields on the Offered Certificates will be affected by the level of LIBOR and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates."

          The yields on the Offered Certificates may be adversely affected by Net Swap Payments and Swap Termination Payments to the Swap Counterparty. Any Net Swap Payment or Swap Termination Payments payable to the Swap Counterparty will reduce amounts available for distribution to Certificateholders. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the

Scheduled Notional Amount on which payments due under the Swap Agreement are calculated may exceed the Aggregate Pool Balance, thereby increasing the relative proportion of interest (and possibly principal) collections on the Mortgage Loans that must be applied to make any Net Swap Payment to the Swap Counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.

          As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Offered Certificates and the Class B Certificates to maintain the overcollateralization targets specified by the Rating Agencies. The level of excess interest available on any Distribution Date will be influenced by, among other things:

               o The overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the total Certificate Principal Amount of the Offered Certificates and the Class B Certificates;

               o The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

               o    The value of LIBOR;

               o The extent to which funds are received or paid by the Interest Rate Swap Account under the Swap Agreement;

               o The amounts, if any, received under the Interest Rate Cap Agreement; and

               o The extent to which the weighted average of the Net Mortgage Rates of the Mortgage Loans exceeds the weighted average of the Interest Rates of the Offered Certificates and the Class B Certificates plus fees and expenses of the Trust Fund.

          No assurances can be given as to the amount or timing of excess interest distributable on the Certificates.

          The yields to investors on the Offered Certificates will be affected by the exercise by the Master Servicer of its right to purchase the Mortgage Loans (or its failure to exercise such right), as described under "Description of the Certificates--Optional Purchase of the Mortgage Loans" herein, or the failure of the NIMS Insurer to direct the Master Servicer to exercise that right.

          If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Seller due to breaches of representations and warranties.

OVERCOLLATERALIZATION

          The yields of the Offered Certificates will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans.

There can be no assurance that overcollateralization will be maintained at the level described herein. In addition, because of the cross-collateralization features of the Mortgage Pools as described under "Description of the Certificates--Distributions of Principal," payments of principal on the Senior Certificates may be accelerated before principal payments are applied to the Offered Subordinate Certificates and the Class B Certificates.

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

          As described herein, Certificates having a relatively higher priority of distribution will have a preferential right to receive distributions of interest to the extent of the Interest Remittance Amount. In addition, Applied Loss Amounts will be allocated to the Class B2, Class B1, Class M9, Class M8, Class M7, Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Certificates in inverse order of seniority. As a result, the yields of each class of the Offered Subordinate Certificates and the Class B Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Certificates.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

          Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is CPR, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of such Mortgage Loans.

          CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

          The tables set forth on Annex B-2 to this prospectus supplement were prepared based on the following modeling assumptions:

          (1) the initial Class Principal Amounts are as set forth in the table on page S-1 and the Interest Rates are as described herein;

          (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in June 2006;

          (3) principal prepayments are received in full on the last day of each month commencing in May 2006 and there are no Net Prepayment Interest Shortfalls;

          (4) there are no defaults or delinquencies on the Mortgage Loans;

          (5) Distribution Dates occur on the 25th day of each month, commencing in June 2006;

          (6) there are no purchases or substitutions of Mortgage Loans;


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

          (7) the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the Index set forth below plus the related Gross Margin, subject to any applicable Initial Cap, Periodic Cap, Maximum Rate or Minimum Rate;

          (8) the value of One-Month LIBOR is 5.08125% and Six-Month LIBOR is 5.31750%;

          (9) none of the Mortgage Loans provide for payments of interest that accrue based on the daily simple interest method;

          (10) there is no optional termination of the Trust Fund by the Master Servicer (except in the case of Weighted Average Life in Years With Optional Termination);

          (11) the Certificates are issued on May 26, 2006;

          (12) no Prepayment Premiums are collected on the Mortgage Loans;

          (13) no Swap Termination Payment occurs;

          (14) no payments under the Interest Rate Cap Agreement or the Swap Agreement are deposited into the Interest Rate Cap Account or Interest Rate Swap Account, respectively; and

          (15) the Mortgage Loans are aggregated into assumed mortgage loans having the characteristics set forth on Annex B-1 to this prospectus supplement.

          The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex B-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

          Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of CPR.

          The weighted average life of an Offered Certificate is determined by
(1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

          The Trust Agreement provides that a designated portion of the Trust Fund will comprise one or more Lower Tier REMICs and a single Upper Tier REMIC in a tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. Each of the Class LT-R and Class R Certificate will represent ownership of the sole class of residual interests in one or more REMICs. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

          Upon the issuance of the Offered Certificates, Tax Counsel will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Code. In addition, Tax Counsel will deliver an opinion to the effect that each of the Basis Risk Reserve Fund and the Supplemental Interest Trust is an "outside reserve fund" that is beneficially owned by the beneficial owners of the Class X Certificates.

TAX TREATMENT OF THE OFFERED CERTIFICATES

          For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a Cap Contract. The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the weighted average of the applicable Net Funds Cap for each Mortgage Pool, weighted on the basis of the Pool Balance of each Mortgage Pool and computed for this purpose by limiting the Scheduled Notional Amount of the Swap Agreement to the Pool Balance. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

          Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Offered Certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Considerations--Types of Securities--REMIC Certificates Generally" in the prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--The Cap Contract Components" below. Prospective investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

          ALLOCATIONS. A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Cap Contract component.

          For information reporting purposes, pursuant to the Trust Agreement, the Securities Administrator will assume that the Cap Contract components will have nominal value or such other value as specified in the Trust Agreement. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

          Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Offered Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, See "Material Federal Income Tax Considerations--Types of Securities--REMIC Certificates Generally" in the prospectus.

          ORIGINAL ISSUE DISCOUNT. The REMIC regular interest component of an Offered Certificate may be issued with OID. A beneficial owner of an Offered Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Interest Income and OID" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 30% CPR. See "Yield, Prepayment and Weighted Average Life--Weighted Average Life" above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

          THE CAP CONTRACT COMPONENTS. The portion of the overall purchase price of an Offered Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

          Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

          A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass through entity" (other than in connection with such individual's trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

          Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

          STATUS OF THE OFFERED CERTIFICATES. The REMIC regular interest components of the Offered Certificates will be treated as assets described in
Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of an Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See "Material Federal Income Tax Considerations--Special Tax Attributes--REMIC Certificates" in the prospectus. The Cap Contract components of the Offered Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result of the obligations represented by the Cap Contract components, the Offered Certificates generally will not be a suitable investment for a REMIC.

                         LEGAL INVESTMENT CONSIDERATIONS

          Because of the inclusion of Second Lien Mortgage Loans in the Trust Fund, the Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

          Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

          Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See "Legal Investment Considerations" in the prospectus.

                              ERISA CONSIDERATIONS

          An employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or to Section 4975 of the Code (collectively, a "Plan"), or an entity deemed to be investing with plan assets of such a plan or arrangement is subject to the fiduciary obligation and prohibited transaction provisions of ERISA and
Section 4975 of the Code, unless it is covered by an administrative exemption. The U.S. Department of Labor has granted to the underwriter a prohibited transaction exemption relating to the acquisition, holding and transfer of mortgage-backed certificates (the "Underwriter's Exemption"), subject to the limitations and qualifications described under "ERISA Considerations" in the prospectus. See "ERISA Considerations" in the prospectus.

          Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter's Exemption, which Certificate entitles the holder to receive payments under the Swap Agreement or the Interest Rate Cap Agreement from the Supplemental Interest Trust will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

          The acquisition, holding and transfer of the Offered Certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Underwriter's Exemption (other than the those within the control of the investors). However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates without the right to receive payments from the Supplemental Interest Trust satisfies the terms and conditions of the Underwriter's Exemption. See "ERISA Considerations" in the prospectus. The rating of an Offered Certificate may change. If the rating of a class of Offered Certificates declines below the lowest permitted rating, Certificates of that class may no longer be eligible for relief under the Underwriter's Exemption (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

          The Underwriter's Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Counterparty or Cap Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, prior to the termination of the Swap Agreement and the Interest Rate Cap Agreement, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Underwriter's Exemption, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries are encouraged to consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Swap Agreement, the Interest Rate Cap Agreement, any Offered Certificate whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption.

          If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph will indemnify to the extent permitted by law and hold harmless the Depositor, the Securities Administrator, the Trustee, the NIM Insurer, the Master Servicer and the Servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

                                 USE OF PROCEEDS

          The net proceeds from the sale of the Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans and the repayment of any related financing.

                                  UNDERWRITING

          Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

          The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act.

          Expenses incurred by the Depositor in connection with this offering are expected to be approximately $1,140,000.

          Immediately prior to the sale of the Mortgage Loans to the Trustee, certain of the Mortgage Loans were subject to financing provided by an affiliate of Lehman Brothers Inc. A portion of the proceeds from the sale of the Certificates will be used to repay the financing.

          Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class B1, Class B2, Class LT-R and Class R Certificates and Lehman Pass-Through Securities Inc. has entered into an agreement with the Depositor to purchase the Class P and Class X Certificates, each simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

          Lehman Brothers Inc. is an affiliate of the Depositor and the Seller.

                                  LEGAL MATTERS

          Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, Washington, D.C.

                                     RATINGS

          It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by Moody's, Fitch and S&P indicated under "Initial Certificate Ratings" in the table on page S-1.

          The ratings of "AAA" and "Aaa" are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of Scheduled Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

          The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Certificateholders.

          Each Rating Agency will be monitoring the rating of each Offered Certificate for which it provides a rating, may withdraw or change the ratings at any time and may publish the ratings and related research and commentary.

          The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

          The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

                            GLOSSARY OF DEFINED TERMS

80+ LTV LOANS.................   First Lien Mortgage Loans having original
                                 Loan-to-Value Ratios in excess of 80%.

AB SERVICING CRITERIA.........   The minimum servicing criteria established in
                                 Item 1122(d) of Regulation AB.

ACCRUAL PERIOD................   For each class of Offered Certificates and the
                                 Class B Certificates and each Distribution
                                 Date, the period beginning on the immediately preceding Distribution Date (or on May 25,
                                 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

ADDITIONAL TERMINATION
   EVENTS.....................   As defined in the Swap Agreement.

ADJUSTABLE RATE MORTGAGE
   LOANS......................   Mortgage Loans for which the related mortgage
                                 note provides for adjustment of the applicable
                                 Mortgage Rate, as described under "Description of the Mortgage Pools--Adjustable Rate Mortgage
                                 Loans" and "--The Index."

ADJUSTMENT DATE...............   With regard to the Adjustable Rate Mortgage
                                 Loans, each date on which the related Mortgage
                                 Rate is adjusted in accordance with the terms of the related mortgage note.

ADVANCE.......................   An advance of funds which each Servicer is
                                 generally obligated to make with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon
                                 Payments), based on an interest rate adjusted to the related Mortgage Rate less the applicable Servicing Fee Rate.

AFFECTED PARTY................   As defined in the Swap Agreement.

AGGREGATE EXPENSE RATE........   For any Mortgage Loan, the sum of the Servicing
                                 Fee Rate and the applicable Insurance Fee Rate
                                 (if any).

AGGREGATE
   OVERCOLLATERALIZATION
   RELEASE AMOUNT.............   For any Distribution Date, an amount equal to
                                 the lesser of (x) the aggregate of the
                                 Principal Remittance Amount for each Mortgage
                                 Pool for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date
                                 (calculated for this purpose on the basis of the assumption that 100% of aggregate of the Principal Remittance Amounts for such date is applied in reduction of the aggregate of the Certificate Principal Amounts of the Offered
                                 Certificates and the Class B Certificates) exceeds (2) the Targeted Overcollateralization
                                 Amount.

AGGREGATE POOL BALANCE........   As of any date of determination, the aggregate
                                 of the Pool Balances of Pool 1, Pool 2 and Pool
                                 3 on such date.

APPLIED LOSS AMOUNT...........   For any Distribution Date, after giving effect
                                 to all Realized Losses incurred with respect to the Mortgage Loans during the related
                                 Collection Period and distributions of
                                 principal on such Distribution Date, the amount by which the aggregate Class Principal Amount of the Offered Certificates and the Class B
                                 Certificates exceeds the Aggregate Pool Balance for such Distribution Date.

ARGENT........................   Argent Mortgage Company, LLC

AURORA........................   Aurora Loan Services LLC.

B1 INTEREST RATE..............   For any Distribution Date on or prior to the
                                 Initial Optional Termination Date, the sum of
                                 (i) One-Month LIBOR and (ii) 2.500%. If the option to purchase the Mortgage Loans is not exercised by the Master Servicer (either voluntarily or at the direction of the NIMS
                                 Insurer) on the Initial Optional Termination
                                 Date, then with respect to the next
                                 Distribution Date and each Distribution Date thereafter, the B1 Interest Rate will increase to the sum of (i) One-Month LIBOR and (ii)
                                 3.750%.

B1 PRINCIPAL DISTRIBUTION
   AMOUNT.....................   For any Distribution Date on or after the
                                 Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution
                                 Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class
                                 M2, Class M3, Class M4, Class M5, Class M6,
                                 Class M7, Class M8 and Class M9 Certificates, in each case after giving effect to distributions on such Distribution Date, and
                                 (ii) the Class Principal Amount of the Class B1
                                 Certificates immediately prior to such
                                 Distribution Date exceeds (y) the B1 Target
                                 Amount.

B1 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 97.50% and (2) the Aggregate Pool
                                 Balance for such Distribution Date determined as of the last day of the related Collection
                                 Period and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Targeted Overcollateralization Amount.

B2 INTEREST RATE..............   For any Distribution Date on or prior to the
                                 Initial Optional Termination Date, the sum of
                                 (i) One-Month LIBOR and (ii) 2.500%. If the option to purchase the Mortgage Loans is not exercised by the Master Servicer (either voluntarily or at the direction of the NIMS
                                 Insurer) on the Initial Optional

                                 Termination Date, then with respect to the next Distribution Date and each Distribution Date thereafter, the B2 Interest Rate will increase to the sum of (i) One-Month LIBOR and (ii) 3.750%.

B2 PRINCIPAL DISTRIBUTION
   AMOUNT.....................   For any Distribution Date on or after the
                                 Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution
                                 Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class
                                 M2, Class M3, Class M4, Class M5, Class M6,
                                 Class M7, Class M8, Class M9 and Class B1
                                 Certificates, in each case after giving effect to distributions on such Distribution Date, and
                                 (ii) the Class Principal Amount of the Class B2
                                 Certificates immediately prior to such
                                 Distribution Date exceeds (y) the B2 Target
                                 Amount.

B2 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 99.00% and (2) the Aggregate Pool
                                 Balance for such Distribution Date determined as of the last day of the related Collection
                                 Period and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Targeted Overcollateralization Amount.

BALLOON LOANS.................   Any Mortgage Loan that provides for (1) equal
                                 monthly Scheduled Payments that will not reduce the Scheduled Principal Balance of the Mortgage
                                 Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid Scheduled Principal Balance of that Mortgage Loan, with interest thereon.

BALLOON PAYMENTS..............   Final payments on Balloon Loans due on their
                                 maturity dates that are significantly larger than other monthly payments.

BANK..........................   Lehman Brothers Bank, FSB.

BASIS RISK PAYMENT............   For any Distribution Date, the sum of (1) any
                                 Basis Risk Shortfall for such Distribution
                                 Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date and (3) any Required
                                 Reserve Fund Amount (as specified in the Trust
                                 Agreement) for such Distribution Date. The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Monthly Excess Cashflow otherwise distributable in respect of the Class X Certificates.

BASIS RISK RESERVE FUND.......   A reserve fund into which any amount of Monthly
                                 Excess Cashflow is deposited in order to pay
                                 Basis Risk Shortfalls and Unpaid Basis Risk
                                 Shortfalls.

BASIS RISK SHORTFALL..........   For each Distribution Date and any class of
                                 Offered Certificates or the Class B
                                 Certificates, the amount, if any, by which the amount calculated under the applicable Interest
                                 Rate (calculated without regard to the
                                 applicable Net Funds Cap but subject to a cap equal to the applicable Maximum Interest Rate) set forth herein for such class exceeds the amount calculated under the applicable Net
                                 Funds Cap for such class.

BBA...........................   The British Bankers' Association.

BENEFICIAL OWNER..............   Any person acquiring an interest in a
                                 Book-Entry Certificate.

BNC...........................   BNC Mortgage, Inc.

BNC UNDERWRITING GUIDELINES...   The Underwriting Guidelines established by BNC.

BOOK-ENTRY CERTIFICATES.......   The Certificates, other than any Definitive
                                 Certificate.

BUSINESS DAY..................   Generally any day other than a Saturday or
                                 Sunday or a day on which banks in New York, Maryland, Minnesota or Massachusetts (or, as to the Servicers, such other states as are specified in the related Servicing Agreements) are closed.

CAP CONTRACT..................   A limited recourse notional principal contract.

CAP COUNTERPARTY..............   HSBC Bank USA, National Association or any
                                 successor thereto.

CARRYFORWARD INTEREST.........   For any class of Offered Certificates or the
                                 Class B Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

CERTIFICATE ACCOUNT...........   A certificate account maintained by the
                                 Securities Administrator on behalf of the Certificateholders.

CERTIFICATE PRINCIPAL AMOUNT..   For any Offered Certificate or Class B
                                 Certificates as of any Distribution Date, its initial Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution
                                 Date, and in the case of any Offered
                                 Subordinate Certificate or Class B
                                 Certificates, as reduced by any Applied Loss
                                 Amount previously allocated thereto; provided, however, that on each Distribution Date on which a

                                 Subsequent Recovery is distributed, the
                                 Certificate Principal Amount of any class of Offered Subordinate Certificates or Class B Certificates whose Certificate Principal Amount has previously been reduced by application of Applied Loss Amounts will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such class) equal to the lesser of (1) any Deferred Amount for each such class immediately prior to such Distribution Date and (2) the total amount of any Subsequent Recovery distributed on such Distribution Date to Certificateholders, after application (for this purpose) to any more senior classes of Certificates.

CERTIFICATEHOLDER.............   Any person acquiring a beneficial ownership
                                 interest in any Certificate.

CERTIFICATES..................   The Senior Certificates and the Subordinate
                                 Certificates.

CLASS B CERTIFICATES..........   The Class B1 and Class B2 Certificates.

CLASS PRINCIPAL AMOUNT........   For any class of Offered Certificates or the
                                 Class B Certificates, the aggregate of the Certificate Principal Amounts of all certificates of that class.

CLEARSTREAM LUXEMBOURG........   Clearstream Banking Luxembourg.

CLEARSTREAM LUXEMBOURG
   PARTICIPANTS...............   Participating organizations that utilize the
                                 services of Clearstream Luxembourg.

CLOSING DATE..................   May 26, 2006.

CODE..........................   The Internal Revenue Code of 1986, as amended.

COLLECTION PERIOD.............   For any Distribution Date, the one-month period
                                 beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

COMBINED LOAN-TO-VALUE RATIO..   For any Mortgage Loan at any date of
                                 determination, the ratio of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of each mortgage loan senior thereto based upon the most recent information available to the Seller, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged
                                 Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

                                 Generally, throughout the prospectus
                                 supplement, references to the "Combined
                                 Loan-to-Value Ratio" of a First Lien

                                 Mortgage Loan will be such Mortgage Loan's
                                 Loan-to-Value Ratio, while references to the "Combined Loan-to-Value Ratio" of a Second Lien Mortgage Loan will be such Mortgage Loan's Combined Loan-to-Value Ratio.

COMPENSATING INTEREST.........   For any applicable Distribution Date and
                                 prepayments in full or in part, the amount required to be paid by each Servicer in respect of any resulting Prepayment Interest Shortfalls up to an amount equal to the aggregate of the Servicing Fees received on the Mortgage Loans serviced by it.

CORPORATE TRUST OFFICE........   For purposes of presentment and surrender of
                                 the Offered Certificates and the Class B
                                 Certificates for the final distribution
                                 thereon, the Securities Administrator's
                                 corporate trust office is located at Sixth
                                 Street and Marquette Avenue, Minneapolis,
                                 Minnesota 55479 Attention: Corporate Trust
                                 Group, SAIL 2006-3, or such other address that the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor and the
                                 Trustee.

COUNTRYWIDE...................   Countrywide Home Loans, Inc.

COUNTRYWIDE SERVICING.........   Countrywide Home Loans Servicing LP.

COUNTRYWIDE UNDERWRITING
   GUIDELINES.................   The Underwriting Guidelines established by
                                 Countrywide.

CPR...........................   The constant prepayment rate model used in this
                                 prospectus supplement, as described under
                                 "Yield, Prepayment and Weighted Average
                                 Life--Weighted Average Life."

CREDIT RISK MANAGER...........   Clayton Fixed Income Services Inc. (formerly
                                 known as The Murrayhill Company), a Colorado corporation.

CREDIT RISK MANAGER'S FEE.....   The fee that the Credit Risk Manager is
                                 entitled to receive calculated in accordance with the Credit Risk Manager's Fee Rate.

CREDIT RISK MANAGER'S FEE
   RATE.......................   The annual rate with respect to the Credit Risk
                                 Manager set forth under "Fees and Expenses of the Trust Fund."

CREDIT SCORES.................   Statistical credit scores obtained by many
                                 mortgage lenders in connection with the loan application to help assess a borrower's credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.
                                 Furthermore, Credit Scores were not developed specifically for use in connection with origination of mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The
                                 Credit Scores set forth in the tables in Annex
                                 A were obtained at either the time of
                                 origination of the related Mortgage Loan or more recently. None of the Depositor nor any Originator makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

CUMULATIVE LOSS TRIGGER
   EVENT......................   A Cumulative Loss Trigger Event will have
                                 occurred if on any Distribution Date, the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the following applicable percentages with respect to such Distribution Date:

                                 DISTRIBUTION DATE   LOSS PERCENTAGE
                                 -----------------   ---------------
                                 June 2008 through
                                    May 2009......   1.20% for the first month, plus an additional 1/12th of 1.55%
                                                     for each month thereafter
                                 June 2009 through
                                    May 2010......   2.75% for the first month, plus an additional 1/12th of 1.55%
                                                     for each month thereafter
                                 June 2010 through
                                    May 2011......   4.30% for the first month, plus an additional 1/12th of 1.25%
                                                     for each month thereafter
                                 June 2011 through
                                    May 2012......   5.55% for the first month, plus an additional 1/12th of 0.70%
                                                     for each month thereafter

                                 June 2012 and
                                    thereafter....   6.25%

CURRENT INTEREST..............   For any class of Offered Certificates and the
                                 Class B Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate during the related
                                 Accrual Period on the Class Principal Amount of such class immediately prior to such Distribution Date.

CUSTODIAL AGREEMENTS..........   The custodial agreements, each dated as of May
                                 1, 2006, between the related Trustee and the related Custodian.

CUSTODIAN.....................   On the Closing Date, Deutsche Bank National
                                 Trust Company, LaSalle Bank National
                                 Association, U.S. Bank National Association and
                                 Wells Fargo, each in their capacity as a custodian, or any successor thereto.

CUT-OFF DATE..................   May 1, 2006.

CUT-OFF DATE BALANCE..........   The Scheduled Principal Balances of the
                                 Mortgage Loans as of the Cut-off Date.

DEFAULTING PARTY..............   As defined in the Swap Agreement.

DEFERRED AMOUNT...............   For each Distribution Date and for each class
                                 of Offered Subordinate Certificates and the Class B Certificates, the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class
                                 Principal Amount thereof exceeds (y) the sum of
                                 (1) the aggregate of amounts previously
                                 distributed in reimbursement thereof and (2) the amount by which the Class Principal Amount of such class has been increased due to any Subsequent Recovery.

DEFINITIVE CERTIFICATE........   A physical certificate representing any
                                 Certificate.

DELINQUENCY EVENT ............   A Delinquency Event will have occurred if on
                                 any Distribution Date, the Rolling Three Month
                                 Delinquency Rate as of the last day of the immediately preceding month equals or exceeds
                                 42.25% of the Senior Enhancement Percentage for such Distribution Date.

DELINQUENCY RATE .............   For any month, the fraction, expressed as a
                                 percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent
                                 (including all foreclosures, bankruptcies and
                                 REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Pool Balance as of the close of business on the last day of such month.

DEPOSITOR.....................   Structured Asset Securities Corporation.

DESIGNATED TELERATE PAGE......   The Moneyline Telerate Service page 3750, or
                                 such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement
                                 Rates for deposits in U.S. dollars.

DISTRESSED MORTGAGE LOAN......   Any Mortgage Loan which becomes more than 90
                                 days delinquent or for which the related
                                 Servicer has accepted a deed in lieu of
                                 foreclosure.

DISTRIBUTION DATE.............   The 25th day of each month or, if the 25th day
                                 is not a Business Day, on the next succeeding
                                 Business Day, beginning in June 2006.

DTC...........................   The Depository Trust Company.

DUAL AMORTIZATION LOAN........   Any Mortgage Loan with a mortgage note which
                                 provides for an original term to maturity of thirty years but amortizes for the first ten years based on a forty year amortization schedule followed by monthly payments over the remaining twenty years that fully amortize the Mortgage Loan.

EARLY TERMINATION DATE........   As defined in the applicable ISDA Master
                                 Agreement.

ERISA.........................   The Employee Retirement Income Security Act of
                                 1974, as amended.

ERISA RESTRICTED OFFERED
   CERTIFICATE................   An Offered Certificate which does not have the
                                 minimum required rating under the Exemption at the time of its acquisition by a Plan.

EUROCLEAR.....................   The Euroclear System.

EUROCLEAR PARTICIPANTS........   Participating organizations that utilize the
                                 services of Euroclear.

EVENT OF DEFAULT..............   Any event of default under the Trust Agreement.

EXEMPTION.....................   The individual prohibited transaction exemption
                                 issued to Lehman Brothers Inc. (PTE 91-14 as most recently amended and restated by PTE
                                 2002-41).

FINAL SCHEDULED DISTRIBUTION
   DATE.......................   The Distribution Date in June 2036.

FINANCE AMERICA...............   Finance America, LLC.

FINANCE AMERICA UNDERWRITING
   GUIDELINES.................   The Underwriting Guidelines established by
                                 Finance America.


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FIRST LIEN MORTGAGE LOANS.....   Mortgage Loans secured by mortgages or deeds of
                                 trust or similar security instruments creating a first lien on the related Mortgaged Property.

FITCH.........................   Fitch Ratings.

FIXED RATE MORTGAGE LOANS.....   Mortgage Loans for which the related mortgage
                                 note provides for a fixed Mortgage Rate for the entire amortization term of those Mortgage
                                 Loans.

GMAC..........................   GMAC Mortgage Corporation.

GENERAL UNDERWRITING
   GUIDELINES.................   The Underwriting Guidelines described in this
                                 prospectus supplement under "Origination of the Mortgage Loans and Underwriting
                                 Guidelines--General Underwriting Guidelines" generally applied by the Originators other than BNC, Countrywide and Finance America.

GLOBAL SECURITIES.............   The globally offered Certificates.

GROSS MARGIN..................   For Adjustable Rate Mortgage Loans, the
                                 interest rate margin specified in the related mortgage note.

GROUP 1 CERTIFICATES..........   The Class A1 Certificates.

GROUP 2 CERTIFICATES..........   The Class A2 Certificates.

GROUP 3 CERTIFICATES..........   The Class A3, Class A4, Class A5 and Class A6
                                 Certificates, respectively.

HOMEQ SERVICING CORPORATION...   HomEq.

INDEX.........................   The index applicable to any Adjustable Rate
                                 Mortgage Loan, based on Six-Month LIBOR.

INITIAL CAP...................   For any Adjustable Rate Mortgage Loan, a fixed
                                 percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date.

INITIAL OPTIONAL TERMINATION
   DATE.......................   The Distribution Date following the month in
                                 which the Aggregate Pool Balance initially declines to less than 5% of the Cut-off Date
                                 Balance.

INSURANCE FEE RATE............   The applicable annual rate with respect to each
                                 LPMI Provider set forth under "Fees and
                                 Expenses of the Trust Fund."

INSURANCE PREMIUM.............   For any Mortgage Loan covered by an LPMI
                                 Policy, the product of the applicable Insurance
                                 Fee Rate and the outstanding Scheduled
                                 Principal Balance of the related


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                                 Mortgage Loan.

INSURANCE PROCEEDS............   Any amounts paid by an insurer under a primary
                                 mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage
                                 Loans or related Mortgaged Properties other than amounts to cover expenses incurred by a Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage note or state law.

INTEREST-ONLY MORTGAGE LOANS..   Mortgage Loans that provide for payment of
                                 interest at the related Mortgage Rate, but no payment of principal, for the period specified in the related mortgage note following the origination of the related Mortgage Loan.

INTEREST RATE.................   For each class of Offered Certificates, the
                                 applicable annual rate described under "Summary of Terms--The Certificates--Payments on the
                                 Certificates--Interest Payments." For each class of the Class B Certificates, the applicable annual rate described under
                                 "Description of the Certificates--Distributions of Interest--Calculation of Interest."

INTEREST RATE CAP ACCOUNT.....   A Trust Account maintained on behalf of the
                                 Supplemental Interest Trust by the Securities
                                 Administrator.

INTEREST RATE CAP AGREEMENT...   An interest rate cap agreement entered into on
                                 the Closing Date between the Securities
                                 Administrator, on behalf of the Supplemental
                                 Interest Trust, and the Cap Counterparty, for the benefit of the Offered Certificates and the Class B Certificates.

INTEREST RATE CAP AMOUNT......   For any Distribution Date, any payment received
                                 from the Cap Counterparty pursuant to the terms of the Interest Rate Cap Agreement that is deposited into the Interest Rate Cap Account as described under "Description of the
                                 Certificates--Supplemental Interest
                                 Trust--Interest Rate Cap Agreement."

INTEREST RATE SWAP ACCOUNT....   A Trust Account maintained on behalf of the
                                 Supplemental Interest Trust by the Securities
                                 Administrator.

INTEREST RATE SWAP AMOUNT.....   For any Distribution Date, the sum of any Net
                                 Swap Payment and any Swap Termination Payment either (i) deposited into the Interest Rate
                                 Swap Account as described under "Description of the Certificates--Distributions of
                                 Interest--Interest Distribution Priorities" and
                                 "Description of the Certificates--Distributions of Principal--Principal Distribution
                                 Priorities" or (ii) received from the Swap


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                                 Counterparty pursuant to the terms of the Swap
                                 Agreement as described under "Description of the Certificates--Supplemental Interest
                                 Trust--Interest Rate Swap Agreement."

INTEREST REMITTANCE AMOUNT....   For any Distribution Date and any Mortgage
                                 Pool, an amount equal to (a) the sum of (1) all interest collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period by the Servicers, the Master Servicer, the Securities
                                 Administrator or the Trustee minus (x) the Servicing Fees, (y) previously unreimbursed
                                 Advances, unreimbursed servicing advances and other amounts due to the Master Servicer, the Servicers, the Securities Administrator or the Trustee with respect to the Mortgage Loans, to the extent allocable to interest and (z) any monthly Insurance Premiums related to the applicable Mortgage Loans in such Mortgage Pool
                                 (and certain state taxes imposed on such Insurance Premiums), (2) all Compensating
                                 Interest paid by each Servicer with respect to the related Prepayment Period or Collection
                                 Period, as applicable, (3) any purchase price or Substitution Amount paid with respect to the Mortgage Loans during the related Prepayment
                                 Period or Collection Period, as applicable, allocable to interest and (4) all Net
                                 Liquidation Proceeds, Insurance Proceeds and any other recoveries collected during the related Prepayment Period or Collection Period, as applicable, to the extent allocable to interest, as reduced by (b) the Pool Percentage of other costs, expenses or liabilities reimbursable to the Master Servicer, the Servicers, the Securities Administrator, the
                                 Custodians or (up to the specified dollar limitation provided in the Trust Agreement) the Trustee.

IRS...........................   The Internal Revenue Service.

ISDA MASTER AGREEMENT.........   The International Swaps and Derivatives
                                 Association, Inc. Master Agreement
                                 (Multicurrency--Cross Border).

ISSUING ENTITY................   Structured Asset Investment Loan Trust 2006-3,
                                 a common law trust formed under the laws of the State of New York.

JPMORGAN......................   JPMorgan Chase Bank, National Association.

LBH...........................   Lehman Brothers Holdings Inc.

LEHMAN ORIGINATED MORTGAGE
   LOANS......................   Mortgage Loans originated by Aurora or an
                                 affiliate thereof and subsequently assigned to the Seller.

LIBOR ........................   The London Interbank Offered Rate. Unless
                                 otherwise noted, references to "LIBOR" in this prospectus will refer to One-


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                                 Month LIBOR.

LIBOR BUSINESS DAY............   Any day on which banks in London and New York
                                 are open for conducting transactions in foreign currency and exchange.

LIBOR DETERMINATION DATE......   The second LIBOR Business Day preceding the
                                 commencement of each Accrual Period (other than the first Accrual Period).

LIQUIDATED MORTGAGE LOAN......   In general, a defaulted Mortgage Loan as to
                                 which the related Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

LOAN-TO-VALUE RATIO...........   For any Mortgage Loan at any date of
                                 determination, the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged
                                 Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

LOWER TIER REMIC..............   Each lower tier REMIC composing the Trust Fund.

LPMI POLICY...................   Each of the MGIC Policy, the RMIC Policy and
                                 the PMI Policy.

LPMI PROVIDERS................   As of the Closing Date, MGIC, RMIC and PMI.

M1 PRINCIPAL DISTRIBUTION
   AMOUNT.....................   For any Distribution Date on or after the
                                 Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution
                                 Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates after giving effect to distributions on such Distribution Date, and
                                 (ii) the Class Principal Amount of the Class M1
                                 Certificates immediately prior to such
                                 Distribution Date exceeds (y) the M1 Target
                                 Amount.

M1 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 71.80% and (2) the Aggregate Pool
                                 Balance for such Distribution Date determined as of the last day of the related Collection
                                 Period and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Targeted Overcollateralization Amount.


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M2 PRINCIPAL DISTRIBUTION
   AMOUNT.....................   For any Distribution Date on or after the
                                 Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution
                                 Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1
                                 Certificates, in each case after giving effect to distributions on such Distribution Date, and
                                 (ii) the Class Principal Amount of the Class M2
                                 Certificates immediately prior to such
                                 Distribution Date exceeds (y) the M2 Target
                                 Amount.

M2 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 77.90% and (2) the Aggregate Pool
                                 Balance for such Distribution Date determined as of the last day of the related Collection
                                 Period and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Targeted Overcollateralization Amount.

M3 PRINCIPAL DISTRIBUTION
   AMOUNT.....................   For any Distribution Date on or after the
                                 Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution
                                 Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1 and Class M2 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal
                                 Amount of the Class M3 Certificates immediately prior to such Distribution Date exceeds (y) the M3 Target Amount.

M3 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 81.60% and (2) the Aggregate Pool
                                 Balance for such Distribution Date determined as of the last day of the related Collection
                                 Period and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Targeted Overcollateralization Amount.

M4 PRINCIPAL DISTRIBUTION
   AMOUNT.....................   For any Distribution Date on or after the
                                 Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution
                                 Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class
                                 M2 and Class M3 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal
                                 Amount of the Class M4 Certificates immediately prior to such Distribution Date exceeds (y) the M4 Target Amount.

M4 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 84.70% and (2) the


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                                 Aggregate Pool Balance for such Distribution
                                 Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Targeted Overcollateralization Amount.

M5 PRINCIPAL DISTRIBUTION
   AMOUNT.....................   For any Distribution Date on or after the
                                 Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution
                                 Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class
                                 M2, Class M3 and Class M4 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class
                                 Principal Amount of the Class M5 Certificates immediately prior to such Distribution Date exceeds (y) the M5 Target Amount.

M5 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 87.80% and (2) the Aggregate Pool
                                 Balance for such Distribution Date determined as of the last day of the related Collection
                                 Period and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Targeted Overcollateralization Amount.

M6 PRINCIPAL DISTRIBUTION
   AMOUNT.....................   For any Distribution Date on or after the
                                 Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution
                                 Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class
                                 M2, Class M3, Class M4 and Class M5
                                 Certificates, in each case after giving effect to distributions on such Distribution Date, and
                                 (ii) the Class Principal Amount of the Class M6
                                 Certificates immediately prior to such
                                 Distribution Date exceeds (y) the M6 Target
                                 Amount.

M6 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 90.40% and (2) the Aggregate Pool
                                 Balance for such Distribution Date determined as of the last day of the related Collection
                                 Period and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Targeted Overcollateralization Amount.

M7 PRINCIPAL DISTRIBUTION
   AMOUNT.....................   For any Distribution Date on or after the
                                 Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution
                                 Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the


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                                 Senior Certificates and the Class M1, Class M2,
                                 Class M3, Class M4, Class M5 and Class M6
                                 Certificates, in each case after giving effect to distributions on such Distribution Date, and
                                 (ii) the Class Principal Amount of the Class M7 Certificates immediately prior to such Distribution Date exceeds (y) the M7 Target Amount.

M7 TARGET AMOUNT .............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 92.80% and (2) the Aggregate Pool
                                 Balance for such Distribution Date determined as of the last day of the related Collection
                                 Period and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Targeted Overcollateralization Amount.

M8 PRINCIPAL DISTRIBUTION
   AMOUNT ....................   For any Distribution Date on or after the
                                 Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution
                                 Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class
                                 M2, Class M3, Class M4, Class M5, Class M6 and
                                 Class M7 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal
                                 Amount of the Class M8 Certificates immediately prior to such Distribution Date exceeds (y) the M8 Target Amount.

M8 TARGET AMOUNT .............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 94.80% and (2) the Aggregate Pool
                                 Balance for such Distribution Date determined as of the last day of the related Collection
                                 Period and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Targeted Overcollateralization Amount.

M9 PRINCIPAL DISTRIBUTION
   AMOUNT ....................   For any Distribution Date on or after the
                                 Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution
                                 Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class
                                 M2, Class M3, Class M4, Class M5, Class M6,
                                 Class M7 and Class M8 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class
                                 Principal Amount of the Class M9 Certificates immediately prior to such Distribution Date exceeds (y) the M9 Target Amount.

M9 TARGET AMOUNT .............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 96.40% and (2) the Aggregate Pool
                                 Balance for such Distribution Date determined as of the last day of the related Collection
                                 Period


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                                 and (b) the amount, if any, by which (1) the
                                 Aggregate Pool Balance for such Distribution
                                 Date determined as of the last day of the related Collection Period exceeds (2) the Targeted Overcollateralization Amount.

MASTER SERVICER ..............   Wells Fargo, in its capacity as Master Servicer
                                 under the Trust Agreement, or any successor thereto.

MAXIMUM INTEREST RATE ........   The Pool 1 Maximum Interest Rate, the Pool 2
                                 Maximum Interest Rate, the Pool 3 Maximum
                                 Interest Rate or the Subordinate Maximum
                                 Interest Rate, as the context requires.

MAXIMUM RATE .................   For any Mortgage Loan, the rate specified in
                                 the related mortgage note which the related
                                 Mortgage Rate will never exceed.

MGIC .........................   Mortgage Guaranty Insurance Corporation.

MGIC POLICY ..................   The loan level primary mortgage insurance
                                 policy issued by MGIC covering certain 80+ LTV
                                 Loans.

MINIMUM RATE .................   For any Mortgage Loan, the rate specified in
                                 the related mortgage note which the related
                                 Mortgage Rate will never be less than.

MONTHLY EXCESS CASHFLOW ......   For any Distribution Date, the sum of any
                                 Monthly Excess Interest, the Aggregate
                                 Overcollateralization Release Amount and any remaining Principal Distribution Amount from each Mortgage Pool for such Distribution Date.

MONTHLY EXCESS INTEREST ......   Any remaining Interest Remittance Amount from
                                 clause (B)(v) under "Description of the
                                 Certificates--Distributions of
                                 Interest--Interest Distribution Priorities."

MOODY'S ......................   Moody's Investors Service, Inc.

MORTGAGE LOANS ...............   The conventional, adjustable and fixed rate,
                                 fully amortizing and balloon, first and second lien residential mortgage loans included in the Trust Fund as of the Closing Date.

MORTGAGE POOL ................   Any of Pool 1, Pool 2 or Pool 3.

MORTGAGE RATE ................   For any Mortgage Loan, its applicable interest
                                 rate as determined in the related mortgage note as reduced by any application of the Relief
                                 Act.

MORTGAGED PROPERTY ...........   The real property securing a Mortgage Loan.

NET FUNDS CAP ................   The Pool 1 Net Funds Cap, the Pool 2 Net Funds
                                 Cap, the Pool 3 Net Funds Cap or the
                                 Subordinate Net Funds Cap, as


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                                 the context requires

NET LIQUIDATION PROCEEDS .....   All amounts, net of (1) unreimbursed expenses
                                 and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted Mortgage
                                 Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

NET MORTGAGE RATE ............   For any Mortgage Loan at any time, the Mortgage
                                 Rate thereof minus the Aggregate Expense Rate.

NET PREPAYMENT INTEREST
   SHORTFALLS ................   Any Prepayment Interest Shortfalls not funded
                                 by the related Servicer.

NET SWAP PAYMENT .............   The net payment required to be made one
                                 Business Day prior to each Distribution Date either by (a) the Supplemental Interest Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) the Swap Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

NIM SECURITIES ...............   The net interest margin securities issued in
                                 any NIMS Transaction.

NIMS INSURER .................   One or more financial guaranty insurance
                                 companies insuring the NIM Securities.

NIMS TRANSACTION .............   The placement of the Class P and Class X
                                 Certificates into a separate trust or other special purpose entity which will issue NIM
                                 Securities backed by all or a portion of such Certificates.

OFFERED CERTIFICATES .........   The Senior Certificates and the Offered
                                 Subordinate Certificates.

OFFERED SUBORDINATE
   CERTIFICATES ..............   The Class M1, Class M2, Class M3, Class M4,
                                 Class M5, Class M6, Class M7, Class M8 and
                                 Class M9 Certificates.

OID ..........................   Original issue discount.

ONE-MONTH LIBOR ..............   The average of the interbank offered rates for
                                 one-month U.S. dollar deposits in the London market.

OPTION ONE ...................   Option One Mortgage Corporation.

ORIGINATORS ..................   BNC, Countrywide and Argent, together with the
                                 other


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                                 originators of the Mortgage Loans.

OVERCOLLATERALIZATION AMOUNT..   For any Distribution Date, the amount, if any,
                                 by which (x) the Aggregate Pool Balance for such Distribution Date exceeds (y) the aggregate Class Principal Amount of the Offered
                                 Certificates and the Class B Certificates after giving effect to distributions on such Distribution Date.

OVERCOLLATERALIZATION
   DEFICIENCY.................   For any Distribution Date, the amount, if any,
                                 by which (x) the Targeted Overcollateralization
                                 Amount exceeds (y) the Overcollateralization
                                 Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the Offered
                                 Certificates and the Class B Certificates resulting from the distribution of the Principal Distribution Amount on such
                                 Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution
                                 Date.

PARTICIPANT...................   Participating organizations that utilize the
                                 services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

PAYAHEAD......................   Generally any Scheduled Payment intended by the
                                 related borrower to be applied in a Collection
                                 Period subsequent to the Collection Period in which such payment was received.

PERCENTAGE INTEREST...........   For any Offered Certificate or Class B
                                 Certificate, a fraction, expressed as a
                                 percentage, the numerator of which is that Certificate's Certificate Principal Amount and the denominator of which is the applicable
                                 Class Principal Amount.

PERIODIC CAP..................   For any Adjustable Rate Mortgage Loan, the
                                 fixed percentage specified in the related mortgage note above and below which the related
                                 Mortgage Rate will not be adjusted on any Adjustment Date, except for the first
                                 Adjustment Date.

PLAN..........................   Any employee benefit plan or other retirement
                                 arrangement that is subject to ERISA or to
                                 Section 4975 of the Code.

PMI...........................   PMI Mortgage Insurance Co. and its successors
                                 in interest.

PMI POLICY ...................   The loan level primary mortgage insurance
                                 policy issued by PMI covering certain 80+ LTV
                                 Loans.

POOL 1........................   The Mortgage Pool consisting of the Pool 1
                                 Mortgage Loans.


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POOL 1 MAXIMUM INTEREST RATE..   For the Group 1 Certificates and for each
                                 Distribution Date on or before the Distribution Date on which the aggregate Class Principal Amount of the Group 2 Certificates and the Group 3 Certificates has been reduced to zero, an annual rate equal to (a) the product, expressed as a percentage, of (1) the weighted average of the amounts, if any, by which the maximum lifetime Mortgage Rate specified in each related mortgage note for the Pool 1 Mortgage Loans exceeds the applicable weighted average Aggregate Expense Rate and (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date; plus (b) the product, expressed as a percentage, of (1) the sum of
                                 (x) the amount of any Net Swap Payment owed by the Swap Counterparty for such Distribution Date allocable to Pool 1 (based on the applicable Pool Percentage) and (y) any Interest Rate Cap Amount owed by the Cap Counterparty for such Distribution Date allocable to Pool 1 (based on the applicable Pool Percentage) divided by the Pool Balance for Pool 1 as of the beginning of the related Collection Period and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date; minus (c) the product, expressed as a percentage, of (1) the amount of any Net Swap Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 1 (based on the applicable Pool Percentage) divided by the Pool Balance for Pool 1 as of the beginning of the related Collection Period and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

POOL 1 MORTGAGE LOANS.........   The Mortgage Loans included in Pool 1.

POOL 1 NET FUNDS CAP..........   For each Distribution Date and the Group 1
                                 Certificates, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the Pool 1 Optimal
                                 Interest Remittance Amount for such date over
                                 (ii) any Net Swap Payment or Swap Termination
                                 Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 1 (based on the applicable Pool Percentage) and (2) 12, and the denominator of which is the Pool Balance for Pool 1 as of the first day of the related
                                 Collection Period (not including for this purpose Mortgage Loans in Pool 1 for which prepayments in full have been received and distributed in the month prior to that Distribution Date), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.


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POOL 1 OPTIMAL INTEREST
   REMITTANCE AMOUNT..........   For each Distribution Date, the product of (A)
                                 (x) the weighted average of the Net Mortgage
                                 Rates of the Pool 1 Mortgage Loans as of the first day of the related Collection Period divided by (y) 12 and (B) the Pool Balance for Pool 1 as of the first day of the related
                                 Collection Period (not including for this purpose Mortgage Loans in Pool 1 for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

POOL 2........................   The Mortgage Pool consisting of the Pool 2
                                 Mortgage Loans.

POOL 2 MAXIMUM INTEREST RATE..   For the Group 2 Certificates and for each
                                 Distribution Date on or before the Distribution
                                 Date on which the aggregate Class Principal
                                 Amount of the Group 1 Certificates and the Group 3 Certificates has been reduced to zero, an annual rate equal to (a) the product, expressed as a percentage, of (1) the weighted average of the amounts, if any, by which the maximum lifetime Mortgage Rate specified in each related mortgage note for the Pool 2
                                 Mortgage Loans exceeds the applicable weighted average Aggregate Expense Rate and (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date; plus (b) the product, expressed as a percentage, of (1) the sum of
                                 (x) the amount of any Net Swap Payment owed by the Swap Counterparty for such Distribution
                                 Date allocable to Pool 2 (based on the
                                 applicable Pool Percentage) and (y) any
                                 Interest Rate Cap Amount owed by the Cap
                                 Counterparty for such Distribution Date
                                 allocable to Pool 2 (based on the applicable
                                 Pool Percentage) divided by the Pool Balance for Pool 2 as of the beginning of the related
                                 Collection Period and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution
                                 Date; minus (c) the product, expressed as a percentage, of (1) the amount of any Net Swap
                                 Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 2 (based on the applicable Pool Percentage) divided by the Pool Balance for Pool 2 as of the beginning of the related Collection Period and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

POOL 2 MORTGAGE LOANS.........   The Mortgage Loans included in Pool 2.

POOL 2 NET FUNDS CAP..........   For each Distribution Date and the Group 2
                                 Certificates, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the Pool 2 Optimal
                                 Interest Remittance Amount for such date over
                                 (ii) any Net Swap Payment or Swap


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                                 Termination Payment owed to the Swap
                                 Counterparty for such Distribution Date
                                 allocable to Pool 2 (based on the applicable
                                 Pool Percentage) and (2) 12, and the
                                 denominator of which is the Pool Balance for Pool 2 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans in Pool 2 for which prepayments in full have been received and distributed in the month prior to that Distribution Date), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

POOL 2 OPTIMAL INTEREST
   REMITTANCE AMOUNT .........   For each Distribution Date, the product of (A)
                                 (x) the weighted average of the Net Mortgage
                                 Rates of the Pool 2 Mortgage Loans as of the first day of the related Collection Period divided by (y) 12 and (B) the Pool Balance for Pool 2 as of the first day of the related
                                 Collection Period (not including for this purpose Mortgage Loans in Pool 2 for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

POOL 3 .......................   The Mortgage Pool consisting of the Pool 3
                                 Mortgage Loans.

POOL 3 MAXIMUM INTEREST
   RATE ......................   For the Group 3 Certificates and for each
                                 Distribution Date on or before the Distribution
                                 Date on which the aggregate Class Principal
                                 Amount of the Group 1 Certificates and Group 2
                                 Certificates has been reduced to zero, an annual rate equal to (a) the product, expressed as a percentage, of (1) the weighted average of the amounts, if any, by which the maximum lifetime Mortgage Rate specified in each related mortgage note for the Pool 3 Mortgage
                                 Loans exceeds the applicable weighted average
                                 Aggregate Expense Rate and (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution
                                 Date; plus (b) the product, expressed as a percentage, of (1) the sum of (x) the amount of any Net Swap Payment owed by the Swap
                                 Counterparty for such Distribution Date
                                 allocable to Pool 3 (based on the applicable
                                 Pool Percentage) and (y) any Interest Rate Cap
                                 Amount owed by the Cap Counterparty for such Distribution Date allocable to Pool 3 (based on the applicable Pool Percentage) divided by the Pool Balance for Pool 3 as of the beginning of the related Collection Period and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date; minus (c) the product, expressed as a percentage, of (1) the amount of any Net Swap Payment owed to the Swap
                                 Counterparty for


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                                 such Distribution Date allocable to Pool 3
                                 (based on the applicable Pool Percentage) divided by the Pool Balance for Pool 3 as of the beginning of the related Collection Period and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

POOL 3 MORTGAGE LOANS ........   The Mortgage Loans included in Pool 3.

POOL 3 NET FUNDS CAP .........   For each Distribution Date and the Group 3
                                 Certificates, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the Pool 3 Optimal
                                 Interest Remittance Amount for such date over
                                 (ii) any Net Swap Payment or Swap Termination
                                 Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 3 (based on the applicable Pool Percentage) and (2) 12, and the denominator of which is the Pool Balance for Pool 3 as of the first day of the related
                                 Collection Period (not including for this purpose Mortgage Loans in Pool 3 for which prepayments in full have been received and distributed in the month prior to that Distribution Date), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

POOL 3 OPTIMAL INTEREST
   REMITTANCE AMOUNT .........   For each Distribution Date, the product of (A)
                                 (x) the weighted average of the Net Mortgage
                                 Rates of the Pool 3 Mortgage Loans as of the first day of the related Collection Period divided by (y) 12 and (B) the Pool Balance for Pool 3 as of the first day of the related
                                 Collection Period (not including for this purpose Mortgage Loans in Pool 3 for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

POOL BALANCE .................   For any Mortgage Pool as of any date of
                                 determination, the aggregate of the Scheduled
                                 Principal Balances of the Mortgage Loans in such Mortgage Pool as of such date.

POOL PERCENTAGE .................For any Mortgage Pool and any Distribution
                                 Date, a fraction, expressed as a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for such Distribution Date and the denominator of which is the Aggregate Pool Balance for such Distribution Date.

POOL SUBORDINATE AMOUNT ......   For any Mortgage Pool and any Distribution
                                 Date, the excess of the Pool Balance for such Mortgage Pool as of the first day of the related Collection Period over the Class
                                 Principal Amount of the Group 1 Certificates
                                 (in the case of Pool 1), the Class Principal
                                 Amount of the Group 2 Certificates (in the case of Pool 2) and the aggregate Class Principal
                                 Amount of the Group 3 Certificates (in the case of Pool 3),


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                                 immediately prior to the related Distribution
                                 Date.

PREPAYMENT INTEREST EXCESS ...   For any Mortgage Loan, any excess of any
                                 interest received on that Mortgage Loan over one month's interest at the Net Mortgage Rate.

PREPAYMENT INTEREST
   SHORTFALL .................   The amount by which one month's interest at the
                                 Mortgage Rate (as reduced by the related
                                 Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made in the month preceding the month in which such prepayment is distributed to Certificateholders exceeds the amount of interest actually received in connection with such prepayment.

PREPAYMENT PERIOD ............   For each Distribution Date for Mortgage Loans
                                 for a prepayment in part, the calendar month immediately preceding the month in which such Distribution Date occurs.

                                 For each Distribution Date for Mortgage Loans prepaid in full, the following periods:

                                  DAY OF THE PRECEDING      DAY OF THE CALENDAR
                                    CALENDAR MONTH IN      MONTH IN WHICH SUCH
                                 WHICH SUCH DISTRIBUTION     DISTRIBUTION DATE
           SERVICER                    DATE OCCURS                OCCURS
------------------------------   -----------------------   ---------------------
Aurora (1)....................             17th                    16th
Countrywide (1)...............             16th                    15th
GMAC..........................      The calendar month              N/A
                                    immediately before
                                    the month in which
                                     such Distribution
                                       Date occurs.
HomEq (1)(2)..................             16th                    15th
JPMorgan (1)(2)...............             15th                    14th
Option One....................      The calendar month              N/A
                                    immediately before
                                    the month in which
                                     such Distribution
                                       Date occurs.
SPSI (1)......................             15th                    14th
Wells Fargo (1)(2)............             14th                    13th

----------
(1) In the case of the June 2006 Distribution Date, the related Prepayment Period will be the period from (a) May 1, 2006 through (b) the


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                                 date listed in the third column for the month
                                 of June 2006.

                                 (2) In the case of the servicing transfer from Option One to this Servicer, the related Prepayment Period will be the period from (a) the first day of the calendar month before the month in which the Mortgage Loans were transferred to this Servicer, through (b) the date listed in the third column of the calendar month in which the Mortgage Loans were transferred and in which such Distribution Date occurs.

PREPAYMENT PREMIUM............   A prepayment premium payable by the borrower in
                                 connection with certain full or partial
                                 prepayments of principal on a Mortgage Loan.

PREPAYMENT PREMIUM PERIOD.....   The period of time specified in the related
                                 mortgage note during which the related Mortgage
                                 Loan provides for payment of a Prepayment
                                 Premium in connection with certain voluntary, full or partial prepayments of that Mortgage
                                 Loan.

PRINCIPAL DISTRIBUTION
   AMOUNT.....................   For each Mortgage Pool for any Distribution
                                 Date, an amount equal to (a) the Principal
                                 Remittance Amount for such Mortgage Pool for such date minus (b) the Aggregate
                                 Overcollateralization Release Amount
                                 attributable to such Mortgage Pool, if any, and such Distribution Date.

PRINCIPAL REMITTANCE AMOUNT...   For each Mortgage Pool and for any Distribution
                                 Date, an amount equal to (a) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period by the Servicers or the Master Servicer (less unreimbursed
                                 Advances due to the Master Servicer, any Servicer or the Trustee, to the extent allocable to principal, and any unreimbursed servicing advances), (2) all prepayments in full or in part received on the Mortgage Loans in such Mortgage Pool during the related
                                 Prepayment Period or Collection Period, as applicable, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller or the related
                                 Transferor during the related Prepayment Period or Collection Period, as applicable, or the NIMS Insurer (in the case of certain Mortgage
                                 Loans 90 days or more delinquent), from such Mortgage Pool (4) the principal portion of any Substitution Amount paid with respect to any replaced Mortgage Loan in such Mortgage Pool during the related Prepayment Period or Collection Period, as applicable, allocable to principal and (5) all Net Liquidation Proceeds,
                                 Insurance Proceeds, any Subsequent Recovery and any other recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related Prepayment Period or Collection
                                 Period, as applicable, to the extent allocable to principal, minus (b) the Pool Percentage of any other costs, expenses or liabilities reimbursable to the Master Servicer,


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                                 the Securities Administrator, the Servicers,
                                 the Custodians or (up to the specified dollar limitation provided in the Trust Agreement) the Trustee from the Interest Remittance Amount described in clause (b) of the definition thereof and not reimbursed therefrom or otherwise.

PTCE 95-60....................   Prohibited Transaction Class Exemption 95-60.

PTE...........................   Prohibited Transaction Exemption granted by the
                                 U.S. Department of Labor.

PURCHASE PRICE................   An amount equal to the sum of (a) 100% of the
                                 aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property being purchased (reduced, in the case of REO
                                 Property, by (1) reasonably anticipated
                                 disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related
                                 Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate), (c) any unreimbursed servicing advances and (d) any Swap Termination Payment payable to the Swap
                                 Counterparty due to the exercise of the Master
                                 Servicer's option to purchase the Mortgage
                                 Loans.

RATE OF PAYMENT...............   The applicable rate of payment under the Swap
                                 Agreement set forth in Annex C-1 to this prospectus supplement.

RATING AGENCIES...............   Each of Fitch, Moody's and S&P.

REALIZED LOSS.................   The excess of the outstanding principal balance
                                 of a Liquidated Mortgage Loan over the related
                                 Net Liquidation Proceeds, to the extent
                                 allocable to principal.

REGULATION AB.................   Subpart 229.1100 -- Asset Backed Securities
                                 (Regulation AB), 17 C.F.R. Sections
                                 229.1100-229.1123, as it may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release
                                 (Asset-Backed Securities, Securities Act
                                 Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531
                                 (Jan. 7, 2005)) or by the staff of the
                                 Commission, or as may be provided by the Commission or its staff from time to time.

RELATED SENIOR PRINCIPAL
   DISTRIBUTION AMOUNT........   For each Mortgage Pool and for any Distribution
                                 Date on or after the Stepdown Date and for as long as a Trigger Event is not in effect, an amount equal to the lesser of (x) the Class
                                 Principal Amount of the Group 1 Certificates
                                 (with respect to Pool 1), the Class Principal
                                 Amount of the Group 2 Certificates (with respect to Pool 2) or the sum of the Class
                                 Principal Amounts of the Group 3 Certificates
                                 (with respect


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                                 to Pool 3) immediately prior to that
                                 Distribution Date and (y) the product of (a) the Senior Principal Distribution Amount and
                                 (b) the related Senior Proportionate
                                 Percentage, in each case for such date.

RELATED SENIOR PRIORITY.......   For (a) the Group 1 Certificates, (b) the Group
                                 2 Certificates and (c) the Group 3
                                 Certificates, the priority of distributions described in clause I.(A)(iii), clause
                                 I.(B)(iii) and clause I.(C)(iii), respectively, under the heading "Description of the Certificates--Distributions of
                                 Principal--Principal Distribution Priorities."

RELEVANT DEPOSITARY...........   Citibank, N.A. as depositary for Clearstream
                                 Luxembourg, and JPMorgan Chase Bank, National
                                 Association as depositary for Euroclear, individually.

RELIEF ACT....................   The Servicemembers Civil Relief Act, as
                                 amended, and similar state or local laws.

RELIEF ACT REDUCTION..........   Any reduction of the applicable Mortgage Rate
                                 by application of the Relief Act.

RESIDUAL CERTIFICATE..........   The Class R Certificate.

RMIC..........................   Republic Mortgage Insurance Company.

RMIC POLICY...................   The loan level primary mortgage insurance
                                 policy issued by RMIC covering certain 80+ LTV
                                 Loans.

ROLLING THREE MONTH
   DELINQUENCY RATE...........   For any Distribution Date, an amount equal to
                                 the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

S&P...........................   Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc.

SALE AGREEMENTS...............   The transfer agreements pursuant to which the
                                 Seller or the Bank purchased Mortgage Loans directly from the related Transferors.

SALE AND ASSIGNMENT
   AGREEMENT..................   The mortgage loan sale and assignment agreement
                                 dated as of May 1, 2006, between the Seller and the Depositor.

SALE DATE.....................   The date on which a Mortgage Loan was purchased
                                 by the Seller or the Bank pursuant to the related Sale Agreement.

SCHEDULED NOTIONAL AMOUNT.....   For each Distribution Date and the Swap
                                 Agreement, the amount set forth in Annex C-1 to this prospectus supplement. The initial
                                 Scheduled Notional Amount will be


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                                 approximately $2,501,725,000.

SCHEDULED PAYMENT ............   The monthly scheduled payment of interest and
                                 principal specified in the related mortgage note for the Mortgage Loan.

SCHEDULED PRINCIPAL BALANCE ..   For any Mortgage Loan as of any date of
                                 determination, an amount generally equal to its outstanding principal balance as of the Cut-off
                                 Date after giving effect to Scheduled Payments due on or before such date, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the related Prepayment Period immediately preceding such date of determination. The
                                 Scheduled Principal Balance of a Liquidated
                                 Mortgage Loan will be equal to zero.

SECOND LIEN MORTGAGE LOANS ...   Mortgage Loans secured by mortgages or deeds of
                                 trust or similar security instruments creating a junior lien on the related Mortgaged
                                 Property.

SECURITIES ACT ...............   The Securities Act of 1933, as amended.

SECURITIES ADMINISTRATOR .....   Wells Fargo, in its capacity as securities
                                 administrator under the Trust Agreement, or any successor thereto.

SELLER .......................   Lehman Brothers Holdings Inc.

SENIOR CERTIFICATES ..........   The Class A1, Class A2, Class A3, Class A4,
                                 Class A5 and Class A6 Certificates.

SENIOR ENHANCEMENT               For any Distribution Date, the fraction,
PERCENTAGE ...................   expressed as a percentage, the numerator of
                                 which is the sum of the aggregate Class
                                 Principal Amount of the Offered Subordinate
                                 Certificates and the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero) and the denominator of which is the Aggregate Pool Balance for such Distribution Date, in each case after giving effect to distributions on such Distribution
                                 Date.

SENIOR PRINCIPAL DISTRIBUTION
AMOUNT .......................   For any Distribution Date on or after the
                                 Stepdown Date and for so long as a Trigger
                                 Event is not in effect, an amount equal to the lesser of (x) the Principal Distribution Amount for all of the Mortgage Pools and (y) the amount, if any, by which (A) the aggregate
                                 Class Principal Amount of the Senior
                                 Certificates immediately prior to that
                                 Distribution


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                                 Date exceeds (B) the Senior Target Amount.

SENIOR PROPORTIONATE
PERCENTAGE ...................   For Pool 1 and for any Distribution Date, the
                                 fraction, expressed as a percentage, the numerator of which is the Principal Remittance
                                 Amount for Pool 1 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1,
                                 Pool 2 and Pool 3 for such Distribution Date.

                                 For Pool 2 and for any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 2 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1, Pool 2 and Pool 3 for such Distribution Date.

                                 For Pool 3 and for any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 3 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1, Pool 2 and Pool 3 for such Distribution Date.

SENIOR TARGET AMOUNT .........   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 64.50% and (2) the Aggregate Pool
                                 Balance for such Distribution Date determined as of the last day of the related Collection
                                 Period and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Targeted Overcollateralization Amount.

SERVICER REMITTANCE DATE .....   The 18th day of each month (or if the 18th day
                                 is not a Business Day, the next succeeding
                                 Business Day), except in the case of
                                 Countrywide Servicing, which is the 24th day of each month (or if the 24th day is not a Business Day, the Business Day immediately before).

SERVICERS ....................   On the Closing Date, Aurora, Countrywide
                                 Servicing, GMAC, JPMorgan, Option One, SPSI and
                                 Wells Fargo.

SERVICING ACCOUNT ............   A custodial account maintained by each Servicer
                                 established in the name of the Trustee and for the benefit of Certificateholders.

SERVICING AGREEMENTS .........   The servicing agreements, each dated as of
                                 May 1, 2006, between the Seller and a Servicer.

SERVICING FEE ................   For each Mortgage Loan, a monthly fee paid to
                                 the related Servicer out of interest
                                 collections received from the related Mortgage
                                 Loan calculated at the Servicing Fee Rate on the


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                                 outstanding principal balance of each Mortgage
                                 Loan.

SERVICING FEE RATE ...........   The applicable annual rate with respect to the
                                 Servicers set forth under "Fees and Expenses of the Trust Fund."

SIX-MONTH LIBOR ..............   The average of the interbank offered rates for
                                 six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.

SIX-MONTH LIBOR MORTGAGE
LOANS.........................   Adjustable Rate Mortgage Loans providing for
                                 semi-annual adjustment of the related Mortgage
                                 Rate based on Six-Month LIBOR.

SMMEA ........................   The Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended.

SPONSOR ......................   Lehman Brothers Holdings Inc.

SPSI .........................   Select Portfolio Servicing, Inc.

STEPDOWN DATE.................   The earlier of (x) the first Distribution Date
                                 following the Distribution Date on which the Class Principal Amounts of the Senior
                                 Certificates have each been reduced to zero or
                                 (y) the later of (1) the Distribution Date in June 2009 and (2) the first Distribution Date on which the Senior Enhancement Percentage
                                 (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period, but before giving effect to distribution on any Certificates on such Distribution Date) is greater than or equal to approximately 35.50%.

SUBORDINATE CERTIFICATES......   The Class M1, Class M2, Class M3, Class M4,
                                 Class M5, Class M6, Class M7, Class M8, Class
                                 M9, Class B1, Class B2, Class X, Class LT-R and
                                 Class R Certificates.

SUBORDINATE MAXIMUM INTEREST
RATE..........................   For (i) the Group 1 Certificates, for each
                                 Distribution Date after the Distribution Date on which the aggregate Class Principal Amount of the Group 2 and Group 3 Certificates has been reduced to zero; (ii) the Group 2
                                 Certificates, for each Distribution Date after the Distribution Date on which the aggregate
                                 Class Principal Amount of the Group 1 and Group
                                 3 Certificates has been reduced to zero; (iii) the Group 3 Certificates, for each Distribution
                                 Date after the Distribution Date on which the aggregate Class Principal Amount of the Group 1 and Group 2 Certificates has been reduced to zero; and (iv) the Offered Subordinate
                                 Certificates and the Class B Certificates, the weighted average of the Pool 1 Maximum Interest
                                 Rate, the Pool 2 Maximum Interest Rate and the
                                 Pool 3 Maximum Interest Rate for such
                                 Distribution Date, weighted on the basis of (i) in the case of any Distribution Date on or before the date on which the aggregate Class Principal Amount of the Senior
                                 Certificates related to any two Mortgage Pools has been reduced to zero, the Pool Subordinate
                                 Amount for each Mortgage Pool and (ii) for any Distribution Date thereafter, such weighting will be on the basis of the Pool Balance of each Mortgage Pool.

SUBORDINATE NET FUNDS CAP ....   For any Distribution Date the weighted average
                                 of the Pool 1 Net Funds Cap, Pool 2 Net Funds
                                 Cap and the Pool 3 Net Funds Cap, weighted on the basis of the Pool Subordinate Amount for each Mortgage Pool; provided, however, that on any Distribution Date after the aggregate Class
                                 Principal Amount of the Senior Certificates related to any two Mortgage Pools has been reduced to zero, such weighting will be on the basis of the Pool Balance of each Mortgage
                                 Pool.

SUBORDINATE PRIORITY .........   To the Class M1, Class M2, Class M3, Class M4,
                                 Class M5, Class M6, Class M7, Class M8, Class
                                 M9, Class B1 and Class B2 Certificates,
                                 sequentially, in that order.

SUBSEQUENT RECOVERY ..........   Any amount recovered with respect to a
                                 Liquidated Mortgage Loan for which a Realized
                                 Loss has been incurred after liquidation and disposition of such Mortgage Loan.

SUBSTITUTION AMOUNT ..........   Generally equal to the amount, if any, by which
                                 the Scheduled Principal Balance of a Mortgage
                                 Loan required to be removed from a Mortgage
                                 Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute
                                 Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust Fund in respect of such removed
                                 Mortgage Loan as a result of violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Loan.

SUPPLEMENTAL INTEREST
   TRUST .....................   A separate trust created under the Trust
                                 Agreement that will hold the Swap Agreement and the Interest Rate Cap Agreement.

SWAP AGREEMENT ...............   The interest rate swap agreement documented
                                 pursuant to the ISDA Master Agreement, together with a schedule and confirmation, between the Securities Administrator, on behalf of the Supplemental Interest Trust, and the Swap
                                 Counterparty.

SWAP COUNTERPARTY ............   HSBC Bank USA, National Association or any
                                 successor thereto.

SWAP COUNTERPARTY TRIGGER
   EVENT .....................   The occurrence of any of the following events:
                                 (i) a Swap Default with respect to which the Swap Counterparty is a

                                 Defaulting Party, (ii) a Termination Event with respect to which the Swap Counterparty is the sole Affected Party or (iii) an Additional Termination Event with respect to which the Swap Counterparty is the sole Affected Party.

SWAP DEFAULT .................   The events of default under the Swap Agreement
                                 consisting of the following standard events under the ISDA Master Agreement:

                                 o    "Failure to Pay,"

                                 o    "Bankruptcy" and

                                 o    "Merger without Assumption,"

                                 as provided in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement, respectively.

SWAP EARLY TERMINATION .......   The occurrence of an Early Termination Date
                                 under the Swap Agreement.

SWAP TERMINATION PAYMENT .....   Any termination payment that either the
                                 Supplemental Interest Trust or the Swap
                                 Counterparty may be liable to make to the other upon any Swap Early Termination.

TARGET AMOUNT ................   For any Distribution Date, an amount equal to
                                 the Aggregate Pool Balance as of such
                                 Distribution Date minus the Targeted
                                 Overcollateralization Amount.

TARGETED OVERCOLLATERALIZATION
   AMOUNT ....................   For any Distribution Date, an amount equal to
                                 approximately $13,652,981 (approximately 0.50% of the Cut-off Date Balance).

TAX COUNSEL ..................   McKee Nelson LLP.

TERMINATION EVENT ............   The events under the Swap Agreement consisting
                                 of the following standard events under the ISDA
                                 Master Agreement:

                                 o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

                                 o    "Tax Event" (which generally relates to
                                      either party to the Swap Agreement
                                      receiving a payment under the Swap
                                      Agreement from which an amount has been
                                      deducted or withheld for or on account of taxes), and

                                 o "Tax Event Upon Merger" (which generally relates to either party to the Swap Agreement making a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement,
                                 respectively.

TRANSFERORS...................   The various entities from which the Seller or
                                 the Bank purchased Mortgage Loans pursuant to the Sale Agreements.

TRANSFERRED MORTGAGE LOANS....   The Mortgage Loans purchased by the Seller or
                                 the Bank from various Transferors under the Sale Agreements.

TRIGGER EVENT ................   A Trigger Event will have occurred if on any
                                 Distribution Date, either a Delinquency Event or a Cumulative Loss Trigger Event is in effect for such Distribution Date.

TRUST ACCOUNTS ...............   The Certificate Account, the Servicing
                                 Accounts, the Interest Rate Swap Account, the
                                 Interest Rate Cap Account and the Basis Risk
                                 Reserve Fund.

TRUST AGREEMENT ..............   The trust agreement dated as of May 1, 2006,
                                 among the Depositor, the Master Servicer, the Credit Risk Manager, the Securities
                                 Administrator and the Trustee.

TRUST FUND ...................   The trust fund created pursuant to the Trust
                                 Agreement, consisting primarily of those assets set forth in the first paragraph under the heading "Description of the
                                 Certificates--General."

TRUSTEE ......................   U.S. Bank National Association in its capacity
                                 as trustee under the Trust Agreement, or any successor thereto.

UNDERWRITER ..................   Lehman Brothers Inc.

UNDERWRITING AGREEMENT .......   Collectively, the underwriting agreement and
                                 the terms agreement between the Depositor and the Underwriter.

UNDERWRITING GUIDELINES ......   The underwriting guidelines established by each
                                 Originator, in accordance with which the Mortgage Loans have been originated or acquired by the related Originators.

UNPAID BASIS RISK
   SHORTFALL .................   For any class of Offered Certificates or the
                                 Class B Certificates on any Distribution Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous
                                 Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net
                                 Funds Cap, but limited to a rate no greater than the applicable Maximum Interest Rate.

UPPER TIER REMIC .............   The upper tier REMIC comprising the Trust Fund.

WELLS FARGO ..................   Wells Fargo Bank, N.A.

                   (THE FOLLOWING ANNEXES CONSTITUTE A PART OF
                           THIS PROSPECTUS SUPPLEMENT)

                      [This page intentionally left blank.]

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

          The following tables set forth certain information as of the Cut-off Date for the Pool 1 Mortgage Loans, Pool 2 Mortgage Loans and the Pool 3 Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the "non-zero weighted average" of any characteristic of the Mortgage Loans will not include in such weighted average those Mortgage Loans which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)


                                      S-A-1

                              POOL 1 MORTGAGE LOANS

                        LOAN TYPE--POOL 1 MORTGAGE LOANS

                                                 PERCENTAGE OF
                                                MORTGAGE LOANS            ADJUSTABLE  NON-ZERO
                                  AGGREGATE      BY AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                    NUMBER OF     SCHEDULED        SCHEDULED     AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
FULLY AMORTIZING     MORTGAGE     PRINCIPAL        PRINCIPAL      GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
LOAN TYPE             LOANS        BALANCE          BALANCE      COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------  ---------  ---------------  --------------  --------  ----------  --------  --------  -------------  ---------
2/28 ARM (LIBOR)..      2,484  $358,228,617.03           33.10%    8.349%     100.00%      613     84.07%         61.14%     40.84%
3/27 ARM (LIBOR)..        641    93,774,320.57            8.67     7.887      100.00       601     86.24          80.38      47.23
Fixed Rate - 30
   Year..........         673    84,034,096.89            7.77     7.982        0.00       621     77.25          69.31      33.19
Fixed Rate - 20
   Year..........         137     6,404,573.09            0.59     9.571        0.00       636     89.37          80.39      14.79
Fixed Rate - 15
   Year..........          97     5,833,297.26            0.54     9.146        0.00       626     76.00          67.93      11.75
6 Month ARM
   (LIBOR)........         22     4,425,391.00            0.41     7.468      100.00       624     81.03          47.05      44.52
5/25 ARM
   (LIBOR)........          5       694,078.92            0.06     8.183      100.00       631     80.75          62.99      45.43
2/38 ARM (LIBOR)..          4       540,431.10            0.05     7.977      100.00       576     89.23          32.64      19.44
3/12 ARM (LIBOR)..          3       150,215.22            0.01     7.450      100.00       636     71.42          67.60       0.00
Fixed Rate - 10
   Year..........           4       138,146.42            0.01    11.974        0.00       639     82.95         100.00       0.00
2/13 ARM (LIBOR)..          1        55,308.19            0.01     7.350      100.00       551     80.00         100.00       0.00
2/18 ARM (LIBOR)..          1        49,415.64            0.00     7.000      100.00       689     80.00           0.00       0.00
                        -----  ---------------           -----    ------      ------       ---     -----         ------      -----
   Subtotal:......      4,072  $554,327,891.33           51.22%    8.230%      82.61%      613     83.35%         65.80%     40.14%
                        -----  ---------------           -----    ------      ------       ---     -----         ------      -----

                                                 PERCENTAGE OF
                                                MORTGAGE LOANS            ADJUSTABLE  NON-ZERO
                                  AGGREGATE      BY AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                    NUMBER OF     SCHEDULED        SCHEDULED     AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                     MORTGAGE     PRINCIPAL        PRINCIPAL      GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
BALLOON LOAN TYPE     LOANS        BALANCE          BALANCE      COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------  ---------  ---------------  --------------  --------  ----------  --------  --------  -------------  ---------
2/28 ARM (LIBOR) -
   30/40 Year
   Balloon........        826  $190,881,843.45           17.64%    8.218%     100.00%      613     83.13%         57.40%     40.23%
Fixed Rate - 15/30
   Year Balloon...      2,152    97,652,003.75            9.02    11.036        0.00       660     99.32          49.31       0.00
Fixed Rate - 30/40
   Year Balloon...         69    15,264,613.97            1.41     7.737        0.00       637     78.61          66.79      40.87
3/27 ARM (LIBOR) -
   30/40 Year
   Balloon........         58    13,273,487.34            1.23     7.867      100.00       598     86.84          65.54      53.49
                        -----  ---------------           -----    ------      ------       ---     -----          -----      -----
      Subtotal: ..      3,105  $317,071,948.51           29.30%    9.048%      64.39%      628     88.05%         55.70%     28.43%
                        -----  ---------------           -----    ------      ------       ---     -----          -----      -----

                                                 PERCENTAGE OF
                                                MORTGAGE LOANS            ADJUSTABLE  NON-ZERO
                                  AGGREGATE      BY AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                    NUMBER OF     SCHEDULED        SCHEDULED     AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
INTEREST-ONLY        MORTGAGE     PRINCIPAL        PRINCIPAL      GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
LOAN TYPE             LOANS        BALANCE          BALANCE      COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------  ---------  ---------------  --------------  --------  ----------  --------  --------  -------------  ---------
2/28 ARM (LIBOR)..        763  $175,129,546.32           16.18%    7.691%     100.00%      632     81.40%         55.10%     34.84%
3/27 ARM (LIBOR)..        114    23,936,964.81            2.21     7.431      100.00       636     78.77          69.91      27.57
Fixed Rate - 30
   Year...........         58    11,345,980.58            1.05     7.476        0.00       629     78.53          77.64      45.73
                          ---  ---------------           -----     ------     ------       ---     -----          -----      -----
   Subtotal:......        935  $210,412,491.71           19.44%    7.650%      94.61%      632     80.95%         58.00%     34.60%
                          ---  ---------------           -----     ------     ------       ---     -----          -----      -----

                                                   PERCENTAGE OF
                                                  MORTGAGE LOANS            ADJUSTABLE  NON-ZERO
                                  AGGREGATE        BY AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                    NUMBER OF     SCHEDULED          SCHEDULED     AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
DUAL AMORTIZATION    MORTGAGE     PRINCIPAL          PRINCIPAL      GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
LOAN TYPE             LOANS        BALANCE            BALANCE      COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------  ---------  ---------------    --------------  --------  ----------  --------  --------  -------------  ---------
2/28 ARM (LIBOR)..          1  $      350,607.66            0.03%    7.250%     100.00%      668     95.00%        100.00%   100.00%
                        -----  -----------------          ------     -----      ------       ---     -----         ------    ------
   Subtotal:......          1  $      350,607.66            0.03%    7.250%     100.00%      668     95.00%        100.00%   100.00%
                        -----  -----------------          ------     -----      ------       ---     -----         ------    ------
      Total:......      8,113  $1,082,162,939.21          100.00%    8.357%      79.61%      621     84.26%         61.34%    35.65%
                        =====  =================          ======     =====      ======       ===     =====         ======    ======


                                     S-A-2

               ORIGINAL INTEREST-ONLY TERM--POOL 1 MORTGAGE LOANS

                                                    PERCENTAGE
                                                        OF
                                                  INTEREST-ONLY
      ORIGINAL                                       MORTGAGE
    INTEREST-ONLY                                    LOANS BY              ADJUSTABLE  NON-ZERO
      TERM FOR                      AGGREGATE       AGGREGATE    WEIGHTED     RATE     WEIGHTED  WEIGHTED
    INTEREST-ONLY     NUMBER OF     SCHEDULED       SCHEDULED     AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
   MORTGAGE LOANS      MORTGAGE     PRINCIPAL       PRINCIPAL      GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
      (MONTHS)          LOANS        BALANCE         BALANCE      COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  ---------  ---------------  -------------  --------  ----------  --------  --------  -------------  ---------
24 .................        197  $ 39,807,105.79          18.92%    7.591%     100.00%      625     79.71%         65.54%     25.99%
36 .................         67    13,092,427.26           6.22     7.322      100.00       632     79.27          75.22      32.25
60 .................        671   157,512,958.66          74.86     7.692       92.80       634     81.40          54.67      36.97
                            ---  ---------------         ------     -----      ------       ---     -----          -----      -----
   Total: ..........        935  $210,412,491.71         100.00%    7.650%      94.61%      632     80.95%         58.00%     34.60%
                            ===  ===============         ======     =====      ======       ===     =====          =====      =====

                ORIGINAL AMORTIZATION TERM--POOL 1 MORTGAGE LOANS

                                                  PERCENTAGE
                                                      OF
                                                   MORTGAGE
                                                   LOANS BY             ADJUSTABLE  NON-ZERO
                                    AGGREGATE     AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                    NUMBER OF       SCHEDULED     SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                     MORTGAGE       PRINCIPAL     PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
AMORTIZATION TERM     LOANS          BALANCE       BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------  ---------  -----------------  ----------  --------  ----------  --------  --------  -------------  ---------
30 Year
   Amortization ..      5,977  $  638,808,508.16       59.03%    8.637%      71.56%      619     85.80%         63.14%     34.56%
40 Year
   Amortization ..        957     219,960,375.86       20.33     8.163       93.06       613     83.05          58.48      41.02
Interest Only ....        935     210,412,491.71       19.44     7.650       94.61       632     80.95          58.00      34.60
20 Year
   Amortization ..        138       6,453,988.73        0.60     9.552        0.77       637     89.30          79.78      14.67
15 Year
   Amortization ..        101       6,038,820.67        0.56     9.088        3.40       625     75.92          68.21      11.35
Dual
   Amortization ..          1         350,607.66        0.03     7.250      100.00       668     95.00         100.00     100.00
10 Year
   Amortization ..          4         138,146.42        0.01    11.974        0.00       639     82.95         100.00       0.00
                        -----  -----------------      ------    ------      ------       ---     -----         ------     ------
   Total: ........      8,113  $1,082,162,939.21      100.00%    8.357%      79.61%      621     84.26%         61.34%     35.65%
                        =====  =================      ======    ======      ======       ===     =====         ======     ======


                                      S-A-3

        CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES--POOL 1 MORTGAGE LOANS

                                                               PERCENTAGE
                                                                   OF
                                                                MORTGAGE
                                                                LOANS BY             ADJUSTABLE
                                                 AGGREGATE     AGGREGATE   WEIGHTED     RATE
                                 NUMBER OF       SCHEDULED     SCHEDULED    AVERAGE   MORTGAGE
     RANGE OF SCHEDULED           MORTGAGE       PRINCIPAL     PRINCIPAL     GROSS      LOAN
   PRINCIPAL BALANCES ($)          LOANS          BALANCE       BALANCE     COUPON   PERCENTAGE
-------------------------------  ---------  -----------------  ----------  --------  ----------
     0.01 to   50,000.00 ......      1,723  $   59,245,568.14        5.47%   10.693%      11.03%
 50,000.01 to 100,000.00 ......      2,407     165,079,428.97       15.25     9.450       53.08
100,000.01 to 150,000.00 ......      1,194     148,966,499.91       13.77     8.225       84.89
150,000.01 to 200,000.00 ......        901     156,835,187.10       14.49     8.005       89.14
200,000.01 to 250,000.00 ......        641     143,424,677.09       13.25     8.013       91.91
250,000.01 to 300,000.00 ......        494     135,448,589.85       12.52     7.862       90.57
300,000.01 to 350,000.00 ......        372     120,769,319.18       11.16     7.881       91.13
350,000.01 to 400,000.00 ......        260      97,135,016.36        8.98     7.823       90.37
400,000.01 to 450,000.00 ......         74      30,729,483.58        2.84     7.814       83.67
450,000.01 to 500,000.00 ......         22      10,434,791.84        0.96     8.328       95.58
500,000.01 to 550,000.00 ......         15       7,798,862.38        0.72     8.025       86.80
550,000.01 to 600,000.00 ......          2       1,148,391.26        0.11     8.756      100.00
600,000.01 to 650,000.00 ......          5       3,104,890.71        0.29     8.168      100.00
Greater than 650,000.00  ......          3       2,042,232.84        0.19     9.031      100.00
                                     -----  -----------------      ------    ------      ------
   Total: .....................      8,113  $1,082,162,939.21      100.00%    8.357%      79.61%
                                     =====  =================      ======    ======      ======




                                 NON-ZERO
                                 WEIGHTED  WEIGHTED
                                  AVERAGE   AVERAGE                  PRIMARY
     RANGE OF SCHEDULED           CREDIT   ORIGINAL       FULL       MORTGAGE
   PRINCIPAL BALANCES ($)          SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------------------------  --------  --------  -------------  ---------
     0.01 to   50,000.00 ......       648     95.18%         62.90%      4.58%
 50,000.01 to 100,000.00 ......       629     88.48          64.15      17.20
100,000.01 to 150,000.00 ......       614     82.37          70.73      30.23
150,000.01 to 200,000.00 ......       617     81.92          64.53      35.97
200,000.01 to 250,000.00 ......       617     82.25          60.73      40.25
250,000.01 to 300,000.00 ......       616     81.95          56.81      39.79
300,000.01 to 350,000.00 ......       614     83.63          56.33      50.83
350,000.01 to 400,000.00 ......       622     84.20          54.68      53.91
400,000.01 to 450,000.00 ......       622     83.05          52.75      40.29
450,000.01 to 500,000.00 ......       629     86.62          49.38      68.04
500,000.01 to 550,000.00 ......       660     85.97          46.75      73.55
550,000.01 to 600,000.00 ......       599     72.78          51.90       0.00
600,000.01 to 650,000.00 ......       661     84.04          60.10      40.65
Greater than 650,000.00  ......       651     86.75          67.49      67.49
                                      ---     -----          -----      -----
   Total: .....................       621     84.26%         61.34%     35.65%
                                      ===     =====          =====      =====

          The average Cut-off Date Scheduled Principal Balance for the Mortgage Loans in Pool 1 is approximately $133,386.


                                      S-A-4

                     MORTGAGE RATES--POOL 1 MORTGAGE LOANS*

                                                     PERCENTAGE
                                                    OF MORTGAGE
                                                      LOANS BY             ADJUSTABLE  NON-ZERO
   RANGE OF MORTGAGE                  AGGREGATE      AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
       RATES ON         NUMBER OF     SCHEDULED      SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
    ADJUSTABLE RATE      MORTGAGE     PRINCIPAL      PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
  MORTGAGE LOANS (%)      LOANS        BALANCE        BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
----------------------  ---------  ---------------  -----------  --------  ----------  --------  --------  -------------  ---------
Less than  5.501 .....         12  $  2,708,934.06         0.25%    5.133%     100.00%      650     78.63%        100.00%     24.21%
 5.501 to  6.000 .....         23     5,723,458.97         0.53     5.919      100.00       623     75.24          89.18      21.89
 6.001 to  6.500 .....         84    18,752,446.28         1.73     6.367      100.00       626     78.25          78.76      29.81
 6.501 to  7.000 .....        412    90,209,851.43         8.34     6.863      100.00       621     79.27          78.91      38.89
 7.001 to  7.500 .....        707   147,648,215.03        13.64     7.311      100.00       620     81.00          70.45      40.29
 7.501 to  8.000 .....        993   189,990,566.51        17.56     7.816      100.00       615     83.89          62.86      42.69
 8.001 to  8.500 .....        848   144,731,897.97        13.37     8.294      100.00       612     83.81          57.29      37.40
 8.501 to  9.000 .....        806   128,780,850.91        11.90     8.774      100.00       614     85.73          53.45      39.56
 9.001 to  9.500 .....        403    53,948,141.84         4.99     9.275      100.00       610     86.53          49.87      42.94
 9.501 to 10.000 .....        350    49,483,304.27         4.57     9.761      100.00       611     86.66          43.56      42.31
10.001 to 10.500 .....        150    17,206,183.39         1.59    10.243      100.00       623     87.74          43.61      44.17
10.501 to 11.000 .....         83     7,729,915.78         0.71    10.711      100.00       623     88.15          36.35      46.14
Greater than 11.000 ..         52     4,576,460.81         0.42    11.447      100.00       592     87.61          30.61      28.87
                            -----  ---------------        -----    ------      ------       ---     -----         ------      -----
   Subtotal: .........      4,923  $861,490,227.25        79.61%    8.097%     100.00%      616     83.43%         61.42%     40.03%
                            -----  ---------------        -----    ------      ------       ---     -----         ------      -----

                                                     PERCENTAGE
                                                         OF
                                                      MORTGAGE
                                                      LOANS BY             ADJUSTABLE  NON-ZERO
   RANGE OF MORTGAGE     NUMBER       AGGREGATE       AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
       RATES ON            OF         SCHEDULED       SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
      FIXED RATE        MORTGAGE      PRINCIPAL       PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
  MORTGAGE LOANS (%)      LOANS        BALANCE         BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
----------------------  --------  -----------------  ----------  --------  ----------  --------  --------  -------------  ---------
 5.501 to 6.000 ......        1   $       57,073.41        0.01%    6.000%       0.00%      571     80.00%        100.00%      0.00%
 6.001 to 6.500 ......       12        2,489,156.44        0.23     6.385        0.00       617     72.56          65.30      16.67
 6.501 to 7.000 ......      126       24,562,931.73        2.27     6.887        0.00       632     70.13          67.97      18.89
 7.001 to 7.500 ......      163       27,776,834.52        2.57     7.319        0.00       625     74.53          72.60      32.19
 7.501 to 8.000 ......      152       20,229,675.96        1.87     7.799        0.00       631     79.04          73.08      41.66
 8.001 to 8.500 ......      124       14,918,650.27        1.38     8.298        0.00       629     81.99          76.91      44.06
 8.501 to 9.000 ......      155       13,118,548.13        1.21     8.781        0.00       617     81.33          64.66      34.54
 9.001 to 9.500 ......      143        9,484,369.97        0.88     9.290        0.00       639     87.68          73.06      29.26
 9.501 to 10.000 .....      346       15,646,637.39        1.45     9.828        0.00       651     94.45          76.22      13.52
10.001 to 10.500 .....      314       15,592,266.55        1.44    10.314        0.00       664     97.77          70.67      10.67
10.501 to 11.000 .....      467       22,280,122.21        2.06    10.820        0.00       657     98.28          52.67       3.17
Greater than 11.000 ..    1,187       54,516,445.38        5.04    11.711        0.00       648     99.39          36.25       0.30
                          -----   -----------------      ------    ------       -----       ---     -----          -----      -----
   Subtotal: .........    3,190   $  220,672,711.96       20.39%    9.370%       0.00%      640     87.50%         61.02%     18.56%
                          -----   -----------------      ------    ------       -----       ---     -----          -----      -----
      Total: .........    8,113   $1,082,162,939.21      100.00%    8.357%      79.61%      621     84.26%         61.34%     35.65%
                          =====   =================      ======    ======       =====       ===     =====          =====      =====

          The weighted average Mortgage Rate for Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans in Pool 1 is approximately 8.097% and 9.370%, respectively.

----------
*    Reflects the Mortgage Rates for the Mortgage Loans as of the Cut-off Date.


                                     S-A-5

                ORIGINAL TERMS TO MATURITY--POOL 1 MORTGAGE LOANS

                                            PERCENTAGE
                                                OF
                                             MORTGAGE
   RANGE OF                                  LOANS BY             ADJUSTABLE  NON-ZERO
   ORIGINAL     NUMBER       AGGREGATE       AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
   TERMS TO       OF         SCHEDULED       SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
   MATURITY    MORTGAGE      PRINCIPAL       PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
   (MONTHS)      LOANS        BALANCE         BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------  --------  -----------------  ----------  --------  ----------  --------  --------  -------------  ---------
  1 to 180 ..     2,257  $  103,828,970.84        9.59%   10.924%       0.20%      658     97.94%         50.48%      0.66%
181 to 240 ..       138       6,453,988.73        0.60     9.552        0.77       637     89.30          79.78      14.67
241 to 360 ..     5,714     971,339,548.54       89.76     8.075       88.61       617     82.77          62.39      39.54
361 to 480 ..         4         540,431.10        0.05     7.977      100.00       576     89.23          32.64      19.44
                  -----  -----------------      ------    ------      ------       ---     -----          -----      -----
   Total: ...     8,113  $1,082,162,939.21      100.00%    8.357%      79.61%      621     84.26%         61.34%     35.65%
                  =====  =================      ======    ======      ======       ===     =====          =====      =====

          The weighted average original term to maturity for the Mortgage Loans in Pool 1 is approximately 342 months.

               REMAINING TERMS TO MATURITY--POOL 1 MORTGAGE LOANS

                                            PERCENTAGE
                                                OF
                                             MORTGAGE
   RANGE OF                                  LOANS BY             ADJUSTABLE  NON-ZERO
  REMAINING     NUMBER       AGGREGATE       AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
   TERMS TO       OF         SCHEDULED       SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
   MATURITY    MORTGAGE      PRINCIPAL       PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
   (MONTHS)      LOANS        BALANCE         BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------  --------  -----------------  ----------  --------  ----------  --------  --------  -------------  ---------
  1 to 180 ..     2,257  $  103,828,970.84        9.59%   10.924%       0.20%      658     97.94%         50.48%      0.66%
181 to 240 ..       138       6,453,988.73        0.60     9.552        0.77       637     89.30          79.78      14.67
241 to 360 ..     5,714     971,339,548.54       89.76     8.075       88.61       617     82.77          62.39      39.54
361 to 480 ..         4         540,431.10        0.05     7.977      100.00       576     89.23          32.64      19.44
                  -----  -----------------      ------    ------      ------       ---     -----          -----      -----
   Total: ...     8,113  $1,082,162,939.21      100.00%    8.357%      79.61%      621     84.26%         61.34%     35.65%
                  =====  =================      ======    ======      ======       ===     =====          =====      =====

          The weighted average remaining term to maturity for the Mortgage Loans in Pool 1 is approximately 339 months.


                                     S-A-6

          ORIGINAL COMBINED LOAN-TO-VALUE RATIOS--POOL 1 MORTGAGE LOANS

                                                    PERCENTAGE
                                                        OF
       RANGE OF                                      MORTGAGE
  ORIGINAL COMBINED                                  LOANS BY             ADJUSTABLE  NON-ZERO
    LOAN-TO-VALUE                    AGGREGATE      AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
      RATIOS OF        NUMBER OF     SCHEDULED      SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
      FIRST LIEN        MORTGAGE     PRINCIPAL      PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
  MORTGAGE LOANS (%)     LOANS        BALANCE        BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
---------------------  ---------  ---------------  -----------  --------  ----------  --------  --------  -------------  ---------
Less than 60.001.....        338  $ 51,207,693.17         4.73%    7.639%      70.49%      601     48.87%         47.79%      0.00%
60.001 to 70.000.....        366    70,543,801.96         6.52     7.621       79.81       597     66.63          46.13       0.00
70.001 to 80.000.....      1,860   311,026,493.72        28.74     7.921       86.96       626     78.58          51.12       0.00
80.001 to 85.000
   With Primary
      Mortgage
         Insurance:..        410    80,937,111.42         7.48     7.825       84.71       609     84.37          62.04     100.00
   Without Primary
      Mortgage
         Insurance:..        183    20,649,168.72         1.91     8.846       95.29       555     84.79          62.72       0.00
85.001 to 90.000
   With Primary
      Mortgage
         Insurance:..       1,098  203,699,623.79        18.82     8.128       90.70       628     89.63          64.11     100.00
   Without Primary
      Mortgage
         Insurance:..        657    90,417,269.55         8.36     8.399       96.74       574     89.70          83.56       0.00
90.001 to 95.000
   With Primary
      Mortgage
         Insurance:..        457    88,625,476.34         8.19     8.324       91.33       645     94.73          83.52     100.00
   Without Primary
      Mortgage
         Insurance:..        292    40,583,234.88         3.75     8.708       96.56       608     94.77          92.56       0.00
95.001 to 100.000
   With Primary
      Mortgage
         Insurance:..         62    12,517,437.05         1.16     8.703       84.41       667     99.81          67.07     100.00
   Without Primary
      Mortgage
         Insurance:..         68     7,834,334.84         0.72     9.294       95.40       625     99.97          67.81       0.00
                           -----  ---------------        -----     -----       -----       ---     -----          -----     ------
      Subtotal:......      5,791  $978,041,645.44        90.38%    8.074%      88.08%      617     82.68%         62.43%     39.44%
                           =====  ===============        =====     =====       =====       ===     =====          =====     ======

                                                      PERCENTAGE
                                                          OF
      RANGE OF                                         MORTGAGE
  ORIGINAL COMBINED                                    LOANS BY             ADJUSTABLE  NON-ZERO
   LOAN-TO-VALUE                      AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
    RATIOS OF          NUMBER OF      SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
    SECOND LIEN         MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
 MORTGAGE LOANS (%)      LOANS         BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
---------------------  ---------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
Less than 60.001.....          7  $      411,809.35         0.04%    8.842%       0.00%      638     39.99%        100.00%     0.00%
60.001 to   70.000...          6         297,612.67         0.03    11.052        0.00       646     66.69         100.00      0.00
70.001 to   80.000...          5         133,578.64         0.01    10.660        0.00       623     75.89         100.00      0.00
80.001 to   85.000...          6         195,313.85         0.02     9.878        0.00       622     83.35         100.00      0.00
85.001 to   90.000...         57       2,174,971.26         0.20    10.503        0.00       632     88.96          96.50      0.00
90.001 to   95.000...         94       3,290,117.75         0.30    10.764        0.00       645     94.43          72.51      0.00
95.001 to 100.000....      2,147      97,617,890.25         9.02    11.049        0.00       660     99.92          48.81      0.00
                           -----  -----------------       ------    ------       -----       ---     -----         ------     -----
   Subtotal:.........      2,322  $  104,121,293.77         9.62%   11.017%       0.00%      659     99.12%         51.07%     0.00%
                           -----  -----------------       ------    ------       -----       ---     -----         ------     -----
      Total:.........      8,113  $1,082,162,939.21       100.00%    8.357%      79.61%      621     84.26%         61.34%    35.65%
                           =====  =================       ======    ======       =====       ===     =====         ======     =====

          The weighted average original Combined Loan-to-Value Ratio for First Lien Mortgage Loans and Second Lien Mortgage Loans in Pool 1 is approximately 82.68% and 99.12%, respectively.

                                      S-A-7

    ORIGINAL EFFECTIVE COMBINED LOAN-TO-VALUE RATIOS--POOL 1 MORTGAGE LOANS*

                                                   PERCENTAGE
      RANGE OF                                         OF
 ORIGINAL EFFECTIVE                                 MORTGAGE
      COMBINED                                       LOANS BY             ADJUSTABLE  NON-ZERO
    LOAN-TO-VALUE                   AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
      RATIOS OF        NUMBER OF    SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
     FIRST LIEN         MORTGAGE    PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
 MORTGAGE LOANS (%)      LOANS       BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
---------------------  ---------  ---------------  -----------  --------  ----------  --------  --------  -------------  ---------
Less than 60.001.....      2,365  $436,987,341.77        40.38%    8.071%      87.17%      626     85.21%         65.83%     88.28%
60.001  to  70.000...        366    70,543,801.96         6.52     7.621       79.81       597     66.63          46.13       0.00
70.001  to  80.000...      1,860   311,026,493.72        28.74     7.921       86.96       626     78.58          51.12       0.00
80.001  to  85.000
   Without Primary
      Mortgage
      Insurance:.....        183    20,649,168.72         1.91     8.846       95.29       555     84.79          62.72       0.00
85.001  to  90.000
   Without Primary
      Mortgage
      Insurance:.....        657    90,417,269.55         8.36     8.399       96.74       574     89.70          83.56       0.00
90.001  to  95.000
   Without Primary
      Mortgage
      Insurance:.....        292    40,583,234.88         3.75     8.708       96.56       608     94.77          92.56       0.00
95.001 to 100.000
   Without Primary
      Mortgage
      Insurance:.....         68     7,834,334.84         0.72     9.294       95.40       625     99.97          67.81       0.00
                           -----  ---------------        -----     -----       -----       ---     -----          -----      -----
      Subtotal:......      5,791  $978,041,645.44        90.38%    8.074%      88.08%      617     82.68%         62.43%     39.44%
                           -----  ---------------        -----     -----       -----       ---     -----          -----      -----

                                                     PERCENTAGE
      RANGE OF                                            OF
 ORIGINAL EFFECTIVE                                    MORTGAGE
      COMBINED                                         LOANS BY              ADJUSTABLE  NON-ZERO
    LOAN-TO-VALUE                     AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
      RATIOS OF        NUMBER OF      SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
    SECOND LIEN         MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
 MORTGAGE LOANS (%)      LOANS         BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
---------------------  ---------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
Less than 60.001.....          7  $      411,809.35         0.04%    8.842%       0.00%      638     39.99%        100.00%     0.00%
60.001 to   70.000...          6         297,612.67         0.03    11.052        0.00       646     66.69         100.00      0.00
70.001 to   80.000...          5         133,578.64         0.01    10.660        0.00       623     75.89         100.00      0.00
80.001 to   85.000...          6         195,313.85         0.02     9.878        0.00       622     83.35         100.00      0.00
85.001 to   90.000...         57       2,174,971.26         0.20    10.503        0.00       632     88.96          96.50      0.00
90.001 to   95.000...         94       3,290,117.75         0.30    10.764        0.00       645     94.43          72.51      0.00
95.001 to 100.000....      2,147      97,617,890.25         9.02    11.049        0.00       660     99.92          48.81      0.00
                           -----  -----------------       ------    ------       -----       ---     -----         ------     -----
   Subtotal:.........      2,322  $  104,121,293.77         9.62%   11.017%       0.00%      659     99.12%         51.07%     0.00%
                           -----  -----------------       ------    ------       -----       ---     -----         ------     -----
      Total:.........      8,113  $1,082,162,939.21       100.00%    8.357%      79.61%      621     84.26%         61.34%    35.65%
                           =====  =================       ======    ======       =====       ===     =====         ======     =====

          The weighted average original effective Combined Loan-to-Value Ratio for First Lien Mortgage Loans and Second Lien Mortgage Loans in Pool 1 is approximately 70.62% and 99.12%, respectively.

----------
* Reflects the Combined Loan-to-Value Ratio, after taking any primary mortgage insurance into account.


                                      S-A-8

       ORIGINAL FULL COMBINED LOAN-TO-VALUE RATIOS--POOL 1 MORTGAGE LOANS*

                                                      PERCENTAGE
                                                     OF MORTGAGE
                                                       LOANS BY             ADJUSTABLE  NON-ZERO
 RANGE OF ORIGINAL FULL                AGGREGATE      AGGREGATE   WEIGHTED  RATE        WEIGHTED  WEIGHTED
 COMBINED LOAN-TO-VALUE  NUMBER OF     SCHEDULED      SCHEDULED    AVERAGE  MORTGAGE     AVERAGE   AVERAGE                  PRIMARY
  RATIOS OF FIRST LIEN    MORTGAGE     PRINCIPAL      PRINCIPAL     GROSS   LOAN         CREDIT   ORIGINAL       FULL       MORTGAGE
   MORTGAGE LOANS (%)      LOANS        BALANCE        BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-----------------------  ---------  ---------------  -----------  --------  ----------  --------  --------  -------------  ---------
Less than 60.001 ......        333  $ 50,566,276.34         4.67%    7.645%      70.39%      601     48.81%         47.82%     0.00%
60.001 to 70.000 ......        360    69,582,241.36         6.43     7.615       79.53       597     66.60          46.17      0.00
70.001 to 80.000 ......        843   154,085,378.41        14.24     7.877       81.10       603     77.15          51.33      0.00
80.001 to 85.000
With Primary Mortgage
   Insurance: .........        389    78,591,523.69         7.26     7.799       85.16       607     84.37          62.72    100.00
Without Primary
   Mortgage
   Insurance: .........        138    17,021,266.06         1.57     8.685       94.58       557     84.52          60.63      0.00
85.001 to 90.000
With Primary Mortgage
   Insurance: .........      1,030   195,936,513.85        18.11     8.074       90.60       626     89.61          65.51    100.00
Without Primary
   Mortgage
   Insurance: .........        605    84,903,111.31         7.85     8.358       96.39       573     89.55          83.94      0.00
90.001 to 95.000
With Primary Mortgage
   Insurance: .........        496    91,039,835.53         8.41     8.337       91.04       644     94.50          81.89    100.00
Without Primary
   Mortgage
   Insurance: .........        422    54,539,707.20         5.04     8.677       94.88       606     91.33          85.17      0.00
95.001 to 100.000
With Primary Mortgage
   Insurance: .........        112    20,211,775.53         1.87     8.989       86.49       674     96.00          54.49    100.00
Without Primary
   Mortgage
   Insurance: .........      1,063   161,564,016.16        14.93     8.046       93.51       648     81.21          51.96      0.00
                             -----  ---------------        -----     -----       -----       ---     -----          -----    ------
   Subtotal: ..........      5,791  $978,041,645.44        90.38%    8.074%      88.08%      617     82.68%         62.43%    39.44%
                             -----  ---------------        -----     -----       -----       ---     -----          -----    ------

                                                     PERCENTAGE
                                                    OF MORTGAGE
   RANGE OF ORIGINAL                                  LOANS BY             ADJUSTABLE  NON-ZERO
     FULL COMBINED      NUMBER       AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
 LOAN-TO-VALUE RATIOS     OF         SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
    OF SECOND LIEN     MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
  MORTGAGE LOANS (%)     LOANS        BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
 --------------------  --------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
Less than 60.001 ....         7  $      411,809.35         0.04%    8.842%       0.00%      638     39.99%        100.00%    0.00%
60.001 to 70.000 ....         6         297,612.67         0.03    11.052        0.00       646     66.69         100.00     0.00
70.001 to 80.000 ....         5         133,578.64         0.01    10.660        0.00       623     75.89         100.00     0.00
80.001 to 85.000 ....         6         195,313.85         0.02     9.878        0.00       622     83.35         100.00     0.00
85.001 to 90.000 ....        57       2,174,971.26         0.20    10.503        0.00       632     88.96          96.50     0.00
90.001 to 95.000 ....        94       3,290,117.75         0.30    10.764        0.00       645     94.43          72.51     0.00
95.001 to 100.000 ...     2,147      97,617,890.25         9.02    11.049        0.00       660     99.92          48.81     0.00
                          -----  -----------------       ------    ------       -----       ---     -----         ------    -----
   Subtotal: ........     2,322  $  104,121,293.77         9.62%   11.017%       0.00%      659     99.12%         51.07%    0.00%
                          -----  -----------------       ------    ------       -----       ---     -----         ------    -----
      Total: ........     8,113  $1,082,162,939.21       100.00%    8.357%      79.61%      621     84.26%         61.34%   35.65%
                          =====  =================       ======    ======       =====       ===     =====         ======    =====

          The weighted average original full Combined Loan-to-Value Ratio for First Lien Mortgage Loans and Second Lien Mortgage Loans in Pool 1 is approximately 86.11% and 99.12%, respectively.

----------
* Reflects the Combined Loan-to-Value Ratio, including any subordinate liens, whether or not such subordinate liens are owned by the Trust Fund.


                                      S-A-9

                      LIEN PRIORITY--POOL 1 MORTGAGE LOANS

                                           PERCENTAGE
                                          OF MORTGAGE
                                            LOANS BY             ADJUSTABLE  NON-ZERO
              NUMBER       AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                OF         SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
   LIEN      MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
 PRIORITY      LOANS        BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-----------  --------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
1st Lien...     5,791  $  978,041,645.44        90.38%    8.074%      88.08%      617     82.68%         62.43%     39.44%
2nd Lien...     2,322     104,121,293.77         9.62    11.017        0.00       659     99.12          51.07       0.00
                -----  -----------------       ------    ------       -----       ---     -----          -----      -----
   Total:..     8,113  $1,082,162,939.21       100.00%    8.357%      79.61%      621     84.26%         61.34%     35.65%
                =====  =================       ======    ======       =====       ===     =====          =====      =====

                     DAYS DELINQUENT--POOL 1 MORTGAGE LOANS

                                             PERCENTAGE
                                            OF MORTGAGE
                                              LOANS BY             ADJUSTABLE  NON-ZERO
                NUMBER       AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                  OF         SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
     DAYS      MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
  DELINQUENT     LOANS        BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------  --------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
Less than 30
   days......     8,113  $1,082,162,939.21       100.00%    8.357%      79.61%      621     84.26%         61.34%     35.65%
                  -----  -----------------       ------     -----       -----       ---     -----          -----      -----
   Total:....     8,113  $1,082,162,939.21       100.00%    8.357%      79.61%      621     84.26%         61.34%     35.65%
                  =====  =================       ======     =====       =====       ===     =====          =====      =====

          30-DAY DELINQUENCIES IN PAST 12 MONTHS--POOL 1 MORTGAGE LOANS

                                            PERCENTAGE
                                            OF MORTGAGE
                                              LOANS BY             ADJUSTABLE  NON-ZERO
    30-DAY      NUMBER       AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
DELINQUENCIES     OF         SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
   IN PAST     MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
  12 MONTHS      LOANS        BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------  --------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
None.........     8,107  $1,081,266,548.78        99.92%    8.357%      79.60%      621     84.26%         61.33%     35.68%
1............         5         707,886.95         0.07     7.524       85.38       567     89.51          87.70       0.00
2............         1         188,503.48         0.02     8.450      100.00       481     58.46           0.00       0.00
                  -----  -----------------       ------     -----      ------       ---     -----          -----      -----
   Total:....     8,113  $1,082,162,939.21       100.00%    8.357%      79.61%      621     84.26%         61.34%     35.65%
                  =====  =================       ======     =====      ======       ===     =====          =====      =====


                                     S-A-10

          60-DAY DELINQUENCIES IN PAST 12 MONTHS--POOL 1 MORTGAGE LOANS

                                              PERCENTAGE OF
                                             MORTGAGE LOANS                           NON-ZERO
    60-DAY                    AGGREGATE       BY AGGREGATE   WEIGHTED    ADJUSTABLE   WEIGHTED  WEIGHTED
DELINQUENCIES  NUMBER OF      SCHEDULED         SCHEDULED     AVERAGE       RATE       AVERAGE   AVERAGE                  PRIMARY
   IN PAST      MORTGAGE      PRINCIPAL         PRINCIPAL      GROSS   MORTGAGE LOAN   CREDIT   ORIGINAL       FULL       MORTGAGE
  12 MONTHS      LOANS         BALANCE           BALANCE      COUPON     PERCENTAGE     SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------  ---------  -----------------  --------------  --------  -------------  --------  --------  -------------  ---------
None ........      8,112  $1,082,075,890.88           99.99%    8.357%         79.61%      621     84.26%         61.34%     35.65%
1 ...........          1          87,048.33            0.01     6.200         100.00       518     80.00           0.00       0.00
                   -----  -----------------          ------     -----          -----       ---     -----          -----      -----
   Total: ...      8,113  $1,082,162,939.21          100.00%    8.357%         79.61%      621     84.26%         61.34%     35.65%
                   =====  =================          ======     =====          =====       ===     =====          =====      =====

         90+ DAY DELINQUENCIES IN PAST 12 MONTHS--POOL 1 MORTGAGE LOANS

                                              PERCENTAGE OF
                                             MORTGAGE LOANS                           NON-ZERO
   90+ DAY                    AGGREGATE       BY AGGREGATE   WEIGHTED    ADJUSTABLE   WEIGHTED  WEIGHTED
DELINQUENCIES  NUMBER OF      SCHEDULED         SCHEDULED     AVERAGE       RATE       AVERAGE   AVERAGE                  PRIMARY
   IN PAST      MORTGAGE      PRINCIPAL         PRINCIPAL      GROSS   MORTGAGE LOAN   CREDIT   ORIGINAL       FULL       MORTGAGE
  12 MONTHS      LOANS         BALANCE           BALANCE      COUPON     PERCENTAGE     SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------  ---------  -----------------  --------------  --------  -------------  --------  --------  -------------  ---------
None ....          8,110  $1,081,904,020.07           99.98%    8.357%         79.60%      621     84.26%         61.33%     35.66%
1 .......              3         258,919.14            0.02     7.912          93.07       480     87.91         100.00       0.00
                   -----  -----------------          ------     -----          -----       ---     -----         ------      -----
   Total:          8,113  $1,082,162,939.21          100.00%    8.357%         79.61%      621     84.26%         61.34%     35.65%
                   =====  =================          ======     =====          =====       ===     =====         ======      =====

                 GEOGRAPHIC DISTRIBUTION--POOL 1 MORTGAGE LOANS

                                              PERCENTAGE OF
                                             MORTGAGE LOANS                           NON-ZERO
                              AGGREGATE       BY AGGREGATE   WEIGHTED    ADJUSTABLE   WEIGHTED  WEIGHTED
               NUMBER OF      SCHEDULED         SCHEDULED     AVERAGE       RATE       AVERAGE   AVERAGE                  PRIMARY
                MORTGAGE      PRINCIPAL         PRINCIPAL      GROSS   MORTGAGE LOAN   CREDIT   ORIGINAL       FULL       MORTGAGE
   LOCATION      LOANS         BALANCE           BALANCE      COUPON     PERCENTAGE     SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------  ---------  -----------------  --------------  --------  -------------  --------  --------  -------------  ---------
California...      1,217  $  255,501,957.80           23.61%    8.000%         80.52%      622     80.63%         48.46%     39.15%
Florida .....        733      99,179,008.63            9.16     8.244          77.56       624     84.13          59.03      38.70
Illinois ....        638      88,322,446.90            8.16     8.821          87.43       623     87.50          60.12      37.68
Arizona .....        443      60,855,690.70            5.62     8.172          85.00       619     83.95          62.11      38.18
Maryland ....        262      46,397,427.90            4.29     7.971          83.93       604     83.98          75.78      52.39
New York ....        231      45,050,530.07            4.16     8.348          75.56       619     85.18          54.66      48.92
New Jersey...        189      40,343,440.33            3.73     8.256          89.73       615     85.62          61.93      54.92
Michigan ....        437      35,707,064.67            3.30     8.831          78.13       616     85.86          68.59      24.63
Texas .......        434      30,324,720.78            2.80     8.568          54.91       614     84.14          67.04      10.17
Hawaii ......         98      25,152,851.57            2.32     8.016          71.23       644     76.77          40.28      29.02
Other .......      3,431     355,327,799.86           32.83     8.582          78.31       622     86.31          70.58      29.04
                   -----  -----------------          ------     -----          -----       ---     -----          -----      -----
   Total: ...      8,113  $1,082,162,939.21          100.00%    8.357%         79.61%      621     84.26%         61.34%     35.65%
                   =====  =================          ======     =====          =====       ===     =====          =====      =====


                                     S-A-11

                      PROPERTY TYPE--POOL 1 MORTGAGE LOANS

                                                  PERCENTAGE OF
                                                 MORTGAGE LOANS            ADJUSTABLE   NON-ZERO
                                  AGGREGATE       BY AGGREGATE   WEIGHTED     RATE      WEIGHTED  WEIGHTED
                   NUMBER OF      SCHEDULED         SCHEDULED     AVERAGE   MORTGAGE     AVERAGE   AVERAGE                  PRIMARY
                    MORTGAGE      PRINCIPAL         PRINCIPAL      GROSS      LOAN       CREDIT   ORIGINAL       FULL       MORTGAGE
PROPERTY TYPE        LOANS         BALANCE           BALANCE      COUPON   PERCENTAGE     SCORE     CLTV    DOCUMENTATION  INSURANCE
-----------------  ---------  -----------------  --------------  --------  -----------  --------  --------  -------------  ---------
Single Family ...      5,931  $  765,855,618.23           70.77%    8.286%       79.16%      617     83.84%         63.31%    35.09%
Planned Unit
   Development...        960     129,441,569.65           11.96     8.377        74.94       623     84.71          62.19     29.04
Two-to
   Four-Family...        511      99,855,261.14            9.23     8.701        88.62       639     85.54          47.87     47.34
Condominium .....        710      86,820,090.19            8.02     8.560        80.12       633     85.86          58.08     37.12
Condotel ........          1         190,400.00            0.02     6.800       100.00       643     80.00         100.00      0.00
                       -----  -----------------          ------     -----       ------       ---     -----         ------     -----
   Total: .......      8,113  $1,082,162,939.21          100.00%    8.357%       79.61%      621     84.26%         61.34%    35.65%
                       =====  =================          ======     =====       ======       ===     =====         ======     =====

                       LOAN PURPOSE--POOL 1 MORTGAGE LOANS

                                                PERCENTAGE OF
                                               MORTGAGE LOANS            ADJUSTABLE  NON-ZERO
                                AGGREGATE       BY AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                 NUMBER OF      SCHEDULED         SCHEDULED     AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                  MORTGAGE      PRINCIPAL         PRINCIPAL      GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
LOAN PURPOSE       LOANS         BALANCE           BALANCE      COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
---------------  ---------  -----------------  --------------  --------  ----------  --------  --------  -------------  ---------
Cash Out
   Refinance...      4,014  $  705,255,272.25          65.17%     7.974%      84.21%   608     81.99%         64.16%     39.83%
Purchase ......      3,712     328,097,271.42          30.32      9.176       71.18    649     89.03          54.39      26.82
Rate/Term
   Refinance...        387      48,810,395.54           4.51      8.376       69.74    620     85.05          67.19      34.60
                     -----  -----------------         ------      -----       -----    ---     -----          -----      -----
   Total:......      8,113  $1,082,162,939.21         100.00%     8.357%      79.61%   621     84.26%         61.34%     35.65%
                     =====  =================         ======      =====       =====    ===     =====          =====      =====

                     OCCUPANCY STATUS--POOL 1 MORTGAGE LOANS

                                               PERCENTAGE OF
                                              MORTGAGE LOANS                           NON-ZERO
                               AGGREGATE       BY AGGREGATE   WEIGHTED    ADJUSTABLE   WEIGHTED  WEIGHTED
                NUMBER OF      SCHEDULED         SCHEDULED     AVERAGE       RATE       AVERAGE   AVERAGE                  PRIMARY
   OCCUPANCY     MORTGAGE      PRINCIPAL         PRINCIPAL      GROSS   MORTGAGE LOAN   CREDIT   ORIGINAL       FULL       MORTGAGE
    STATUS        LOANS         BALANCE           BALANCE      COUPON     PERCENTAGE     SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------  ---------  -----------------  --------------  --------  -------------  --------  --------  -------------  ---------
Primary Home        7,036  $  944,382,577.13           87.27%    8.277%         78.00%      615     83.85%         63.19%     32.98%
Investment....        834     103,305,309.31            9.55     9.026          92.27       663     88.38          55.22      66.03
Second Home...        243      34,475,052.77            3.19     8.534          85.73       666     83.35          29.03      17.75
                    -----  -----------------          ------     -----          -----       ---     -----          -----      -----
   Total: ....      8,113  $1,082,162,939.21          100.00%    8.357%         79.61%      621     84.26%         61.34%     35.65%
                    =====  =================          ======     =====          =====       ===     =====          =====      =====

                    LOAN DOCUMENTATION--POOL 1 MORTGAGE LOANS

                                                   PERCENTAGE
                                                  MORTGAGE OF
                                                      LOANS                ADJUSTABLE  NON-ZERO
                      NUMBER       AGGREGATE      BY AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                        OF         SCHEDULED        SCHEDULED     AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
        LOAN         MORTGAGE      PRINCIPAL        PRINCIPAL      GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
   DOCUMENTATION       LOANS        BALANCE          BALANCE      COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------------  --------  -----------------  ------------   --------  ----------  --------  --------  -------------  ---------
Full
   Documentation...     5,167  $  663,773,660.23         61.34%     8.140%      79.71%      612     85.60%        100.00%     39.65%
Stated
   Documentation...     2,834     396,971,238.21         36.68      8.735       78.66       638     81.83           0.00      28.00
Limited
   Documentation...       112      21,418,040.77          1.98      8.079       93.99       598     87.87           0.00      53.21
                        -----  -----------------        ------      -----       -----       ---     -----         ------      -----
   Total: .........     8,113  $1,082,162,939.21        100.00%     8.357%      79.61%      621     84.26%         61.34%     35.65%
                        =====  =================        ======      =====       =====       ===     =====         ======      =====


                                     S-A-12

                      CREDIT SCORES--POOL 1 MORTGAGE LOANS

                                              PERCENTAGE OF
                                                 MORTGAGE
                                                 LOANS BY              ADJUSTABLE  NON-ZERO
                  NUMBER       AGGREGATE        AGGREGATE    WEIGHTED     RATE     WEIGHTED  WEIGHTED
                    OF         SCHEDULED        SCHEDULED     AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
    RANGE OF     MORTGAGE      PRINCIPAL        PRINCIPAL      GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
 CREDIT SCORES     LOANS        BALANCE          BALANCE      COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
---------------  --------  -----------------  -------------  --------  ----------  --------  --------  -------------  ---------
450 to 499.....        28  $    2,983,954.02          0.28%    8.241%      89.27%       483    87.36%         80.71%     26.22%
500 to 520.....       180      26,783,748.52          2.48     8.789       91.20        511    78.09          69.78      16.04
521 to 540.....       293      45,800,228.50          4.23     8.429       93.79        531    78.48          70.55      15.59
541 to 560.....       439      67,733,135.96          6.26     8.346       90.14        552    80.37          72.49      20.59
561 to 580.....       538      86,625,167.98          8.00     8.185       89.11        571    81.27          72.86      29.54
581 to 600.....       814     131,782,304.92         12.18     8.066       88.84        591    83.13          73.31      37.30
601 to 620.....     1,288     183,787,477.78         16.98     8.111       80.21        611    84.38          71.68      41.35
621 to 640.....     1,379     183,954,340.77         17.00     8.332       77.68        630    84.75          58.70      38.41
641 to 660.....     1,131     126,784,436.57         11.72     8.524       69.75        650    86.41          51.07      36.02
661 to 680.....       889      96,080,738.13          8.88     8.720       69.29        670    87.36          45.13      40.42
681 to 700.....       487      54,937,794.02          5.08     8.558       66.46        690    87.23          43.94      41.66
701 to 720.....       251      27,711,344.69          2.56     8.545       71.53        709    87.74          44.69      46.27
721 to 740.....       184      22,064,102.28          2.04     8.693       74.56        729    86.99          27.45      41.19
741 to 760.....       121      14,278,164.20          1.32     8.708       68.31        750    88.69          47.81      42.57
761 to 780.....        53       6,775,943.70          0.63     8.699       77.05        770    86.69          35.67      31.94
781 and above..        38       4,080,057.17          0.38     8.870       74.31        795    87.54          45.95      16.66
                    -----  -----------------        ------     -----       -----        ---    -----          -----      -----
   Total:......     8,113  $1,082,162,939.21        100.00%    8.357%      79.61%       621    84.26%         61.34%     35.65%
                    =====  =================        ======     =====       =====        ===    =====          =====      =====

          The weighted average Credit Score for the Mortgage Loans in Pool 1 is approximately 621.


                                     S-A-13

      DEBT-TO-INCOME RATIO (WITH FULL DOCUMENTATION)--POOL 1 MORTGAGE LOANS

                                               PERCENTAGE OF
                                                  MORTGAGE
RANGE OF                                          LOANS BY              ADJUSTABLE  NON-ZERO
DEBT-TO-INCOME       NUMBER      AGGREGATE       AGGREGATE    WEIGHTED     RATE     WEIGHTED  WEIGHTED
RATIOS OF MORTGAGE     OF        SCHEDULED       SCHEDULED     AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
LOANS WITH FULL     MORTGAGE     PRINCIPAL       PRINCIPAL      GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
DOCUMENTATION (%)     LOANS       BALANCE         BALANCE      COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------  --------  ---------------  -------------  --------  ----------  --------  --------  -------------  ---------
15.01 to 20.00....         8  $    732,316.95          0.07%    7.774%      85.63%       605    84.09%        100.00%     22.64%
20.01 to 25.00....       223    22,345,956.34          2.06     8.372       81.25        609    85.09         100.00      39.17
25.01 to 30.00....       428    45,506,672.11          4.21     8.209       75.47        618    84.97         100.00      41.05
30.01 to 35.00....       593    70,912,904.85          6.55     8.127       78.32        614    85.33         100.00      45.92
35.01 to 40.00....       831   103,250,338.83          9.54     8.050       78.67        612    84.19         100.00      38.34
40.01 to 45.00....     1,056   133,106,670.54         12.30     8.234       80.75        611    86.61         100.00      38.91
45.01 to 50.00....     1,640   227,564,325.98         21.03     8.102       81.60        610    86.95         100.00      41.63
50.01 to 55.00....       380    59,879,733.07          5.53     8.099       76.69        611    81.60         100.00      28.31
55.01 to 60.00....         8       474,741.56          0.04     9.008       27.06        638    97.29         100.00       0.00
                       -----  ---------------         -----     -----       -----        ---    -----         ------      -----
   Subtotal:......     5,167  $663,773,660.23         61.34%    8.140%      79.71%       612    85.60%        100.00%     39.65%
                       -----  ---------------         -----     -----       -----        ---    -----         ------      -----

    DEBT-TO-INCOME RATIO (WITH NON-FULL DOCUMENTATION)--POOL 1 MORTGAGE LOANS

                                                  PERCENTAGE OF
                                                     MORTGAGE
RANGE OF                                             LOANS BY              ADJUSTABLE  NON-ZERO
DEBT-TO-INCOME        NUMBER       AGGREGATE        AGGREGATE    WEIGHTED     RATE     WEIGHTED  WEIGHTED
RATIOS OF MORTGAGE      OF         SCHEDULED        SCHEDULED     AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
LOANS WITH NON-FULL  MORTGAGE      PRINCIPAL        PRINCIPAL      GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
DOCUMENTATION (%)      LOANS        BALANCE          BALANCE      COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------------  --------  -----------------  -------------  --------  ----------  --------  --------  -------------  ---------
15.01 to 20.00.....         5  $      274,949.67          0.03%    9.118%     100.00%       633    86.94%          0.00%     58.77%
20.01 to 25.00.....       119      11,566,552.86          1.07     8.863       58.06        636    79.99           0.00      20.34
25.01 to 30.00.....       180      22,564,132.64          2.09     8.611       80.74        639    80.44           0.00      35.03
30.01 to 35.00.....       266      33,970,870.22          3.14     8.754       80.14        628    80.12           0.00      32.82
35.01 to 40.00.....       452      61,588,285.87          5.69     8.660       84.01        634    81.86           0.00      31.33
40.01 to 45.00.....       756     107,169,555.44          9.90     8.670       78.89        636    81.97           0.00      30.16
45.01 to 50.00.....     1,050     164,359,504.16         15.19     8.716       80.07        637    83.36           0.00      28.23
50.01 to 55.00.....       115      16,751,462.57          1.55     8.798       71.41        630    79.93           0.00      17.75
55.01 to 60.00.....         3         143,965.55          0.01     9.925       57.06        633    88.59           0.00       0.00
                        -----  -----------------        ------     -----      ------        ---    -----          -----      -----
   Subtotal:.......     2,946  $  418,389,278.98         38.66%    8.701%      79.44%       636    82.14%          0.00%     29.29%
                        -----  -----------------        ------     -----      ------        ---    -----          -----      -----
      Total:.......     8,113  $1,082,162,939.21        100.00%    8.357%      79.61%       621    84.26%         61.34%     35.65%
                        =====  =================        ======     =====      ======        ===    =====          =====      =====

          The weighted average Debt-to-Income Ratio for Mortgage Loans with full documentation and non-full documentation in Pool 1 (for which the Debt-to-Income Ratio is available or can be determined) is approximately 41.90% and 42.16%, respectively.


                                     S-A-14

         PREPAYMENT PREMIUM TERM BY LOAN TYPE--POOL 1 MORTGAGE LOANS ($)

                                     PRINCIPAL         PRINCIPAL        PRINCIPAL     PRINCIPAL   PRINCIPAL
                                     BALANCE OF       BALANCE OF       BALANCE OF    BALANCE OF  BALANCE OF
                                      MORTGAGE         MORTGAGE         MORTGAGE      MORTGAGE    MORTGAGE
                      PRINCIPAL      LOANS WITH       LOANS WITH       LOANS WITH    LOANS WITH  LOANS WITH
                     BALANCE OF        PREMIUM          PREMIUM          PREMIUM       PREMIUM     PREMIUM
                      MORTGAGE        TERMS OF         TERMS OF         TERMS OF      TERMS OF    TERMS OF
                     LOANS WITH         1-12             13-24            25-36         37-48       49-60
   LOAN TYPE         NO PREMIUM        MONTHS           MONTHS           MONTHS        MONTHS      MONTHS           TOTAL
----------------  ---------------  --------------  ---------------  ---------------  ----------  ----------  -----------------
2 Year Hybrid ..  $212,133,240.88  $26,107,166.51  $485,669,209.24  $  1,326,152.76       $0.00       $0.00  $  725,235,769.39
Fixed Rate .....    81,052,740.09    9,615,213.43    22,108,006.13   107,896,752.31        0.00        0.00     220,672,711.96
3 Year Hybrid ..    72,829,505.56    1,776,324.80     3,352,019.14    53,177,138.44        0.00        0.00     131,134,987.94
6 Month ARM ....     2,621,759.88      700,437.63       363,871.57       739,321.92        0.00        0.00       4,425,391.00
5 Year Hybrid ..       146,323.76            0.00             0.00       547,755.16        0.00        0.00         694,078.92
                  ---------------  --------------  ---------------  ---------------       -----       -----  -----------------
   Total: ......  $368,783,570.17  $38,199,142.37  $511,493,106.08  $163,687,120.59       $0.00       $0.00  $1,082,162,939.21
                  ===============  ==============  ===============  ===============       =====       =====  =================

         PREPAYMENT PREMIUM TERM BY LOAN TYPE--POOL 1 MORTGAGE LOANS (%)

                                   PERCENTAGE OF   PERCENTAGE OF   PERCENTAGE OF   PERCENTAGE OF    PERCENTAGE OF
                  PERCENTAGE OF   MORTGAGE LOANS  MORTGAGE LOANS  MORTGAGE LOANS  MORTGAGE LOANS   MORTGAGE LOANS
                  MORTGAGE LOANS   WITH PREMIUM    WITH PREMIUM    WITH PREMIUM    WITH PREMIUM     WITH PREMIUM
                       WITH          TERMS OF        TERMS OF        TERMS OF        TERMS OF         TERMS OF
   LOAN TYPE        NO PREMIUM      1-12 MONTHS    13-24 MONTHS    25-36 MONTHS    37-48 MONTHS     49-60 MONTHS    TOTAL
----------------  --------------  --------------  --------------  --------------  --------------  ---------------  ------
2 Year Hybrid ..           29.25%           3.60%          66.97%           0.18%           0.00%           0.00%   67.02%
Fixed Rate .....           36.73            4.36           10.02           48.89            0.00            0.00    20.39
3 Year Hybrid ..           55.54            1.35            2.56           40.55            0.00            0.00    12.12
6 Month ARM ....           59.24           15.83            8.22           16.71            0.00            0.00     0.41
5 Year Hybrid ..           21.08            0.00            0.00           78.92            0.00            0.00     0.06
                           -----           -----           -----           -----            ----            ----   ------
   Total: ......           34.08%           3.53%          47.27%          15.13%           0.00%           0.00%  100.00%
                           =====           =====           =====           =====            ====            ====   ======


                                     S-A-15

              PREPAYMENT PREMIUM DESCRIPTION--POOL 1 MORTGAGE LOANS

                                                  PERCENTAGE OF
                                                    MORTGAGE
                                                     LOANS BY              ADJUSTABLE  NON-ZERO
                                   AGGREGATE        AGGREGATE    WEIGHTED     RATE     WEIGHTED  WEIGHTED
   PREPAYMENT       NUMBER OF      SCHEDULED        SCHEDULED     AVERAGE    MORTGAGE   AVERAGE   AVERAGE                  PRIMARY
     PREMIUM         MORTGAGE      PRINCIPAL        PRINCIPAL      GROSS      LOAN      CREDIT   ORIGINAL      FULL        MORTGAGE
   DESCRIPTION        LOANS         BALANCE          BALANCE      COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------  ---------  -----------------  -------------  --------  ----------  --------  --------  -------------  ---------
6 Mo. Interest on
   Amount Prepaid
   in Excess of
   20% of the
   Original
   Balance .......      3,830  $  592,473,268.04          54.75%    8.070%      80.76%      620     82.62%         59.32%     35.28%
None .............      3,040     368,783,570.17          34.08     8.764       78.02       623     86.63          61.39      39.12
2% of Unpaid
   Principal
   Balance .......        364      42,819,849.81           3.96     8.367       84.55       621     85.42          69.75      32.32
1% of Unpaid
   Principal
   Balance .......        441      37,417,974.41           3.46     8.758       78.91       615     85.37          69.53      24.59
1% of Original
   Balance .......        169      12,326,322.17           1.14     8.679       78.58       605     89.32          83.46      25.98
Other ............        269      28,341,954.61           2.62     8.360       70.16       619     82.52          69.82      22.12
                        -----  -----------------         ------     -----       -----       ---    ------          -----      -----
   Total: ........      8,113  $1,082,162,939.21         100.00%    8.357%      79.61%      621     84.26%         61.34%     35.65%
                        =====  =================         ======     =====       =====       ===    ======          =====      =====

   GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 1 MORTGAGE LOANS

                                                   PERCENTAGE OF
                                                    ADJUSTABLE
                                                       RATE
                                                      MORTGAGE
                       NUMBER OF                      LOANS BY              ADJUSTABLE  NON-ZERO
                      ADJUSTABLE     AGGREGATE       AGGREGATE    WEIGHTED     RATE     WEIGHTED  WEIGHTED
                         RATE        SCHEDULED       SCHEDULED     AVERAGE    MORTGAGE   AVERAGE   AVERAGE                  PRIMARY
   RANGE OF GROSS      MORTGAGE      PRINCIPAL       PRINCIPAL      GROSS      LOAN      CREDIT   ORIGINAL      FULL        MORTGAGE
     MARGINS (%)         LOANS        BALANCE         BALANCE      COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  ----------  ---------------  -------------  --------  ----------  --------  --------  -------------  ---------
Less than 3.001.....           1  $    168,627.00           0.02%    7.250%     100.00%      658     65.00%          0.00%     0.00%
   3.001 to 3.500...           3       345,511.44           0.04     7.249      100.00       692     87.96         100.00     80.60
   3.501 to 4.000...          48     7,530,454.81           0.87     7.718      100.00       591     87.70          82.38     28.49
   4.001 to 4.500...          24     3,994,887.25           0.46     8.882      100.00       613     81.23          34.59     36.21
   4.501 to 5.000...         218    40,236,193.23           4.67     8.674      100.00       621     85.43          61.47     38.40
   5.001 to 5.500...         692   120,553,115.14          13.99     8.539      100.00       656     87.55          53.10     58.51
   5.501 to 6.000...       2,416   422,983,445.60          49.10     7.886      100.00       606     84.64          68.94     45.93
   6.001 to 6.500...         777   151,037,378.98          17.53     8.085      100.00       610     78.51          47.77     19.73
   6.501 to 7.000...         273    45,396,665.14           5.27     7.992      100.00       614     77.63          66.97     21.00
   7.001 to 7.500...         261    37,228,434.45           4.32     8.245      100.00       620     81.39          57.14     29.68
   7.501 to 8.000...         210    32,015,514.21           3.72     8.541      100.00       616     82.67          53.18     32.23
                           -----  ---------------         ------     -----      ------       ---     -----          -----     -----
   Total:...........       4,923  $861,490,227.25         100.00%    8.097%     100.00%      616     83.43%         61.42%    40.03%
                           =====  ===============         ======     =====      ======       ===     =====          =====     =====

          The weighted average Gross Margin for Adjustable Rate Mortgage Loans in Pool 1 is approximately 6.036%.


                                     S-A-16

   MAXIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 1 MORTGAGE LOANS

                                                     PERCENTAGE
                                                         OF
                                                     ADJUSTABLE
                                                        RATE
                                                      MORTGAGE
                                                       LOANS
                         NUMBER OF                       BY                ADJUSTABLE  NON-ZERO
                        ADJUSTABLE     AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                           RATE        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
       RANGE OF          MORTGAGE      PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
   MAXIMUM RATES (%)       LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
----------------------  ----------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
10.501 to 11.000......           2  $    510,899.98        0.06%    4.970%     100.00%      724     74.18%        100.00%      0.00%
11.001 to 11.500......           9     1,996,099.42        0.23     5.163      100.00       641     79.64         100.00      32.85
11.501 to 12.000......           5     1,391,580.37        0.16     5.892      100.00       601     88.56          82.54      65.10
12.001 to 12.500......          20     4,470,264.33        0.52     6.404      100.00       615     86.60          91.42      62.33
12.501 to 13.000......         144    29,284,488.87        3.40     6.726      100.00       612     84.44          92.79      65.88
13.001 to 13.500......         310    63,147,263.39        7.33     7.083      100.00       612     84.73          83.12      60.10
13.501 to 14.000......         651   130,362,302.03       15.13     7.336      100.00       610     82.51          78.42      41.88
14.001 to 14.500......         735   138,015,464.53       16.02     7.593      100.00       616     80.87          66.81      30.62
14.501 to 15.000......         885   154,723,871.14       17.96     7.998      100.00       621     82.92          56.11      36.35
15.001 to 15.500......         697   114,213,509.10       13.26     8.363      100.00       618     82.52          52.04      33.57
15.501 to 16.000......         623   103,663,905.96       12.03     8.825      100.00       616     84.73          48.06      37.06
16.001 to 16.500......         312    47,206,746.91        5.48     9.318      100.00       613     86.15          45.55      45.43
16.501 to 17.000......         287    45,355,548.64        5.26     9.776      100.00       613     86.68          42.50      44.13
17.001 to 17.500......         124    15,710,511.50        1.82    10.256      100.00       626     88.21          42.99      46.05
17.501 to 18.000......          75     7,291,714.37        0.85    10.734      100.00       623     88.05          34.04      46.65
18.001 to 18.500......          31     3,124,322.40        0.36    11.310      100.00       596     87.57          24.75      31.59
18.501 to 19.000......          10       782,767.62        0.09    11.719      100.00       590     88.41          42.66      21.93
19.001 to 19.500......           2       165,453.50        0.02    12.082      100.00       613     96.47           0.00      64.65
Greater than 19.500...           1        73,513.19        0.01    13.000      100.00       522     95.00         100.00       0.00
                             -----  ---------------      ------    ------      ------       ---     -----         ------      -----
   Total:.............       4,923  $861,490,227.25      100.00%    8.097%     100.00%      616     83.43%         61.42%     40.03%
                             =====  ===============      ======     =====      ======       ===     =====         ======      =====

          The weighted average Maximum Rate for Adjustable Rate Mortgage Loans in Pool 1 is approximately 14.828%.


                                     S-A-17

   MINIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 1 MORTGAGE LOANS

                                                   PERCENTAGE
                                                       OF
                                                   ADJUSTABLE
                                                      RATE
                                                    MORTGAGE
                                                     LOANS
                       NUMBER OF                       BY                ADJUSTABLE  NON-ZERO
                      ADJUSTABLE     AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                         RATE        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
      RANGE OF         MORTGAGE      PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
  MINIMUM RATES (%)      LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  ----------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
  Less than 5.501...           6  $  1,213,963.45        0.14%    5.797%     100.00%      653     77.72%         72.54%     18.38%
  5.501 to 6.000....          35     8,213,173.40        0.95     5.869      100.00       631     76.03          92.46      20.52
  6.001 to 6.500....          88    19,179,731.39        2.23     6.533      100.00       623     77.34          74.91      27.09
  6.501 to 7.000....         422    91,640,140.98       10.64     6.881      100.00       621     79.24          79.13      38.54
  7.001 to 7.500....         719   149,908,056.06       17.40     7.324      100.00       620     81.10          70.06      40.76
  7.501 to 8.000....         992   190,114,293.35       22.07     7.820      100.00       615     83.83          62.64      42.43
  8.001 to 8.500....         832   141,918,794.03       16.47     8.294      100.00       613     84.00          57.61      37.66
  8.501 to 9.000....         795   127,180,431.64       14.76     8.774      100.00       614     85.77          53.25      39.77
  9.001 to 9.500....         402    53,600,141.84        6.22     9.274      100.00       610     86.57          50.19      43.22
  9.501 to10.000....         347    49,008,941.13        5.69     9.761      100.00       612     86.88          43.98      42.72
10.001 to 10.500....         150    17,206,183.39        2.00    10.243      100.00       623     87.74          43.61      44.17
10.501 to 11.000....          83     7,729,915.78        0.90    10.711      100.00       623     88.15          36.35      46.14
11.001 to 11.500....          35     3,348,375.76        0.39    11.289      100.00       596     88.04          28.14      31.14
11.501 to 12.000....          13       938,231.13        0.11    11.743      100.00       580     84.89          41.02      18.30
12.001 to 12.500....           3       216,340.73        0.03    12.086      100.00       596     90.24           0.00      49.45
12.501 to 13.000....           1        73,513.19        0.01    13.000      100.00       522     95.00         100.00       0.00
                           -----  ---------------      ------     -----      ------       ---     -----         ------      -----
   Total:...........       4,923  $861,490,227.25      100.00%    8.097%     100.00%      616     83.43%         61.42%     40.03%
                           =====  ===============      ======     =====      ======       ===     =====         ======      =====


          The weighted average Minimum Rate for Adjustable Rate Mortgage Loans in Pool 1 is approximately 8.088%.

  MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 1
                                 MORTGAGE LOANS

                                                   PERCENTAGE
                                                       OF
                                                   ADJUSTABLE
                                                      RATE
                                                    MORTGAGE
                                                     LOANS
                       NUMBER OF                       BY                ADJUSTABLE  NON-ZERO
                      ADJUSTABLE     AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                         RATE        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
 RANGE OF MONTHS TO    MORTGAGE      PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
NEXT RATE ADJUSTMENT     LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  ----------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
  1 to 12...........          23  $  4,614,239.63        0.54%    7.490%     100.00%      627     81.60%         49.22%     42.70%
13 to 24............       4,079   725,046,920.76       84.16     8.155      100.00       617     83.18          58.69      39.25
25 to 36............         816   131,134,987.94       15.22     7.801      100.00       607     84.92          76.95      44.22
Greater than 36.....           5       694,078.92        0.08     8.183      100.00       631     80.75          62.99      45.43
                           -----  ---------------      ------     -----      ------       ---     -----          -----      -----
   Total:...........       4,923  $861,490,227.25      100.00%    8.097%     100.00%      616     83.43%         61.42%     40.03%
                           =====  ===============      ======     =====      ======       ===     =====          =====      =====


                                     S-A-18

    INITIAL CAP OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 1 MORTGAGE LOANS

                                              PERCENTAGE
                                                  OF
                                              ADJUSTABLE
                                                 RATE
                   NUMBER                      MORTGAGE
                     OF                        LOANS BY             ADJUSTABLE  NON-ZERO
                 ADJUSTABLE     AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                    RATE        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                  MORTGAGE      PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
INITIAL CAP (%)     LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
---------------  ----------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
1.000..........          29  $  5,353,269.15        0.62%    7.557%     100.00%      624     81.14%         53.97%     43.61%
1.500..........         984   151,027,307.69       17.53     7.959      100.00       617     79.85          64.75      21.94
2.000..........       1,363   200,441,438.23       23.27     7.866      100.00       596     89.38          83.43      60.69
3.000..........       2,546   504,506,913.65       58.56     8.236      100.00       623     82.18          51.77      37.21
6.000..........           1       161,298.53        0.02     8.375      100.00       571     63.33           0.00       0.00
                      -----  ---------------      ------     -----      ------       ---     -----          -----      -----
   Total:......       4,923  $861,490,227.25      100.00%    8.097%     100.00%      616     83.43%         61.42%     40.03%
                      =====  ===============      ======     =====      ======       ===     =====          =====      =====

          The weighted average Initial Cap for Adjustable Rate Mortgage Loans in Pool 1 is approximately 2.493%.

   PERIODIC CAP OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 1 MORTGAGE LOANS

                                               PERCENTAGE
                                                   OF
                                               ADJUSTABLE
                                                  RATE
                    NUMBER                      MORTGAGE
                      OF                        LOANS BY             ADJUSTABLE  NON-ZERO
                  ADJUSTABLE     AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                     RATE        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                   MORTGAGE      PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
PERIODIC CAP (%)     LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
----------------  ----------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
1.000...........       3,893  $703,214,028.93       81.63%    8.131%     100.00%      616     84.26%         60.69%     44.15%
1.500...........       1,030   158,276,198.32       18.37     7.948      100.00       618     79.76          64.66      21.72
                       -----  ---------------      ------     -----      ------       ---     -----          -----      -----
   Total:.......       4,923  $861,490,227.25      100.00%    8.097%     100.00%      616     83.43%         61.42%     40.03%
                       =====  ================     ======     =====      ======       ===     =====          =====      =====

          The weighted average Periodic Cap for Adjustable Rate Mortgage Loans in Pool 1 is approximately 1.092%.


                                     S-A-19

                              POOL 2 MORTGAGE LOANS

                        LOAN TYPE--POOL 2 MORTGAGE LOANS

                                                     PERCENTAGE
                                                         OF
                                                      MORTGAGE
                                                      LOANS BY             ADJUSTABLE  NON-ZERO
                           NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                             OF        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
  FULLY AMORTIZING        MORTGAGE     PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
      LOAN TYPE             LOANS       BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
2/28 ARM (LIBOR)........     1,487  $202,791,582.01       46.20%    8.652%     100.00%      602     80.89%         60.65%     28.00%
Fixed Rate - 30 Year....       502    54,413,625.57       12.40     7.992        0.00       629     75.18          78.64      16.49
3/27 ARM (LIBOR)........       168    24,851,049.06        5.66     7.848      100.00       596     80.77          73.92      45.97
Fixed Rate - 20 Year....       190     6,028,985.50        1.37     9.510        0.00       664     92.94          60.30       2.15
Fixed Rate - 15 Year....        66     3,175,323.30        0.72     8.812        0.00       632     75.85          55.73      14.79
5/25 ARM (LIBOR)........         5     1,002,563.94        0.23     7.030      100.00       683     67.97          60.21       0.00
6 Month ARM (LIBOR).....         3       474,426.06        0.11     5.900      100.00       584     73.84         100.00      36.92
Fixed Rate - 25 Year....         3       381,318.75        0.09     7.783        0.00       635     82.93         100.00      40.10
Fixed Rate - 10 Year....         9       242,615.01        0.06     9.102        0.00       664     79.07          45.38       0.00
2/18 ARM (LIBOR)........         2       204,505.94        0.05     7.976      100.00       578     73.11          75.87      75.87
3/17 ARM (LIBOR)........         1        49,383.59        0.01     6.550      100.00       669     83.33         100.00     100.00
Fixed Rate - 5 Year.....         1        11,289.13        0.00     8.350        0.00       683     99.92         100.00       0.00
                             -----  ---------------      ------     -----      ------       ---     -----         ------     ------
   Subtotal:............     2,437  $293,626,667.86       66.90%    8.469%      78.12%      608     79.96%         65.17%     26.67%
                             -----  ---------------      ------     -----      ------       ---     -----         ------     ------

                                                     PERCENTAGE
                                                         OF
                                                      MORTGAGE
                                                      LOANS BY             ADJUSTABLE  NON-ZERO
                           NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                             OF        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                          MORTGAGE     PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
    BALLOON LOAN TYPE       LOANS       BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
2/28 ARM (LIBOR) - 30/40
   Year Balloon ........       136   $35,626,488.21        8.12%    7.766%     100.00%      623     79.92%         58.23%     42.06%
Fixed Rate - 15/30 Year
   Balloon..............       631    28,949,957.65        6.60    11.015        0.00       654     98.95          62.46       0.00
3/27 ARM (LIBOR) - 30/40
   Year Balloon ........        19     4,824,194.80        1.10     7.852      100.00       625     80.48          38.12      30.81
Fixed Rate - 30/40 Year
   Balloon..............        13     2,541,525.05        0.58     7.341        0.00       642     69.91         100.00      42.94
5/25 ARM (LIBOR) - 30/40
   Year Balloon ........         2       314,271.12        0.07     7.811      100.00       593     59.30          34.82       0.00
                               ---   --------------       -----    ------      ------       ---     -----         ------      -----
   Subtotal: ...........       801   $72,256,436.83       16.46%    9.059%      56.42%      636     87.14%         59.95%     24.31%
                               ---   --------------       -----    ------      ------       ---     -----         ------      -----

                                                     PERCENTAGE
                                                         OF
                                                      MORTGAGE
                                                      LOANS BY             ADJUSTABLE  NON-ZERO
                           NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                             OF        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                          MORTGAGE     PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
 INTEREST-ONLY LOAN TYPE    LOANS       BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
2/28 ARM (LIBOR)........       313  $ 62,703,744.83       14.29%    7.618%     100.00%      636     79.06%         67.47%     23.12%
3/27 ARM (LIBOR)........        41     7,773,708.11        1.77     7.454      100.00       638     78.26          69.24      13.44
Fixed Rate - 30 Year            11     2,238,202.21        0.51     7.393        0.00       613     76.51          88.29      26.05
Fixed Rate - 15/30 Year
   Balloon..............         1       260,000.00        0.06     6.620        0.00       641     77.38         100.00       0.00
Fixed Rate - 15 Year....         1        50,000.00        0.01     6.900        0.00       713     41.67         100.00       0.00
                             -----  ---------------      ------     -----      ------       ---     -----         ------      -----
   Subtotal:............       367  $ 73,025,655.15       16.64%    7.590%      96.51%      636     78.86%         68.44%     22.08%
                             -----  ---------------      ------     -----      ------       ---     -----         ------      -----
      Total:............     3,605  $438,908,759.84      100.00%    8.420%      77.61%      617     80.96%         64.85%     25.52%
                             -----  ===============      ======     =====      ======       ===     =====         ======      =====


                                     S-A-20

               ORIGINAL INTEREST-ONLY TERM--POOL 2 MORTGAGE LOANS

                                                    PERCENTAGE
                                                        OF
                                                    INTEREST-
                                                       ONLY
                                                    MORTGAGE
                                                     LOANS BY             ADJUSTABLE  NON-ZERO
 ORIGINAL INTEREST-ONLY    NUMBER      AGGREGATE     AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
      TERM FOR               OF        SCHEDULED     SCHEDULED   AVERAGE   MORTGAGE   AVERAGE    AVERAGE                  PRIMARY
 INTEREST-ONLY MORTGAGE   MORTGAGE     PRINCIPAL     PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
     LOANS (MONTHS)        LOANS        BALANCE       BALANCE    COUPON   PERCENTAGE   SCORE      CLTV    DOCUMENTATION  INSURANCE
------------------------  --------  --------------  ----------  --------  ----------  --------  --------  -------------  ---------
 24.....................        32  $ 6,743,150.94        9.23%    7.212%     100.00%      636     77.30%         66.90%     30.91%
 36.....................        12    2,669,059.43        3.65     6.999      100.00       613     76.09          74.84       7.71
 60.....................       321   63,173,501.47       86.51     7.657       96.66       637     79.14          68.11      21.90
120.....................         2      439,943.31        0.60     7.365        0.00       613     80.00         100.00       0.00
                               ---  --------------      ------     -----      ------       ---     -----         ------      -----
   Total:...............       367  $73,025,655.15      100.00%    7.590%      96.51%      636     78.86%         68.44%     22.08%
                               ===  ==============      ======     =====      ======       ===     =====         ======      =====

                ORIGINAL AMORTIZATION TERM--POOL 2 MORTGAGE LOANS

                                                     PERCENTAGE
                                                         OF
                                                      MORTGAGE
                                                      LOANS BY             ADJUSTABLE  NON-ZERO
                           NUMBER      AGGREGATE     AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                             OF        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE   AVERAGE    AVERAGE                  PRIMARY
                          MORTGAGE     PRINCIPAL     PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
    AMORTIZATION TERM      LOANS        BALANCE       BALANCE     COUPON   PERCENTAGE   SCORE      CLTV    DOCUMENTATION  INSURANCE
------------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
30 Year Amortization....     2,796  $312,483,204.29       71.20%    8.683%      73.32%      611     81.51%         65.06%     24.75%
Interest Only...........       367    73,025,655.15       16.64     7.590       96.51       636     78.86          68.44      22.08
40 Year Amortization....       170    43,306,479.18        9.87     7.751       94.13       624     79.24          58.27      40.56
20 Year Amortization....       193     6,282,875.03        1.43     9.437        4.04       661     92.22          61.12       5.32
15 Year Amortization....        66     3,175,323.30        0.72     8.812        0.00       632     75.85          55.73      14.79
25 Year Amortization....         3       381,318.75        0.09     7.783        0.00       635     82.93         100.00      40.10
10 Year Amortization....         9       242,615.01        0.06     9.102        0.00       664     79.07          45.38       0.00
5 Year Amortization.....         1        11,289.13        0.00     8.350        0.00       683     99.92         100.00       0.00
                             -----  ---------------      ------     -----      ------       ---     -----         ------      -----
   Total:...............     3,605  $438,908,759.84      100.00%    8.420%      77.61%      617     80.96%         64.85%     25.52%
                             =====  ===============      ======     =====      ======       ===     =====         ======      =====


                                     S-A-21

        CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES--POOL 2 MORTGAGE LOANS

                                                                  PERCENTAGE
                                                                      OF
                                                                   MORTGAGE
                                                                   LOANS BY             ADJUSTABLE
                                        NUMBER      AGGREGATE     AGGREGATE   WEIGHTED     RATE
                                          OF        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE
        RANGE OF SCHEDULED             MORTGAGE     PRINCIPAL     PRINCIPAL     GROSS      LOAN
      PRINCIPAL BALANCES ($)            LOANS        BALANCE       BALANCE     COUPON   PERCENTAGE
-------------------------------------  --------  ---------------  ----------  --------  ----------
0.01 to   50,000.00..................       886  $ 28,629,724.94        6.52%   10.395%      17.56%
50,000.01 to 100,000.00..............     1,057    74,827,251.49       17.05     9.532       61.56
100,000.01 to 150,000.00.............       598    74,306,580.14       16.93     8.547       86.82
150,000.01 to 200,000.00.............       385    67,187,460.90       15.31     8.138       86.87
200,000.01 to 250,000.00.............       259    57,828,886.58       13.18     7.965       82.02
250,000.01 to 300,000.00.............       178    48,871,102.49       11.13     7.819       87.20
300,000.01 to 350,000.00.............       128    41,411,423.58        9.44     7.635       85.97
350,000.01 to 400,000.00.............        78    29,267,111.70        6.67     7.402       91.12
400,000.01 to 450,000.00.............        24     9,886,552.09        2.25     7.475       83.40
450,000.01 to 500,000.00.............         2       956,916.35        0.22     7.216      100.00
500,000.01 to 550,000.00.............         5     2,637,272.28        0.60     7.537      100.00
550,000.01 to 600,000.00.............         3     1,759,604.29        0.40     8.556       66.00
600,000.01 to 650,000.00.............         1       649,325.17        0.15     8.375      100.00
Greater than 650,000.00..............         1       689,547.84        0.16     8.950      100.00
                                          -----  ---------------      ------     -----      ------
   Total:............................     3,605  $438,908,759.84      100.00%    8.420%      77.61%
                                          =====  ================     ======     =====      ======


                                       NON-ZERO
                                       WEIGHTED  WEIGHTED
                                       AVERAGE    AVERAGE                  PRIMARY
   RANGE OF SCHEDULED                   CREDIT   ORIGINAL       FULL       MORTGAGE
 PRINCIPAL BALANCES ($)                 SCORE      CLTV    DOCUMENTATION  INSURANCE
-------------------------------------  --------  --------  -------------  ---------
0.01 to   50,000.00..................       633     91.24%         69.26%      5.52%
50,000.01 to 100,000.00..............       617     86.29          68.49      13.75
100,000.01 to 150,000.00.............       609     79.40          66.19      19.99
150,000.01 to 200,000.00.............       615     78.03          63.65      24.96
200,000.01 to 250,000.00.............       611     78.83          66.40      31.67
250,000.01 to 300,000.00.............       615     78.28          66.52      34.32
300,000.01 to 350,000.00.............       618     79.53          57.75      35.06
350,000.01 to 400,000.00.............       629     79.74          63.81      43.48
400,000.01 to 450,000.00.............       630     76.72          53.94      29.51
450,000.01 to 500,000.00.............       638     82.77          51.84      51.84
500,000.01 to 550,000.00.............       672     85.02          41.29      60.41
550,000.01 to 600,000.00.............       644     83.18          68.08      66.00
600,000.01 to 650,000.00.............       724     76.47           0.00       0.00
Greater than 650,000.00..............       671     75.00           0.00       0.00
                                            ---     -----          -----      -----
   Total:............................       617     80.96%         64.85%     25.52%
                                            ===     =====          =====      =====

          The average Cut-off Date Scheduled Principal Balance for the Mortgage Loans in Pool 2 is approximately $121,750.


                                     S-A-22

                   MORTGAGE RATES--POOL 2 MORTGAGE LOANS*

                                                     PERCENTAGE
                                                         OF
                                                      MORTGAGE
                                                       LOANS
                                                         BY                ADJUSTABLE  NON-ZERO
   RANGE OF MORTGAGE       NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
        RATES ON             OF        SCHEDULED      SCHEDULED  AVERAGE    MORTGAGE    AVERAGE  AVERAGE                   PRIMARY
ADJUSTABLE RATE MORTGAGE  MORTGAGE     PRINCIPAL      PRINCIPAL   GROSS       LOAN      CREDIT   ORIGINAL      FULL        MORTGAGE
       LOANS (%)           LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE   SCORE      CLTV    DOCUMENTATION  INSURANCE
------------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
 Less than 5.501........        22  $  5,710,475.33        1.30%    5.105%     100.00%      656     72.20%         90.87%     15.81%
 5.501 to  6.000........        40    10,510,467.41        2.39     5.908      100.00       647     68.42          95.69      20.63
 6.001 to  6.500........        94    22,085,917.96        5.03     6.344      100.00       620     76.43          86.93      36.90
 6.501 to  7.000........       181    39,042,072.15        8.90     6.777      100.00       625     77.30          79.82      36.43
 7.001 to  7.500........       159    28,487,330.05        6.49     7.314      100.00       628     78.56          68.85      19.47
 7.501 to  8.000........       258    39,855,903.20        9.08     7.803      100.00       620     80.06          59.26      22.08
 8.001 to  8.500........       279    45,265,737.18       10.31     8.287      100.00       609     80.34          56.43      28.24
 8.501 to  9.000........       305    46,528,255.20       10.60     8.790      100.00       606     81.37          57.17      29.59
 9.001 to  9.500........       295    39,757,749.51        9.06     9.290      100.00       599     82.81          53.67      32.15
 9.501 to 10.000........       267    36,083,317.65        8.22     9.755      100.00       593     84.48          48.76      38.38
10.001 to 10.500........       121    12,072,345.20        2.75    10.265      100.00       582     85.80          59.36      27.77
10.501 to 11.000........        76     8,354,785.80        1.90    10.734      100.00       607     82.61          37.02      33.01
Greater than 11.000.....        80     6,861,561.03        1.56    11.613      100.00       576     87.05          41.61      22.04
                             -----  ---------------       -----    ------      ------       ---     -----          -----      -----
   Subtotal:............     2,177  $340,615,917.67       77.61%    8.261%     100.00%      611     80.30%         62.54%     29.53%
                             =====  ===============       =====    ======      ======       ===     =====          =====      =====

                                                     PERCENTAGE
                                                         OF
                                                      MORTGAGE
                                                        LOANS
                                                         BY                ADJUSTABLE  NON-ZERO
                           NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
   RANGE OF MORTGAGE         OF        SCHEDULED      SCHEDULED  AVERAGE    MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
  RATES ON FIXED RATE     MORTGAGE     PRINCIPAL      PRINCIPAL   GROSS       LOAN      CREDIT   ORIGINAL      FULL       MORTGAGE
   MORTGAGE LOANS (%)      LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
 Less than 5.501                 1  $    414,200.81        0.09%    5.275%       0.00%      810     42.08%        100.00%      0.00%
 5.501 to  6.000........        18     3,924,369.63        0.89     5.847        0.00       706     59.62          95.13       0.00
 6.001 to  6.500........        35     7,143,834.07        1.63     6.374        0.00       650     69.98          74.75      20.01
 6.501 to  7.000........        83    16,103,392.17        3.67     6.750        0.00       642     69.03          88.98       9.30
 7.001 to  7.500........        33     4,963,213.46        1.13     7.320        0.00       636     70.23          78.93      11.87
 7.501 to  8.000........        78     7,444,862.22        1.70     7.821        0.00       632     74.06          62.34      11.85
 8.001 to  8.500........        91     5,161,300.58        1.18     8.303        0.00       634     84.66          78.15      24.48
 8.501 to  9.000........        88     5,677,730.43        1.29     8.784        0.00       620     85.10          66.17      25.23
 9.001 to  9.500........        64     3,654,768.40        0.83     9.353        0.00       636     87.82          79.17      25.48
 9.501 to 10.000........       151     8,155,115.53        1.86     9.843        0.00       627     90.60          76.44      17.49
10.001 to 10.500........       159     7,717,263.47        1.76    10.377        0.00       641     95.71          71.60       5.30
10.501 to 11.000........       223    10,490,293.93        2.39    10.832        0.00       635     95.78          66.35       5.19
   Greater than 11.000..       404    17,442,497.47        3.97    11.857        0.00       629     97.09          56.34       5.70
                             -----  ---------------      ------    ------       -----       ---     -----         ------      -----
   Subtotal:............     1,428  $ 98,292,842.17       22.39%    8.969%       0.00%      638     83.22%         72.85%     11.60%
                             -----  ---------------      ------    ------       -----       ---     -----         ------      -----
      Total:............     3,605  $438,908,759.84      100.00%    8.420%      77.61%      617     80.96%         64.85%     25.52%
                             =====  ===============      ======    ======       =====       ===     =====         ======      =====

          The weighted average Mortgage Rate for Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans in Pool 2 is approximately 8.261% and 8.969%, respectively.

-----------
*    Reflects the Mortgage Rates for the Mortgage Loans as of the Cut-off Date.


                                     S-A-23

                ORIGINAL TERMS TO MATURITY--POOL 2 MORTGAGE LOANS

                                                     PERCENTAGE
                                                         OF
                                                      MORTGAGE
                                                       LOANS
                                                         BY                ADJUSTABLE  NON-ZERO
                           NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
    RANGE OF ORIGINAL        OF        SCHEDULED      SCHEDULED  AVERAGE     MORTGAGE   AVERAGE  AVERAGE                   PRIMARY
         TERMS TO         MORTGAGE     PRINCIPAL      PRINCIPAL   GROSS       LOAN       CREDIT  ORIGINAL       FULL       MORTGAGE
    MATURITY (MONTHS)      LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
  1 to 180..............       709  $ 32,689,185.09        7.45%   10.745%       0.00%      652     96.30%         62.05%      1.44%
181 to 240..............       193     6,282,875.03        1.43     9.437        4.04       661     92.22          61.12       5.32
241 to 360..............     2,703   399,936,699.72       91.12     8.214       85.10       614     79.53          65.14      27.80
                             -----  ---------------      ------    ------       -----       ---     -----          -----      -----
   Total:...............     3,605  $438,908,759.84      100.00%    8.420%      77.61%      617     80.96%         64.85%     25.52%
                             =====  ===============      ======    ======       =====       ===     =====          =====      =====

          The weighted average original term to maturity for the Mortgage Loans in Pool 2 is approximately 345 months.

               REMAINING TERMS TO MATURITY--POOL 2 MORTGAGE LOANS

                                                     PERCENTAGE
                                                         OF
                                                      MORTGAGE
                                                       LOANS
                                                         BY                ADJUSTABLE  NON-ZERO
                           NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
  RANGE OF REMAINING         OF        SCHEDULED      SCHEDULED  AVERAGE    MORTGAGE    AVERAGE  AVERAGE                   PRIMARY
  TERMS TO MATURITY       MORTGAGE     PRINCIPAL      PRINCIPAL   GROSS       LOAN      CREDIT   ORIGINAL      FULL        MORTGAGE
       (MONTHS)             LOANS       BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
  1 to 180..............       709  $ 32,689,185.09        7.45%   10.745%       0.00%      652     96.30%         62.05%      1.44%
181 to 240..............       193     6,282,875.03        1.43     9.437        4.04       661     92.22          61.12       5.32
241 to 360..............     2,703   399,936,699.72       91.12     8.214       85.10       614     79.53          65.14      27.80
                             -----  ---------------      ------    ------       -----       ---     -----          -----      -----
   Total:...............     3,605  $438,908,759.84      100.00%    8.420%      77.61%      617     80.96%         64.85%     25.52%
                             =====  ===============      ======    ======       =====       ===     =====          =====      =====

          The weighted average remaining term to maturity for the Mortgage Loans in Pool 2 is approximately 341 months.


                                     S-A-24

          ORIGINAL COMBINED LOAN-TO-VALUE RATIOS--POOL 2 MORTGAGE LOANS

                                                    PERCENTAGE
                                                        OF
                                                     MORTGAGE
                                                     LOANS BY             ADJUSTABLE  NON-ZERO
   RANGE OF ORIGINAL      NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
 COMBINED LOAN-TO-VALUE     OF        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
 RATIOS OF FIRST LIEN    MORTGAGE     PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
   MORTGAGE LOANS (%)      LOANS       BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-----------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
Less than 60.001 ......       231  $ 33,369,544.01        7.60%    7.479%      65.94%      611     49.35%         68.03%      0.00%
60.001 to 70.000 ......       261    45,764,447.21       10.43     7.497       78.73       602     66.09          68.44       0.00
70.001 to 80.000 ......       947   148,725,176.19       33.89     7.981       85.11       619     78.38          57.19       0.00
80.001 to 85.000
   With Primary
      Mortgage
      Insurance: ......       217    38,521,275.26        8.78     7.971       88.28       610     84.26          71.87     100.00
   Without Primary
      Mortgage
      Insurance: ......       144    17,159,207.58        3.91     8.936       95.97       556     84.69          70.45       0.00
85.001 to 90.000
   With Primary
      Mortgage
      Insurance: ......       310    55,912,639.74       12.74     8.408       92.50       636     89.68          59.57     100.00
   Without Primary
      Mortgage
      Insurance: ......       225    24,399,121.07        5.56     9.412       95.28       581     89.75          72.30       0.00
90.001 to 95.000
   With Primary
      Mortgage
      Insurance: ......        87    15,085,092.18        3.44     8.909       83.98       663     94.72          80.07     100.00
   Without Primary
      Mortgage
      Insurance: ......        98    11,690,131.39        2.66     9.480       94.83       595     94.69          86.48       0.00
95.001 to 100.000
   With Primary
      Mortgage
      Insurance: ......        21     2,476,543.09        0.56     9.073       88.96       656     99.86          85.56     100.00
   Without Primary
      Mortgage
      Insurance: ......        57     4,975,320.97        1.13     9.738       92.43       614     99.86          92.59       0.00
                            -----  ---------------       -----     -----       -----       ---     -----          -----     ------
      Subtotal: .......     2,598  $398,078,498.69       90.70%    8.179%      85.57%      614     79.16%         64.99%     28.13%
                            =====  ===============       =====     =====       =====       ===     =====          =====     ======

                                                    PERCENTAGE
                                                        OF
                                                     MORTGAGE
                                                     LOANS BY             ADJUSTABLE  NON-ZERO
   RANGE OF ORIGINAL      NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
 COMBINED LOAN-TO-VALUE     OF        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
 RATIOS OF SECOND LIEN   MORTGAGE     PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
   MORTGAGE LOANS (%)      LOANS       BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-----------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
Less than 60.001 ......         5  $    167,972.99        0.04%   11.705%       0.00%      623     44.03%        100.00%      0.00%
60.001 to 70.000 ......         4       118,577.50        0.03    12.902        0.00       610     63.77         100.00       0.00
70.001 to 80.000 ......         6       221,486.41        0.05     8.907        0.00       659     76.09         100.00       0.00
80.001 to 85.000 ......         7       288,698.65        0.07    10.685        0.00       653     83.34          59.79       0.00
85.001 to 90.000 ......        62     1,684,413.41        0.38     9.916        0.00       655     88.65          66.40       0.00
90.001 to 95.000 ......        70     2,462,289.63        0.56    10.149        0.00       665     94.19          58.67       0.00
95.001 to 100.000 .....       853    35,886,822.56        8.18    10.852        0.00       650     99.88          63.22       0.00
                            -----  ---------------      ------    ------       -----       ---     -----         ------      -----
   Subtotal: ..........     1,007  $ 40,830,261.15        9.30%   10.769%       0.00%      651     98.49%         63.51%      0.00%
                            -----  ---------------      ------    ------       -----       ---     -----         ------      -----
      Total: ..........     3,605  $438,908,759.84      100.00%    8.420%      77.61%      617     80.96%         64.85%     25.52%
                            =====  ===============      ======    ======       =====       ===     =====         ======      =====

          The weighted average original Combined Loan-to-Value Ratio for First Lien Mortgage Loans and Second Lien Mortgage Loans in Pool 2 is approximately 79.16% and 98.49%, respectively.

                                     S-A-25

    ORIGINAL EFFECTIVE COMBINED LOAN-TO-VALUE RATIOS--POOL 2 MORTGAGE LOANS*

                                                    PERCENTAGE
                                                        OF
                                                     MORTGAGE
   RANGE OF ORIGINAL                                 LOANS BY             ADJUSTABLE  NON-ZERO
   EFFECTIVE COMBINED     NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
LOAN-TO-VALUE RATIOS OF     OF        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
  FIRST LIEN MORTGAGE    MORTGAGE     PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
       LOANS (%)           LOANS       BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-----------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
Less than 60.001 ......       865  $145,296,036.49       33.10%    8.143%      84.33%      626     79.68%         67.37%     77.03%
60.001 to 70.000 ......       262    45,833,505.00       10.44     7.495       78.76       602     66.12          68.34       0.15
70.001 to 80.000 ......       947   148,725,176.19       33.89     7.981       85.11       619     78.38          57.19       0.00
80.001 to 85.000
   Without Primary
      Mortgage
      Insurance: ......       144    17,159,207.58        3.91     8.936       95.97       556     84.69          70.45       0.00
85.001 to 90.000
   Without Primary
      Mortgage
      Insurance: ......       225    24,399,121.07        5.56     9.412       95.28       581     89.75          72.30       0.00
90.001 to 95.000
   Without Primary
      Mortgage
      Insurance: ......        98    11,690,131.39        2.66     9.480       94.83       595     94.69          86.48       0.00
95.001 to 100.000
   Without Primary
      Mortgage
      Insurance: ......        57     4,975,320.97        1.13     9.738       92.43       614     99.86          92.59       0.00
                            -----  ---------------       -----     -----       -----       ---     -----          -----      -----
      Subtotal: .......     2,598  $398,078,498.69       90.70%    8.179%      85.57%      614     79.16%         64.99%     28.13%
                            =====  ===============       =====     =====       =====       ===     =====          =====      =====

                                                    PERCENTAGE
                                                        OF
                                                     MORTGAGE
   RANGE OF ORIGINAL                                 LOANS BY             ADJUSTABLE  NON-ZERO
   EFFECTIVE COMBINED     NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
LOAN-TO-VALUE RATIOS OF     OF        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
 SECOND LIEN MORTGAGE    MORTGAGE     PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
       LOANS (%)           LOANS       BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-----------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
Less than 60.001 ......         5  $    167,972.99        0.04%   11.705%       0.00%      623     44.03%        100.00%      0.00%
60.001 to 70.000 ......         4       118,577.50        0.03    12.902        0.00       610     63.77         100.00       0.00
70.001 to 80.000 ......         6       221,486.41        0.05     8.907        0.00       659     76.09         100.00       0.00
80.001 to 85.000 ......         7       288,698.65        0.07    10.685        0.00       653     83.34          59.79       0.00
85.001 to 90.000 ......        62     1,684,413.41        0.38     9.916        0.00       655     88.65          66.40       0.00
90.001 to 95.000 ......        70     2,462,289.63        0.56    10.149        0.00       665     94.19          58.67       0.00
95.001 to 100.000 .....       853    35,886,822.56        8.18    10.852        0.00       650     99.88          63.22       0.00
                            -----  ---------------      ------    ------       -----       ---     -----         ------      -----
   Subtotal: ..........     1,007  $ 40,830,261.15        9.30%   10.769%       0.00%      651     98.49%         63.51%      0.00%
                            -----  ---------------      ------    ------       -----       ---     -----         ------      -----
      Total: ..........     3,605  $438,908,759.84      100.00%    8.420%      77.61%      617     80.96%         64.85%     25.52%
                            =====  ===============      ======    ======       =====       ===     =====         ======      =====

          The weighted average original effective Combined Loan-to-Value Ratio for First Lien Mortgage Loans and Second Lien Mortgage Loans in Pool 2 is approximately 70.91% and 98.49%, respectively.

----------
* Reflects the Combined Loan-to-Value Ratio, after taking any primary mortgage insurance into account.


                                     S-A-26

       ORIGINAL FULL COMBINED LOAN-TO-VALUE RATIOS--POOL 2 MORTGAGE LOANS*

                                                     PERCENTAGE
                                                         OF
                                                      MORTGAGE
                                                      LOANS BY             ADJUSTABLE  NON-ZERO
 RANGE OF ORIGINAL FULL    NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
 COMBINED LOAN-TO-VALUE      OF        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
     RATIOS OF FIRST      MORTGAGE     PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
 LIEN MORTGAGE LOANS (%)    LOANS       BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
Less than 60.001........       231  $ 33,369,544.01        7.60%    7.479%      65.94%      611     49.35%         68.03%      0.00%
60.001 to 70.000........       259    45,346,323.96       10.33     7.482       78.54       602     66.05          69.08       0.00
70.001 to 80.000........       454    78,436,167.97       17.87     8.063       77.60       598     76.98          54.89       0.00
80.001 to 85.000
   With Primary
      Mortgage
      Insurance:........       212    37,494,888.38        8.54     7.952       87.96       607     84.28          73.62     100.00
   Without Primary
      Mortgage
      Insurance:........       134    16,510,297.18        3.76     8.879       95.81       556     84.68          71.40       0.00
85.001 to 90.000
   With Primary
      Mortgage
      Insurance:........       301    55,140,011.51       12.56     8.391       92.39       635     89.66          59.93     100.00
   Without Primary
      Mortgage
      Insurance:........       227    25,744,318.99        5.87     9.298       93.73       587     88.84          69.76       0.00
90.001 to 95.000
   With Primary
      Mortgage
      Insurance:........        96    16,041,428.47        3.65     8.888       84.93       670     94.04          73.44     100.00
   Without Primary
      Mortgage
      Insurance:........       132    16,481,169.63        3.76     9.058       95.95       611     90.20          75.82       0.00
95.001 to 100.000
   With Primary
      Mortgage
      Insurance:........        26     3,319,221.91        0.76     9.228       91.76       648     97.60          83.10     100.00
   Without Primary
      Mortgage
      Insurance:........       526    70,195,126.68       15.99     8.054       93.70       637     81.52          62.96       0.00
                             -----  ---------------       -----     -----       -----       ---     -----          -----     ------
      Subtotal:.........     2,598  $398,078,498.69       90.70%    8.179%      85.57%      614     79.16%         64.99%     28.13%
                             -----  ---------------       -----     -----       -----       ---     -----          -----     ------

                                                     PERCENTAGE
                                                         OF
                                                      MORTGAGE
                                                      LOANS BY             ADJUSTABLE  NON-ZERO
  RANGE OF ORIGINAL FULL   NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
  COMBINED LOAN-TO-VALUE     OF        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
     RATIOS OF SECOND     MORTGAGE     PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
 LIEN MORTGAGE LOANS (%)    LOANS       BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
Less than 60.001........         5  $    167,972.99        0.04%   11.705%       0.00%      623     44.03%        100.00%      0.00%
60.001 to 70.000........         4       118,577.50        0.03    12.902        0.00       610     63.77         100.00       0.00
70.001 to 80.000........         6       221,486.41        0.05     8.907        0.00       659     76.09         100.00       0.00
80.001 to 85.000........         7       288,698.65        0.07    10.685        0.00       653     83.34          59.79       0.00
85.001 to 90.000........        62     1,684,413.41        0.38     9.916        0.00       655     88.65          66.40       0.00
90.001 to 95.000........        70     2,462,289.63        0.56    10.149        0.00       665     94.19          58.67       0.00
95.001 to 100.000.......       853    35,886,822.56        8.18    10.852        0.00       650     99.88          63.22       0.00
                             -----  ---------------      ------    ------       -----       ---     -----         ------      -----
      Subtotal:.........     1,007  $ 40,830,261.15        9.30%   10.769%       0.00%      651     98.49%         63.51%      0.00%
                             -----  ---------------      ------    ------       -----       ---     -----         ------      -----
         Total:.........     3,605  $438,908,759.84      100.00%    8.420%      77.61%      617     80.96%         64.85%     25.52%
                             =====  ===============      ======    ======       =====       ===     =====         ======      =====

          The weighted average original full Combined Loan-to-Value Ratio for First Lien Mortgage Loans and Second Lien Mortgage Loans in Pool 2 is approximately 82.68% and 98.49%, respectively.

----------
* Reflects the Combined Loan-to-Value Ratio, including any subordinate liens, whether or not such subordinate liens are owned by the Trust Fund.


                                     S-A-27

                      LIEN PRIORITY--POOL 2 MORTGAGE LOANS

                                                     PERCENTAGE
                                                         OF
                                                      MORTGAGE
                                                      LOANS BY             ADJUSTABLE  NON-ZERO
                           NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                             OF        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                          MORTGAGE     PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
      LIEN PRIORITY         LOANS       BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
1st Lien................     2,598  $398,078,498.69       90.70%    8.179%      85.57%      614     79.16%         64.99%     28.13%
2nd Lien................     1,007    40,830,261.15        9.30    10.769        0.00       651     98.49          63.51       0.00
                             -----  ---------------      ------    ------       -----       ---     -----          -----      -----
   Total:...............     3,605  $438,908,759.84      100.00%    8.420%      77.61%      617     80.96%         64.85%     25.52%
                             =====  ===============      ======    ======       =====       ===     =====          =====      =====

                     DAYS DELINQUENT--POOL 2 MORTGAGE LOANS

                                                     PERCENTAGE
                                                         OF
                                                      MORTGAGE
                                                      LOANS BY             ADJUSTABLE  NON-ZERO
                           NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                             OF        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                          MORTGAGE     PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
     DAYS DELINQUENT        LOANS       BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
Less than 30 days.......     3,605  $438,908,759.84      100.00%    8.420%      77.61%      617     80.96%         64.85%     25.52%
                             -----  ---------------      ------     -----       -----       ---     -----          -----      -----
   Total:...............     3,605  $438,908,759.84      100.00%    8.420%      77.61%      617     80.96%         64.85%     25.52%
                             =====  ===============      ======     =====       =====       ===     =====          =====      =====

          30-DAY DELINQUENCIES IN PAST 12 MONTHS--POOL 2 MORTGAGE LOANS

                                                     PERCENTAGE
                                                         OF
                                                      MORTGAGE
                                                      LOANS BY             ADJUSTABLE  NON-ZERO
                           NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                             OF        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
  30-DAY DELINQUENCIES    MORTGAGE     PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
    IN PAST 12 MONTHS       LOANS       BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
None....................     3,601  $438,629,633.37       99.94%    8.420%      77.60%      617     80.95%         64.84%     25.53%
1.......................         3       240,147.27        0.05     8.078       80.07       545     90.34          87.46       0.00
3.......................         1        38,979.20        0.01     9.725      100.00       503     90.00         100.00       0.00
                             -----  ---------------      ------     -----      ------       ---     -----         ------      -----
   Total:...............     3,605  $438,908,759.84      100.00%    8.420%      77.61%      617     80.96%         64.85%     25.52%
                             =====  ================     ======     =====      ======       ===     =====         ======      =====


                                     S-A-28

          60-DAY DELINQUENCIES IN PAST 12 MONTHS--POOL 2 MORTGAGE LOANS

                                                  PERCENTAGE
                                                 OF MORTGAGE
                                                   LOANS BY             ADJUSTABLE  NON-ZERO
                       NUMBER      AGGREGATE      AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
       60-DAY            OF        SCHEDULED      SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
    DELINQUENCIES     MORTGAGE     PRINCIPAL      PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
  IN PAST 12 MONTHS     LOANS       BALANCE        BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  --------  ---------------  -----------  --------  ----------  --------  --------  -------------  ---------
None................   3,603    $438,677,486.86     99.95%     8.420%      77.59%      617     80.95%       64.83%       25.53%
1...................       2         231,272.98      0.05      8.270      100.00       520     90.00       100.00         0.00
                       -----    ---------------    ------      -----      ------       ---     -----       ------        -----
   Total:...........   3,605    $438,908,759.84    100.00%     8.420%      77.61%      617     80.96%       64.85%       25.52%
                       =====    ===============    ======      =====      ======       ===     =====       ======        =====

         90+ DAY DELINQUENCIES IN PAST 12 MONTHS--POOL 2 MORTGAGE LOANS

                                                  PERCENTAGE
                                                 OF MORTGAGE
                                                  LOANS BY              ADJUSTABLE  NON-ZERO
                       NUMBER      AGGREGATE      AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
       90+ DAY           OF        SCHEDULED      SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
    DELINQUENCIES     MORTGAGE     PRINCIPAL      PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
  IN PAST 12 MONTHS     LOANS       BALANCE        BALANCE     COUPON   PERCENTAGE    SCORE      CLTV    DOCUMENTATION  INSURANCE
--------------------  --------  ---------------  -----------  --------  ----------  --------  --------  -------------  ---------
None................   3,605    $438,908,759.84    100.00%     8.420%     77.61%       617     80.96%      64.85%        25.52%
                       -----    ---------------    ------      -----      -----        ---     -----       -----         -----
   Total:...........   3,605    $438,908,759.84    100.00%     8.420%     77.61%       617     80.96%      64.85%        25.52%
                       =====    ===============    ======      =====      =====        ===     =====       =====         =====

                 GEOGRAPHIC DISTRIBUTION--POOL 2 MORTGAGE LOANS

                                                  PERCENTAGE
                                                 OF MORTGAGE
                                                   LOANS BY             ADJUSTABLE  NON-ZERO
                       NUMBER      AGGREGATE      AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                         OF        SCHEDULED      SCHEDULED   AVERAGE    MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                      MORTGAGE     PRINCIPAL      PRINCIPAL    GROSS       LOAN      CREDIT   ORIGINAL      FULL        MORTGAGE
      LOCATION          LOANS        BALANCE        BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  --------  ---------------  -----------  --------  ----------  --------  --------  -------------  ---------
California..........     375    $ 76,162,684.67     17.35%     7.612%     77.95%       623     74.98%      61.01%        22.10%
Florida.............     293      35,579,998.50      8.11      8.470      78.54        615     81.06       56.57         32.63
Arizona.............     181      26,814,990.69      6.11      8.031      77.23        621     78.72       71.42         26.39
New York............     123      23,958,620.51      5.46      7.927      77.70        628     80.38       57.07         38.20
Maryland............     112      17,134,608.53      3.90      8.551      77.44        611     81.22       69.33         36.66
New Jersey..........      82      16,611,603.77      3.78      8.321      87.63        600     79.71       67.97         42.68
Michigan............     188      15,862,199.85      3.61      9.121      82.09        600     84.73       67.01         16.20
Illinois............     142      15,311,094.04      3.49      8.815      78.54        626     85.30       60.97         23.77
Nevada..............      86      13,689,463.37      3.12      8.115      76.06        642     81.81       62.30         28.66
Virginia............      88      12,462,829.16      2.84      8.299      77.32        621     80.30       71.60         27.10
Other...............   1,935     185,320,666.75     42.22      8.797      76.12        614     83.18       67.26         21.82
                       -----    ---------------    ------      -----      -----        ---     -----       -----         -----
   Total:...........   3,605    $438,908,759.84    100.00%     8.420%     77.61%       617     80.96%      64.85%        25.52%
                       =====    ===============    ======      =====      =====        ===     =====       =====         =====


                                     S-A-29

                      PROPERTY TYPE--POOL 2 MORTGAGE LOANS

                                                 PERCENTAGE
                                                     OF
                                                  MORTGAGE
                                                  LOANS BY               ADJUSTABLE  NON-ZERO
                                 AGGREGATE       AGGREGATE    WEIGHTED      RATE     WEIGHTED  WEIGHTED
                   NUMBER OF     SCHEDULED       SCHEDULED     AVERAGE    MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                    MORTGAGE     PRINCIPAL       PRINCIPAL      GROSS       LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
PROPERTY TYPE        LOANS        BALANCE         BALANCE      COUPON    PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------      ---------  ---------------    -----------  ---------  ----------  --------  --------  -------------  ---------
Single Family....      2,968  $349,908,900.98          79.72%     8.416%      77.98%      614     80.72%         65.39%     23.92%
Planned Unit
   Development...        280    37,480,421.53           8.54      8.317       72.28       624     82.13          68.47      25.74
Two-to Four-
   Family........        154    29,375,135.32           6.69      8.506       80.35       638     81.21          54.79      42.50
Condominium......        203    22,144,302.01           5.05      8.536       77.02       630     82.38          63.48      27.92
                       -----  ---------------         ------      -----       -----       ---     -----          -----      -----
   Total:........      3,605  $438,908,759.84         100.00%     8.420%      77.61%      617     80.96%         64.85%     25.52%
                       =====  ===============         ======      =====       =====       ===     =====          =====      =====

                       LOAN PURPOSE--POOL 2 MORTGAGE LOANS

                                                  PERCENTAGE
                                                      OF
                                                   MORTGAGE
                                                   LOANS BY               ADJUSTABLE  NON-ZERO
                                  AGGREGATE       AGGREGATE    WEIGHTED      RATE     WEIGHTED  WEIGHTED
                    NUMBER OF     SCHEDULED       SCHEDULED     AVERAGE    MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                     MORTGAGE     PRINCIPAL       PRINCIPAL      GROSS       LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
LOAN PURPOSE          LOANS        BALANCE         BALANCE      COUPON    PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------  ---------  ---------------  -------------  ---------  ----------  --------  --------  -------------  ---------
Cash Out
   Refinance......      1,938  $300,912,610.16          68.56%     8.027%      79.78%      608     77.72%         66.64%     26.97%
Purchase..........      1,489   124,405,126.24          28.34      9.319       74.69       639     88.50          59.59      23.29
Rate/Term
   Refinance......        177    13,464,309.40           3.07      8.893       56.72       613     83.87          73.27      13.75
Construction
   Permanent......          1       126,714.04           0.03      7.475        0.00       663     61.35         100.00       0.00
                        -----  ---------------         ------      -----       -----       ---     -----         ------      -----
   Total:.........      3,605  $438,908,759.84         100.00%     8.420%      77.61%      617     80.96%         64.85%     25.52%
                        =====  ===============         ======      =====       =====       ===     =====         ======      =====

                     OCCUPANCY STATUS--POOL 2 MORTGAGE LOANS

                                                  PERCENTAGE
                                                      OF
                                                   MORTGAGE
                                                   LOANS BY               ADJUSTABLE  NON-ZERO
                                  AGGREGATE       AGGREGATE    WEIGHTED      RATE     WEIGHTED  WEIGHTED
                    NUMBER OF     SCHEDULED       SCHEDULED     AVERAGE    MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                     MORTGAGE     PRINCIPAL       PRINCIPAL      GROSS       LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
OCCUPANCY STATUS      LOANS        BALANCE         BALANCE      COUPON    PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------  ---------  ---------------    -----------  ---------  ----------  --------  --------  -------------  ---------
Primary Home......      3,131  $380,319,539.13          86.65%     8.325%      75.24%      612     80.34%         66.73%     21.13%
Investment........        428    50,439,016.66          11.49      9.107       92.48       652     85.18          52.52      55.50
Second Home.......         46     8,150,204.05           1.86      8.592       95.85       656     83.51          53.32      44.90
                        -----  ---------------         ------      -----       -----       ---     -----          -----      -----
   Total:.........      3,605  $438,908,759.84         100.00%     8.420%      77.61%      617     80.96%         64.85%     25.52%
                        =====  ===============         ======      =====       =====       ===     =====          =====      =====

                    LOAN DOCUMENTATION--POOL 2 MORTGAGE LOANS

                                                   PERCENTAGE
                                                       OF
                                                    MORTGAGE
                                                    LOANS BY               ADJUSTABLE  NON-ZERO
                                   AGGREGATE       AGGREGATE    WEIGHTED      RATE     WEIGHTED  WEIGHTED
                     NUMBER OF     SCHEDULED       SCHEDULED     AVERAGE    MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                      MORTGAGE     PRINCIPAL       PRINCIPAL      GROSS       LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
LOAN DOCUMENTATION     LOANS        BALANCE         BALANCE      COUPON    PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------------  ---------  ---------------    -----------  ---------  ----------  --------  --------  -------------  ---------
Full
   Documentation...      2,397  $284,639,214.89          64.85%     8.162%      74.84%      612     81.25%        100.00%    26.42%
Stated
   Documentation...      1,136   139,755,705.80          31.84      8.937       81.60       628     80.61           0.00     22.51
Limited
   Documentation...         56    11,829,952.67           2.70      8.456       96.42       614     79.44           0.00     41.73
No Documentation...         16     2,683,886.48           0.61      8.720       79.74       676     74.72           0.00     15.04
                         -----  ---------------         ------      -----       -----       ---     -----         ------     -----
   Total:..........      3,605  $438,908,759.84         100.00%     8.420%      77.61%      617     80.96%         64.85%    25.52%
                         =====  ===============         ======      =====       =====       ===     =====         ======     =====


                                     S-A-30

                      CREDIT SCORES--POOL 2 MORTGAGE LOANS

                                                  PERCENTAGE
                                                      OF
                                                   MORTGAGE
                                                   LOANS BY               ADJUSTABLE  NON-ZERO
                                  AGGREGATE       AGGREGATE    WEIGHTED      RATE     WEIGHTED  WEIGHTED
                    NUMBER OF     SCHEDULED       SCHEDULED     AVERAGE    MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
      RANGE OF       MORTGAGE     PRINCIPAL       PRINCIPAL      GROSS       LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
    CREDIT SCORES     LOANS        BALANCE         BALANCE      COUPON    PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------  ---------  ---------------    -----------  ---------  ----------  --------  --------  -------------  ---------
460 to 499........          5  $  1,026,614.05           0.23%     7.675%      97.62%      480     85.15%         65.41%      0.00%
500 to 520........        137    17,944,237.68           4.09      9.275       90.58       511     74.33          71.88       6.63
521 to 540........        180    24,731,747.67           5.63      9.095       91.56       531     75.36          68.43       9.91
541 to 560........        246    34,552,542.12           7.87      8.675       87.38       551     75.77          68.78      12.87
561 to 580........        257    37,878,739.36           8.63      8.473       89.37       571     81.23          72.38      29.44
581 to 600........        453    54,542,603.11          12.43      8.500       83.85       590     80.17          75.48      19.70
601 to 620........        516    62,622,057.30          14.27      8.350       79.38       610     82.04          71.45      31.23
621 to 640........        595    66,939,357.26          15.25      8.346       71.52       631     83.81          64.07      31.04
641 to 660........        426    49,622,520.65          11.31      8.281       66.20       650     82.93          53.72      29.18
661 to 680........        302    32,670,475.52           7.44      8.248       66.75       670     82.11          52.27      31.58
681 to 700........        179    19,055,580.63           4.34      8.094       65.85       690     82.86          56.28      30.52
701 to 720........        105    12,151,252.73           2.77      8.044       69.18       710     83.17          45.97      29.29
721 to 740........         78     8,815,853.24           2.01      8.203       69.97       730     83.39          44.19      16.36
741 to 760........         59     7,817,517.71           1.78      8.005       81.50       750     83.21          58.79      40.29
761 to 780........         42     4,682,215.82           1.07      7.941       64.41       767     82.06          50.15      41.44
781 and above.....         25     3,855,444.99           0.88      6.765       56.65       796     71.34          85.20      25.20
                        -----  ---------------         ------      -----       -----       ---     -----          -----      -----
   Total:.........      3,605  $438,908,759.84         100.00%     8.420%      77.61%      617     80.96%         64.85%     25.52%
                        =====  ===============         ======      =====       =====       ===     =====          =====      =====

          The weighted average Credit Score for the Mortgage Loans in Pool 2 is approximately 617.


                                     S-A-31

      DEBT-TO-INCOME RATIO (WITH FULL DOCUMENTATION)--POOL 2 MORTGAGE LOANS

                                              PERCENTAGE
                                                  OF
                                               MORTGAGE                           NON-
RANGE OF DEBT-TO-                              LOANS BY             ADJUSTABLE    ZERO
  INCOME RATIOS     NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
OF MORTGAGE LOANS     OF        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
    WITH FULL      MORTGAGE     PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
DOCUMENTATION (%)    LOANS       BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-----------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
Not Available....         5  $  1,585,534.82        0.36%    7.900%      56.70%       686    77.09%        100.00%     36.87%
  0.01 to 5.00...        18     2,357,736.06        0.54     8.466       80.81        637    85.73         100.00      39.52
 5.01 to 10.00...        37     5,070,623.00        1.16     8.250       86.03        629    84.93         100.00      54.96
10.01 to 15.00...       112    10,755,155.13        2.45     8.772       58.74        624    83.15         100.00      34.73
15.01 to 20.00...       224    20,148,312.74        4.59     8.673       68.69        617    82.47         100.00      26.43
20.01 to 25.00...        84     9,130,516.15        2.08     7.884       79.44        618    77.54         100.00      19.61
25.01 to 30.00...       125    12,778,944.13        2.91     8.172       70.67        606    77.86         100.00      18.70
30.01 to 35.00...       233    25,376,706.24        5.78     8.045       77.87        612    79.44         100.00      26.12
35.01 to 40.00...       297    36,149,131.45        8.24     8.077       76.68        607    80.99         100.00      25.59
40.01 to 45.00...       443    54,548,581.79       12.43     8.124       74.11        610    82.29         100.00      26.46
45.01 to 50.00...       606    75,194,022.49       17.13     8.240       77.64        607    83.27         100.00      28.72
50.01 to 55.00...       207    30,876,290.81        7.03     7.769       73.13        615    76.65         100.00      18.57
55.01 to 60.00...         6       667,660.08        0.15     6.918       83.41        617    78.33         100.00       0.00
                      -----  ---------------       -----     -----       -----        ---    -----         ------      -----
   Subtotal:.....     2,397  $284,639,214.89       64.85%    8.162%      74.84%       612    81.25%        100.00%     26.42%
                      -----  ---------------       -----     -----       -----        ---    -----         ------      -----

    DEBT-TO-INCOME RATIO (WITH NON-FULL DOCUMENTATION)--POOL 2 MORTGAGE LOANS

                                              PERCENTAGE
                                                  OF
                                               MORTGAGE                           NON-
RANGE OF DEBT-TO-                              LOANS BY             ADJUSTABLE    ZERO
  INCOME RATIOS     NUMBER      AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
OF MORTGAGE LOANS     OF        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
  WITH NON-FULL    MORTGAGE     PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
DOCUMENTATION (%)    LOANS       BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-----------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
Not Available....        25  $  3,200,630.22        0.73%    9.155%      78.60%       682    77.56%          0.00%     24.35%
  0.01 to 5.00...         9     1,167,188.87        0.27     8.794      100.00        588    80.64           0.00      36.98
 5.01 to 10.00...        21     1,562,321.14        0.36     9.300       58.52        656    83.94           0.00      16.79
10.01 to 15.00...        81     7,671,220.62        1.75     9.054       71.76        644    83.89           0.00      37.55
15.01 to 20.00...       117    11,943,745.82        2.72     9.046       74.44        639    80.56           0.00      27.95
20.01 to 25.00...        46     4,179,539.94        0.95     8.837       79.31        622    76.72           0.00      17.85
25.01 to 30.00...        63     5,585,906.94        1.27     8.659       70.08        629    80.48           0.00      24.09
30.01 to 35.00...        91    10,304,151.20        2.35     8.409       80.78        637    78.56           0.00      14.67
35.01 to 40.00...       145    17,067,350.16        3.89     8.892       85.58        628    80.15           0.00      24.11
40.01 to 45.00...       256    34,026,120.47        7.75     8.876       80.65        627    81.76           0.00      24.95
45.01 to 50.00...       302    47,497,236.72       10.82     8.953       88.99        625    80.84           0.00      23.54
50.01 to 55.00...        49     9,425,756.20        2.15     8.947       87.52        593    75.36           0.00      16.53
55.01 to 60.00...         3       638,376.65        0.15     8.594       73.67        606    74.21           0.00      26.33
                      -----  ---------------      ------     -----      ------        ---    -----          -----      -----
   Subtotal:.....     1,208  $154,269,544.95       35.15%    8.896%      82.70%       628    80.42%          0.00%     23.86%
                      -----  ---------------      ------     -----      ------        ---    -----          -----      -----
      Total:.....     3,605  $438,908,759.84      100.00%    8.420%      77.61%       617    80.96%         64.85%     25.52%
                      =====  ===============      ======     =====      ======        ===    =====          =====      =====

          The weighted average Debt-to-Income Ratio for Mortgage Loans with full documentation and non-full documentation in Pool 2 (for which the Debt-to-Income Ratio is available or can be determined) is approximately 38.41% and 38.39%, respectively.


                                     S-A-32

         PREPAYMENT PREMIUM TERM BY LOAN TYPE--POOL 2 MORTGAGE LOANS ($)

                                                                                                      PRINCIPAL
                                                                                                     BALANCE OF
                                      PRINCIPAL       PRINCIPAL        PRINCIPAL       PRINCIPAL      MORTGAGE
                     PRINCIPAL       BALANCE OF       BALANCE OF      BALANCE OF      BALANCE OF        LOANS
                     BALANCE OF    MORTGAGE LOANS   MORTGAGE LOANS  MORTGAGE LOANS  MORTGAGE LOANS      WITH
                   MORTGAGE LOANS   WITH PREMIUM     WITH PREMIUM    WITH PREMIUM    WITH PREMIUM      PREMIUM
                      WITH NO         TERMS OF         TERMS OF        TERMS OF        TERMS OF       TERMS OF
    LOAN TYPE         PREMIUM        1-12 MONTHS     13-24 MONTHS    25-36 MONTHS    37-48 MONTHS   49-60 MONTHS       TOTAL
----------------  ---------------  --------------  ---------------  --------------  --------------  ------------  ---------------
2 Year Hybrid...  $ 91,310,029.85  $18,236,592.69  $188,721,165.48  $ 3,058,532.97           $0.00         $0.00  $301,326,320.99
Fixed Rate......    34,660,409.06    5,858,296.57     8,866,838.98   48,907,297.56            0.00          0.00    98,292,842.17
3 Year Hybrid...    15,445,346.15      652,462.99       686,026.24   20,714,500.18            0.00          0.00    37,498,335.56
5 Year Hybrid...             0.00            0.00             0.00    1,316,835.06            0.00          0.00     1,316,835.06
6 Month ARM.....       175,141.26      204,379.37             0.00       94,905.43            0.00          0.00       474,426.06
                  ---------------  --------------  ---------------  --------------           -----         -----  ---------------
   Total:.......  $141,590,926.32  $24,951,731.62  $198,274,030.70  $74,092,071.20           $0.00         $0.00  $438,908,759.84
                  ===============  ==============  ===============  ==============           =====         =====  ===============

         PREPAYMENT PREMIUM TERM BY LOAN TYPE--POOL 2 MORTGAGE LOANS (%)

                                PERCENTAGE   PERCENTAGE    PERCENTAGE    PERCENTAGE    PERCENTAGE
                   PERCENTAGE  OF MORTGAGE   OF MORTGAGE   OF MORTGAGE   OF MORTGAGE   OF MORTGAGE
                  OF MORTGAGE   LOANS WITH   LOANS WITH    LOANS WITH    LOANS WITH    LOANS WITH
                     LOANS       PREMIUM       PREMIUM       PREMIUM       PREMIUM       PREMIUM
                      WITH       TERMS OF     TERMS OF      TERMS OF      TERMS OF      TERMS OF
    LOAN TYPE      NO PREMIUM  1-12 MONTHS  13-24 MONTHS  25-36 MONTHS  37-48 MONTHS  49-60 MONTHS   TOTAL
----------------  -----------  -----------  ------------  ------------  ------------  ------------  ------
2 Year Hybrid...        30.30%        6.05%        62.63%         1.02%         0.00%         0.00%  68.65%
Fixed Rate......        35.26         5.96          9.02         49.76          0.00          0.00   22.39
3 Year Hybrid...        41.19         1.74          1.83         55.24          0.00          0.00    8.54
5 Year Hybrid...         0.00         0.00          0.00        100.00          0.00          0.00    0.30
6 Month ARM.....        36.92        43.08          0.00         20.00          0.00          0.00    0.11
                        -----        -----         -----        ------          ----          ----  ------
   Total:.......        32.26%        5.68%        45.17%        16.88%         0.00%         0.00% 100.00%
                        =====        =====         =====        ======          ====          ====  ======


                                     S-A-33

              PREPAYMENT PREMIUM DESCRIPTION--POOL 2 MORTGAGE LOANS


                                             NUMBER      AGGREGATE        PERCENTAGE OF     WEIGHTED    ADJUSTABLE
                                               OF        SCHEDULED      MORTGAGE LOANS BY    AVERAGE       RATE
                                            MORTGAGE     PRINCIPAL     AGGREGATE SCHEDULED    GROSS   MORTGAGE LOAN
      PREPAYMENT PREMIUM DESCRIPTION          LOANS       BALANCE       PRINCIPAL BALANCE    COUPON     PERCENTAGE
------------------------------------------  --------  ---------------  -------------------  --------  -------------
6 Mo. Interest on Amount Prepaid in Excess
of 20% of the Original Balance............     1,311  $190,952,764.54                43.51%    7.906%         77.20%
None......................................     1,370   141,590,926.32                32.26     8.886          75.52
2% of Unpaid Principal Balance............       459    57,831,925.53                13.18     8.868          87.45
1% of Unpaid Principal Balance............       115     9,755,090.67                 2.22     9.182          83.30
5% of Amount Prepaid......................        57     9,732,633.37                 2.22     7.922          69.15
Other.....................................       293    29,045,419.41                 6.62     8.544          71.75
                                               -----  ---------------               ------     -----          -----
   Total:.................................     3,605  $438,908,759.84               100.00%    8.420%         77.61%
                                               =====  ===============               ======     =====          =====

                                            NON-ZERO
                                            WEIGHTED  WEIGHTED
                                             AVERAGE   AVERAGE                  PRIMARY
                                             CREDIT   ORIGINAL       FULL       MORTGAGE
      PREPAYMENT PREMIUM DESCRIPTION          SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------------------------------  --------  --------  -------------  ---------
6 Mo. Interest on Amount Prepaid in Excess
of 20% of the Original Balance............       620     78.22%         67.67%     23.33%
None......................................       621     83.75          61.24      31.15
2% of Unpaid Principal Balance............       611     82.84          63.29      27.53
1% of Unpaid Principal Balance............       597     86.49          60.46      17.56
5% of Amount Prepaid......................       616     76.82          46.16      15.40
Other.....................................       605     81.06          74.81      14.49
                                                 ---     -----          -----      -----
   Total:.................................       617     80.96%         64.85%     25.52%
                                                 ===     =====          =====      =====

   GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 2 MORTGAGE LOANS

                                                                 PERCENTAGE OF               ADJUSTABLE
                                                AGGREGATE       ADJUSTABLE RATE    WEIGHTED     RATE
                               NUMBER OF        SCHEDULED      MORTGAGE LOANS BY    AVERAGE   MORTGAGE
                            ADJUSTABLE RATE     PRINCIPAL     AGGREGATE SCHEDULED    GROSS      LOAN
RANGE OF GROSS MARGINS (%)   MORTGAGE LOANS      BALANCE       PRINCIPAL BALANCE    COUPON   PERCENTAGE
--------------------------  ---------------  ---------------  -------------------  --------  ----------
Less than 3.001...........                1  $    120,800.00                 0.04%    5.480%     100.00%
3.001 to  3.500...........                1       213,835.46                 0.06     4.750      100.00
3.501 to  4.000...........               11     1,905,378.42                 0.56     6.670      100.00
4.001 to  4.500...........               14     2,758,064.29                 0.81     6.607      100.00
4.501 to  5.000...........               67    13,142,045.01                 3.86     7.221      100.00
5.001 to  5.500...........              176    31,202,732.50                 9.16     7.779      100.00
5.501 to  6.000...........              752   118,243,236.70                34.71     7.782      100.00
6.001 to  6.500...........              371    60,843,614.17                17.86     8.544      100.00
6.501 to  7.000...........              186    31,324,731.32                 9.20     8.407      100.00
7.001 to  7.500...........              128    19,612,735.06                 5.76     8.713      100.00
7.501 to  8.000...........              129    16,459,782.08                 4.83     8.986      100.00
8.001 to  8.500...........              189    26,570,718.57                 7.80     9.150      100.00
8.501 to  9.000...........               93    12,762,194.53                 3.75     9.558      100.00
9.001 to  9.500...........               28     3,076,314.61                 0.90     9.969      100.00
9.501 to 10.000...........               16     1,257,660.61                 0.37    10.444      100.00
Greater than 10.000.......               15     1,122,074.34                 0.33    11.280      100.00
                                      -----  ---------------               ------    ------      ------
   Total:.................            2,177  $340,615,917.67               100.00%    8.261%     100.00%
                                      =====  ===============               ======    ======      ======

                            NON-ZERO
                            WEIGHTED  WEIGHTED
                             AVERAGE   AVERAGE                  PRIMARY
                             CREDIT   ORIGINAL      FULL        MORTGAGE
RANGE OF GROSS MARGINS (%)    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------------  --------  --------  -------------  ---------
Less than 3.001...........       629     80.00%        100.00%      0.00%
3.001 to  3.500...........       715     74.98         100.00       0.00
3.501 to  4.000...........       695     76.79          73.41      32.37
4.001 to  4.500...........       663     80.69          54.89      37.85
4.501 to  5.000...........       640     76.59          82.47      21.16
5.001 to  5.500...........       648     79.10          49.99      27.62
5.501 to  6.000...........       616     81.41          78.62      39.39
6.001 to  6.500...........       609     80.63          49.38      30.98
6.501 to  7.000...........       601     77.76          49.98      14.86
7.001 to  7.500...........       589     77.52          54.95      17.64
7.501 to  8.000...........       589     79.80          57.73      21.38
8.001 to  8.500...........       586     80.82          58.40      24.03
8.501 to  9.000...........       587     84.09          44.58      25.06
9.001 to  9.500...........       572     80.64          50.36      17.21
9.501 to 10.000...........       593     87.16          58.17      19.42
Greater than 10.000.......       587     92.52          81.73      10.90
                                 ---     -----          -----      -----
   Total:.................       611     80.30%         62.54%     29.53%
                                 ===     =====          =====      =====

          The weighted average Gross Margin for Adjustable Rate Mortgage Loans in Pool 2 is approximately 6.440%.


                                     S-A-34

   MAXIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 2 MORTGAGE LOANS

                                                            PERCENTAGE OF
                                           AGGREGATE       ADJUSTABLE RATE
                          NUMBER OF        SCHEDULED      MORTGAGE LOANS BY                     ADJUSTABLE RATE
      RANGE OF         ADJUSTABLE RATE     PRINCIPAL     AGGREGATE SCHEDULED  WEIGHTED AVERAGE   MORTGAGE LOAN
  MAXIMUM RATES (%)     MORTGAGE LOANS      BALANCE       PRINCIPAL BALANCE     GROSS COUPON       PERCENTAGE
---------------------  ---------------      -------      -------------------  ----------------  ---------------
10.501 to 11.000.....                7  $  1,918,858.90                 0.56%            4.945%          100.00%
11.001 to 11.500.....               11     2,812,385.01                 0.83             5.152           100.00
11.501 to 12.000.....               13     3,656,201.23                 1.07             6.039           100.00
12.001 to 12.500.....               59    14,131,511.42                 4.15             6.346           100.00
12.501 to 13.000.....              153    31,421,853.91                 9.23             6.660           100.00
13.001 to 13.500.....              159    30,766,390.75                 9.03             7.032           100.00
13.501 to 14.000.....              236    42,398,325.38                12.45             7.417           100.00
14.001 to 14.500.....              224    37,027,358.17                10.87             8.095           100.00
14.501 to 15.000.....              240    35,774,171.43                10.50             8.458           100.00
15.001 to 15.500.....              225    31,767,892.34                 9.33             8.817           100.00
15.501 to 16.000.....              248    35,773,733.90                10.50             9.106           100.00
16.001 to 16.500.....              186    25,135,684.65                 7.38             9.363           100.00
16.501 to 17.000.....              173    24,428,864.61                 7.17             9.808           100.00
17.001 to 17.500.....              102    10,071,521.80                 2.96            10.312           100.00
17.501 to 18.000.....               65     7,005,449.29                 2.06            10.743           100.00
18.001 to 18.500.....               32     2,661,210.83                 0.78            11.261           100.00
18.501 to 19.000.....               27     2,461,983.85                 0.72            11.680           100.00
19.001 to 19.500.....               15     1,312,884.42                 0.39            12.200           100.00
Greater than 19.500..                2        89,635.78                 0.03            12.766           100.00
                                 -----  ---------------               ------            ------           ------
   Total:............            2,177  $340,615,917.67               100.00%            8.261%          100.00%
                                 =====  ===============               ======            ======           ======



                           NON-ZERO
      RANGE OF         WEIGHTED AVERAGE   WEIGHTED AVERAGE       FULL      PRIMARY MORTGAGE
  MAXIMUM RATES (%)      CREDIT SCORE       ORIGINAL CLTV   DOCUMENTATION     INSURANCE
---------------------  ----------------   ----------------  -------------  ----------------
10.501 to 11.000.....               680              68.29%        100.00%             0.00%
11.001 to 11.500.....               645              74.06          89.55             20.44
11.501 to 12.000.....               672              78.15         100.00             46.76
12.001 to 12.500.....               635              80.66          84.52             50.54
12.501 to 13.000.....               632              75.65          79.04             31.09
13.001 to 13.500.....               621              76.17          69.74             19.72
13.501 to 14.000.....               616              78.91          68.98             29.69
14.001 to 14.500.....               607              79.18          56.39             24.92
14.501 to 15.000.....               603              79.26          56.26             19.09
15.001 to 15.500.....               598              81.26          64.32             27.94
15.501 to 16.000.....               605              82.44          57.21             32.44
16.001 to 16.500.....               609              84.47          51.56             35.07
16.501 to 17.000.....               600              84.82          45.12             43.34
17.001 to 17.500.....               584              85.75          58.54             27.95
17.501 to 18.000.....               614              84.82          40.83             35.39
18.001 to 18.500.....               584              87.95          43.74             29.07
18.501 to 19.000.....               568              85.62          34.25             22.17
19.001 to 19.500.....               579              89.78          54.53             14.67
Greater than 19.500..               535              87.39         100.00              0.00
                                    ---              -----         ------             -----
   Total:............               611              80.30%         62.54%            29.53%
                                    ===              =====         ======             =====

          The weighted average Maximum Rate for Adjustable Rate Mortgage Loans in Pool 2 is approximately 14.721%.


                                     S-A-35

   MINIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 2 MORTGAGE LOANS

                                                   PERCENTAGE
                                                       OF
                                                   ADJUSTABLE
                                                      RATE
                                                    MORTGAGE
                       NUMBER OF                    LOANS BY             ADJUSTABLE  NON-ZERO
                      ADJUSTABLE     AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                         RATE        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
       RANGE OF        MORTGAGE      PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL      MORTGAGE
  MINIMUM RATES (%)      LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  ----------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
 Less than 5.501....          12  $  2,600,445.91        0.76%    5.497%     100.00%      681     72.00%         68.50%      8.95%
 5.501 to  6.000....          46    12,698,073.76        3.73     5.692      100.00       648     70.44          97.02      20.57
 6.001 to  6.500....         106    24,239,944.98        7.12     6.413      100.00       617     75.92          85.28      36.43
 6.501 to  7.000....         179    38,542,550.73       11.32     6.781      100.00       625     77.58          80.36      36.82
 7.001 to  7.500....         164    29,193,947.57        8.57     7.352      100.00       627     78.46          69.47      19.96
 7.501 to  8.000....         264    41,033,020.77       12.05     7.811      100.00       618     79.70          59.24      22.34
 8.001 to  8.500....         284    46,094,943.53       13.53     8.323      100.00       608     80.23          56.17      28.09
 8.501 to  9.000....         311    47,244,952.15       13.87     8.818      100.00       605     81.69          57.36      29.58
 9.001 to  9.500....         279    37,222,890.04       10.93     9.300      100.00       600     82.89          52.88      31.03
 9.501 to 10.000....         257    34,832,935.39       10.23     9.754      100.00       594     84.53          48.55      39.76
10.001 to 10.500....         120    11,865,696.89        3.48    10.265      100.00       581     85.73          60.40      26.51
10.501 to 11.000....          76     8,354,785.80        2.45    10.734      100.00       607     82.61          37.02      33.01
11.001 to 11.500....          35     2,827,226.10        0.83    11.261      100.00       584     87.87          42.66      27.36
11.501 to 12.000....          27     2,461,983.85        0.72    11.680      100.00       568     85.62          34.25      22.17
12.001 to 12.500....          15     1,312,884.42        0.39    12.200      100.00       579     89.78          54.53      14.67
12.501 to 13.000....           2        89,635.78        0.03    12.766      100.00       535     87.39         100.00       0.00
                           -----  ---------------      ------    ------      ------       ---     -----         ------      -----
   Total:...........       2,177  $340,615,917.67      100.00%    8.261%     100.00%      611     80.30%         62.54%     29.53%
                           =====  ===============      ======    ======      ======       ===     =====         ======      =====

          The weighted average Minimum Rate for Adjustable Rate Mortgage Loans in Pool 2 is approximately 8.248%.

              MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE
                      MORTGAGE LOANS--POOL 2 MORTGAGE LOANS

                                                   PERCENTAGE
                                                       OF
                                                   ADJUSTABLE
                                                      RATE
                                                    MORTGAGE
                       NUMBER OF                    LOANS BY             ADJUSTABLE  NON-ZERO
                      ADJUSTABLE     AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                         RATE        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
 RANGE OF MONTHS TO    MORTGAGE      PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL      MORTGAGE
NEXT RATE ADJUSTMENT     LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  ----------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
 1 to 12............           3  $    474,426.06        0.14%    5.900%     100.00%      584     73.84%        100.00%     36.92%
13 to 24............       1,938   301,326,320.99       88.47     8.332      100.00       611     80.39          61.79      28.68
25 to 36............         229    37,498,335.56       11.01     7.765      100.00       608     80.21          68.38      37.35
Greater than 36.....           7     1,316,835.06        0.39     7.217      100.00       661     65.90          54.15       0.00
                           -----  ---------------      ------     -----      ------       ---     -----         ------      -----
   Total:...........       2,177  $340,615,917.67      100.00%    8.261%     100.00%      611     80.30%         62.54%     29.53%
                           =====  ===============      ======     =====      ======       ===     =====         ======      =====


                                     S-A-36

    INITIAL CAP OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 2 MORTGAGE LOANS

                                                   PERCENTAGE
                                                       OF
                                                   ADJUSTABLE
                                                      RATE
                                                    MORTGAGE
                       NUMBER OF                    LOANS BY             ADJUSTABLE  NON-ZERO
                      ADJUSTABLE     AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                         RATE        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                       MORTGAGE      PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL      MORTGAGE
   INITIAL CAP (%)       LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  ----------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
1.000...............           8  $  1,112,974.07        0.33%    7.852%     100.00%      567     77.23%         71.76%     24.14%
1.500...............         247    35,711,842.52       10.48     8.388      100.00       595     76.27          63.70      18.42
2.000...............         245    35,454,219.04       10.41     7.172      100.00       603     84.45          85.09      65.78
3.000...............       1,676   268,236,426.98       78.75     8.390      100.00       615     80.31          59.36      26.26
6.000...............           1       100,455.06        0.03     9.950      100.00       526     75.00         100.00       0.00
                           -----  ---------------      ------     -----      ------       ---     -----         ------      -----
   Total:...........       2,177  $340,615,917.67      100.00%    8.261%     100.00%      611     80.30%         62.54%     29.53%
                           =====  ===============      ======     =====      ======       ===     =====         ======      =====

          The weighted average Initial Cap for Adjustable Rate Mortgage Loans in Pool 2 is approximately 2.733%.

    PERIODIC CAP OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 2 MORTGAGE LOANS

                                                   PERCENTAGE
                                                       OF
                                                   ADJUSTABLE
                                                      RATE
                                                    MORTGAGE
                       NUMBER OF                    LOANS BY             ADJUSTABLE  NON-ZERO
                      ADJUSTABLE     AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                         RATE        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                       MORTGAGE      PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL      MORTGAGE
  PERIODIC CAP (%)       LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  ----------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
1.000...............       1,860  $295,207,499.54       86.67%    8.232%     100.00%      613     80.57%         62.48%     31.17%
1.500...............         316    45,302,109.50       13.30     8.458      100.00       598     78.60          62.89      18.96
2.000...............           1       106,308.63        0.03     6.500      100.00       572     80.00         100.00       0.00
                           -----  ---------------      ------     -----      ------       ---     -----         ------      -----
   Total:...........       2,177  $340,615,917.67      100.00%    8.261%     100.00%      611     80.30%         62.54%     29.53%
                           =====  ===============      ======     =====      ======       ===     =====         ======      =====

          The weighted average Periodic Cap for Adjustable Rate Mortgage Loans in Pool 2 is approximately 1.067%.


                                     S-A-37

                              POOL 3 MORTGAGE LOANS

                        LOAN TYPE--POOL 3 MORTGAGE LOANS

                                               PERCENTAGE OF
                                                  MORTGAGE
                                                  LOANS BY              ADJUSTABLE  NON-ZERO
                     NUMBER       AGGREGATE      AGGREGATE    WEIGHTED     RATE     WEIGHTED  WEIGHTED
                       OF         SCHEDULED      SCHEDULED     AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
FULLY AMORTIZING    MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
   LOAN TYPE          LOANS        BALANCE        BALANCE      COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
------------------  --------  ---------------  -------------  --------  ----------  --------  --------  -------------  ---------
2/28 ARM
   (LIBOR)........     1,710  $345,367,559.16          28.56%    8.524%     100.00%      613     81.76%         51.15%      27.18%
Fixed Rate -
   30 Year........       680   103,411,393.85           8.55     7.833        0.00       609     77.55          76.59       33.49
3/27 ARM (LIBOR)..       255    50,886,267.23           4.21     7.873      100.00       600     82.66          68.80       39.73
Fixed Rate -
   20 Year........        80     4,519,838.32           0.37     8.936        0.00       653     81.21          80.32        1.41
6 Month ARM
   (LIBOR)........        11     3,298,965.58           0.27     7.586      100.00       622     80.26          39.27        9.93
Fixed Rate -
   15 Year........        51     3,104,006.46           0.26     9.465        0.00       625     78.42          70.99       12.63
2/38 ARM (LIBOR)..         6     1,523,132.92           0.13     8.019      100.00       612     90.85          39.16        9.12
5/25 ARM (LIBOR)..         3       874,553.33           0.07     7.292      100.00       644     79.28          36.18        0.00
Fixed Rate -
   10 Year........         6       211,277.36           0.02     9.042        0.00       627     83.80          60.88       18.66
2/13 ARM (LIBOR)..         1        54,500.27           0.00    11.150      100.00       565     65.00           0.00        0.00
                       -----  ---------------          -----    ------      ------       ---     -----          -----       -----
   Subtotal:......     2,803  $513,251,494.48          42.45%    8.321%      78.33%      612     80.98%         58.26%      29.16%
                       -----  ---------------          -----    ------      ------       ---     -----          -----       -----

                                                 PERCENTAGE OF
                                                    MORTGAGE
                                                    LOANS BY              ADJUSTABLE  NON-ZERO
                       NUMBER       AGGREGATE      AGGREGATE    WEIGHTED     RATE     WEIGHTED  WEIGHTED
                         OF         SCHEDULED      SCHEDULED     AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                      MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
  BALLOON LOAN TYPE     LOANS        BALANCE        BALANCE      COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  --------  ---------------  -------------  --------  ----------  --------  --------  -------------  ---------
2/28 ARM (LIBOR) -
   30/40 Year
   Balloon..........       722  $235,416,550.53          19.47%    8.370%     100.00%      603     82.59%         52.33%     35.34%
Fixed Rate - 15/30
   Year Balloon.....     1,009    85,681,238.85           7.09    10.871        0.00       667     96.87          48.98       0.00
Fixed Rate - 30/40
   Year Balloon.....        40    12,272,097.68           1.01     7.702        0.00       622     77.87          55.14      32.17
3/27 ARM (LIBOR) -
   30/40 Year
   Balloon..........        23     6,998,690.55           0.58     8.204      100.00       599     84.80          73.52      60.26
                         -----  ---------------          -----    ------      ------       ---     -----          -----      -----
   Subtotal:........     1,794  $340,368,577.61          28.15%    8.972%      71.22%      620     86.06%         52.02%     26.84%
                         -----  ---------------          -----    ------      ------       ---     -----          -----      -----

                                                     PERCENTAGE
                                                         OF
                                                      MORTGAGE
                                                      LOANS BY             ADJUSTABLE  NON-ZERO
                         NUMBER        AGGREGATE     AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                           OF          SCHEDULED     SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
   INTEREST-ONLY        MORTGAGE       PRINCIPAL     PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
     LOAN TYPE            LOANS         BALANCE       BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
----------------------  --------  -----------------  ----------  --------  ----------  --------  --------  -------------  ---------
2/28 ARM (LIBOR)......       916  $  318,016,351.55       26.30%    7.832%     100.00%      652     82.05%         42.10%     20.05%
3/27 ARM (LIBOR)......        63      21,175,342.41        1.75     7.141      100.00       648     79.38          57.72      17.04
Fixed Rate - 30 Year..        58      16,158,966.08        1.34     7.151        0.00       627     78.25          79.63      24.85
5/25 ARM (LIBOR)......         1         133,550.00        0.01     6.500      100.00       611     79.99         100.00       0.00
                           -----  -----------------      ------     -----      ------       ---     -----         ------      -----
   Subtotal:..........     1,038  $  355,484,210.04       29.40%    7.759%      95.45%      651     81.72%         44.76%     20.09%
                           -----  -----------------      ------     -----      ------       ---     -----         ------      -----
      Total:..........     5,635  $1,209,104,282.13      100.00%    8.339%      81.36%      625     82.63%         52.54%     25.84%
                           =====  =================      ======     =====      ======       ===     =====         ======      =====


                                     S-A-38

               ORIGINAL INTEREST-ONLY TERM--POOL 3 MORTGAGE LOANS

                                                    PERCENTAGE
                                                        OF
                                                     INTEREST-
                                                       ONLY
                                                     MORTGAGE
                                                     LOANS BY             ADJUSTABLE  NON-ZERO
                          NUMBER       AGGREGATE     AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
ORIGINAL INTEREST-ONLY      OF         SCHEDULED     SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
TERM FOR INTEREST-ONLY   MORTGAGE      PRINCIPAL     PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
MORTGAGE LOANS (MONTHS)    LOANS        BALANCE       BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-----------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
 24....................       177  $ 53,454,180.89      15.04%    7.677%     100.00%       639    80.22%         56.98%      9.78%
 36....................        40    13,326,916.04       3.75     6.899      100.00        641    77.95          63.61      18.59
 60....................       818   287,496,151.54      80.87     7.815       94.75        653    82.15          41.38      21.93
120....................         3     1,206,961.57       0.34     7.633       10.93        634    85.35         100.00      53.69
                            -----  ---------------     ------     -----      ------        ---    -----         ------      -----
   Total:..............     1,038  $355,484,210.04     100.00%    7.759%      95.45%       651    81.72%         44.76%     20.09%
                            =====  ===============     ======     =====      ======        ===    =====         ======      =====

                ORIGINAL AMORTIZATION TERM--POOL 3 MORTGAGE LOANS

                                                      PERCENTAGE
                                                          OF
                                                       MORTGAGE
                                                       LOANS BY             ADJUSTABLE  NON-ZERO
                          NUMBER       AGGREGATE       AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                            OF         SCHEDULED       SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                         MORTGAGE      PRINCIPAL       PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
   AMORTIZATION TERM       LOANS        BALANCE         BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-----------------------  --------  -----------------  ----------  --------  ----------  --------  --------  -------------  ---------
30 Year Amortization...     3,668  $  589,519,978.00      48.76%    8.681%      67.92%       619    83.28%         56.73%     25.28%
Interest Only..........     1,038     355,484,210.04      29.40     7.759       95.45        651    81.72          44.76      20.09
40 Year Amortization...       791     256,210,471.68      21.19     8.331       95.21        604    82.48          52.97      35.72
20 Year Amortization...        80       4,519,838.32       0.37     8.936        0.00        653    81.21          80.32       1.41
15 Year Amortization...        52       3,158,506.73       0.26     9.494        1.73        624    78.19          69.76      12.41
10 Year Amortization...         6         211,277.36       0.02     9.042        0.00        627    83.80          60.88      18.66
                            -----  -----------------     ------     -----       -----        ---    -----          -----      -----
      Total:...........     5,635  $1,209,104,282.13     100.00%    8.339%      81.36%       625    82.63%         52.54%     25.84%
                            =====  =================     ======     =====       =====        ===    =====          =====      =====


                                     S-A-39

        CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES--POOL 3 MORTGAGE LOANS

                                                           PERCENTAGE
                                                               OF
                                                            MORTGAGE
                                                            LOANS BY             ADJUSTABLE
                               NUMBER       AGGREGATE       AGGREGATE  WEIGHTED     RATE
                                 OF         SCHEDULED       SCHEDULED   AVERAGE   MORTGAGE
     RANGE OF SCHEDULED       MORTGAGE      PRINCIPAL       PRINCIPAL    GROSS      LOAN
   PRINCIPAL BALANCES ($)       LOANS        BALANCE         BALANCE    COUPON   PERCENTAGE
----------------------------  --------  -----------------  ----------  --------  ----------
      0.01 to  50,000.00 ...       485  $   17,029,850.94        1.41%   10.343%      27.42%
 50,000.01 to 100,000.00 ...     1,197      90,132,050.36        7.45     9.743       36.23
100,000.01 to 150,000.00 ...       968     118,952,403.34        9.84     9.205       52.57
150,000.01 to 200,000.00 ...       618     108,115,163.90        8.94     8.567       81.30
200,000.01 to 250,000.00 ...       532     119,380,373.71        9.87     8.234       86.38
250,000.01 to 300,000.00 ...       385     105,929,927.60        8.76     8.108       90.16
300,000.01 to 350,000.00 ...       329     106,438,331.18        8.80     8.074       92.11
350,000.01 to 400,000.00 ...       225      84,011,666.57        6.95     8.091       91.95
400,000.01 to 450,000.00 ...       255     109,363,739.18        9.05     7.978       89.84
450,000.01 to 500,000.00 ...       242     114,742,650.35        9.49     7.714       92.07
500,000.01 to 550,000.00 ...       162      85,065,446.86        7.04     7.837       92.01
550,000.01 to 600,000.00 ...       111      64,073,316.96        5.30     7.929       91.94
600,000.01 to 650,000.00 ...        64      39,923,015.61        3.30     8.337       92.18
Greater than 650,000.00 ....        62      45,946,345.57        3.80     7.857       96.18
                                 -----  -----------------      ------    ------       -----
   Total: ..................     5,635  $1,209,104,282.13      100.00%    8.339%      81.36%
                                 =====  =================      ======    ======       =====




                              NON-ZERO
                              WEIGHTED  WEIGHTED
                               AVERAGE   AVERAGE                  PRIMARY
     RANGE OF SCHEDULED        CREDIT   ORIGINAL       FULL       MORTGAGE
   PRINCIPAL BALANCES ($)       SCORE     CLTV    DOCUMENTATION  INSURANCE
----------------------------  --------  --------  -------------  ---------
      0.01 to  50,000.00 ...       634     81.79%         66.41%      8.75%
 50,000.01 to 100,000.00 ...       620     86.83          64.56      12.19
100,000.01 to 150,000.00 ...       618     84.43          60.58      12.90
150,000.01 to 200,000.00 ...       610     79.26          54.82      14.66
200,000.01 to 250,000.00 ...       620     80.37          52.14      20.64
250,000.01 to 300,000.00 ...       626     81.21          42.92      20.38
300,000.01 to 350,000.00 ...       628     81.95          40.69      25.03
350,000.01 to 400,000.00 ...       629     81.47          41.08      25.10
400,000.01 to 450,000.00 ...       625     83.72          50.56      42.77
450,000.01 to 500,000.00 ...       631     82.43          47.47      38.07
500,000.01 to 550,000.00 ...       629     83.12          51.90      39.73
550,000.01 to 600,000.00 ...       632     82.74          58.63      37.69
600,000.01 to 650,000.00 ...       635     86.81          51.52      29.76
Greater than 650,000.00 ....       651     84.05          80.10      31.62
                                   ---     -----          -----      -----
   Total: ..................       625     82.63%         52.54%     25.84%
                                   ===     =====          =====      =====

          The average Cut-off Date Scheduled Principal Balance for the Mortgage Loans in Pool 3 is approximately $214,570.


                                     S-A-40

                     MORTGAGE RATES--POOL 3 MORTGAGE LOANS*

                                                    PERCENTAGE
                                                        OF
                                                     MORTGAGE
        RANGE OF                                     LOANS BY             ADJUSTABLE  NON-ZERO
     MORTGAGE RATES       NUMBER       AGGREGATE     AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
     ON ADJUSTABLE          OF         SCHEDULED     SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
     RATE MORTGAGE       MORTGAGE      PRINCIPAL     PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
       LOANS (%)           LOANS        BALANCE       BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-----------------------  --------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
Less than  5.501.......        22  $  9,582,748.65        0.79%    5.113%     100.00%      667     76.53%         90.68%     25.46%
 5.501 to  6.000.......        14     5,180,658.77        0.43     5.907      100.00       640     82.97          90.42      55.97
 6.001 to  6.500.......        52    19,688,763.48        1.63     6.373      100.00       637     80.36          72.06      36.52
 6.501 to  7.000.......       244    86,938,217.95        7.19     6.844      100.00       649     80.55          72.06      20.99
 7.001 to  7.500.......       450   145,495,230.65       12.03     7.327      100.00       641     80.47          56.43      17.73
 7.501 to  8.000.......       744   220,556,632.07       18.24     7.801      100.00       627     81.10          44.45      24.94
 8.001 to  8.500.......       620   161,014,974.95       13.32     8.306      100.00       619     81.43          45.14      27.31
 8.501 to  9.000.......       593   147,231,748.26       12.18     8.779      100.00       614     82.50          44.21      32.83
 9.001 to  9.500.......       344    70,725,694.29        5.85     9.292      100.00       606     84.62          40.78      39.59
 9.501 to 10.000 ......       332    70,802,886.65        5.86     9.761      100.00       597     85.61          46.17      33.94
10.001 to 10.500 ......       151    26,368,905.05        2.18    10.280      100.00       597     86.88          42.09      20.06
10.501 to 11.000 ......        80    12,269,471.07        1.01    10.739      100.00       622     90.49          32.91      45.42
Greater than 11.000 ...        65     7,889,531.69        0.65    11.620      100.00       576     87.66          46.36      32.74
                            -----  ---------------       -----    ------      ------       ---     -----          -----      -----
   Subtotal: ..........     3,711  $983,745,463.53       81.36%    8.193%     100.00%      624     82.07%         49.65%     27.38%
                            =====  ===============       =====    ======      ======       ===     =====          =====      =====

                                                     PERCENTAGE
                                                         OF
                                                      MORTGAGE
        RANGE OF                                      LOANS BY             ADJUSTABLE  NON-ZERO
     MORTGAGE RATES      NUMBER       AGGREGATE       AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
     ON FIXED RATE         OF         SCHEDULED       SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
        MORTGAGE        MORTGAGE      PRINCIPAL       PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
       LOANS (%)          LOANS        BALANCE         BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
----------------------  --------  -----------------  ----------  --------  ----------  --------  --------  -------------  ---------
 5.501 to  6.000 .....        24  $    9,243,068.95        0.76%    5.943%       0.00%   654        73.31%         91.44%     16.60%
 6.001 to  6.500 .....        51      13,062,006.67        1.08     6.350        0.00    643        71.87          81.72      24.06
 6.501 to  7.000 .....       103      23,645,854.85        1.96     6.801        0.00    628        74.99          76.16      33.12
 7.001 to  7.500 .....       108      22,682,994.58        1.88     7.308        0.00    620        78.67          85.19      38.32
 7.501 to  8.000 .....       152      23,613,060.59        1.95     7.812        0.00    603        79.37          73.72      31.54
 8.001 to  8.500 .....       128      15,445,751.85        1.28     8.292        0.00    601        76.73          72.85      27.63
 8.501 to  9.000 .....       136      13,277,467.36        1.10     8.814        0.00    612        80.37          67.31      22.47
 9.001 to  9.500 .....        98      10,962,882.22        0.91     9.330        0.00    621        84.99          73.28      26.01
 9.501 to 10.000 .....       181      14,305,652.34        1.18     9.836        0.00    651        90.77          69.64      15.11
10.001 to 10.500 .....       195      16,888,358.81        1.40    10.300        0.00    665        95.85          67.37       5.29
10.501 to 11.000 .....       240      20,398,085.69        1.69    10.811        0.00    653        94.70          49.24       3.36
Greater than 11.000 ..       508      41,833,634.69        3.46    11.754        0.00    650        97.69          31.76       1.43
                           -----  -----------------      ------    ------       -----    ---        -----          -----      -----
   Subtotal: .........     1,924  $  225,358,818.60       18.64%    8.978%       0.00%   634        85.06%         65.12%     19.12%
                           -----  -----------------      ------    ------       -----    ---        -----          -----      -----
      Total: .........     5,635  $1,209,104,282.13      100.00%    8.339%      81.36%   625        82.63%         52.54%     25.84%
                           =====  =================      ======    ======       =====    ===        =====          =====      =====

          The weighted average Mortgage Rate for Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans in Pool 3 is approximately 8.193% and 8.978%, respectively.

-----------
*   Reflects the Mortgage Rates for the Mortgage Loans as of the Cut-off Date.


                                     S-A-41

                ORIGINAL TERMS TO MATURITY--POOL 3 MORTGAGE LOANS

                                            PERCENTAGE
                                                OF
                                             MORTGAGE
   RANGE OF                                  LOANS BY             ADJUSTABLE  NON-ZERO
   ORIGINAL     NUMBER       AGGREGATE       AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
   TERMS TO       OF         SCHEDULED       SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
   MATURITY    MORTGAGE      PRINCIPAL       PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
   (MONTHS)      LOANS        BALANCE         BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------  --------  -----------------  ----------  --------  ----------  --------  --------  -------------  ---------
  1 to 180 ..     1,067  $   89,051,022.94        7.37%   10.818%       0.06%      665     96.18%         49.74%      0.48%
181 to 240 ..        80       4,519,838.32        0.37     8.936        0.00       653     81.21          80.32       1.41
241 to 360 ..     4,482   1,114,010,287.95       92.14     8.139       88.17       622     81.54          52.66      27.99
361 to 480 ..         6       1,523,132.92        0.13     8.019      100.00       612     90.85          39.16       9.12
                  -----  -----------------      ------    ------      ------       ---     -----          -----      -----
   Total: ...     5,635  $1,209,104,282.13      100.00%    8.339%      81.36%      625     82.63%         52.54%     25.84%
                  =====  =================      ======    ======      ======       ===     =====          =====      =====

          The weighted average original term to maturity for the Mortgage Loans in Pool 3 is approximately 346 months.

               REMAINING TERMS TO MATURITY--POOL 3 MORTGAGE LOANS

                                            PERCENTAGE
                                                OF
                                             MORTGAGE
   RANGE OF                                  LOANS BY             ADJUSTABLE  NON-ZERO
  REMAINING     NUMBER       AGGREGATE       AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
   TERMS TO       OF         SCHEDULED       SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
   MATURITY    MORTGAGE      PRINCIPAL       PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
   (MONTHS)      LOANS        BALANCE         BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------  --------  -----------------  ----------  --------  ----------  --------  --------  -------------  ---------
  1 to 180 ..     1,067  $   89,051,022.94        7.37%   10.818%       0.06%      665     96.18%         49.74%      0.48%
181 to 240 ..        80       4,519,838.32        0.37     8.936        0.00       653     81.21          80.32       1.41
241 to 360 ..     4,482   1,114,010,287.95       92.14     8.139       88.17       622     81.54          52.66      27.99
361 to 480 ..         6       1,523,132.92        0.13     8.019      100.00       612     90.85          39.16       9.12
                  -----  -----------------      ------    ------      ------       ---     -----          -----      -----
   Total: ...     5,635  $1,209,104,282.13      100.00%    8.339%      81.36%      625     82.63%         52.54%     25.84%
                  =====  =================      ======    ======      ======       ===     =====          =====      =====

          The weighted average remaining term to maturity for the Mortgage Loans in Pool 3 is approximately 344 months.


                                     S-A-42

          ORIGINAL COMBINED LOAN-TO-VALUE RATIOS--POOL 3 MORTGAGE LOANS

                                                    PERCENTAGE
                                                        OF
                                                     MORTGAGE
 RANGE OF ORIGINAL                                   LOANS BY             ADJUSTABLE  NON-ZERO
 COMBINED LOAN-TO-      NUMBER       AGGREGATE       AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
  VALUE RATIOS OF         OF         SCHEDULED       SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
FIRST LIEN MORTGAGE    MORTGAGE      PRINCIPAL       PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
     LOANS (%)           LOANS        BALANCE         BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
---------------------  --------  -----------------  ----------  --------  ----------  --------  --------  -------------  ---------
Less than 60.001.....       257  $   44,831,272.03        3.71%    7.842%      68.42%      584     50.73%         71.77%      0.00%
60.001 to 70.000.....       304      61,715,547.59        5.10     8.015       71.60       580     66.94          52.68       0.00
70.001 to 80.000.....     2,314     589,926,132.00       48.79     7.925       91.02       636     79.20          44.05       0.00
80.001 to 85.000
   With Primary
      Mortgage
      Insurance:.....       395      99,702,808.86        8.25     8.150       82.76       595     84.49          65.36     100.00
   Without Primary
      Mortgage
      Insurance:.....       202      31,092,465.89        2.57     8.963       96.64       548     84.80          78.97       0.00
85.001 to 90.000
   With Primary
      Mortgage
      Insurance:.....       425     129,270,141.04       10.69     8.085       85.59       628     89.64          56.45     100.00
   Without Primary
      Mortgage
      Insurance:.....       136      29,711,729.42        2.46     8.734       95.54       591     89.84          60.44       0.00
90.001 to 95.000
   With Primary
      Mortgage
      Insurance:.....       174      55,935,435.27        4.63     8.421       94.14       631     94.60          69.47     100.00
   Without Primary
      Mortgage
      Insurance:.....       148      31,050,671.77        2.57     9.093       95.02       601     94.83          83.71       0.00
95.001 to 100.000
   With Primary
      Mortgage
      Insurance:.....        88      27,536,548.26        2.28     9.306       85.45       672     99.94          34.46     100.00
   Without Primary
      Mortgage
      Insurance:.....        61      15,804,042.33        1.31     9.972       92.52       632     99.99          53.40       0.00
                          -----  -----------------       -----     -----       -----       ---     -----          -----      -----
      Subtotal:......     4,504  $1,116,576,794.46       92.35%    8.136%      88.10%      622     81.51%         52.66%     27.98%
                          -----  -----------------       -----     -----       -----       ---     -----          -----      -----

                                                    PERCENTAGE
                                                        OF
                                                     MORTGAGE
  RANGE OF ORIGINAL                                  LOANS BY             ADJUSTABLE  NON-ZERO
 COMBINED LOAN-TO-      NUMBER       AGGREGATE       AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
  VALUE RATIOS OF         OF         SCHEDULED       SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
     SECOND LIEN       MORTGAGE      PRINCIPAL       PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
  MORTGAGE LOANS (%)     LOANS        BALANCE         BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
---------------------  --------  -----------------  ----------  --------  ----------  --------  --------  -------------  ---------
Less than 60.001.....        45  $    1,897,900.19        0.16%    9.969%       0.00%      631     37.61%         98.42%      0.00%
60.001 to  70.000....        32       2,043,590.66        0.17     9.190        0.00       665     65.57          92.42       0.00
70.001 to  80.000....        44       3,111,910.28        0.26     9.504        0.00       645     76.34         100.00       0.00
80.001 to  85.000....        33       1,516,522.90        0.13    10.246        0.00       632     83.27          94.41       0.00
85.001 to  90.000....        62       3,037,383.85        0.25     9.727        0.00       653     89.14          72.74       0.00
90.001 to  95.000....        85       5,462,435.46        0.45    10.743        0.00       663     94.46          52.56       0.00
95.001 to 100.000....       830      75,457,744.33        6.24    10.960        0.00       669     99.89          44.89       0.00
                          -----  -----------------      ------    ------       -----       ---     -----         ------      -----
   Subtotal:.........     1,131  $   92,527,487.67        7.65%   10.787%       0.00%      666     96.12%         51.07%      0.00%
                          -----  -----------------      ------    ------       -----       ---     -----         ------      -----
      Total:.........     5,635  $1,209,104,282.13      100.00%    8.339%      81.36%      625     82.63%         52.54%     25.84%
                          =====  =================      ======    ======       =====       ===     =====         ======      =====

          The weighted average original Combined Loan-to-Value Ratio for First Lien Mortgage Loans and Second Lien Mortgage Loans in Pool 3 is approximately 81.51% and 96.12%, respectively.

                                     S-A-43

    ORIGINAL EFFECTIVE COMBINED LOAN-TO-VALUE RATIOS--POOL 3 MORTGAGE LOANS*

                                                    PERCENTAGE
                                                        OF
                                                     MORTGAGE
  RANGE OF ORIGINAL                                  LOANS BY             ADJUSTABLE  NON-ZERO
  EFFECTIVE COMBINED    NUMBER       AGGREGATE       AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
 LOAN-TO-VALUE RATIOS     OF         SCHEDULED       SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
    OF  FIRST LIEN     MORTGAGE      PRINCIPAL       PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
  MORTGAGE LOANS (%)     LOANS        BALANCE         BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
---------------------  --------  -----------------  ----------  --------  ----------  --------  --------  -------------  ---------
Less than 60.001.....     1,339  $  357,276,205.46       29.55%    8.219%      83.98%      617     84.89%         61.20%     87.45%
60.001 to 70.000.....       304      61,715,547.59        5.10     8.015       71.60       580     66.94          52.68       0.00
70.001 to 80.000.....     2,314     589,926,132.00       48.79     7.925       91.02       636     79.20          44.05       0.00
80.001 to 85.000
   Without Primary
      Mortgage
      Insurance:.....       202      31,092,465.89        2.57     8.963       96.64       548     84.80          78.97       0.00
85.001 to 90.000
    Without Primary
      Mortgage
      Insurance:.....       136      29,711,729.42        2.46     8.734       95.54       591     89.84          60.44       0.00
90.001 to 95.000
   Without Primary
      Mortgage
      Insurance:.....       148      31,050,671.77        2.57     9.093       95.02       601     94.83          83.71       0.00
95.001 to 100.000
   Without Primary
      Mortgage
      Insurance:.....        61      15,804,042.33        1.31     9.972       92.52       632     99.99          53.40       0.00
                          -----  -----------------       -----     -----       -----       ---     -----          -----      -----
      Subtotal:......     4,504  $1,116,576,794.46       92.35%    8.136%      88.10%      622     81.51%         52.66%     27.98%
                          -----  -----------------       -----     -----       -----       ---     -----          -----      -----

                                                    PERCENTAGE
                                                        OF
                                                     MORTGAGE
  RANGE OF ORIGINAL                                  LOANS BY             ADJUSTABLE  NON-ZERO
  EFFECTIVE COMBINED    NUMBER       AGGREGATE       AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
 LOAN-TO-VALUE RATIOS     OF         SCHEDULED       SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
    OF SECOND LIEN     MORTGAGE      PRINCIPAL       PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
  MORTGAGE LOANS (%)     LOANS        BALANCE         BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
---------------------  --------  -----------------  ----------  --------  ----------  --------  --------  -------------  ---------
Less than 60.001.....        45  $    1,897,900.19        0.16%    9.969%       0.00%      631     37.61%         98.42%      0.00%
60.001 to 70.000.....        32       2,043,590.66        0.17     9.190        0.00       665     65.57          92.42       0.00
70.001 to 80.000.....        44       3,111,910.28        0.26     9.504        0.00       645     76.34         100.00       0.00
80.001 to 85.000.....        33       1,516,522.90        0.13    10.246        0.00       632     83.27          94.41       0.00
 85.001 to 90.000....        62       3,037,383.85        0.25     9.727        0.00       653     89.14          72.74       0.00
 90.001 to 95.000....        85       5,462,435.46        0.45    10.743        0.00       663     94.46          52.56       0.00
 95.001 to 100.000...       830      75,457,744.33        6.24    10.960        0.00       669     99.89          44.89       0.00
                          -----  -----------------      ------    ------       -----       ---     -----         ------      -----
   Subtotal:.........     1,131  $   92,527,487.67        7.65%   10.787%       0.00%      666     96.12%         51.07%      0.00%
                          -----  -----------------      ------    ------       -----       ---     -----         ------      -----
      Total:.........     5,635  $1,209,104,282.13      100.00%    8.339%      81.36%      625     82.63%         52.54%     25.84%
                          =====  =================      ======    ======       =====       ===     =====         ======      =====

          The weighted average original effective Combined Loan-to-Value Ratio for First Lien Mortgage Loans and Second Lien Mortgage Loans in Pool 3 is approximately 73.03% and 96.12%, respectively.

----------
* Reflects the Combined Loan-to-Value Ratio, after taking any primary mortgage insurance into account.


                                     S-A-44

       ORIGINAL FULL COMBINED LOAN-TO-VALUE RATIOS--POOL 3 MORTGAGE LOANS*

                                                   PERCENTAGE
 RANGE OF ORIGINAL                                 OF MORTGAGE
   FULL COMBINED                                     LOANS BY             ADJUSTABLE  NON-ZERO
   LOAN-TO-VALUE       NUMBER      AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
  RATIOS OF  FIRST        OF        SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
   LIEN MORTGAGE      MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
     LOANS (%)          LOANS        BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  --------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
   Less than
      60.001........       256  $   44,696,294.72         3.70%    7.836%      68.32%      584     50.73%         71.69%      0.00%
60.001 to 70.000....       301      60,797,727.28         5.03     8.025       71.17       579     66.93          53.13       0.00
70.001 to 80.000....       763     170,230,550.83        14.08     8.104       78.55       591     77.50          59.15       0.00
80.001 to 85.000
   With Primary
   Mortgage
   Insurance: ......       374      94,273,539.25         7.80     8.119       81.98       594     84.47          67.13     100.00
   Without Primary
   Mortgage
   Insurance:.......       188      29,278,177.79         2.42     8.921       95.92       549     84.72          78.51       0.00
85.001 to 90.000
   With Primary
   Mortgage
   Insurance: ......       405     123,950,279.35        10.25     8.076       84.98       628     89.61          56.35     100.00
   Without Primary
   Mortgage
   Insurance:.......       129      31,559,451.25         2.61     8.590       95.80       594     88.31          57.65       0.00
90.001 to 95.000
   With Primary
   Mortgage
   Insurance: ......       182      55,909,647.47         4.62     8.412       93.78       631     94.40          68.27     100.00
   Without Primary
   Mortgage
   Insurance:.......       205      46,327,587.78         3.83     8.709       95.60       612     89.59          72.41       0.00
95.001 to
  100.000
   With Primary
   Mortgage
   Insurance:.......       121      38,311,467.36         3.17     9.090       89.54       657     96.71          39.63     100.00
   Without Primary
   Mortgage
   Insurance:.......     1,580     421,242,071.38        34.84     7.944       95.97       654     80.74          38.39       0.00
                         -----  -----------------        -----     -----       -----       ---     -----          -----     ------
       Subtotal:....     4,504  $1,116,576,794.46        92.35%    8.136%      88.10%      622     81.51%         52.66%     27.98%
                         -----  -----------------        ----      -----       -----       ---     -----          -----     ------

                                                   PERCENTAGE
                                                   OF MORTGAGE
  RANGE OF ORIGINAL                                  LOANS BY             ADJUSTABLE  NON-ZERO
    FULL COMBINED      NUMBER       AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
LOAN-TO-VALUE RATIOS     OF         SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
   OF SECOND LIEN     MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS       LOAN     CREDIT   ORIGINAL       FULL       MORTGAGE
 MORTGAGE LOANS (%)     LOANS        BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  --------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
   Less than
      60.001..              45  $    1,897,900.19         0.16%    9.969%       0.00%      631     37.61%         98.42%      0.00%
60.001 to   70.000..        32       2,043,590.66         0.17     9.190        0.00       665     65.57          92.42       0.00
70.001 to   80.000..        44       3,111,910.28         0.26     9.504        0.00       645     76.34         100.00       0.00
80.001 to   85.000..        33       1,516,522.90         0.13    10.246        0.00       632     83.27          94.41       0.00
85.001 to   90.000..        62       3,037,383.85         0.25     9.727        0.00       653     89.14          72.74       0.00
90.001 to   95.000..        85       5,462,435.46         0.45    10.743        0.00       663     94.46          52.56       0.00
95.001 to 100.000...       830      75,457,744.33         6.24    10.960        0.00       669     99.89          44.89       0.00
                         -----  -----------------       ------    ------       -----       ---     -----         ------      -----
      Subtotal:.....     1,131  $   92,527,487.67         7.65%   10.787%       0.00%      666     96.12%         51.07%      0.00%
                         -----  -----------------       ------    ------       -----       ---     -----         ------      -----
          Total:....     5,635  $1,209,104,282.13       100.00%    8.339%      81.36%      625     82.63%         52.54%     25.84%
                         =====  =================       ======    ======       =====       ===     =====         ======      =====

The weighted average original full Combined Loan-to-Value Ratio for First Lien Mortgage Loans and Second Lien Mortgage Loans in Pool 3 is approximately 89.16% and 96.12%, respectively.

----------
* Reflects the Combined Loan-to-Value Ratio, including any subordinate liens, whether or not such subordinate liens are owned by the Trust Fund.


                                     S-A-45

                      LIEN PRIORITY--POOL 3 MORTGAGE LOANS

                                                   PERCENTAGE
                                                   OF MORTGAGE
                                                     LOANS BY             ADJUSTABLE  NON-ZERO
                       NUMBER       AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                         OF         SCHEDULED       SCHEDULED   AVERAGE    MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                      MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
LIEN PRIORITY           LOANS        BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  --------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
1st Lien............     4,504  $1,116,576,794.46        92.35%    8.136%      88.10%      622     81.51%        52.66%      27.98%
2nd Lien............     1,131      92,527,487.67         7.65    10.787        0.00       666     96.12         51.07        0.00
                         -----  -----------------       ------    ------       -----       ---     -----         -----       -----
   Total:...........     5,635  $1,209,104,282.13       100.00%    8.339%      81.36%      625     82.63%        52.54%      25.84%
                         =====  =================       ======    ======       =====       ===     =====         =====       =====

                     DAYS DELINQUENT--POOL 3 MORTGAGE LOANS

                                                   PERCENTAGE
                                                   OF MORTGAGE
                                                     LOANS BY             ADJUSTABLE  NON-ZERO
                       NUMBER       AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                         OF         SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                      MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
DAYS DELINQUENT         LOANS        BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  --------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
Less than 30 days...     5,582  $1,202,070,239.88        99.42%    8.336%      81.38%      626     82.63%        52.62%      25.99%
30 to 59 days.......        53       7,034,042.25         0.58     8.906       77.39       575     83.34         38.87        0.00
                         -----  -----------------       ------     -----       -----       ---     -----         -----       -----
   Total:...........     5,635  $1,209,104,282.13       100.00%    8.339%      81.36%      625     82.63%        52.54%      25.84%
                         =====  =================       ======     =====       =====       ===     =====         =====       =====

          30-DAY DELINQUENCIES IN PAST 12 MONTHS--POOL 3 MORTGAGE LOANS

                                                   PERCENTAGE
                                                   OF MORTGAGE
                                                     LOANS BY             ADJUSTABLE  NON-ZERO
                       NUMBER       AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                         OF         SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
30-DAY DELINQUENCIES  MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
IN PAST 12 MONTHS       LOANS        BALANCE         BALANCE     COUPON   PERCENTAGE   SCORE      CLTV    DOCUMENTATION  INSURANCE
--------------------  --------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
None................     5,571  $1,200,483,311.34        99.29%    8.334%      81.39%      626     82.62%         52.61%     26.03%
1...................        57       7,739,549.54         0.64     9.002       75.67       583     84.20          40.67       0.00
2...................         3         286,809.37         0.02     9.932       95.41       511     84.90          55.43       0.00
3...................         3         511,300.51         0.04     7.471      100.00       523     81.57          41.86       0.00
4...................         1          83,311.37         0.01    13.625      100.00       487     85.00         100.00       0.00
                         -----  -----------------       ------    ------      ------       ---     -----         ------      -----
   Total:...........     5,635  $1,209,104,282.13       100.00%    8.339%      81.36%      625     82.63%         52.54%     25.84%
                         =====  =================       ======    ======      ======       ===     =====         ======      =====


                                     S-A-46

          60-DAY DELINQUENCIES IN PAST 12 MONTHS--POOL 3 MORTGAGE LOANS


                                             PERCENTAGE
                                            OF MORTGAGE
                                              LOANS BY             ADJUSTABLE  NON-ZERO
    60-DAY      NUMBER       AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
DELINQUENCIES     OF         SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
   IN PAST     MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
  12 MONTHS      LOANS        BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------  --------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
None.........     5,628  $1,208,358,973.54        99.94%    8.339%      81.35%      626     82.63%         52.51%     25.86%
1............         4         521,840.47         0.04     7.867       95.22       537     90.01          87.58       0.00
2............         1          59,653.05         0.00     8.350      100.00       485     80.00         100.00       0.00
3............         2         163,815.07         0.01    13.062      100.00       507     87.46         100.00       0.00
                  -----  -----------------       ------    ------      ------       ---     -----         ------      -----
   Total:....     5,635  $1,209,104,282.13       100.00%    8.339%      81.36%      625     82.63%         52.54%     25.84%
                  =====  =================       ======    ======      ======       ===     ======        ======      =====

         90+ DAY DELINQUENCIES IN PAST 12 MONTHS--POOL 3 MORTGAGE LOANS

                                             PERCENTAGE
                                            OF MORTGAGE
                                              LOANS BY             ADJUSTABLE  NON-ZERO
   90+ DAY      NUMBER       AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
DELINQUENCIES     OF         SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
   IN PAST     MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
  12 MONTHS      LOANS        BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------  --------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
None.........     5,635  $1,209,104,282.13       100.00%    8.339%      81.36%      625     82.63%         52.54%     25.84%
                  -----  -----------------       ------     -----       -----       ---     -----          -----      -----
   Total:....     5,635  $1,209,104,282.13       100.00%    8.339%      81.36%      625     82.63%         52.54%     25.84%
                  =====  =================       ======     =====       =====       ===     =====          =====      =====

                 GEOGRAPHIC DISTRIBUTION--POOL 3 MORTGAGE LOANS

                                             PERCENTAGE
                                            OF MORTGAGE
                                              LOANS BY             ADJUSTABLE  NON-ZERO
                NUMBER       AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                  OF         SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
               MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
   LOCATION      LOANS        BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-------------  --------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
California...     1,793  $  528,014,488.85        43.67%    8.049%      82.22%     634      82.63%         49.38%     27.61%
Florida......       576     104,365,804.52         8.63     8.381       76.98      619      81.66          49.91      26.24
New York.....       252      78,921,112.01         6.53     8.491       86.37      636      84.10          39.75      31.09
Illinois.....       225      50,350,658.81         4.16     8.918       89.63      621      84.60          60.86      27.79
Arizona......       247      47,330,630.89         3.91     8.439       84.13      620      80.69          49.15      22.35
New Jersey...       157      41,516,798.82         3.43     8.601       92.01      608      82.50          57.93      35.01
Texas........       298      35,405,976.16         2.93     8.615       70.48      618      83.90          54.04      12.96
Maryland.....       145      34,141,612.59         2.82     8.194       80.33      624      81.59          58.83      25.69
Nevada.......       127      27,568,979.76         2.28     8.364       82.61      638      82.81          49.55      23.91
Virginia.....       122      20,562,206.17         1.70     8.793       63.16      621      82.36          44.74      28.67
Other........     1,693     240,926,013.55        19.93     8.660       78.78      611      82.53          62.68      20.67
                  -----  -----------------       -------     -----      -----      ---      -----          -----      -----
   Total:....     5,635  $1,209,104,282.13       100.00%    8.339%      81.36%     625      82.63%         52.54%     25.84%
                  =====  =================       ======     =====       =====      ===      =====          =====      =====


                                     S-A-47

                      PROPERTY TYPE--POOL 3 MORTGAGE LOANS

                                                PERCENTAGE
                                                OF MORTGAGE
                                                  LOANS BY             ADJUSTABLE  NON-ZERO
                    NUMBER       AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                      OF         SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                   MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
PROPERTY TYPE        LOANS        BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-----------------  --------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
Single Family....     4,091  $  859,268,213.48        71.07%    8.286%      80.96%      623     82.27%         53.26%     26.56%
Planned Unit
   Development...       744     163,709,744.52        13.54     8.288       79.38       626     82.90          55.75      21.69
Two-to
  Four-Family....       393     104,883,774.56         8.67     8.759       86.78       636     84.56          43.59      29.00
Condominium......       400      79,894,341.93         6.61     8.471       83.13       633     83.50          49.43      22.90
Manufactured
   Housing.......         7       1,348,207.64         0.11     7.864       53.29       685     75.15          79.43       0.00
                      -----  -----------------       ------     -----       -----       ---     -----          -----      -----
   Total:........     5,635  $1,209,104,282.13       100.00%    8.339%      81.36%      625     82.63%         52.54%     25.84%
                      =====  =================       ======     =====       =====       ===     =====          =====      =====

                       LOAN PURPOSE--POOL 3 MORTGAGE LOANS

                                                 PERCENTAGE
                                                OF MORTGAGE
                                                  LOANS BY             ADJUSTABLE  NON-ZERO
                    NUMBER       AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                      OF         SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                   MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
   LOAN PURPOSE      LOANS        BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-----------------  --------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
Purchase.........     3,198  $  688,420,072.60        56.94%    8.462%      86.28%      646     84.88%         42.90%     19.22%
Cash Out
   Refinance.....     2,227     487,765,454.95        40.34     8.150       75.87       598     79.52          64.91      34.91
Rate/Term
   Refinance.....       210      32,918,754.58         2.72     8.560       60.01       608     81.64          70.62      29.97
                      -----  -----------------       ------     -----       -----       ---     -----          -----      -----
   Total:........     5,635  $1,209,104,282.13       100.00%    8.339%      81.36%      625     82.63%         52.54%     25.84%
                      =====  =================       ======     =====       =====       ===     =====          =====      =====

                     OCCUPANCY STATUS--POOL 3 MORTGAGE LOANS

                                                 PERCENTAGE
                                                OF MORTGAGE
                                                  LOANS BY             ADJUSTABLE  NON-ZERO
                    NUMBER       AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                      OF         SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                   MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
 OCCUPANCY STATUS    LOANS        BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
-----------------  --------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
Primary Home.....     5,005  $1,123,157,575.72        92.89%    8.273%      81.16%      625     82.48%         51.94%     24.91%
Investment.......       567      71,324,967.28         5.90     9.303       85.46       631     84.55          62.04      42.87
Second Home......        63      14,621,739.13         1.21     8.736       76.92       659     85.16          52.14      14.57
                      -----  -----------------       ------     -----       -----       ---     -----          -----      -----
   Total:........     5,635  $1,209,104,282.13       100.00%    8.339%      81.36%      625     82.63%         52.54%     25.84%
                      =====  =================       ======     =====       =====       ===     =====          =====      =====

                    LOAN DOCUMENTATION--POOL 3 MORTGAGE LOANS

                                                    PERCENTAGE
                                                   OF MORTGAGE
                                                     LOANS BY             ADJUSTABLE  NON-ZERO
                       NUMBER       AGGREGATE       AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                         OF         SCHEDULED       SCHEDULED    AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
        LOAN          MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
   DOCUMENTATION        LOANS        BALANCE         BALANCE     COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  --------  -----------------  -----------  --------  ----------  --------  --------  -------------  ---------
Full
   Documentation ...     3,182  $  635,212,201.51        52.54%    8.121%      76.90%      611     82.48%        100.00%     29.36%
Stated
   Documentation ...     2,346     545,302,170.50        45.10     8.588       85.88       642     82.60           0.00      20.69
Limited
   Documentation ...        88      24,362,690.76         2.01     8.257       93.67       619     87.07           0.00      47.64
No Documentation ...        19       4,227,219.36         0.35     9.440       98.93       699     82.83           0.00      36.75
                         -----  -----------------       ------     -----       -----       ---     -----         ------      -----
   Total: ..........     5,635  $1,209,104,282.13       100.00%    8.339%      81.36%      625     82.63%         52.54%     25.84%
                         =====  =================       ======     =====       =====       ===     =====         ======      =====

                                     S-A-48

                      CREDIT SCORES--POOL 3 MORTGAGE LOANS

                                      AGGREGATE         PERCENTAGE OF
                                      SCHEDULED       MORTGAGE LOANS BY                     ADJUSTABLE RATE
    RANGE OF         NUMBER OF        PRINCIPAL      AGGREGATE SCHEDULED  WEIGHTED AVERAGE   MORTGAGE LOAN
  CREDIT SCORES   MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE     GROSS COUPON       PERCENTAGE
----------------  --------------  -----------------  -------------------  ----------------  ---------------
460 to 499......              13  $    1,561,730.64                 0.13%            8.457%           92.96%
500 to 520......             217      39,148,566.08                 3.24             9.058            89.70
521 to 540......             317      58,262,598.74                 4.82             8.920            85.26
541 to 560......             334      64,666,100.20                 5.35             8.564            87.99
561 to 580......             448      94,815,793.65                 7.84             8.364            83.15
581 to 600......             516     106,245,708.05                 8.79             8.195            81.83
601 to 620......             768     171,837,318.27                14.21             8.294            79.97
621 to 640......             857     197,465,243.45                16.33             8.272            81.95
641 to 660......             778     172,088,731.34                14.23             8.288            80.22
661 to 680......             558     125,215,301.24                10.36             8.198            80.57
681 to 700......             347      77,308,158.10                 6.39             8.260            79.42
701 to 720......             188      41,635,349.44                 3.44             8.265            75.08
721 to 740......             118      21,972,671.02                 1.82             8.406            78.26
741 to 760......              86      20,537,392.57                 1.70             7.927            74.12
761 to 780......              53       8,590,861.62                 0.71             8.469            63.34
781 and above...              37       7,752,757.72                 0.64             8.164            78.88
                           -----  -----------------               ------             -----            -----
   Total:.......           5,635  $1,209,104,282.13               100.00%            8.339%           81.36%
                           =====  =================               ======             =====            =====


                      NON-ZERO
    RANGE OF      WEIGHTED AVERAGE  WEIGHTED AVERAGE       FULL      PRIMARY MORTGAGE
  CREDIT SCORES     CREDIT SCORE      ORIGINAL CLTV   DOCUMENTATION     INSURANCE
----------------  ----------------  ----------------  -------------  ----------------
460 to 499......               477             83.89%         60.54%             0.00%
500 to 520......               510             74.97          74.09             18.38
521 to 540......               531             75.90          76.50             19.52
541 to 560......               552             77.75          66.10             24.22
561 to 580......               570             79.92          68.93             33.73
581 to 600......               590             81.02          72.10             29.53
601 to 620......               611             84.65          65.86             34.20
621 to 640......               630             83.86          44.33             29.76
641 to 660......               650             84.49          40.64             22.47
661 to 680......               670             83.26          34.74             16.31
681 to 700......               689             85.22          33.40             20.00
701 to 720......               709             84.76          32.84             20.18
721 to 740......               731             85.45          30.11             22.33
741 to 760......               751             84.79          36.84             29.98
761 to 780......               769             87.46          60.81             25.18
781 and above...               792             83.79          37.88             14.61
                               ---             -----          -----             -----
   Total:.......               625             82.63%         52.54%            25.84%
                               ===             =====          =====             =====

       The weighted average Credit Score for the Mortgage Loans in Pool 3 is approximately 625.


                                     S-A-49

      DEBT-TO-INCOME RATIO (WITH FULL DOCUMENTATION)--POOL 3 MORTGAGE LOANS

      RANGE OF                             AGGREGATE        PERCENTAGE OF
DEBT-TO-INCOME RATIOS                      SCHEDULED      MORTGAGE LOANS BY                     ADJUSTABLE RATE
OF MORTGAGE LOANS WITH     NUMBER OF       PRINCIPAL     AGGREGATE SCHEDULED  WEIGHTED AVERAGE   MORTGAGE LOAN
FULL DOCUMENTATION (%)  MORTGAGE LOANS      BALANCE       PRINCIPAL BALANCE      GROSS COUPON      PERCENTAGE
----------------------  --------------  ---------------  -------------------  ----------------  ---------------
 0.01 to  5.00........               8  $  1,478,969.73                 0.12%            7.897%           52.59%
 5.01 to 10.00........              17     4,310,296.80                 0.36             7.867            66.47
10.01 to 15.00........              40     8,624,989.04                 0.71             8.798            70.96
15.01 to 20.00........              86    12,428,135.07                 1.03             8.513            63.75
20.01 to 25.00........             189    30,971,857.92                 2.56             8.257            73.43
25.01 to 30.00........             228    37,123,571.86                 3.07             8.216            72.92
30.01 to 35.00........             351    60,193,606.75                 4.98             8.313            77.54
35.01 to 40.00........             518    90,762,382.52                 7.51             8.171            72.24
40.01 to 45.00........             604   123,947,088.18                10.25             8.052            78.57
45.01 to 50.00........             859   193,829,808.39                16.03             8.064            79.49
50.01 to 55.00........             280    71,342,475.56                 5.90             7.932            80.04
55.01 to 60.00........               2       199,019.69                 0.02             8.863            78.94
                                 -----  ---------------                -----             -----            -----
   Subtotal:..........           3,182  $635,212,201.51                52.54%            8.121%           76.90%
                                 =====  ===============                =====             =====            =====

       RANGE OF
DEBT-TO-INCOME RATIOS       NON-ZERO                                        PRIMARY
OF MORTGAGE LOANS WITH  WEIGHTED AVERAGE  WEIGHTED AVERAGE      FULL        MORTGAGE
FULL DOCUMENTATION (%)     CREDIT SCORE     ORIGINAL CLTV   DOCUMENTATION  INSURANCE
----------------------  ----------------  ----------------  -------------  ---------
 0.01 to  5.00........               658             78.30%        100.00%      0.00%
 5.01 to 10.00........               639             85.39         100.00      24.29
10.01 to 15.00........               639             85.35         100.00      43.91
15.01 to 20.00........               620             86.61         100.00      38.41
20.01 to 25.00........               607             81.16         100.00      23.71
25.01 to 30.00........               611             81.44         100.00      26.37
30.01 to 35.00........               607             81.12         100.00      31.60
35.01 to 40.00........               609             82.80         100.00      30.37
40.01 to 45.00........               611             82.26         100.00      30.08
45.01 to 50.00........               614             83.17         100.00      29.90
50.01 to 55.00........               603             81.72         100.00      25.13
55.01 to 60.00........               570             81.49         100.00       0.00
                                     ---             -----         ------      -----
   Subtotal:..........               611             82.48%        100.00%     29.36%
                                     ===             =====         ======      =====

    DEBT-TO-INCOME RATIO (WITH NON-FULL DOCUMENTATION)--POOL 3 MORTGAGE LOANS

       RANGE OF                                 AGGREGATE         PERCENTAGE OF
DEBT-TO-INCOME RATIOS                           SCHEDULED       MORTGAGE LOANS BY                     ADJUSTABLE RATE
OF MORTGAGE LOANS WITH        NUMBER OF         PRINCIPAL      AGGREGATE SCHEDULED  WEIGHTED AVERAGE   MORTGAGE LOAN
NON-FULL DOCUMENTATION (%)  MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE     GROSS COUPON       PERCENTAGE
--------------------------  --------------  -----------------  -------------------  ----------------  ---------------
Not Available.............             106  $    9,234,742.97                 0.76%           10.424%           45.28%
 0.01 to  5.00............               2         780,302.87                 0.06             8.035           100.00
 5.01 to 10.00............              11       2,108,654.26                 0.17             7.315            90.94
10.01 to 15.00............              27       3,820,363.44                 0.32             9.654            60.73
15.01 to 20.00............              37       3,958,931.41                 0.33            10.032            36.79
20.01 to 25.00............              67       8,117,297.38                 0.67             9.137            56.96
25.01 to 30.00............             101      17,955,879.37                 1.49             8.432            83.51
30.01 to 35.00............             187      37,860,515.58                 3.13             8.677            86.84
35.01 to 40.00............             312      71,941,340.67                 5.95             8.540            88.28
40.01 to 45.00............             593     146,691,033.37                12.13             8.578            88.76
45.01 to 50.00............             869     230,315,003.89                19.05             8.500            87.07
50.01 to 55.00............             139      40,451,272.78                 3.35             8.399            92.02
55.01 to 60.00............               2         656,742.63                 0.05             8.006           100.00
                                     -----  -----------------                -----            ------           ------
   Subtotal:..............           2,453  $  573,892,080.62                47.46%            8.580%           86.30%
                                     -----  -----------------                -----            ------           ------
      Total:..............           5,635  $1,209,104,282.13               100.00%            8.339%           81.36%
                                     =====  =================               ======            ======           ======

       RANGE OF
DEBT-TO-INCOME RATIOS           NON-ZERO
OF MORTGAGE LOANS WITH      WEIGHTED AVERAGE  WEIGHTED AVERAGE       FULL           PRIMARY
NON-FULL DOCUMENTATION (%)    CREDIT SCORE      ORIGINAL CLTV   DOCUMENTATION  MORTGAGE INSURANCE
--------------------------  ----------------  ----------------  -------------  ------------------
Not Available.............               707             91.36%          0.00%              16.82%
 0.01 to  5.00...........                619             73.45           0.00                0.00
 5.01 to 10.00............               611             78.71           0.00               26.72
10.01 to 15.00............               661             89.06           0.00               11.25
15.01 to 20.00............               654             92.96           0.00               23.85
20.01 to 25.00............               621             83.39           0.00               27.91
25.01 to 30.00............               635             79.60           0.00               18.00
30.01 to 35.00............               634             80.41           0.00               21.95
35.01 to 40.00............               631             82.09           0.00               26.98
40.01 to 45.00............               641             82.51           0.00               20.77
45.01 to 50.00............               645             83.26           0.00               20.58
50.01 to 55.00............               641             82.87           0.00               28.11
55.01 to 60.00............               718             80.00           0.00                0.00
                                         ---             -----          -----               -----
   Subtotal:..............               642             82.79%          0.00%              21.95%
                                         ---             -----          -----               -----
      Total:..............               625             82.63%         52.54%              25.84%
                                         ===             =====          =====               =====

          The weighted average Debt-to-Income Ratio for Mortgage Loans with full documentation and non-full documentation in Pool 3 (for which the Debt-to-Income Ratio is available or can be determined) is approximately 40.68% and 42.84%, respectively.


                                     S-A-50

         PREPAYMENT PREMIUM TERM BY LOAN TYPE--POOL 3 MORTGAGE LOANS ($)

                                                                                        PRINCIPAL
                                                                                       BALANCE OF
                                        PRINCIPAL       PRINCIPAL        PRINCIPAL      MORTGAGE      PRINCIPAL
                       PRINCIPAL       BALANCE OF       BALANCE OF       BALANCE OF    LOANS WITH    BALANCE OF
                        BALANCE      MORTGAGE LOANS   MORTGAGE LOANS   MORTGAGE LOANS    PREMIUM   MORTGAGE LOANS
                      OF MORTGAGE     WITH PREMIUM     WITH PREMIUM     WITH PREMIUM    TERMS OF    WITH PREMIUM
                       LOANS WITH       TERMS OF         TERMS OF         TERMS OF        37-48       TERMS OF
      LOAN TYPE        NO PREMIUM      1-12 MONTHS     13-24 MONTHS     25-36 MONTHS     MONTHS     49-60 MONTHS         TOTAL
------------------  ---------------  --------------  ---------------  ---------------  ----------  --------------  -----------------
2 Year Hybrid ....  $263,418,414.07  $60,079,198.29  $573,860,421.24  $  2,723,060.83       $0.00  $   297,000.00  $  900,378,094.43
Fixed Rate .......    52,709,046.46   10,753,232.88    21,477,179.17    71,103,457.90        0.00   69,315,902.19     225,358,818.60
3 Year Hybrid ....    34,382,653.58    2,857,690.31     3,695,239.08    38,124,717.22        0.00            0.00      79,060,300.19
6 Month ARM ......     2,381,910.74      262,778.48       453,848.75             0.00        0.00      200,427.61       3,298,965.58
5 Year Hybrid ....             0.00            0.00             0.00     1,008,103.33        0.00            0.00       1,008,103.33
                    ---------------  --------------  ---------------  ---------------       -----  --------------  -----------------
   Total: ........  $352,892,024.85  $73,952,899.96  $599,486,688.24  $112,959,339.28       $0.00  $69,813,329.80  $1,209,104,282.13
                    ===============  ==============  ===============  ===============       =====  ==============  =================

         PREPAYMENT PREMIUM TERM BY LOAN TYPE--POOL 3 MORTGAGE LOANS (%)

                                      PERCENTAGE OF   PERCENTAGE OF    PERCENTAGE OF    PERCENTAGE OF   PERCENTAGE OF
                                     MORTGAGE LOANS   MORTGAGE LOANS   MORTGAGE LOANS  MORTGAGE LOANS  MORTGAGE LOANS
                     PERCENTAGE OF    WITH PREMIUM     WITH PREMIUM     WITH PREMIUM    WITH PREMIUM    WITH PREMIUM
                     MORTGAGE LOANS     TERMS OF         TERMS OF         TERMS OF        TERMS OF        TERMS OF
     LOAN TYPE      WITH NO PREMIUM    1-12 MONTHS     13-24 MONTHS     25-36 MONTHS    37-48 MONTHS    49-60 MONTHS    TOTAL
------------------  ---------------  --------------  ---------------  ---------------  --------------  --------------  ------
2 Year Hybrid ....            29.26%           6.67%           63.74%            0.30%           0.00%           0.03%  74.47%
Fixed Rate .......            23.39            4.77             9.53            31.55            0.00           30.76   18.64
3 Year Hybrid ....            43.49            3.61             4.67            48.22            0.00            0.00    6.54
6 Month ARM ......            72.20            7.97            13.76             0.00            0.00            6.08    0.27
5 Year Hybrid ....             0.00            0.00             0.00           100.00            0.00            0.00    0.08
                              -----            ----            -----           ------            ----           -----  ------
   Total: ........            29.19%           6.12%           49.58%            9.34%           0.00%           5.77% 100.00%
                              =====            ====            =====           ======            ====           =====  ======


                                     S-A-51

              PREPAYMENT PREMIUM DESCRIPTION--POOL 3 MORTGAGE LOANS

                                                   PERCENTAGE
                                                       OF
                                                    MORTGAGE
                                                    LOANS BY             ADJUSTABLE  NON-ZERO
                       NUMBER                      AGGREGATE   WEIGHTED     RATE     WEIGHTED  WEIGHTED
                         OF         AGGREGATE       SCHEDULED   AVERAGE   MORTGAGE    AVERAGE  AVERAGE                   PRIMARY
 PREPAYMENT PREMIUM   MORTGAGE      SCHEDULED       PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
     DESCRIPTION        LOANS   PRINCIPAL BALANCE    BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------  --------  -----------------  ----------  --------  ----------  --------  --------  -------------  ---------
6 Mo. Interest on
   Amount Prepaid
   in Excess of 20%
   of the Original
   Balance .........     3,255  $  741,915,228.55       61.36%    8.054%      79.69%      625     82.27%         54.00%     26.60%
None ...............     1,636     352,892,024.85       29.19     8.894       85.06       630     83.67          49.18      26.03
2% of Unpaid
   Principal
   Balance .........       314      58,118,299.14        4.81     8.379       84.30       625     82.66          47.65      24.58
1% of Unpaid
   Principal
   Balance .........       173      17,221,521.26        1.42     9.020       77.17       586     81.58          70.68      19.95
5%, 4%, 3%, 2%, 1%
   of Unpaid
   Principal
   Balance .........        52       5,711,620.07        0.47     8.432       49.64       609     82.63          75.18      29.78
Other ..............       205      33,245,588.26        2.75     8.367       81.77       608     80.06          50.71      11.45
                         -----  -----------------      ------     -----       -----       ---     -----          -----      -----
   Total: ..........     5,635  $1,209,104,282.13      100.00%    8.339%      81.36%      625     82.63%         52.54%     25.84%
                         =====  =================      ======     =====       =====       ===     =====          =====      =====

   GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 3 MORTGAGE LOANS

                                                     PERCENTAGE
                                                         OF
                                                     ADJUSTABLE
                                                        RATE
                                                      MORTGAGE
                         NUMBER OF                    LOANS BY             ADJUSTABLE  NON-ZERO
                        ADJUSTABLE     AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                           RATE        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
    RANGE OF GROSS       MORTGAGE      PRINCIPAL      PRINCIPAL   GROSS       LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
      MARGINS (%)          LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
----------------------  ----------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
3.501 to 4.000 .......          15  $  2,893,105.81        0.29%    9.288%     100.00%      582     79.55%         53.05%     19.86%
4.001 to 4.500 .......          19     4,688,554.92        0.48     7.772      100.00       639     81.55          66.52      13.70
4.501 to 5.000 .......         138    34,302,364.59        3.49     8.626      100.00       620     83.35          54.94      18.66
5.001 to 5.500 .......         437   128,383,555.50       13.05     8.562      100.00       644     88.81          46.71      53.26
5.501 to 6.000 .......       1,292   369,020,626.12       37.51     7.818      100.00       622     82.87          65.32      37.22
6.001 to 6.500 .......       1,062   283,013,002.68       28.77     8.239      100.00       623     79.19          34.36      10.07
6.501 to 7.000 .......         285    67,978,156.78        6.91     8.240      100.00       614     77.95          45.48      12.56
7.001 to 7.500 .......         193    39,737,846.49        4.04     8.470      100.00       614     79.94          43.06      14.51
7.501 to 8.000 .......         166    31,848,337.73        3.24     8.756      100.00       613     80.85          38.26      21.08
8.001 to 8.500 .......          44     9,347,047.17        0.95     9.120      100.00       603     81.85          29.91      22.36
8.501 to 9.000 .......          35     8,818,564.78        0.90     9.560      100.00       610     82.85          26.87      26.91
9.001 to 9.500 .......          10     1,165,138.92        0.12     9.929      100.00       597     87.93          71.93      71.22
9.501 to 10.000 ......           9     1,608,820.53        0.16    10.600      100.00       606     87.04          17.25      73.44
Greater than 10.000 ..           6       940,341.51        0.10    11.185      100.00       607     90.68          20.88       0.00
                             -----  ---------------      ------    ------      ------       ---     -----          -----      -----
   Total: ............       3,711  $983,745,463.53      100.00%    8.193%     100.00%      624     82.07%         49.65%     27.38%
                             =====  ===============      ======    ======      ======       ===     =====          =====      =====

          The weighted average Gross Margin for Adjustable Rate Mortgage Loans in Pool 3 is approximately 6.149%.


                                     S-A-52

   MAXIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 3 MORTGAGE LOANS

                                                     PERCENTAGE
                                                         OF
                                                     ADJUSTABLE
                                                        RATE
                                                      MORTGAGE
                         NUMBER OF                    LOANS BY             ADJUSTABLE  NON-ZERO
                        ADJUSTABLE     AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                           RATE        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
       RANGE OF          MORTGAGE      PRINCIPAL      PRINCIPAL   GROSS       LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
   MAXIMUM RATES (%)       LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
----------------------  ----------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
10.501 to 11.000 .....           6  $  2,838,902.11        0.29%    4.959%     100.00%      680     77.06%        100.00%     32.88%
11.001 to 11.500 .....          12     5,182,022.65        0.53     5.147      100.00       660     75.12          85.53      19.26
11.501 to 12.000 .....           4     2,178,288.77        0.22     5.701      100.00       647     81.80         100.00      59.72
12.001 to 12.500 .....          23     9,896,105.24        1.01     6.341      100.00       640     81.36          85.96      40.79
12.501 to 13.000 .....          66    21,034,622.36        2.14     6.704      100.00       631     82.78          71.21      39.61
13.001 to 13.500 .....         140    42,233,252.94        4.29     7.081      100.00       631     81.11          64.79      28.57
13.501 to 14.000 .....         364   113,206,560.34       11.51     7.226      100.00       639     81.29          64.92      22.02
14.001 to 14.500 .....         496   148,565,284.74       15.10     7.549      100.00       636     80.87          53.76      20.03
14.501 to 15.000 .....         682   198,706,572.97       20.20     7.908      100.00       628     80.64          43.32      24.09
15.001 to 15.500 .....         534   136,537,834.60       13.88     8.377      100.00       621     81.26          42.50      25.69
15.501 to 16.000 .....         518   133,261,935.59       13.55     8.839      100.00       613     82.75          41.96      34.53
16.001 to 16.500 .....         293    63,934,894.57        6.50     9.329      100.00       606     84.35          40.52      39.71
16.501 to 17.000 .....         299    63,630,066.50        6.47     9.770      100.00       598     85.80          48.63      31.52
17.001 to 17.500 .....         144    24,089,266.23        2.45    10.326      100.00       597     87.32          44.96      19.01
17.501 to 18.000 .....          78    11,557,317.33        1.17    10.749      100.00       622     90.68          35.13      48.22
18.001 to 18.500 .....          26     3,628,293.75        0.37    11.220      100.00       585     88.87          49.45      36.94
18.501 to 19.000 .....          18     2,634,830.00        0.27    11.816      100.00       579     89.60          30.50      41.44
19.001 to 19.500 .....           5       489,448.29        0.05    12.216      100.00       546     88.37          79.99       0.00
Greater than 19.500 ..           3       139,964.55        0.01    13.751      100.00       600     80.00          34.29       0.00
                             -----  ---------------      ------    ------      ------       ---     -----         ------      -----
   Total: ............       3,711  $983,745,463.53      100.00%    8.193%     100.00%      624     82.07%         49.65%     27.38%
                             =====  ===============      ======    ======      ======       ===     =====         ======      =====

          The weighted average Maximum Rate for Adjustable Rate Mortgage Loans in Pool 3 is approximately 14.998%.


                                     S-A-53

   MINIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 3 MORTGAGE LOANS

                                                     PERCENTAGE
                                                         OF
                                                     ADJUSTABLE
                                                        RATE
                                                      MORTGAGE
                         NUMBER OF                    LOANS BY             ADJUSTABLE  NON-ZERO
                        ADJUSTABLE     AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                           RATE        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
       RANGE OF          MORTGAGE      PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
   MINIMUM RATES (%)       LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------    ----------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
Less than 5.501.......           4  $  1,406,397.74        0.14%    5.878%     100.00%      634     73.01%        100.00%      0.00%
5.501 to 6.000........          34    14,833,948.85        1.51     5.601      100.00       658     79.26          90.13      42.54
6.001 to 6.500........          56    21,009,752.47        2.14     6.506      100.00       639     80.16          70.52      32.36
6.501 to 7.000........         259    89,856,874.41        9.13     6.877      100.00       647     80.33          71.42      20.88
7.001 to 7.500........         459   145,940,142.81       14.84     7.344      100.00       640     80.59          56.84      18.29
7.501 to 8.000........         748   220,832,790.49       22.45     7.822      100.00       627     81.22          43.72      24.96
8.001 to 8.500........         613   159,579,609.70       16.22     8.313      100.00       619     81.40          44.68      27.12
8.501 to 9.000........         588   146,747,349.76       14.92     8.788      100.00       614     82.57          43.90      33.05
9.001 to 9.500........         335    69,074,099.41        7.02     9.291      100.00       606     84.65          41.19      39.57
9.501 to 10.000.......         326    68,703,380.96        6.98     9.767      100.00       597     85.59          47.24      33.95
10.001 to 10.500......         150    26,253,084.40        2.67    10.280      100.00       597     86.82          42.28      20.15
10.501 to 11.000......          79    12,070,715.12        1.23    10.735      100.00       623     90.58          33.46      44.52
11.001 to 11.500......          32     4,049,444.21        0.41    11.233      100.00       583     87.78          52.00      36.83
11.501 to 12.000......          20     2,758,460.36        0.28    11.816      100.00       575     89.41          31.74      39.58
12.001 to 12.500......           5       489,448.29        0.05    12.216      100.00       546     88.37          79.99       0.00
12.501 to 13.000......           1        47,988.45        0.00    12.775      100.00       538     60.00         100.00       0.00
13.501 to 14.000......           1        43,983.89        0.00    14.000      100.00       620     80.00           0.00       0.00
14.001 to 14.500......           1        47,992.21        0.00    14.500      100.00       644    100.00           0.00       0.00
                             -----  ---------------      ------    ------      ------       ---    ------         ------      -----
   Total:.............       3,711  $983,745,463.53      100.00%    8.193%     100.00%      624     82.07%         49.65%     27.38%
                             =====  ===============      ======    ======      ======       ===    ======         ======      =====

          The weighted average Minimum Rate for Adjustable Rate Mortgage Loans in Pool 3 is approximately 8.181%.

  MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 3
                                 MORTGAGE LOANS

                                                     PERCENTAGE
                                                         OF
                                                     ADJUSTABLE
                                                        RATE
                                                      MORTGAGE
                         NUMBER OF                    LOANS BY             ADJUSTABLE  NON-ZERO
                        ADJUSTABLE     AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                           RATE        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
  RANGE OF MONTHS TO     MORTGAGE      PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
 NEXT RATE ADJUSTMENT      LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
---------------------   ----------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
1 to 12...............          19  $  4,023,585.90        0.41%    8.202%     100.00%      613     80.91%         40.74%      8.14%
13 to 24..............       3,347   899,653,474.11       91.45     8.236      100.00       624     82.09          48.24      26.79
25 to 36..............         342    79,169,106.75        8.05     7.705      100.00       613     81.99          66.16      35.42
Greater than 36.......           3       899,296.77        0.09     7.164      100.00       639     77.50          50.04       0.00
                             -----  ---------------      ------     -----      ------       ---     -----          -----      -----
   Total:.............       3,711  $983,745,463.53      100.00%    8.193%     100.00%      624     82.07%         49.65%     27.38%
                             =====  ================     ======     =====      ======       ===     =====          =====      =====


                                     S-A-54

    INITIAL CAP OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 3 MORTGAGE LOANS

                                                     PERCENTAGE
                                                         OF
                                                     ADJUSTABLE
                                                        RATE
                                                      MORTGAGE
                         NUMBER OF                    LOANS BY             ADJUSTABLE  NON-ZERO
                        ADJUSTABLE     AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                           RATE        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                         MORTGAGE      PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
    INITIAL CAP (%)        LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------    ----------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
1.000.................          14  $  3,689,950.54        0.38%    7.687%     100.00%      617     80.10%         43.87%      8.88%
1.500.................         687   154,565,345.49       15.71     8.047      100.00       621     79.61          53.66      14.63
2.000.................         323    70,596,475.33        7.18     7.416      100.00       603     87.28          82.35      61.83
3.000.................       2,686   754,707,923.98       76.72     8.298      100.00       626     82.10          45.79      26.87
6.000.................           1       185,768.19        0.02     6.875      100.00       656     80.00         100.00       0.00
                             -----  ---------------      ------     -----      ------       ---     -----         ------      -----
   Total:.............       3,711  $983,745,463.53      100.00%    8.193%     100.00%      624     82.07%         49.65%     27.38%
                             =====  ===============      ======     =====      ======       ===     =====         ======      =====

The weighted average Initial Cap for Adjustable Rate Mortgage Loans in Pool 3 is
                             approximately 2.686%.

    PERIODIC CAP OF THE ADJUSTABLE RATE MORTGAGE LOANS--POOL 3 MORTGAGE LOANS

                                                     PERCENTAGE
                                                         OF
                                                     ADJUSTABLE
                                                        RATE
                                                      MORTGAGE
                         NUMBER OF                    LOANS BY             ADJUSTABLE  NON-ZERO
                        ADJUSTABLE     AGGREGATE      AGGREGATE  WEIGHTED     RATE     WEIGHTED  WEIGHTED
                           RATE        SCHEDULED      SCHEDULED   AVERAGE   MORTGAGE    AVERAGE   AVERAGE                  PRIMARY
                         MORTGAGE      PRINCIPAL      PRINCIPAL    GROSS      LOAN      CREDIT   ORIGINAL       FULL       MORTGAGE
   PERIODIC CAP (%)        LOANS        BALANCE        BALANCE    COUPON   PERCENTAGE    SCORE     CLTV    DOCUMENTATION  INSURANCE
--------------------    ----------  ---------------  ----------  --------  ----------  --------  --------  -------------  ---------
1.000.................       2,971  $820,619,960.49       83.42%    8.215%     100.00%      624     82.50%         48.94%     29.99%
1.500.................         740   163,125,503.04       16.58     8.081      100.00       621     79.94          53.24      14.24
                             -----  ---------------      ------     -----      ------       ---     -----          -----      -----
   Total:.............       3,711  $983,745,463.53      100.00%    8.193%     100.00%      624     82.07%         49.65%     27.38%
                             =====  ===============      ======     =====      ======       ===     =====          =====      =====

          The weighted average Periodic Cap for Adjustable Rate Mortgage Loans in Pool 3 is approximately 1.083%.


                                     S-A-55

                     [This page intentionally left blank.]

                                    ANNEX B-1
                      ASSUMED MORTGAGE LOAN CHARACTERISTICS


                                     S-B-1-1

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 1

                                                                   REMAINING    REMAINING   ORIGINAL    ORIGINAL       NEXT
                                                 GROSS      NET     TERM TO   AMORTIZATION   TERM TO  AMORTIZATION     RATE
                                  PRINCIPAL    MORTGAGE  MORTGAGE   MATURITY      TERM      MATURITY      TERM      ADJUSTMENT
      MORTGAGE LOAN TYPE         BALANCE ($)   RATE (%)  RATE (%)   (MONTHS)    (MONTHS)    (MONTHS)    (MONTHS)       DATE
-----------------------------  --------------  --------  --------  ---------  ------------  --------  ------------  ----------
Fixed Rate                       5,971,443.68   9.21164   8.55485        175           175       179           179      N/A
Balloon (Fixed Rate)            97,652,003.75  11.03626  10.53626        176           356       180           360      N/A
Fixed Rate                       6,404,573.09   9.57122   8.90412        236           236       240           240      N/A
2/28 LIBOR (ARM)               358,333,340.86   8.34851   7.30488        357           357       360           360  02/01/2008
Dual Amortization LIBOR (ARM)      350,607.66   7.25000   5.58000        353           473       360           480  10/01/2007
IO - 2/28 LIBOR (ARM)           39,807,105.79   7.59124   6.75572        357           357       360           360  02/01/2008
IO - 2/28 LIBOR (ARM)          135,322,440.53   7.72059   6.73910        359           359       360           360  03/01/2008
Balloon LIBOR (ARM)            190,881,843.45   8.21775   7.21723        358           478       360           480  03/01/2008
2/38 LIBOR (ARM)                   540,431.10   7.97717   7.24973        470           470       480           480  06/01/2007
Fixed Rate                      84,034,096.89   7.98158   7.07432        357           357       360           360      N/A
IO - Fixed Rate                 11,345,980.58   7.47613   6.48999        357           357       360           360      N/A
Balloon (Fixed Rate)            15,264,613.97   7.73719   6.73886        359           479       360           480      N/A
3/27 LIBOR (ARM)                93,924,535.79   7.88631   6.73798        355           355       360           360  12/01/2008
IO - 3/27 LIBOR (ARM)           13,092,427.26   7.32235   6.40788        356           356       360           360  01/01/2009
IO - 3/27 LIBOR (ARM)           10,844,537.55   7.56163   6.79272        358           358       360           360  02/01/2009
Balloon LIBOR (ARM)             13,273,487.34   7.86652   6.65954        357           477       360           480  01/01/2009
5/25 LIBOR (ARM)                   694,078.92   8.18258   7.03153        359           359       360           360  03/01/2011
6 Month LIBOR (ARM)              4,425,391.00   7.46800   6.34341        358           358       360           360  08/01/2006

                                                                              RATE
                               MAXIMUM  MINIMUM   GROSS                     ADJUSTMENT    ORIGINAL
                                 RATE     RATE   MARGIN  INITIAL  PERIODIC   FREQUENCY  INTEREST-ONLY
      MORTGAGE LOAN TYPE         (%)      (%)      (%)   CAP (%)   CAP (%)    (MONTHS)  TERM (MONTHS)
-----------------------------  -------  -------  ------  -------  --------  ----------  -------------
Fixed Rate                        N/A      N/A     N/A      N/A       N/A          N/A              0
Balloon (Fixed Rate)              N/A      N/A     N/A      N/A       N/A          N/A              0
Fixed Rate                        N/A      N/A     N/A      N/A       N/A          N/A              0
2/28 LIBOR (ARM)                15.024    8.332   6.027    2.416     1.104          6               0
Dual Amortization LIBOR (ARM)   13.250    7.250   5.750    3.000     1.000          6               0
IO - 2/28 LIBOR (ARM)           14.458    7.556   6.490    1.670     1.434          6              24
IO - 2/28 LIBOR (ARM)           14.644    7.708   6.071    2.846     1.052          6              60
Balloon LIBOR (ARM)             15.114    8.218   5.879    2.896     1.000          6               0
2/38 LIBOR (ARM)                13.977    7.977   4.990    2.000     1.000          6               0
Fixed Rate                        N/A      N/A     N/A      N/A       N/A          N/A              0
IO - Fixed Rate                   N/A      N/A     N/A      N/A       N/A          N/A             60
Balloon (Fixed Rate)              N/A      N/A     N/A      N/A       N/A          N/A              0
3/27 LIBOR (ARM)                14.183    7.881   6.113    1.989     1.115          6               0
IO - 3/27 LIBOR (ARM)           14.091    7.400   6.231    1.716     1.384          6              36
IO - 3/27 LIBOR (ARM)           14.463    7.537   6.149    2.597     1.169          6              60
Balloon LIBOR (ARM)             14.188    7.867   5.966    2.321     1.000          6               0
5/25 LIBOR (ARM)                15.183    8.183   5.691    3.000     1.000          6               0
6 Month LIBOR (ARM)             14.442    7.584   6.254    1.000     1.000          6               0


                                     S-B-1-2

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 2

                                                               REMAINING    REMAINING   ORIGINAL    ORIGINAL       NEXT
                                             GROSS      NET     TERM TO   AMORTIZATION   TERM TO  AMORTIZATION     RATE
                              PRINCIPAL    MORTGAGE  MORTGAGE   MATURITY      TERM      MATURITY      TERM      ADJUSTMENT
    MORTGAGE LOAN TYPE       BALANCE ($)   RATE (%)  RATE (%)   (MONTHS)    (MONTHS)    (MONTHS)    (MONTHS)       DATE
-------------------------  --------------  --------  --------  ---------  ------------  --------  ------------  ----------
Fixed Rate                   3,429,227.44   8.83112   8.24970        171           171       175           175     N/A
IO - Fixed Rate                 50,000.00   6.90000   6.40000        170           170       180           180     N/A
Balloon (Fixed Rate)        28,949,957.65  11.01504  10.51504        176           356       180           360     N/A
IO - Balloon (Fixed Rate)      260,000.00   6.62000   6.12000        176           356       180           360     N/A
Fixed Rate                   6,028,985.50   9.51010   8.96709        233           233       240           240     N/A
2/28 LIBOR (ARM)           202,996,087.95   8.65109   7.77522        356           356       360           360  01/01/2008
IO - 2/28 LIBOR (ARM)        6,743,150.94   7.21178   6.36438        356           356       360           360  12/01/2007
IO - 2/28 LIBOR (ARM)       55,960,593.89   7.66715   6.88162        356           356       360           360  01/01/2008
Balloon LIBOR (ARM)         35,626,488.21   7.76611   6.75217        358           478       360           480  02/01/2008
Fixed Rate                  54,794,944.32   7.99077   7.26606        356           356       360           360     N/A
IO - Fixed Rate              1,798,258.90   7.39984   6.52052        356           356       360           360     N/A
IO - Fixed Rate                439,943.31   7.36493   6.86493        357           357       360           360     N/A
Balloon (Fixed Rate)         2,541,525.05   7.34122   6.27343        358           478       360           480     N/A
3/27 LIBOR (ARM)            24,900,432.65   7.84544   6.72674        355           355       360           360  12/01/2008
IO - 3/27 LIBOR (ARM)        2,669,059.43   6.99935   6.40913        355           355       360           360  12/01/2008
IO - 3/27 LIBOR (ARM)        5,104,648.68   7.69181   6.98109        356           356       360           360  01/01/2009
Balloon LIBOR (ARM)          4,824,194.80   7.85244   6.97118        357           477       360           480  01/01/2009
5/25 LIBOR (ARM)             1,002,563.94   7.03043   6.53043        357           357       360           360  01/01/2011
Balloon LIBOR (ARM)            314,271.12   7.81124   7.31124        357           477       360           480  02/01/2011
6 Month LIBOR (ARM)            474,426.06   5.90001   4.81673        358           358       360           360  09/01/2006

                                                                           RATE
                           MAXIMUM  MINIMUM   GROSS                     ADJUSTMENT    ORIGINAL
                             RATE     RATE   MARGIN  INITIAL  PERIODIC   FREQUENCY  INTEREST-ONLY
    MORTGAGE LOAN TYPE       (%)      (%)      (%)   CAP (%)   CAP (%)    (MONTHS)  TERM (MONTHS)
-------------------------  -------  -------  ------  -------  --------  ----------  -------------
Fixed Rate                   N/A       N/A     N/A      N/A       N/A          N/A              0
IO - Fixed Rate              N/A       N/A     N/A      N/A       N/A          N/A             60
Balloon (Fixed Rate)         N/A       N/A     N/A      N/A       N/A          N/A              0
IO - Balloon (Fixed Rate)    N/A       N/A     N/A      N/A       N/A          N/A             60
Fixed Rate                   N/A       N/A     N/A      N/A       N/A          N/A              0
2/28 LIBOR (ARM)            15.157    8.613   6.566    2.767     1.063          6               0
IO - 2/28 LIBOR (ARM)       13.873    7.503   6.751    1.807     1.331          6              24
IO - 2/28 LIBOR (ARM)       14.069    7.681   6.187    2.920     1.052          6              60
Balloon LIBOR (ARM)         14.142    7.768   6.021    2.910     1.000          6               0
Fixed Rate                   N/A       N/A     N/A      N/A       N/A          N/A              0
IO - Fixed Rate              N/A       N/A     N/A      N/A       N/A          N/A             60
IO - Fixed Rate              N/A       N/A     N/A      N/A       N/A          N/A            120
Balloon (Fixed Rate)         N/A       N/A     N/A      N/A       N/A          N/A              0
3/27 LIBOR (ARM)            14.174    7.835   6.681    2.126     1.148          6               0
IO - 3/27 LIBOR (ARM)       13.657    7.226   6.568    1.749     1.329          6              36
IO - 3/27 LIBOR (ARM)       14.063    7.658   6.231    2.828     1.062          6              60
Balloon LIBOR (ARM)         14.075    7.859   5.969    2.784     1.000          6               0
5/25 LIBOR (ARM)            13.133    7.030   5.347    3.000     1.000          6               0
Balloon LIBOR (ARM)         13.811    7.811   6.051    3.000     1.000          6               0
6 Month LIBOR (ARM)         12.900    6.319   5.888    1.000     1.000          6               0


                                     S-B-1-3

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 3

                                                           REMAINING    REMAINING   ORIGINAL    ORIGINAL       NEXT
                                         GROSS      NET     TERM TO   AMORTIZATION   TERM TO  AMORTIZATION     RATE
                          PRINCIPAL    MORTGAGE  MORTGAGE   MATURITY      TERM      MATURITY      TERM      ADJUSTMENT
  MORTGAGE LOAN TYPE     BALANCE ($)   RATE (%)  RATE (%)   (MONTHS)    (MONTHS)    (MONTHS)    (MONTHS)       DATE
---------------------  --------------  --------  --------  ---------  ------------  --------  ------------  ----------
Fixed Rate               3,315,283.82   9.43840   8.81961        172           172       176           176     N/A
Balloon (Fixed Rate)    85,681,238.85  10.87095  10.37095        177           357       180           360     N/A
Fixed Rate               4,519,838.32   8.93578   8.40575        234           234       240           240     N/A
2/28 LIBOR (ARM)       345,422,059.43   8.52473   7.65217        358           358       360           360  02/01/2008
IO - 2/28 LIBOR (ARM)   53,454,180.89   7.67699   7.05679        357           357       360           360  02/01/2008
IO - 2/28 LIBOR (ARM)  264,562,170.66   7.86345   7.09196        358           358       360           360  03/01/2008
Balloon LIBOR (ARM)    235,416,550.53   8.36968   7.42782        359           479       360           480  03/01/2008
2/38 LIBOR (ARM)         1,523,132.92   8.01857   7.41187        469           469       480           480  06/01/2007
Fixed Rate             103,411,393.85   7.83318   6.90953        357           357       360           360     N/A
IO - Fixed Rate         15,083,967.59   7.10865   6.30725        358           358       360           360     N/A
IO - Fixed Rate          1,074,998.49   7.74102   6.45921        357           357       360           360     N/A
Balloon (Fixed Rate)    12,272,097.68   7.70219   6.83870        358           478       360           480     N/A
3/27 LIBOR (ARM)        50,886,267.23   7.87254   6.80507        356           356       360           360  12/01/2008
IO - 3/27 LIBOR (ARM)   13,326,916.04   6.89942   6.14426        355           355       360           360  11/01/2008
IO - 3/27 LIBOR (ARM)    7,716,463.29   7.56386   6.86654        358           358       360           360  02/01/2009
IO - 3/27 LIBOR (ARM)      131,963.08   6.75000   6.25000        357           357       360           360  02/01/2009
Balloon LIBOR (ARM)      6,998,690.55   8.20435   6.92350        358           478       360           480  02/01/2009
5/25 LIBOR (ARM)           874,553.33   7.29214   6.79214        355           355       360           360  11/01/2010
IO - 5/25 LIBOR (ARM)      133,550.00   6.50000   6.00000        352           352       360           360  09/01/2010
6 Month LIBOR (ARM)      3,298,965.58   7.58605   6.94557        357           357       360           360  08/01/2006

                                                                      RATE
                       MAXIMUM  MINIMUM   GROSS                     ADJUSTMENT    ORIGINAL
                         RATE     RATE   MARGIN  INITIAL  PERIODIC   FREQUENCY  INTEREST-ONLY
  MORTGAGE LOAN TYPE     (%)      (%)      (%)   CAP (%)   CAP (%)    (MONTHS)  TERM (MONTHS)
---------------------  -------  -------  ------  -------  --------  ----------  -------------
Fixed Rate               N/A       N/A     N/A      N/A       N/A          N/A              0
Balloon (Fixed Rate)     N/A       N/A     N/A      N/A       N/A          N/A              0
Fixed Rate               N/A       N/A     N/A      N/A       N/A          N/A              0
2/28 LIBOR (ARM)        15.288    8.478   6.222    2.625     1.105          6               0
IO - 2/28 LIBOR (ARM)   14.533    7.691   6.722    1.677     1.428          6              24
IO - 2/28 LIBOR (ARM)   14.713    7.861   6.078    2.930     1.024          6              60
Balloon LIBOR (ARM)     15.261    8.370   5.966    2.970     1.000          6               0
2/38 LIBOR (ARM)        14.019    8.019   5.382    2.000     1.000          6               0
Fixed Rate               N/A       N/A     N/A      N/A       N/A          N/A              0
IO - Fixed Rate          N/A       N/A     N/A      N/A       N/A          N/A             60
IO - Fixed Rate          N/A       N/A     N/A      N/A       N/A          N/A            120
Balloon (Fixed Rate)     N/A       N/A     N/A      N/A       N/A          N/A              0
3/27 LIBOR (ARM)        14.370    7.874   6.306    1.925     1.223          6               0
IO - 3/27 LIBOR (ARM)   13.604    7.147   6.291    1.699     1.343          6              36
IO - 3/27 LIBOR (ARM)   14.343    7.607   6.210    2.891     1.019          6              60
IO - 3/27 LIBOR (ARM)   12.750    6.750   6.000    3.000     1.000          6             120
Balloon LIBOR (ARM)     14.727    8.204   5.892    2.655     1.000          6               0
5/25 LIBOR (ARM)        14.168    7.292   6.065    3.000     1.000          6               0
IO - 5/25 LIBOR (ARM)   12.500    6.500   5.500    3.000     1.000          6              60
6 Month LIBOR (ARM)     14.586    7.805   5.901    1.000     1.000          6               0


                                     S-B-1-4

                                    ANNEX B-2
                        PRINCIPAL AMOUNT DECREMENT TABLES


                                     S-B-2-1

        PERCENTAGE OF THE INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING FOR:

                                      CLASS A1 CERTIFICATES AT THE   CLASS A2 CERTIFICATES AT THE   CLASS A3 CERTIFICATES AT THE
                                     FOLLOWING PERCENTAGES OF CPR:  FOLLOWING PERCENTAGES OF CPR:  FOLLOWING PERCENTAGES OF CPR:
                                     -----------------------------  -----------------------------  -----------------------------
                                       0%    15%   30%   45%   60%    0%    15%   30%   45%   60%    0%    15%   30%   45%   60%
                                     -----  ----  ----  ----  ----  -----  ----  ----  ----  ----  -----  ----  ----  ----  ----
Initial Percentage................     100   100   100  100   100     100   100   100   100   100    100   100   100   100   100
May 25, 2007......................      99    81    63   45    27      99    81    63    45    27     99    66    33     0     0
May 25, 2008......................      99    65    37   15     0      98    65    37    15     0     98    37     0     0     0
May 25, 2009......................      98    52    19    0     0      98    52    19     0     0     97    13     0     0     0
May 25, 2010......................      97    41    18    0     0      97    40    18     0     0     96     0     0     0     0
May 25, 2011......................      97    34    13    0     0      96    34    13     0     0     95     0     0     0     0
May 25, 2012......................      96    29     9    0     0      95    28     9     0     0     93     0     0     0     0
May 25, 2013......................      95    24     6    0     0      94    24     6     0     0     92     0     0     0     0
May 25, 2014......................      94    20     4    0     0      93    20     4     0     0     90     0     0     0     0
May 25, 2015......................      92    17     3    0     0      92    17     3     0     0     87     0     0     0     0
May 25, 2016......................      91    14     2    0     0      90    14     2     0     0     85     0     0     0     0
May 25, 2017......................      90    12     1    0     0      88    12     1     0     0     82     0     0     0     0
May 25, 2018......................      88    10     1    0     0      86    10     1     0     0     79     0     0     0     0
May 25, 2019......................      86     8     *    0     0      84     8     *     0     0     76     0     0     0     0
May 25, 2020......................      84     7     *    0     0      82     7     *     0     0     72     0     0     0     0
May 25, 2021......................      72     5     0    0     0      73     5     0     0     0     55     0     0     0     0
May 25, 2022......................      70     4     0    0     0      70     4     0     0     0     51     0     0     0     0
May 25, 2023......................      68     4     0    0     0      67     4     0     0     0     46     0     0     0     0
May 25, 2024......................      65     3     0    0     0      64     3     0     0     0     41     0     0     0     0
May 25, 2025......................      62     2     0    0     0      61     2     0     0     0     35     0     0     0     0
May 25, 2026......................      58     2     0    0     0      57     2     0     0     0     29     0     0     0     0
May 25, 2027......................      54     2     0    0     0      52     1     0     0     0     22     0     0     0     0
May 25, 2028......................      50     1     0    0     0      48     1     0     0     0     14     0     0     0     0
May 25, 2029......................      45     1     0    0     0      42     1     0     0     0      5     0     0     0     0
May 25, 2030......................      40     1     0    0     0      36     1     0     0     0      0     0     0     0     0
May 25, 2031......................      36     *     0    0     0      32     *     0     0     0      0     0     0     0     0
May 25, 2032......................      31     *     0    0     0      27     0     0     0     0      0     0     0     0     0
May 25, 2033......................      27     0     0    0     0      21     0     0     0     0      0     0     0     0     0
May 25, 2034......................      21     0     0    0     0      15     0     0     0     0      0     0     0     0     0
May 25, 2035......................      15     0     0    0     0       9     0     0     0     0      0     0     0     0     0
May 25, 2036......................       0     0     0    0     0       0     0     0     0     0      0     0     0     0     0

Weighted Average Life in Years:

   Without Optional Termination...   20.77  4.92  2.30  1.08  0.72  20.24  4.88  2.29  1.08  0.72  15.97  1.66  0.79  0.49  0.33
   With Optional Termination......   20.77  4.77  2.21  1.08  0.72  20.24  4.75  2.20  1.08  0.72  15.97  1.66  0.79  0.49  0.33

----------
*    Indicates a value greater than 0.0% and less than 0.5%.


                                     S-B-2-2

        PERCENTAGE OF THE INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING FOR:

                                      CLASS A4 CERTIFICATES AT THE   CLASS A5 CERTIFICATES AT THE   CLASS A6 CERTIFICATES AT THE
                                     FOLLOWING PERCENTAGES OF CPR:  FOLLOWING PERCENTAGES OF CPR:  FOLLOWING PERCENTAGES OF CPR:
                                     -----------------------------  -----------------------------  ------------------------------
                                       0%    15%   30%   45%   60%    0%    15%   30%   45%   60%    0%    15%    30%   45%   60%
                                     -----  ----  ----  ----  ----  -----  ----  ----  ----  ----  -----  ----   ----  ----  ----
Initial Percentage................     100   100   100   100   100    100   100   100   100   100    100   100    100   100   100
May 25, 2007......................     100   100   100   100     0    100   100   100   100    77    100   100    100   100   100
May 25, 2008......................     100   100    43     0     0    100   100   100    22     0    100   100    100   100     0
May 25, 2009......................     100   100     0     0     0    100   100    43     0     0    100   100    100     0     0
May 25, 2010......................     100    68     0     0     0    100   100    39     0     0    100   100    100     0     0
May 25, 2011......................     100    17     0     0     0    100   100    13     0     0    100   100    100     0     0
May 25, 2012......................     100     0     0     0     0    100    86     0     0     0    100   100     89     0     0
May 25, 2013......................     100     0     0     0     0    100    65     0     0     0    100   100     62     0     0
May 25, 2014......................     100     0     0     0     0    100    47     0     0     0    100   100     43     0     0
May 25, 2015......................     100     0     0     0     0    100    32     0     0     0    100   100     30     0     0
May 25, 2016......................     100     0     0     0     0    100    20     0     0     0    100   100     21     0     0
May 25, 2017......................     100     0     0     0     0    100     9     0     0     0    100   100     14     0     0
May 25, 2018......................     100     0     0     0     0    100     *     0     0     0    100   100      9     0     0
May 25, 2019......................     100     0     0     0     0    100     0     0     0     0    100    84      5     0     0
May 25, 2020......................     100     0     0     0     0    100     0     0     0     0    100    70      1     0     0
May 25, 2021......................     100     0     0     0     0    100     0     0     0     0    100    54      0     0     0
May 25, 2022......................     100     0     0     0     0    100     0     0     0     0    100    45      0     0     0
May 25, 2023......................     100     0     0     0     0    100     0     0     0     0    100    38      0     0     0
May 25, 2024......................     100     0     0     0     0    100     0     0     0     0    100    31      0     0     0
May 25, 2025......................     100     0     0     0     0    100     0     0     0     0    100    26      0     0     0
May 25, 2026......................     100     0     0     0     0    100     0     0     0     0    100    21      0     0     0
May 25, 2027......................     100     0     0     0     0    100     0     0     0     0    100    17      0     0     0
May 25, 2028......................     100     0     0     0     0    100     0     0     0     0    100    14      0     0     0
May 25, 2029......................     100     0     0     0     0    100     0     0     0     0    100    11      0     0     0
May 25, 2030......................      80     0     0     0     0    100     0     0     0     0    100     7      0     0     0
May 25, 2031......................      47     0     0     0     0    100     0     0     0     0    100     4      0     0     0
May 25, 2032......................      14     0     0     0     0    100     0     0     0     0    100     2      0     0     0
May 25, 2033......................       0     0     0     0     0     86     0     0     0     0    100     0      0     0     0
May 25, 2034......................       0     0     0     0     0     61     0     0     0     0    100     0      0     0     0
May 25, 2035......................       0     0     0     0     0     33     0     0     0     0    100     0      0     0     0
May 25, 2036......................       0     0     0     0     0      0     0     0     0     0      0     0      0     0     0

Weighted Average Life in Years:

   Without Optional Termination...   24.96  4.41  2.00  1.22  0.81  28.38  8.15  3.54  1.80  1.19  29.91  16.76  8.28  2.57  1.69
   With Optional Termination......   24.96  4.41  2.00  1.22  0.81  28.38  8.15  3.54  1.80  1.19  29.91  15.18  7.40  2.57  1.69

----------
*    Indicates a value greater than 0.0% and less than 0.5%.


                                     S-B-2-3

        PERCENTAGE OF THE INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING FOR:

                                         CLASS M1 CERTIFICATES AT THE   CLASS M2 CERTIFICATES AT THE   CLASS M3 CERTIFICATES AT THE
                                         FOLLOWING PERCENTAGES OF CPR:  FOLLOWING PERCENTAGES OF CPR:  FOLLOWING PERCENTAGES OF CPR:
                                         -----------------------------  -----------------------------  -----------------------------
                                           0%    15%   30%   45%   60%    0%    15%   30%   45%   60%    0%    15%   30%   45%   60%
                                         -----  ----  ----  ----  ----  -----  ----  ----  ----  ----  -----  ----  ----  ----  ----
Initial Percentage.....................    100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
May 25, 2007...........................    100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
May 25, 2008...........................    100   100   100   100    82    100   100   100   100   100    100   100   100   100   100
May 25, 2009...........................    100   100   100    86    82    100   100   100   100    63    100   100   100   100    13
May 25, 2010...........................    100   100    47    86    49    100   100    47   100     5    100   100    47    62     3
May 25, 2011...........................    100    86    33    86    14    100    86    33    23     0    100    86    33    10     0
May 25, 2012...........................    100    73    23    53     0    100    73    23     5     0    100    73    23     5     0
May 25, 2013...........................    100    61    16    26     0    100    61    16     0     0    100    61    16     0     0
May 25, 2014...........................    100    52    11     8     0    100    52    11     0     0    100    52    11     0     0
May 25, 2015...........................    100    44     8     0     0    100    44     8     0     0    100    44     8     0     0
May 25, 2016...........................    100    37     5     0     0    100    37     5     0     0    100    37     4     0     0
May 25, 2017...........................    100    31     4     0     0    100    31     *     0     0    100    31     0     0     0
May 25, 2018...........................    100    26     0     0     0    100    26     0     0     0    100    26     0     0     0
May 25, 2019...........................    100    21     0     0     0    100    21     0     0     0    100    21     0     0     0
May 25, 2020...........................    100    18     0     0     0    100    18     0     0     0    100    18     0     0     0
May 25, 2021...........................    100    14     0     0     0    100    14     0     0     0    100    14     0     0     0
May 25, 2022...........................    100    11     0     0     0    100    11     0     0     0    100    11     0     0     0
May 25, 2023...........................    100     9     0     0     0    100     9     0     0     0    100     9     0     0     0
May 25, 2024...........................    100     8     0     0     0    100     8     0     0     0    100     8     0     0     0
May 25, 2025...........................    100     6     0     0     0    100     6     0     0     0    100     6     0     0     0
May 25, 2026...........................    100     5     0     0     0    100     5     0     0     0    100     4     0     0     0
May 25, 2027...........................    100     4     0     0     0    100     3     0     0     0    100     0     0     0     0
May 25, 2028...........................    100     3     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2029...........................    100     0     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2030...........................    100     0     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2031...........................     92     0     0     0     0     92     0     0     0     0     92     0     0     0     0
May 25, 2032...........................     81     0     0     0     0     81     0     0     0     0     81     0     0     0     0
May 25, 2033...........................     68     0     0     0     0     68     0     0     0     0     68     0     0     0     0
May 25, 2034...........................     54     0     0     0     0     54     0     0     0     0     54     0     0     0     0
May 25, 2035...........................     39     0     0     0     0     39     0     0     0     0     39     0     0     0     0
May 25, 2036...........................      0     0     0     0     0      0     0     0     0     0      0     0     0     0     0
Weighted Average Life in Years
   Without Optional Termination........  27.97  9.62  5.10  6.03  3.91  27.97  9.58  4.97  4.81  3.19  27.97  9.54  4.89  4.27  2.82
   With Optional Termination...........  27.97  9.30  4.91  4.77  3.14  27.97  9.30  4.81  4.72  3.14  27.97  9.30  4.76  4.19  2.78

----------
*    Indicates a value greater than 0.0% and less than 0.5%.


                                     S-B-2-4

        PERCENTAGE OF THE INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING FOR:

                                         CLASS M4 CERTIFICATES AT THE   CLASS M5 CERTIFICATES AT THE   CLASS M6 CERTIFICATES AT THE
                                         FOLLOWING PERCENTAGES OF CPR:  FOLLOWING PERCENTAGES OF CPR:  FOLLOWING PERCENTAGES OF CPR:
                                         -----------------------------  -----------------------------  -----------------------------
                                           0%    15%   30%   45%   60%    0%    15%   30%   45%   60%    0%    15%   30%   45%   60%
                                         -----  ----  ----  ----  ----  -----  ----  ----  ----  ----  -----  ----  ----  ----  ----
Initial Percentage.....................    100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
May 25, 2007...........................    100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
May 25, 2008...........................    100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
May 25, 2009...........................    100   100   100   100    13    100   100   100   100    13    100   100   100   100    13
May 25, 2010...........................    100   100    47    18     0    100   100    47    18     0    100   100    47    18     0
May 25, 2011...........................    100    86    33    10     0    100    86    33    10     0    100    86    33     8     0
May 25, 2012...........................    100    73    23     0     0    100    73    23     0     0    100    73    23     0     0
May 25, 2013...........................    100    61    16     0     0    100    61    16     0     0    100    61    16     0     0
May 25, 2014...........................    100    52    11     0     0    100    52    11     0     0    100    52    11     0     0
May 25, 2015...........................    100    44     8     0     0    100    44     5     0     0    100    44     0     0     0
May 25, 2016...........................    100    37     0     0     0    100    37     0     0     0    100    37     0     0     0
May 25, 2017...........................    100    31     0     0     0    100    31     0     0     0    100    31     0     0     0
May 25, 2018...........................    100    26     0     0     0    100    26     0     0     0    100    26     0     0     0
May 25, 2019...........................    100    21     0     0     0    100    21     0     0     0    100    21     0     0     0
May 25, 2020...........................    100    18     0     0     0    100    18     0     0     0    100    18     0     0     0
May 25, 2021...........................    100    14     0     0     0    100    14     0     0     0    100    14     0     0     0
May 25, 2022...........................    100    11     0     0     0    100    11     0     0     0    100    11     0     0     0
May 25, 2023...........................    100     9     0     0     0    100     9     0     0     0    100     6     0     0     0
May 25, 2024...........................    100     8     0     0     0    100     6     0     0     0    100     0     0     0     0
May 25, 2025...........................    100     5     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2026...........................    100     0     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2027...........................    100     0     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2028...........................    100     0     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2029...........................    100     0     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2030...........................    100     0     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2031...........................     92     0     0     0     0     92     0     0     0     0     92     0     0     0     0
May 25, 2032...........................     81     0     0     0     0     81     0     0     0     0     81     0     0     0     0
May 25, 2033...........................     68     0     0     0     0     68     0     0     0     0     68     0     0     0     0
May 25, 2034...........................     54     0     0     0     0     54     0     0     0     0     54     0     0     0     0
May 25, 2035...........................     39     0     0     0     0     39     0     0     0     0     39     0     0     0     0
May 25, 2036...........................      0     0     0     0     0      0     0     0     0     0      0     0     0     0     0
Weighted Average Life in Years:
   Without Optional Termination........  27.97  9.49  4.84  4.02  2.65  27.97  9.42  4.77  3.83  2.54  27.97  9.32  4.70  3.68  2.43
   With Optional Termination...........  27.97  9.30  4.73  3.96  2.62  27.97  9.30  4.70  3.80  2.52  27.97  9.29  4.68  3.67  2.43


                                    S-B-2-5

        PERCENTAGE OF THE INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING FOR:

                                         CLASS M7 CERTIFICATES AT THE   CLASS M8 CERTIFICATES AT THE   CLASS M9 CERTIFICATES AT THE
                                         FOLLOWING PERCENTAGES OF CPR:  FOLLOWING PERCENTAGES OF CPR:  FOLLOWING PERCENTAGES OF CPR:
                                         -----------------------------  -----------------------------  -----------------------------
                                           0%    15%   30%   45%   60%    0%    15%   30%   45%   60%    0%    15%   30%   45%   60%
                                         -----  ----  ----  ----  ----  -----  ----  ----  ----  ----  -----  ----  ----  ----  ----
Initial Percentage.....................    100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
May 25, 2007...........................    100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
May 25, 2008...........................    100   100   100   100   100    100   100   100   100   100    100   100   100   100    96
May 25, 2009...........................    100   100   100   100     9    100   100   100   100     0    100   100   100   100     0
May 25, 2010...........................    100   100    47    18     0    100   100    47    15     0    100   100    47     0     0
May 25, 2011...........................    100    86    33     0     0    100    86    33     0     0    100    86    33     0     0
May 25, 2012...........................    100    73    23     0     0    100    73    23     0     0    100    73    11     0     0
May 25, 2013...........................    100    61    16     0     0    100    61     7     0     0    100    61     0     0     0
May 25, 2014...........................    100    52     2     0     0    100    52     0     0     0    100    52     0     0     0
May 25, 2015...........................    100    44     0     0     0    100    44     0     0     0    100    44     0     0     0
May 25, 2016...........................    100    37     0     0     0    100    37     0     0     0    100    37     0     0     0
May 25, 2017...........................    100    31     0     0     0    100    31     0     0     0    100    31     0     0     0
May 25, 2018...........................    100    26     0     0     0    100    26     0     0     0    100    21     0     0     0
May 25, 2019...........................    100    21     0     0     0    100    21     0     0     0    100     7     0     0     0
May 25, 2020...........................    100    18     0     0     0    100    14     0     0     0    100     0     0     0     0
May 25, 2021...........................    100    13     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2022...........................    100     4     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2023...........................    100     0     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2024...........................    100     0     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2025...........................    100     0     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2026...........................    100     0     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2027...........................    100     0     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2028...........................    100     0     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2029...........................    100     0     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2030...........................    100     0     0     0     0    100     0     0     0     0    100     0     0     0     0
May 25, 2031...........................     92     0     0     0     0     92     0     0     0     0     92     0     0     0     0
May 25, 2032...........................     81     0     0     0     0     81     0     0     0     0     81     0     0     0     0
May 25, 2033...........................     68     0     0     0     0     68     0     0     0     0     68     0     0     0     0
May 25, 2034...........................     54     0     0     0     0     54     0     0     0     0     54     0     0     0     0
May 25, 2035...........................     39     0     0     0     0     39     0     0     0     0     39     0     0     0     0
May 25, 2036...........................      0     0     0     0     0      0     0     0     0     0      0     0     0     0     0
Weighted Average Life in Years:
   Without Optional Termination........  27.96  9.18  4.61  3.55  2.34  27.96  8.99  4.49  3.41  2.24  27.95  8.65  4.28  3.24  2.16
   With Optional Termination...........  27.96  9.18  4.61  3.55  2.34  27.96  8.99  4.49  3.41  2.24  27.95  8.65  4.28  3.24  2.16


                                     S-B-2-6

                                    ANNEX C-1
         SWAP AGREEMENT SCHEDULED NOTIONAL AMOUNTS AND RATES OF PAYMENT

      DISTRIBUTION DATE                 SCHEDULED
        OCCURRING IN:             NOTIONAL AMOUNT ($):      RATE OF PAYMENT (%):
----------------------------   --------------------------   --------------------
June 2006...................                    0.00               0.0000
July 2006...................        2,501,725,000.00               5.3000
August 2006.................        2,425,155,000.00               5.3600
September 2006..............        2,350,918,000.00               5.4000
October 2006................        2,278,940,000.00               5.4200
November 2006...............        2,209,154,000.00               5.4300
December 2006...............        2,141,494,000.00               5.4600
January 2007................        2,075,892,000.00               5.4700
February 2007...............        2,012,289,000.00               5.4400
March 2007..................        1,950,623,000.00               5.4400
April 2007..................        1,890,834,000.00               5.4400
May 2007....................        1,832,866,000.00               5.4300
June 2007...................        1,763,694,000.00               5.4300
July 2007...................        1,694,944,000.00               5.4300
August 2007.................        1,626,748,000.00               5.4200
September 2007..............        1,559,232,000.00               5.4200
October 2007................        1,492,517,000.00               5.4100
November 2007...............        1,426,719,000.00               5.4100
December 2007...............        1,361,948,000.00               5.4200
January 2008................        1,298,307,000.00               5.4300
February 2008...............        1,235,892,000.00               5.4100
March 2008..................        1,174,793,000.00               5.4100
April 2008..................        1,115,093,000.00               5.4200
May 2008....................        1,056,867,000.00               5.4300
June 2008...................          856,223,000.00               5.4300
July 2008...................          748,389,000.00               5.4200
August 2008.................          654,133,000.00               5.4300
September 2008..............          582,477,000.00               5.4400
October 2008................          526,609,000.00               5.4500
November 2008...............          482,253,000.00               5.4500
December 2008...............          446,574,000.00               5.4600
January 2009................          417,611,000.00               5.4700
February 2009...............          393,970,000.00               5.4800
March 2009..................          374,629,000.00               5.4900
April 2009..................          356,237,000.00               5.5000
May 2009....................          338,755,000.00               5.5100
June 2009...................          322,129,000.00               5.5200
July 2009...................          306,318,000.00               5.5300
August 2009.................          291,282,000.00               5.5400
September 2009..............          276,982,000.00               5.5500
October 2009................          263,384,000.00               5.5500
November 2009...............          250,452,000.00               5.5600
December 2009...............          238,155,000.00               5.5700
January 2010................          226,459,000.00               5.5800
February 2010...............          215,339,000.00               5.5900
March 2010..................          204,762,000.00               5.6000
April 2010..................          194,705,000.00               5.6000
May 2010....................          185,140,000.00               5.6100
June 2010...................          176,046,000.00               5.6200
July 2010...................          167,396,000.00               5.6300
August 2010.................          159,170,000.00               5.6400
September 2010..............          151,350,000.00               5.6500
October 2010................          143,912,000.00               5.6600
November 2010...............          136,839,000.00               5.6600
December 2010...............          130,112,000.00               5.6700
January 2011................          123,717,000.00               5.6800


                                     S-C-1-1

      DISTRIBUTION DATE                 SCHEDULED
        OCCURRING IN:             NOTIONAL AMOUNT ($):      RATE OF PAYMENT (%):
----------------------------   --------------------------   --------------------
February 2011...............          117,635,000.00               5.6800
March 2011..................          111,848,000.00               5.6900
April 2011..................          106,344,000.00               5.6900
May 2011....................          101,094,000.00               5.7000
June 2011 and thereafter....                    0.00               0.0000


                                     S-C-1-2

                                    ANNEX C-2
     INTEREST RATE CAP AGREEMENT SCHEDULED NOTIONAL AMOUNTS AND STRIKE RATE

      DISTRIBUTION DATE                 SCHEDULED
        OCCURRING IN:             NOTIONAL AMOUNT ($):        STRIKE RATE (%):
----------------------------   --------------------------   --------------------
June 2006...................                    0.00              0.0000
July 2006...................                    0.00              0.0000
August 2006.................                    0.00              0.0000
September 2006..............                    0.00              0.0000
October 2006................                    0.00              0.0000
November 2006...............                    0.00              0.0000
December 2006...............                    0.00              0.0000
January 2007................                    0.00              0.0000
February 2007...............                    0.00              0.0000
March 2007..................                    0.00              0.0000
April 2007..................                    0.00              0.0000
May 2007....................            3,549,000.00              6.2500
June 2007...................           20,708,000.00              6.2500
July 2007...................           37,866,000.00              6.2500
August 2007.................           55,025,000.00              6.2500
September 2007..............           72,183,000.00              6.2500
October 2007................           89,342,000.00              6.2500
November 2007...............          106,501,000.00              6.2500
December 2007...............          123,659,000.00              6.2500
January 2008................          140,818,000.00              6.2500
February 2008...............          157,976,000.00              6.2500
March 2008..................          175,135,000.00              6.2500
April 2008..................          192,293,000.00              6.2500
May 2008....................          209,452,000.00              6.2500
June 2008...................          226,610,000.00              6.2500
July 2008...................          299,435,000.00              6.2500
August 2008.................          359,416,000.00              6.2500
September 2008..............          397,006,000.00              6.2500
October 2008................          419,337,000.00              6.2500
November 2008...............          430,849,000.00              6.2500
December 2008...............          434,477,000.00              6.2500
January 2009................          432,241,000.00              6.2500
February 2009...............          425,575,000.00              6.2500
March 2009..................          415,506,000.00              6.2500
April 2009..................          405,521,000.00              6.2500
May 2009....................          395,623,000.00              6.2500
June 2009...................          385,829,000.00              6.2500
July 2009...................          376,148,000.00              6.2500
August 2009.................          366,591,000.00              6.2500
September 2009..............          357,163,000.00              6.2500
October 2009................          347,868,000.00              6.2500
November 2009...............          338,710,000.00              6.2500
December 2009...............          329,694,000.00              6.2500
January 2010................          320,826,000.00              6.2500
February 2010...............          312,106,000.00              6.2500
March 2010..................          303,542,000.00              6.2500
April 2010..................          295,131,000.00              6.2500
May 2010....................          286,877,000.00              6.2500
June 2010...................          278,779,000.00              6.2500
July 2010...................          270,843,000.00              6.2500
August 2010.................          263,065,000.00              6.2500
September 2010..............          255,446,000.00              6.2500
October 2010................          247,988,000.00              6.2500
November 2010...............          240,691,000.00              6.2500
December 2010...............          233,552,000.00              6.2500
January 2011................          226,572,000.00              6.2500


                                     S-C-2-1

      DISTRIBUTION DATE                 SCHEDULED
        OCCURRING IN:             NOTIONAL AMOUNT ($):        STRIKE RATE (%):
----------------------------   --------------------------   --------------------
February 2011...............          219,749,000.00              6.2500
March 2011..................          213,083,000.00              6.2500
April 2011..................          206,569,000.00              6.2500
May 2011....................          200,196,000.00              6.2500
June 2011 and thereafter....                    0.00              0.0000


                                     S-C-2-2

PROSPECTUS

                     STRUCTURED ASSET SECURITIES CORPORATION

                                    DEPOSITOR
                            ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

                                   ----------

EACH TRUST FUND:

o may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

     o will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

          o mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

          o mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

          o private mortgage backed certificates, as described in this prospectus; and

          o payments due on those mortgage loans and mortgage backed certificates.

          The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

o    will be offered for sale pursuant to a prospectus supplement;

o will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in the related prospectus supplement; and

o    may have one or more forms of credit enhancement.

          The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

          The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC election for federal income tax purposes.

          The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 LEHMAN BROTHERS

                  The date of this prospectus is April 3, 2006

                                  INTRODUCTION

          Each trust fund will periodically issue asset-backed pass-through certificates or asset-backed notes, in each case in one or more series with one or more classes. The securities will be offered for sale by this prospectus and the related prospectus supplement. The securities of each series will consist of the offered securities of the series, together with any other asset-backed pass-through certificates or asset-backed notes of the series which are not offered publicly.

          Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by Structured Asset Securities Corporation, also known as the depositor. Each trust fund will consist primarily of one or more pools of the following types of assets:

          o mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

          o mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

          o    private mortgage backed certificates; and

          o payments due on those mortgage loans and mortgage backed certificates.

          These assets will be acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Sponsor," "The Depositor" and "The Trust Funds." The trust fund assets may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivative instruments, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a trust agreement or other agreement or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the trust fund assets, will be set forth in the related prospectus supplement.

          Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

          The depositor's only principal obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. Each servicer and the master servicer, if any, for any series of securities will be named in the related prospectus supplement. The principal obligations of a master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make that advance. See "Servicing of Loans."

          If specified in the related prospectus supplement, the trust fund for a series of securities may include credit enhancement by means of excess interest, overcollateralization, subordination of one or more classes of securities, loss allocation and limited cross-collateralization features. In addition, credit enhancement may also be provided by means of any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, swap agreement or other derivative instrument or any other type of credit enhancement specified in the related prospectus supplement, even if not specified in this prospectus. See "Credit Support."

          The rate of payment of principal of each class of securities entitled to a portion of principal payments on the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage assets. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield, Prepayment and Maturity Considerations."

          With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Material Federal Income Tax Considerations" in this prospectus.

          The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" in this prospectus and under "Underwriting" in the related prospectus supplement.

          There will be no secondary market for the offered securities of any series before the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement. See "Risk Factors" in this prospectus and in the related prospectus supplement.

                                TABLE OF CONTENTS

Introduction..............................................................     2
Risk Factors..............................................................     6
Description of the Securities.............................................    41
   General................................................................    41
   Distributions on the Securities........................................    42
   Optional Termination...................................................    45
   Optional Purchase of Securities........................................    45
   Other Purchases........................................................    46
   Book-Entry Registration................................................    46
The Trust Funds...........................................................    47
   General................................................................    47
   The Mortgage Loans.....................................................    48
   Private Mortgage-Backed Securities.....................................    59
   Ginnie Mae Certificates................................................    62
   Fannie Mae Certificates................................................    64
   Freddie Mac Certificates...............................................    66
   Pre-Funding Arrangements...............................................    69
   Revolving Period Arrangements..........................................    69
   Collection Account, Securities Administration Account and Distribution
      Account.............................................................    69
   Other Funds or Accounts................................................    70
Loan Underwriting Procedures and Standards................................    71
   Underwriting Standards.................................................    71
   Loss Experience........................................................    71
   Representations and Warranties.........................................    72
   Substitution of Primary Assets.........................................    75
The Sponsor...............................................................    75
   General................................................................    75
   Securitization Activities of the Sponsor...............................    76
The Depositor.............................................................    77
Aurora Loan Services LLC..................................................    79
   General................................................................    79
   Servicing..............................................................    79
   Master Servicing.......................................................    81
Servicing of Loans........................................................    82
   General................................................................    82
   The Master Servicer....................................................    82
   The Servicers..........................................................    83
   Collection Procedures; Escrow Accounts.................................    84
   Deposits to and Withdrawals from the Collection Account................    84
   Servicing Accounts.....................................................    86
   Buy-Down Loans, GPM Loans and Other Subsidized Loans...................    87
   Advances and Other Payments, and Limitations Thereon...................    89
   Maintenance of Insurance Policies and Other Servicing Procedures.......    90
   Presentation of Claims; Realization Upon Defaulted Loans...............    93
   Enforcement of Due-On-Sale Clauses.....................................    94
   Certain Rights Related to Foreclosure..................................    95
   Servicing Compensation and Payment of Expenses.........................    95
   Evidence as to Compliance..............................................    96
   Certain Matters Regarding the Master Servicer..........................    96
Credit Support............................................................    98
   General................................................................    98
   Subordinate Securities; Subordination Reserve Fund.....................    99
   Allocation of Losses...................................................   100
   Cross-Support Features.................................................   100
   Overcollateralization..................................................   100
   Excess Interest........................................................   101
   Insurance..............................................................   101
   Letter of Credit.......................................................   101
   Financial Guaranty Insurance Policy....................................   102
   Reserve Funds..........................................................   102
   Derivative Instruments.................................................   103
   Description of Mortgage and Other Insurance............................   103
   Mortgage Insurance on the Loans........................................   103
   Hazard Insurance on the Loans..........................................   110
   Bankruptcy Bond........................................................   111
   Repurchase Bond........................................................   112
Derivatives...............................................................   112
The Agreements............................................................   114
   Issuance of Securities.................................................   114
   Assignment of Primary Assets...........................................   114
   Repurchase and Substitution of Non-Conforming Loans....................   117
   Reports to Securityholders.............................................   118
   Investment of Funds....................................................   120
   Event of Default; Rights Upon Event of Default.........................   121
   The Trustee............................................................   123
   Duties of the Trustee..................................................   124
   Resignation of Trustee.................................................   124
   Distribution Account...................................................   125
   The Securities Administrator...........................................   125
   Duties of the Securities Administrator.................................   125

   Resignation of Securities Administrator................................   126
   Securities Administration Account......................................   126
   Expense Reserve Fund...................................................   126
   Amendment of Agreement.................................................   127
   Voting Rights..........................................................   127
   REMIC Administrator....................................................   127
   Administration Agreement...............................................   128
   Periodic Reports.......................................................   128
   Termination............................................................   128
Legal Aspects of Loans....................................................   129
   Mortgages..............................................................   130
   Junior Mortgages; Rights of Senior Mortgages...........................   130
   Cooperative Loans......................................................   132
   Foreclosure on Mortgages...............................................   134
   Realizing Upon Cooperative Loan Security...............................   135
   Rights of Redemption...................................................   136
   Anti-Deficiency Legislation and Other Limitations on Lenders...........   136
   Servicemembers Civil Relief Act........................................   139
   Environmental Considerations...........................................   139
   Due-on-Sale Clauses in Mortgage Loans..................................   141
   Enforceability of Prepayment Charges, Late Payment Fees and Debt-
      Acceleration Clauses................................................   142
   Equitable Limitations on Remedies......................................   142
   Applicability of Usury Laws............................................   143
   Multifamily and Mixed Use Loans........................................   143
   Leases and Rents.......................................................   144
   Default Interest and Limitations on Prepayment.........................   144
   Secondary Financing; Due-on-Encumbrance Provisions.....................   145
   Certain Laws and Regulations...........................................   145
   Americans with Disabilities Act........................................   145
   Personal Property......................................................   146
   Adjustable Interest Rate Loans.........................................   146
   Manufactured Home Loans................................................   147
Yield, Prepayment and Maturity Considerations.............................   150
   Payment Delays.........................................................   150
   Principal Prepayments..................................................   150
   Timing of Reduction of Principal Amount................................   150
   Interest or Principal Weighted Securities..............................   151
   Certain Derivative Instruments.........................................   151
   Final Scheduled Distribution Date......................................   151
   Prepayments and Weighted Average Life..................................   151
   Other Factors Affecting Weighted Average Life..........................   153
Material Federal Income Tax Considerations................................   154
   Types of Securities....................................................   155
   Taxation of Securities Treated as Debt Instruments.....................   158
   REMIC Residual Certificates............................................   164
   Grantor Trust Certificates.............................................   172
   Partner Certificates...................................................   175
   Special Tax Attributes.................................................   177
   Backup Withholding.....................................................   179
   Reportable Transactions................................................   179
State and Local Tax Considerations........................................   180
ERISA Considerations......................................................   180
   General................................................................   180
   The Underwriter Exemption..............................................   181
   Additional Considerations for Securities which are Notes...............   186
   Additional Fiduciary Considerations....................................   186
Legal Investment Considerations...........................................   187
Legal Matters.............................................................   188
Use of Proceeds...........................................................   188
Plan of Distribution......................................................   188
Static Pool Information...................................................   189
Additional Information....................................................   190
Incorporation of Certain Documents by Reference...........................   191
Reports to Securityholders................................................   191
Index of Principal Terms..................................................   192
Annex A Book-Entry Procedures.............................................   A-1
Annex B Global Clearance, Settlement and Tax Documentation Procedures.....   B-1

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED SECURITIES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS SUPPLEMENT.

MORTGAGE LOANS ORIGINATED
   ACCORDING TO NON-AGENCY
   UNDERWRITING GUIDELINES MAY
   HAVE HIGHER EXPECTED
   DELINQUENCIES..............   If specified in the related prospectus
                                 supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie
                                 Mac guidelines. These types of mortgage loans are sometimes referred to as "subprime,"
                                 "non-prime" or "non-conforming" mortgage loans.
                                 Whereas "prime" loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower's credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

                                 Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

                                 Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest-only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See "--Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

                                 Consequently, mortgage loans originated
                                 according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

                                 "ALT-A" MORTGAGE LOANS: If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to "Alternative-A" or "Alt-A" underwriting guidelines. Although Alt-A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

                                 See "Loan Underwriting Procedures and
                                 Standards" in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

ASPECTS OF THE MORTGAGE LOAN
   ORIGINATION PROCESS MAY
   RESULT IN HIGHER EXPECTED
   DELINQUENCIES..............   Various factors in the process of originating
                                 the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

                                 APPRAISAL QUALITY: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

                                 STATED INCOME UNDERWRITING GUIDELINES: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under "stated income" programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

                                 UNDERWRITING GUIDELINE EXCEPTIONS: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

                                 NON-OWNER OCCUPIED PROPERTIES: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

                                 BROKER AND CORRESPONDENT ORIGINATION VERSUS
                                 RETAIL ORIGINATION: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

                                 FRAUD: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

                                 SELF-EMPLOYED BORROWERS: Self-employed
                                 borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

                                 FIRST TIME BORROWERS: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

                                 Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

                                 See "Loan Underwriting Procedures and
                                 Standards" in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

CHANGES IN U.S. ECONOMIC
   CONDITIONS MAY ADVERSELY
   AFFECT THE PERFORMANCE OF
   MORTGAGE LOANS,
   PARTICULARLY ADJUSTABLE
   PAYMENT LOANS OF VARIOUS
   TYPES......................   Recently, an increasingly large proportion of
                                 residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

                                 o mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

                                 o    "hybrid" mortgage loans, whose interest
                                      rate is fixed for the initial period
                                      specified in the related mortgage note,
                                      and thereafter adjusts periodically based on the related index;

                                 o    "interest-only" mortgage loans, which
                                      provide for payment of interest at the
                                      related mortgage interest rate, but no
                                      payment of principal, for the period
                                      specified in the related mortgage note;
                                      thereafter, the monthly payment is
                                      increased to an amount sufficient to
                                      amortize the principal balance of the
                                      mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

                                 o    "negative amortization" mortgage loans,
                                      which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

                                 o    "option ARMs," which combine several of
                                      the features described above and permit
                                      the borrower to elect whether to make a
                                      monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

                                 If specified in the related prospectus
                                 supplement, the trust fund may include
                                 significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

                                 The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

                                 In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or
                                 (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

                                 Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

                                 When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower's initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the "cut-off date," and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

                                 In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

                                 In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

                                 Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

                                 Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

                                 Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

                                 It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

                                 Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

                                 These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See "--Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies" for a discussion of risks related to mortgage loans that are sometimes referred to as "subprime," "non-conforming" or "alt-A," or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

                                 Several types of adjustable payment mortgage loans discussed above, in particular "option ARMs" and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

                                 See "--Risks Related to Mortgage Loans with
                                 Interest-Only Payments" and "--Risks Related to Mortgage Loans that Provide for Negative Amortization" for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

RISKS RELATED TO MORTGAGE
   LOANS WITH INTEREST-ONLY
   PAYMENTS...................   If specified in the related prospectus
                                 supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

                                 If applicable, the presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

                                 After a borrower's monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

                                 See also "--Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" for a discussion of risks related to interest-only mortgage loans and economic conditions.

RISKS RELATED TO MORTGAGE
   LOANS THAT PROVIDE FOR
   NEGATIVE AMORTIZATION......   If specified in the related prospectus
                                 supplement, the trust fund may include mortgage loans that provide for so-called "negative amortization." Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

                                 At the end of this initial period, and
                                 periodically thereafter, the borrower's minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower's monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year's recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

                                 During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

                                 In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

                                 Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be "recast" without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

                                 In summary, then, as interest rates increase
                                 (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See "--Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" above.

                                 In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

EARLY OR MULTIPLE PAYMENT
   DEFAULTS MAY BE INDICATIVE
   OF HIGHER RATES OF
   DELINQUENCIES AND LOSSES IN
   THE FUTURE.................   As specified in the related prospectus
                                 supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

                                 Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

MORTGAGE LOANS WITH HIGH
   ORIGINAL LOAN-TO-VALUE
   RATIOS MAY PRESENT A
   GREATER RISK OF LOSS.......   As specified in the related prospectus
                                 supplement, some of the mortgage loans included in the trust fund may have original loan-to-value ratios of greater than 80%.
                                 Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

                                 Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

SPECIAL DEFAULT RISK OF SECOND
   LIEN MORTGAGE LOANS........   If the related prospectus supplement specifies
                                 that the trust fund includes mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.
                                 Furthermore, any
                                 liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

RISKS RELATED TO SIMULTANEOUS
   SECOND LIENS AND OTHER
   BORROWER DEBT..............   At the time of origination of any first lien
                                 mortgage loans in the trust fund, the
                                 originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust fund. In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types.
                                 Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

                                 In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust fund may be affected by any associated second lien loans.

GEOGRAPHIC CONCENTRATION OF
   MORTGAGE LOANS.............   The mortgage loans to be included in the trust
                                 fund may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

                                 o Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

                                 o    Declines in the residential real estate
                                      market in those states may reduce the
                                      values of properties located in those
                                      states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

                                 o Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

                                 o Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower's refinancing options and increase the chances of default and foreclosure.

                                 Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

                                 For additional information regarding the geographic concentration of the mortgage loans to be included in the trust fund, see the geographic distribution table or tables in the prospectus supplement.

BALLOON LOANS.................   If specified in the related prospectus
                                 supplement, the mortgage loans to be included in the trust fund may include balloon loans.
                                 Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

DEFAULT RISK ON HIGH BALANCE
   MORTGAGE LOANS.............   If specified in the related prospectus
                                 supplement, a certain percentage of the
                                 mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

SPECIAL RISKS ASSOCIATED WITH
   MULTIFAMILY AND MIXED USE
   MORTGAGE LOANS.............   If specified in the related prospectus
                                 supplement, mortgage loans in the trust fund may be secured by liens on multifamily properties and mixed residential/commercial properties. Mixed use loans and multifamily loans may have a greater likelihood of delinquency and foreclosure, and therefore a greater likelihood of loss, than mortgage loans secured by single-family residential properties. The ability of a borrower to repay a single-family loan typically depends primarily on the borrower's household income rather than on the capacity of the property to produce income, and (other than in geographic areas where employment is dependent upon a particular employer or industry) the borrower's income tends not to reflect directly the value of their property. A decline in the income of a borrower on a loan secured by a single family property may therefore adversely affect the performance of the loan, but may not affect the liquidation value of that property. In contrast, the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily on the successful operation and management of that property rather than on any independent income or assets of the borrower and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from that property. In some cases, the borrower may have no material assets other than the mortgaged property. Consequently, if the net operating income of the property is reduced
                                 (for example, if rental or occupancy rates decline, competition increases or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected. In addition, in some cases the loans will have been made on a nonrecourse basis, so that in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

                                 There are various risks associated with
                                 multifamily and mixed use loans. In general, factors such as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, may affect the value of a commercial or mixed use property. Factors such as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due. Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations. In addition, you should consider the following risks:

                                 Multifamily Loans. The performance of a
                                 multifamily loan and the value of the related mortgaged property may be affected by factors such as local and regional economic conditions, the physical condition of the property, the types of services and amenities provided, the tenant population (for example, predominantly students or elderly persons, or workers in a particular industry), availability of alternative rental properties, changes in the surrounding neighborhood, management, the level of mortgage interest rates, dependence upon government rent subsidies, any applicable rent control laws and state and local regulations.

                                 The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. See "-- Environmental Risks" below.

ENVIRONMENTAL RISKS...........   Real property pledged as security for a
                                 mortgage loan may be subject to certain
                                 environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against the related property. In addition, under the laws of some states and under the federal Comprehensive Environmental
                                 Response, Compensation and Liability Act of
                                 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for the costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, some environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

MORTGAGE LOAN INTEREST RATES
   MAY LIMIT INTEREST RATES ON
   THE VARIABLE RATE
   SECURITIES.................   The securities generally will have either fixed
                                 or variable interest rates. However, as
                                 specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments. The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

                                 Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

                                 A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

                                 o The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust fund may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

                                 o    The interest rates on adjustable rate
                                      mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

                                 o    To the extent that fixed rate or
                                      adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

                                 See "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

POTENTIAL INADEQUACY OF CREDIT
   ENHANCEMENT................   If specified in the related prospectus
                                 supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

                                 SUBORDINATION AND ALLOCATION OF LOSSES. If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that

                                 o    if you buy a subordinate security and
                                      losses on the related mortgage loans
                                      exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust fund and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

                                 o    if specified in the related prospectus
                                      supplement, after the total principal
                                      amount of the subordinate securities has been reduced zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

                                 Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

                                 If the securities have the benefit of
                                 overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust fund and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

                                 See "Credit Support" in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

                                 EXCESS INTEREST AND OVERCOLLATERALIZATION. If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust fund and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as
                                 "overcollateralization" and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

                                 o Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

                                 o Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

                                 See "Credit Support" in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

                                 LIMITED CROSS-COLLATERALIZATION. The trust fund may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

                                 INTEREST RATE DERIVATIVE AGREEMENTS. If
                                 specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

                                 See "Credit Support" in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

                                 PRIMARY MORTGAGE INSURANCE. If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to 60%.

                                 In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust fund from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

                                 These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 60%.

                                 However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust fund may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

                                 See "Credit Support--Insurance" and
                                 "Description of Mortgage and Other
                                 Insurance--Mortgage Insurance on the Loans" in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.

EFFECT OF CREDITWORTHINESS OF
   PRIMARY MORTGAGE INSURERS
   ON RATINGS OF SECURITIES...   If the related prospectus supplement specifies
                                 that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust fund from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above.
                                 However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

                                 Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

                                 See "Credit Support--Insurance" and
                                 "Description of Mortgage and Other
                                 Insurance--Mortgage Insurance on the Loans" in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

RISKS RELATED TO ANY INTEREST
   RATE SWAP AGREEMENT........   If the related prospectus supplement specifies
                                 that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

EFFECT OF CREDITWORTHINESS OF
   SWAP COUNTERPARTY ON
   RATINGS OF SECURITIES......   If the related prospectus supplement specifies
                                 that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

                                 If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

                                 See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

SPECIAL RISKS FOR CERTAIN
   CLASSES OF SECURITIES......   The related prospectus supplement may specify
                                 that certain classes of securities are
                                 interest-only or principal-only securities.
                                 These securities will have yields to maturity
                                 (or early termination)--the yield you will receive if you hold a security until it has been paid in full--that are highly sensitive to prepayments on the related mortgage loans.

                                 If you purchase any of these classes of
                                 securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

                                 o    in the case of any interest-only
                                      securities, a faster than expected rate of prepayments on the mortgage loans in the trust fund; and

                                 o    in the case of any principal-only
                                      securities, a slower than expected rate of prepayments on the mortgage loans in the trust fund.

                                 Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

                                 Exercise by a party that has a right to
                                 purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

SPECIAL RISKS ASSOCIATED WITH
   UNDERLYING SECURITIES......   If specified in the related prospectus
                                 supplement, the trust fund may include other publicly- or privately-offered securities, representing beneficial ownership interests in separate trust funds. As described in the prospectus supplement, these underlying securities may be senior securities or subordinate securities, and may not have the benefit of credit enhancement.

                                 Losses on the underlying securities will not be transferred to, allocated to or shared by any other underlying trust fund. Each allocation of a realized loss to a class of underlying securities will reduce both the amount of interest that will accrue on that class and the amount of principal that will be distributable on that class. Therefore, the aggregate amount of payments on your securities, the yield to maturity of your securities and the rate of payments of principal on your securities may be affected by the rate and the timing of realized losses on the assets of the trust funds represented by the underlying securities. To the extent that the amount of realized losses experienced on the assets of the trust funds represented by the underlying securities reduces distributions in respect of the underlying securities, the yield on your securities may be lower than anticipated.

                                 Certain parties may have the option to purchase the mortgage loans and other property in the related underlying trust funds once the underlying mortgage loans decline to a fixed percentage of the initial principal balance. As specified in the prospectus supplement, some or all of the underlying securities (by principal balance) may be issued from underlying trust funds that have paid down or are approaching the level necessary to exercise of these optional termination rights. In the event that any such party exercises its right to purchase the related mortgage loans, the related underlying securities will be retired. This retirement of underlying securities will have the same effect as a prepayment of all of the related mortgage loans in the related underlying trust fund.

MILITARY ACTION AND TERRORIST
   ATTACKS....................   The effects that military action by U.S. forces
                                 in Iraq, Afghanistan or other regions,
                                 terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time.
                                 Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans.
                                 Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

UNPREDICTABILITY AND EFFECT OF
   PREPAYMENTS................   The rate of prepayments on the mortgage loans
                                 will be sensitive to prevailing interest rates.
                                 Generally, if prevailing interest rates
                                 decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

                                 Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

                                 Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as "option ARMs," may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

                                 The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, Lehman Brothers Holdings Inc., as a seller of the mortgage loans to the depositor, or the party from which Lehman Brothers Holdings Inc. acquired a particular mortgage loan, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the trust fund in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

                                 A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

                                 o If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

                                 o If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

                                 The prepayment experience of the mortgage loans to be included in the trust fund may differ significantly from that of other first and second lien residential mortgage loans.

                                 See "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus and
                                 prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

DELAY IN RECEIPT OF
   LIQUIDATION PROCEEDS;
   LIQUIDATION PROCEEDS MAY BE
   LESS THAN MORTGAGE
   BALANCE....................   Substantial delays could be encountered in
                                 connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.


ORIGINATORS AND SERVICERS MAY
   BE SUBJECT TO LITIGATION OR
   GOVERNMENTAL PROCEEDINGS...   The mortgage lending and servicing business
                                 involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending.
                                 Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to an originator or servicer of mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

THE SERVICERS' COLLECTIONS
   PROCEDURES MAY AFFECT THE
   TIMING OF COLLECTIONS ON
   THE MORTGAGE LOANS.........   In order to reduce borrower defaults, the
                                 servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust fund. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund's receipt of interest or principal payments.

                                 See "Servicing of Loans" in this prospectus.

RISKS RELATING TO DEFAULTS OR
   RESIGNATION OF THE MASTER
   SERVICER OR SERVICER.......   If the master servicer or servicer were to
                                 default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are "accepted" or "market standard" practices, and the parties' determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

                                 If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

                                 If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

DELINQUENCIES DUE TO SERVICING
   TRANSFERS..................   Servicing of mortgage loans may be transferred
                                 in the future to other servicers in accordance with the provisions of the trust agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

                                 All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

                                 See "Servicing of Loans" in this prospectus.

RISKS RELATING TO OPTIONAL OR
   MANDATORY PURCHASES OF
   SECURITIES.................   If specified in the related prospectus
                                 supplement, one or more classes of the related series of securities may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances, or may be subject to mandatory purchase or redemption.

                                 In the event that any of those parties
                                 exercises its right to purchase the related securities, the purchase of the related securities will have the same effect as a prepayment of the related mortgage loans in the trust fund. If you purchase securities at a premium, especially any interest-only securities, and the related securities are purchased as described above sooner than you anticipate, then your yield may be lower than you anticipate. Similarly, if you purchase securities at a discount, especially any principal-only securities, and the related securities are purchased as described above later than you anticipate (or not purchased at all), then your yield may be lower than you anticipate.

                                 See "Description of the Securities--Optional
                                 Purchase of Securities" and "--Other Purchases" in this prospectus.

RIGHTS OF A NIMS INSURER MAY
   AFFECT SECURITIES..........   If specified in the related prospectus
                                 supplement, it may be anticipated that one or more insurance companies, referred to as the "NIMS Insurer," may issue a financial guaranty insurance policy covering certain payments to be made on any net interest margin securities to be issued by a separate trust or other special purpose entity and to be secured by all or a portion of the securities specified in the related prospectus supplement. If such an insurance policy is issued, the trust agreement and the servicing agreements for this transaction will provide that, unless there exists a continuance of any failure by the NIMS
                                 Insurer to make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the securities, and the holders of the securities may exercise these rights only with the prior written consent of the NIMS Insurer: (1) the right to provide notices of servicer or master servicer defaults and the right to direct the trustee and the master servicer to terminate the rights and obligations of the master servicer and the servicers, respectively, under the trust agreement and the servicing agreements in the event of a default by any master servicer or servicer, (2) the right to remove the trustee or any co-trustee pursuant to the trust agreement and (3) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement.
                                 In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer's consent will be required prior to, among other things,
                                 (1) the waiver of any default by any master servicer, any servicer or the trustee, (2) the appointment of any successor trustee or any co-trustee or (3) any amendment to the trust agreement or any servicing agreement. The NIMS
                                 Insurer will also have additional rights under the trust agreement and in each the servicing agreement.

                                 Investors in the related securities should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, those securities. Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of those securities. The NIMS Insurer has no obligation or duty to consider the interests of the holders of the securities in connection with the exercise or non-exercise of the NIMS Insurer's rights.

                                 The NIMS Insurer's exercise of the rights and consents set forth above may negatively affect the securities and the existence of the NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the securities, relative to other asset-backed securities backed by comparable mortgage loans and with comparable payment priorities and ratings.

VIOLATION OF VARIOUS FEDERAL,
   STATE AND LOCAL LAWS MAY
   RESULT IN LOSSES ON THE
   MORTGAGE LOANS.............   Applicable state laws generally regulate
                                 interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

                                 Mortgage loans are also subject to various federal laws, including:

                                 o    the federal Truth-in-Lending Act and
                                      Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

                                 o    the Equal Credit Opportunity Act and
                                      Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                                 o    the Fair Credit Reporting Act, which
                                      regulates the use and reporting of
                                      information related to the borrower's
                                      credit experience.

                                 Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust fund to damages and administrative enforcement.

                                 The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under "The
                                 Agreements--Repurchase and Substitution of
                                 Non-Conforming Loans" in this prospectus.

PREDATORY LENDING LAWS/HIGH
   COST LOANS.................   Various federal, state and local laws have been
                                 enacted that are designed to discourage
                                 predatory lending practices. The federal Home
                                 Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

                                 In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as "high cost" loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

                                 Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

                                 The seller will represent that the trust fund does not include any mortgage loans that are subject to HOEPA or that would be classified as "high cost" loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust fund that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the trust fund includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust fund due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

BANKRUPTCY OR INSOLVENCY
   PROCEEDINGS COULD DELAY OR
   REDUCE PAYMENTS ON THE
   SECURITIES.................   Each transfer of a mortgage loan to Lehman
                                 Brothers Holdings Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuing entity, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

LIMITED ABILITY TO RESELL
   SECURITIES.................   The underwriter will not be required to assist
                                 in resales of the securities, although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

LIMITED OBLIGATIONS...........   The assets of the trust fund are the sole
                                 source of payments on the related securities.
                                 The securities are not the obligations of any other entity. None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

RATINGS ON THE SECURITIES ARE
   DEPENDENT ON ASSESSMENTS BY
   THE RATING AGENCIES........   The ratings on the securities depend primarily
                                 on an assessment by the rating agencies of the mortgage loans and other assets of the trust fund, any credit enhancement and the ability of the servicers and the master servicer to service the loans. The ratings of the securities by the rating agencies:

                                      o    only address the likelihood of
                                           receipt by holders of securities of
                                           distributions in the amount of
                                           scheduled payments on the mortgage
                                           loans;

                                      o    do not take into consideration any of
                                           the tax aspects associated with the
                                           securities;

                                      o    do not address the possibility that,
                                           as a result of principal prepayments,
                                           the yield on your securities may be
                                           lower than anticipated;

                                      o    do not address the payment of any
                                           basis risk shortfalls with respect to
                                           the securities; and

                                      o    do not comment as to the market price
                                           or suitability of the securities for
                                           a particular investor.

                                 Ratings are not recommendations to buy, sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency.

THE SECURITIES MAY NOT BE
   SUITABLE INVESTMENTS.......   The securities may not be a suitable investment
                                 if you require a regular or predictable
                                 schedule of payment, or payment on any specific date. Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

                          DESCRIPTION OF THE SECURITIES

GENERAL

          The asset-backed certificates (the "Certificates") of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the "Notes," and together with the Certificates, the "Securities") that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See "The Agreements."

          Each series of Securities will consist of one or more classes of Securities, one or more of which may:

          o    accrue interest based on a fixed rate ("Fixed Rate Securities");

          o accrue interest based on a variable or adjustable rate ("Floating Rate Securities");

          o be entitled to principal payments from the accreted interest from specified classes of Accrual Securities ("Accretion Directed Securities"). An Accretion Directed Security also may receive principal payments from principal paid on the underlying assets of the trust fund for the related series;

          o provide for interest otherwise payable on certain securities to be paid as principal on one or more classes of Accretion Directed Securities, and the amount of interest accrued on those accrual securities is instead added to the principal balance of these accrual security ("Accrual Securities");

          o be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled ("Interest Weighted Securities");

          o be entitled to principal, but no interest ("Principal Only Securities");

          o be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled ("Principal Weighted Securities");

          o be entitled to interest, but no principal ("Interest Only Securities");

          o have components to a class of Securities where each component may have different principal and/or interest payment characteristics but together constitute a single class "Component Securities"). Each component of a class of Component Securities may be identified as falling into one or more of the categories in this description of Securities;

          o be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a "Planned Balance") specified in the prospectus supplement, derived by assuming two constant prepayment rates for the Loans backing the related Securities ("Planned Amortization Certificates" or "PACs");

          o be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a "Targeted Balance") specified in the prospectus supplement, derived by assuming a single constant prepayment rate for the Loans backing the related Securities ("Targeted Amortization Certificates" or "TACs");

          o be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a "Scheduled Balance") specified in the prospectus supplement, but is not designated or structured as a PAC or a TAC ("Scheduled Securities");

          o be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement ("Subordinate Securities"); and/or

          o have other entitlements or characteristics described in this prospectus, or a combination of certain of the entitlements and characteristics described above and elsewhere in this prospectus.

          If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an "Asset Group").

          Each class of Securities offered by this prospectus and the prospectus supplement (the "Offered Securities") will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or issued in book-entry form only ("Book-Entry Securities") Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See "-- Book-Entry Registration."

DISTRIBUTIONS ON THE SECURITIES

          General

          Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

          Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement. Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as "basis risk shortfalls" or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such distributions as specified in the related prospectus supplement. Interest on the Securities will be calculated generally either on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of a 360-day year and the actual number of days elapsed in each accrual period, as specified in the related prospectus supplement.

          If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the "Interest Rate") may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

          A series of Securities may include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, Index, or other method by which the Floating Rate for each period will be determined.

          If the Interest Rate of a Floating Rate Security is determined based upon an Index, the Index will be one of the following:

               o    CMT;

               o    CODI;

               o    COFI;

               o    COSI;

               o    Fed Funds Rate;

               o    FHLB Index;

               o    GBP LIBOR;

               o    LIBOR;

               o    LIBORSWAP;

               o    MTA;

               o    National Average Contract Mortgage Rate;

               o    National Monthly Median COFI;

               o    Prime Rate;

               o    SIBOR;

               o    SWAPLIBOR; and

               o    T-Bill.

          Each of these indices is described in more detail under "The Trust Funds--The Mortgage Loans--General" below.

          Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

          The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

          For a description of the reports to be furnished to securityholders concerning a distribution, see "The Agreements -- Reports to Securityholders."

          Single Class Securities Generally

          With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by the Security, or on the basis of the Security's outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See "-- Subordinate Securities" below.

          If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

          Multi-Class Series

          A series of Securities may include Floating Rate Securities, Accrual Securities, Accretion Directed Securities, Scheduled Securities, Planned Amortization Certificates, Targeted Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a "Multi-Class Series"). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See " -- Subordinate Securities" below and "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

          Distributions of interest on Accrual Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Accrual Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Accrual Securities on the basis of the current Compound Value of the class. The "Compound Value" of a class of Accrual Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

          Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the "Principal Distribution Amount" for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Accrual Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The "Minimum Principal Distribution Amount" is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

          Subordinate Securities

          A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the "Subordinate Securities") to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the "Senior Securities") but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency"), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

OPTIONAL TERMINATION

          If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

     o "Asset Principal Balance" means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

     o "Aggregate Asset Principal Balance" means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

          The optional termination described in this section will be in addition to terminations that may result from other events. See "The Agreements -- Event of Default; Rights Upon Event of Default" and "-- Termination."

OPTIONAL PURCHASE OF SECURITIES

          The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

OTHER PURCHASES

          If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to purchase, in whole or in part, at the request of the holders of that class or to mandatory redemption or purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

          The depositor may also have the option to obtain for any series of Securities, one or more guarantees or other instruments from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these instruments may provide for one or more of the following for any series of Securities:

          o    call protection for any class of Securities of a series;

          o a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

          o    certain other guarantees described in the prospectus supplement.

BOOK-ENTRY REGISTRATION

          If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg ("Clearstream") or The Euroclear System ("Euroclear"). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

          No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth under "Book-Entry Procedures--Definitive Securities" in Annex A of this prospectus. Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or in Annex A hereto, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined in Annex A hereto), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

          For a description of the book-entry registration procedures applicable to Book-Entry Securities, see "Book-Entry Procedures" in Annex A of this prospectus.

                                 THE TRUST FUNDS

GENERAL

          The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

          The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

          o amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the "Cut-off Date");

          o amounts held from time to time in the Collection Account, the Securities Administration Account and the Distribution Account established for a series of Securities;

          o Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

          o any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

          o any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

          o any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

          o any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

          o any interest rate swap agreement, interest rate cap agreement, currency swap or currency option, market value swap or similar derivative instrument;

          o investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

          o any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement.

          The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the "Retained Interest"). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

          The "Primary Assets" in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

          o    Mortgage Loans;

          o    Manufactured Home Loans;

          o mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans ("Private Mortgage-Backed Securities");

          o Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

          o    Fannie Mae certificates; and

          o    Freddie Mac certificates.

          To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans may also include loans ("Assistance Loans") made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

          Mortgage Loans, Manufactured Home Loans and Assistance Loans are referred to in this prospectus as "Loans." Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See "The Agreements -- Assignment of Primary Assets."

          Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as "Agency Certificates."

THE MORTGAGE LOANS

          General

          The Primary Assets in a trust fund for a series of Securities will include mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, secured by properties of the types described in this prospectus ("Mortgage Loans"). No non-performing assets will be included as Primary Assets in a trust fund. Generally, but not in all cases, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

          The Mortgage Loans in a trust fund may include Conventional Loans, housing loans insured by the FHA ("FHA Loans") or VA Loans, with the following interest rate and payment characteristics:

          o    fixed interest rate Mortgage Loans;

          o adjustable rate Mortgage Loans, which may include any of the following types of Mortgage Loans:

               o Mortgage Loans whose interest rate adjusts on the basis of a variable Index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter;

               o "hybrid" Mortgage Loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related Index;

               o "interest-only" Mortgage Loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the applicable interest rate borne by such Mortgage Loan ("Mortgage Rates");

               o "negative amortization" Mortgage Loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the Mortgage Loan by the amount of unpaid interest; and

               o "option ARMs," which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the Mortgage Loan);

          o "balloon" Mortgage Loans, which provide for (1) equal monthly scheduled payments of principal and interest (a "Scheduled Payment") that will not reduce the scheduled principal balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that Mortgage Loan;

          o "GPM Loans," which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

          o "GEM Loans," which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for


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

               scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

          o    Buy-Down Loans;

          o "Bi-Weekly Loans," which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks;

          o "Reverse Mortgage Loans," which generally provide either for an initial advance to the borrower at origination followed by, in most cases, fixed monthly advances for the life of the loan, or for periodic credit line draws by the borrower at the borrower's discretion, and which provide that no interest or principal is payable by the borrower until maturity, which generally does not occur until the borrower dies, sells the home or moves out; interest continues to accrue and is added to the outstanding amount of the loan;

          o    any combination of the foregoing; or

          o Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

          The Mortgage Loans may also include:

          o "Cooperative Loans," which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative ("Cooperative Dwellings");

          o "Condominium Loans," which are secured by a mortgage on an individual housing unit (a "Condominium Unit") in which the owner of the real property (the "Condominium") is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit's appurtenant interest in the common elements;

          o    Mixed Use or Multifamily Mortgage Loans; or

          o "Home Equity Loans," which are closed-end and/or revolving home equity loans or balances thereof secured by mortgages primarily on single family properties that may be subordinated to other mortgages on the same Mortgaged Property.

          Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on the real property securing a Mortgage Loan (the "Mortgaged Property"). In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

          The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings), Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units) or mixed use properties. The Single Family Properties and Multifamily Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units.

          Each Mortgaged Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related Cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the Cooperative shares are subject to cancellation by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See "Legal Aspects of Loans."

          The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower's mailing address, as reflected in the servicer's records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

          The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, the following selection criteria apply to Mortgage Loans included in the Primary
Assets:

          o each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

          o no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

          o no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.


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

          The initial "Loan-to-Value Ratio" of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

          Multifamily Properties are generally subject to the following requirements:

          o no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

          o no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

          o Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

          o the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

          As specified in the prospectus supplement, "ARMs" or "Adjustable Rate Mortgages," which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

          Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap"), if any, or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

          These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the amount of interest accrued on the Stated Principal Balance thereof will exceed the amount of interest paid by the mortgagor in any month (such excess, "Deferred Interest") which is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.


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

          The adjustable or variable index (the "Index") applicable to any ARM comprising the Primary Assets may be one of the following indices:

          o U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

          o EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

          o GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

          o London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

          o SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

          o Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

          o Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

          o Federal Funds Rate ("Fed Funds Rate"), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

          o Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

          o Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

          o Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

          o National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

          o Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.


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

          o Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

          o National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

          o Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

          The Indices described above which are applicable to the Primary Assets for a trust fund will be disclosed in the related prospectus supplement.

          Certain of the Mortgage Loans may be Reverse Mortgage Loans, which are fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

          o the death of the borrower, or the last living of two co-borrowers;

          o the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

          o    the sale of the related Mortgaged Property.

          The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

          As more fully described in the related prospectus supplement, interest on each revolving credit line Home Equity Loan may be computed and payable monthly on the average daily outstanding principal balance of the Home Equity Loan. Principal amounts on the revolving credit line Home Equity Loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line Home Equity Loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line Home Equity Loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line Home Equity Loans. The amounts of draws and payments on the revolving credit line Home Equity Loans will usually differ each day. The full principal amount of a closed-end Home Equity Loan is advanced at origination of the Home Equity Loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the Home Equity Loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its Home Equity Loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the


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

Home Equity Loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line Home Equity Loan or a closed-end Home Equity Loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Home Equity Loan.

          The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

               (1) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes and if applicable, any other type of Mortgage Loan;

               (2) the aggregate outstanding principal balance and average outstanding principal balance of the Mortgage Loans;

               (3) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

               (4) if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the Mortgage Loans;

               (5) the range of the age or seasoning of the Mortgage Loans, including the weighted average thereof;

               (6) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

               (7) the Servicer distribution, if different Servicers are servicing the Mortgage Loans;

               (8) the amortization period;

               (9) the purpose of the Mortgage Loan;

               (10) the range of Loan-to-Value Ratios for the Mortgage Loans and if applicable, combined Loan-to-Value Ratios;

               (11) the intended use of the Mortgage Loan;

               (12) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Loans and VA Loans;

               (13) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;


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

               (14) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

               (15) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans;

               (16) the number and range of any prepayment premiums or any other similar fees;

               (17) the originator distribution of originators that originated 10% or more of the Mortgage Loans, if more than one originator originated the Mortgage Loans in the trust fund;

               (18) the level and type of origination documentation provided for the Mortgage Loans; and

               (19) the range of credit scores applicable to the borrowers of the related Mortgage Loans.

          If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

Balloon Loans

          A borrower's ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower's financial situation, the level of available mortgage loan interest rates, the borrower's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

Simple Interest Loans

          If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

          Monthly payments on most Loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

MULTIFAMILY AND MIXED USE MORTGAGE LOANS

          The Mortgage Loans may include Mortgage Loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property ("Multifamily Mortgage Loans"), and/or mixed residential and commercial property ("Mixed Use Mortgage Loans" ), and related property and interests.

          Certain of the Multifamily and Mixed Use Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

          Multifamily and Mixed Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Legal Aspects of Loans -- Leases and Rents."

          Certain of the Multifamily and Mixed Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

          Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of


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

default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

          Originators of Multifamily and Mixed Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

          Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.

          A borrower (or the borrowers) under a Multifamily or Mixed Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis -- in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

          There are various risks associated with different types of multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

               o    local and regional economic conditions;

               o    the physical condition of the property;

               o    the types of services and amenities provided;

               o the tenant population -- i.e., predominantly students or elderly persons, or workers in a particular industry;

               o    availability of alternative rental properties;

               o    changes in the surrounding neighborhood;

               o    management;

               o    the level of mortgage interest rates;

               o    dependence upon government rent subsidies;

               o    any applicable rent control laws; and


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               o    state and local regulations.

          Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

          The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See "Legal Aspects of Loans -- Environmental Considerations." A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

          No single Multifamily or Mixed Use Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

PRIVATE MORTGAGE-BACKED SECURITIES

          General

          The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

          o mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

          o collateralized mortgage obligations secured by Loans or Agency Certificates.

          The depositor will register the offering of the relevant Private Mortgage-Backed Securities as a primary offering of such securities, unless the Private Mortgage-Backed Securities are themselves exempt from registration under the Securities Act. The offering of Private Mortgage-Backed Securities included in a trust fund will not be separately registered if all of the following are true:

               (1) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Private Mortgage-Backed Securities and the related trust fund;


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               (2) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates is an affiliate of the depositor, Sponsor, issuing entity or any underwriter relating to such trust fund and series of Securities; and

               (3) the depositor would be free to publicly resell the Private Mortgage-Backed Securities without registration under the Securities Act.

          If all the conditions for the Private Mortgage-Backed Securities described above are not met, the offering of the relevant Private
Mortgage-Backed Securities itself will be registered as a primary offering of such securities under the Securities Act in accordance with the following:

          o the prospectus supplement for the offering of the related series of Securities will describe the plan of distribution for both the Private Mortgage-Backed Securities and the Securities related to that trust fund;

          o the prospectus relating to the offering of the Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus supplement relating to the offering of the related series of Securities, and the prospectus supplement for the related series of Securities will include disclosure that the prospectus for the offering of the Private Mortgage-Backed Securities will be delivered along with, or is combined with, the prospectus for the offering of the related series of Securities;

          o the prospectus supplement for the offering of the related series of Securities will identify the issuing entity, depositor, sponsor and each underwriter for the offering of the that series of Securities as an underwriter for the offering of the Private Mortgage-Backed Securities;

          o neither the the prospectus relating to the offering of the Private Mortgage-Backed Securities nor the prospectus supplement for the offering of the related series of Securities will disclaim or limit responsibility by the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the Private Mortgage-Backed Securities; and

          o if the offering of the Securities and the Private Mortgage-Backed Securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the Securities will distribute a preliminary prospectus for both the offering of the Private Mortgage-Backed Securities and the offering of the related series of Securities, that identifies the issuer of the Private Mortgage-Backed Securities and the expected amount of the issuer's Private Mortgage-Backed Securities that is to be included in the trust fund to any person who is expected to receive a confirmation of sale of the related Securities at least 48 hours prior to sending such confirmation.

          Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development ("HUD") as an FHA mortgagee.


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

          The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

          Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

          Underlying Loans

          The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related Cooperative. Loans underlying the Private Mortgage-Backed Securities will be of a type described in the prospectus supplement. Except as otherwise specified in the prospectus supplement:

          o each Mortgage Loan secured by a Single Family Property and having a Loan- to-Value Ratio in excess of 80% at origination may be covered by a primary mortgage insurance policy;

          o each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

          o no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

          o each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

          o each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

          Credit Support Relating to Private Mortgage-Backed Securities

          Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies ("Insurance Policies") required to be maintained with respect to Securities, Loans, or


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

Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

          Additional Information

          The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

          o the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

          o certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity,
               (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

          o the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

          o the weighted average interest rate of the Private Mortgage-Backed Securities;

          o the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

          o certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

          o the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

          o the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

          If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

GINNIE MAE CERTIFICATES

          General

          The Ginnie Mae certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "Ginnie Mae Servicers") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of


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principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie
Mae, which obligation is backed by the full faith and credit of the United
States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

          The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

          Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

          Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

          With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.


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

          The Underlying Mortgage Loans

          Mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans, housing loans partially guaranteed by the VA ("VA Loans") and/or other types of mortgage loans described in this prospectus, all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

          All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

          Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

          The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

          Ginnie Mae

          The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act") authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD ("FHA") under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

          Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

FANNIE MAE CERTIFICATES

          General

          Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first


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lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

          Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

          Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

          The Underlying Mortgage Loans

          Mortgage loans underlying Fannie Mae certificates in the trust fund for a series will generally consist of:

          o fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("Conventional Loans");

          o    fixed-rate level payment FHA Loans or VA Loans;

          o    adjustable rate mortgage loans;

          o    GEM Loans, Buy-Down Loans or GPM Loans; and

          o mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings ("Single Family Property") or by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ("Multifamily Properties").

          Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.


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

          Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

          The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee.

          The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

          Fannie Mae

          Fannie Mae ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

          Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

FREDDIE MAC CERTIFICATES

          General

          The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC Pool") purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.


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

          The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

          Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

          o    30 days following foreclosure sale;

          o    30 days following payment of the claim by any mortgage insurer;
               or

          o    30 days following the expiration of any right of redemption.

          In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

          Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

          Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus


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a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

          Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

          Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

          The Underlying Mortgage Loans

          Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

          The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

          Freddie Mac

          The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.1451-1459) on July 24, 1970 (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.


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PRE-FUNDING ARRANGEMENTS

          The depositor may be required to deposit cash into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ("Subsequent Primary Assets") following the date on which the Securities are issued (a "Pre-Funding Arrangement"). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. The Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

          If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

          Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

REVOLVING PERIOD ARRANGEMENTS

          If provided in the related prospectus supplement for a series, the trustee or the securities administrator may deposit a specified portion of interest, principal and/or excess interest collected from the Primary Assets in the trust fund into an account established and maintained by it (the "Revolving Account"), instead of distributing such amounts to securityholders. On the Distribution Date that such amounts are deposited into the Revolving Account, the depositor will apply such amounts to acquire additional Primary Assets following the date on which the Securities are issued (a "Revolving Period Arrangement"). The depositor will subsequently convey to the trust fund such additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ("Revolving Primary Assets"). The Revolving Period Arrangement will require that any Revolving Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. The Revolving Period Arrangement will be limited to the period specified in the related prospectus supplement during which time any acquisition of Revolving Primary Assets must occur.

          If all of the funds deposited in the Revolving Account are not used to acquire Revolving Primary Assets on the Distribution Date such amounts were deposited in the Revolving Account, then any remaining amount will be paid on that Distribution Date to securityholders as interest, principal and/or excess interest, as specified in the prospectus supplement.

COLLECTION ACCOUNT, SECURITIES ADMINISTRATION ACCOUNT AND DISTRIBUTION ACCOUNT

          The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate Collection Account for each series, for deposit of all


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distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities -- Distributions on the Securities."

          Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account (or, if applicable, to the securities administrator for remittance into the Securities Administration Account) to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account or to the securities administrator for deposit into the Securities Administration Account, as applicable.

          If specified in the related prospectus supplement, a separate Securities Administration Account will be established by the securities administrator in its own name for the benefit of the securityholders into which all funds received from the master servicer will be deposited, pending remittance to the trustee for deposit in the Distribution Account. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Securities Administration Account will be credited to the Securities Administration Account, and any loss resulting from the investments will be charged to the Securities Administration Account. Reinvestment income, may, however, be payable to the securities administrator, the trustee or the master servicer as additional compensation. See also "The Agreements -- Securities Administration Account."

          A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) or securities administrator, as applicable, and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also "The Agreements -- Distribution Account."

OTHER FUNDS OR ACCOUNTS

          A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See "Servicing of Loans -- Collection Procedures; Escrow Accounts" and "-- Deposits to and Withdrawals from the Collection Account." If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that


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will be similar to that which would be established if GPM Loans constituted the
Primary Assets. See "Servicing of Loans -- Deposits to and Withdrawals from the Collection Account." Other similar accounts may be established as specified in the prospectus supplement.

                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

          The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

          Mortgage Loans will generally have been originated, either directly or through mortgage brokers and correspondents, by savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by affiliates of the depositor. Manufactured Home Loans may have been originated by these institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

          The depositor may purchase Loans for inclusion in a trust fund that are underwritten under less strict standards and procedures that require limited (or no) supporting documentation, typically referred to as "limited documentation" or "no documentation" programs. In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

          In addition, the depositor may purchase Loans for inclusion in a trust fund which vary from, or do not comply with, the applicable originator's underwriting guidelines. In some cases, the divergence from a strict application of the applicable underwriting guidelines was the result of a permitted exception under such underwriting guidelines (i.e., a case by case permitted exception based upon other compensating factors such as relatively low debt to income ratio, good credit history, stable employment or financial reserves of the borrower). In other instances, the divergence from the applicable underwriting guidelines was the result of an unintentional underwriting error by the applicable originator. In such cases, the prospectus supplement will specify the nature of these exceptions to the underwriting guidelines.

          Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans."

LOSS EXPERIENCE

          The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; historically, some regions


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of the country experienced significant depreciation in real estate values over a short period of time. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses would be higher than those now generally experienced in the mortgage lending industry. See "Legal Aspects of Loans."

          No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

          To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

REPRESENTATIONS AND WARRANTIES

          Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will make certain loan-level representations and warranties to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund. Unless otherwise specified in the prospectus supplement, these typically include representations and warranties generally to the following effect:

               (1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule attached to the applicable sale agreement is true and correct in all material respects;

               (2) No Outstanding Charges. All taxes and government assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents due and owing have either been paid, or to the extent not yet due and payable, escrowed;

               (3) Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;


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

               (4) No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

               (5) No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

               (6) Validity of Documents. The mortgage note and any related mortgage and any other related agreement are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms;

               (7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loan have been complied with;

               (8) Valid Lien. The related mortgage evidences a valid, subsisting, enforceable and perfected lien on the related mortgaged property, subject only to permissible title exceptions;

               (9) Ownership. The related transferor is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged, and prior to the transfer by such transferor, the transferor had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, participation interest, charge, claim or security interest of any nature;

               (10) Title Insurance. Each Mortgage Loan (other than a Cooperative Loan) is covered by an American Land Title Association lender's title insurance policy or other generally acceptable form of insurance;

               (11) Transfer of Mortgage Loans. The assignment of mortgage is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

               (12) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan;

               (13) Collection Practices; Escrow Deposits. The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent, and all escrow amounts have been collected in compliance with state and federal law;

               (14) Insurance. The mortgaged property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located or required by the applicable federal insurer;

               (15) Due-on-Sale Clauses. The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid


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

          principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee;

               (16) Primary Mortgage Insurance. All provisions of any primary mortgage insurance policies have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policies have been paid;

               (17) Prepayment Premiums. For any Mortgage Loan that has a prepayment premium feature, each such prepayment premium shall be enforceable and permitted pursuant to federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor's rights generally or the collectability thereof may be limited due to acceleration in connection with foreclosure); and

               (18) No Foreclosure. No foreclosure action is being threatened or commenced with respect to any Mortgage Loan and no mortgaged property is subject to pending foreclosure proceedings or a written foreclosure agreement.

          If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the "Condominium Association") are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the "Condominium Building") (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures."

          With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

          Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described under "The Agreements -- Assignment of Primary Assets."

          The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator, transferor or seller of the Loans, as applicable. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment


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

were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

SUBSTITUTION OF PRIMARY ASSETS

          Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

                                   THE SPONSOR

          If specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as sponsor of the trust fund. Any other entity which acts as sponsor instead of Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

GENERAL

          Lehman Brothers Holdings Inc., a Delaware corporation ("Lehman Holdings" or the "Sponsor"), together with its subsidiaries and affiliates, are collectively referred to in this prospectus as "Lehman Brothers." Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

          Lehman Brothers, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

          Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

          Lehman Brothers operates in three business segments (each of which is described below): Investment Banking, Capital Markets and Investment Management.

          INVESTMENT BANKING

          The Investment Banking business segment is made up of Advisory Services and Global Finance activities that serve Lehman Brothers' corporate and government clients. The segment is organized into global industry groups -- Communications, Consumer/Retailing, Financial Institutions, Financial Sponsors, Healthcare, Industrial, Media, Natural Resources, Power, Real Estate and Technology -- that include bankers who deliver industry knowledge and expertise to meet clients' objectives. Specialized product groups within Advisory Services include mergers and acquisitions and restructuring. Global Finance includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.


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          CAPITAL MARKETS

          The Capital Markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers' equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers' inventory of equity and fixed income products. The Capital Markets segment also includes proprietary activities as well as investing in real estate and private equity.

          Mortgage- and Asset-Backed Securities. Lehman Brothers is a leading underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also a leader in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Brothers Bank, FSB (the "Bank"), and other subsidiaries in the U.S., Europe and Asia. The Bank offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. The Bank is a major part of Lehman Brothers' institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

          INVESTMENT MANAGEMENT

          The Investment Management business segment consists of Lehman Brothers' global Private Investment Management and Asset Management businesses.

          Private Investment Management. Private Investment Management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers.

          Asset Management. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers' Private Equity business.

SECURITIZATION ACTIVITIES OF THE SPONSOR

          Lehman Holdings, together with its affiliates, is a market leader in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987. In connection with these activities, Lehman Holdings uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages, home equity loans, government and corporate bonds, and lease and trade receivables.


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          During fiscal years 2004 and 2003, Lehman Holdings and its affiliates securitized approximately $139.4 billion and $146.1 billion of financial assets, including $120.5 billion and $125.7 billion of residential mortgages, $8.3 billion and $9.7 billion of commercial mortgages and $10.6 billion and $10.7 billion of municipal and other-asset-backed financial instruments, respectively.

          Lehman Holdings and its affiliates, including Aurora and the Bank, originate residential and commercial loans as an extension of Lehman Holdings' securitization activities. In this regard Lehman Holdings and its affiliates originated approximately $65.1 billion of residential mortgage loans in 2004. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more affiliates of Lehman Holdings. In addition, Lehman Holdings acquires Loans both directly and through its affiliates, including Aurora and the Bank, from various third party originators through wholesale and retail channels. These Loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more of these third parties.

          Through its affiliates, Lehman Holdings services and master services Loans. If specified in the prospectus supplement, the Trust Fund may include Loans serviced and master serviced by one or more of these affiliates.

          In the normal course of its securitization program, Lehman Holdings acquires Primary Assets from third party originators and through its affiliates. Employees of Lehman Holdings or its affiliates structure securitization transactions in which the Primary Assets are sold to the depositor. In return for the Primary Assets which Lehman Holdings sells to the depositor, the depositor issues the Securities supported by the cash flows generated by the Primary Assets and secured by the Primary Assets. If specified in the prospectus supplement, Lehman Holdings will make certain representations and warranties to the depositor and the trustee regarding the Primary Assets. If it is later determined the Primary Assets fail to conform to the specified representations and warranties, Lehman Holdings may have an obligation to repurchase such Primary Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Primary Assets. To mitigate these risks, however, to the extent the Primary Assets being securitized have been originated by third parties, Lehman Holdings will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee). See "Loan Underwriting Procedures and Standards--Representations and Warranties" and The Agreements--Repurchase and Substitution of Non-Conforming Loans."

          At November 30, 2004 and 2003, Lehman Holdings and its affiliates had approximately $0.9 and $1.0 billion, respectively, of non-investment grade retained interests from its securitization activities (primarily junior security interests in securitizations).

                                  THE DEPOSITOR

          The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

          The depositor is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc.

          The depositor has been engaged in the securitization of Primary Assets since its incorporation in 1987. The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, Primary Assets. The depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with Primary Assets. The depositor generally acquires Primary Assets from the sponsor, or if specified in the prospectus supplement, from another seller of Primary Assets, in each case in privately negotiated transactions.

          The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities.

          After the issuance of the Securities, the depositor may be required (to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

          o upon the discovery of the breach of any representation or warranty made by the depositor in respect of a Loan that materially and adversely affects the value of that Loan, to repurchase the Loan from the trustee, or deliver a Qualified Substitute Mortgage Loan as described under "The Agreements -- Assignment of Primary Assets;"

          o to make all initial filings establishing or creating a security interest over the Primary Assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee's security interest in or lien on the Primary Assets;

          o to arrange for replacement interest rate cap contracts, interest rate swap agreements, currency swaps, currency options and yield supplement agreements in the event the applicable derivative instrument is terminated early;

          o to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue serving in such capacity under the related Agreement;

          o    to prepare and file any reports required under the Exchange Act;

          o to notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related Agreements; and

          o to provide the trustee, the securities administrator, and the master servicer with any information it may reasonably require to comply with the terms of the Agreements.

Generally, however, it is expected that the above functions will be performed by the depositor's agents or one or more of the trustee, the securities administrator and the master servicer in accordance with the related Agreements, as described in the prospectus supplement.


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

                            AURORA LOAN SERVICES LLC

GENERAL

          If specified in the related prospectus supplement, Aurora Loan Services LLC may act as a servicer or master servicer of Mortgage Loans in the Trust Fund. Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005. Aurora is a wholly owned subsidiary of the Bank. Aurora's executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

SERVICING

          Aurora's centralized loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. It has additional loan servicing facilities at 10350 Park Meadows Drive, Littleton, Colorado 80124 and 327 Inverness Drive South, Littleton, Colorado 80112. Aurora has been engaged in the business of servicing residential mortgage loans since 1997. It has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac and to service mortgage loans insured by the FHA and guaranteed by the VA.

          The following tables set forth certain information regarding Aurora's total loan servicing and subservicing portfolio, of which the substantial majority are currently serviced in securitization transactions or on behalf of Lehman Holdings or the Bank.

                                   AT DECEMBER 31, 2002       AT DECEMBER 31, 2003
                                 ------------------------   ------------------------
                                              PRINCIPAL                  PRINCIPAL
                                  NUMBER       BALANCE       NUMBER       BALANCE
         TYPE OF LOAN            OF LOANS   (IN MILLIONS)   OF LOANS   (IN MILLIONS)
------------------------------   --------   -------------   --------   -------------
Conventional .................     29,345      $ 5,111        34,210      $ 5,892
Conventional Alt-A ...........     32,347      $11,770        95,422      $29,960
Subprime .....................      8,358      $   667         8,814      $   725
Government Insured or
   Guaranteed(1) .............    136,432      $ 7,241       107,562      $ 5,815
Home Express(2) ..............     23,436      $ 3,028        48,284      $ 5,940
SBA Disaster Loans(3) ........     33,381      $   620        53,822      $   938
Home Equity Lines of Credit ..         --      $     0            --      $     0
                                  -------      -------       -------      -------
Total Portfolio ..............    263,299      $28,437       348,114      $49,270

                                   AT DECEMBER 31, 2004       AT DECEMBER 31, 2005
                                 ------------------------   ------------------------
                                              PRINCIPAL                  PRINCIPAL
                                  NUMBER       BALANCE       NUMBER       BALANCE
         TYPE OF LOAN            OF LOANS   (IN MILLIONS)   OF LOANS   (IN MILLIONS)
------------------------------   --------   -------------   --------   -------------
Conventional .................     41,391      $ 6,723        61,309      $ 8,881
Conventional Alt-A ...........    157,333      $40,795       261,125      $62,067
Subprime .....................      6,981      $   933         7,443      $ 1,267
Government Insured or
   Guaranteed(1) .............     85,274      $ 4,580         9,131      $   654
Home Express(2) ..............     31,254      $ 3,490        16,582      $ 1,714
SBA Disaster Loans(3) ........     44,230      $   774        36,737      $   629
Home Equity Lines of Credit ..         --      $     0           157      $     8
                                  -------      -------       -------      -------
Total Portfolio ..............    366,463      $57,295       392,484      $75,220

----------
(1) 'Government insured or guaranteed' means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service.

(2) 'Home Express' means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans. These guidelines included reduced


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

     documentation requirements (including the allowance of stated incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios. These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio.

(3) 'SBA Disaster Loans' means those mortgage loans that were originated through the U.S. Small Business Administration but do not maintain any Small Business Administration guaranty. Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

          Aurora's servicing procedures include collecting and posting payments for each mortgage loan, verifying that payments are made according to the terms of the mortgage note and servicing each mortgage loan in accordance with the terms of the applicable Servicing Agreement, including through the establishment and use of Servicing Accounts and Escrow Accounts. Aurora also utilizes standardized escrow analysis procedures and employs outside vendors to ensure the appropriate payment of flood and homeowner's insurance and property taxes. Mortgagors can obtain account information on the phone, including through the use of a voice response unit system, via Aurora's website and in person at certain of Aurora's loan servicing facilities.

          Aurora's servicing procedures have been modified as its mortgage loan portfolio has changed from a portfolio consisting largely of government insured or guaranteed mortgage loans (which are mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service) to a portfolio consisting largely of non-government mortgage loans, such as subprime mortgage loans. Included among these changes are a heightened emphasis on Aurora's special servicing group, which seeks to mitigate losses on mortgage loans in bankruptcy and foreclosure. Aurora has placed a special emphasis on servicing subprime mortgage loans with respect to resolution and recovery. Aurora similarly has emphasized its real-estate owned property management and liquidation processes.

          Aurora generally will be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. As of December 31, 2002, December 31, 2003, December 31, 2004, and December 31, 2005, Aurora had outstanding Advances and servicing advances of approximately $70,741,705, $70,369,299, $64,522,671, $81,804,642, respectively.

          Except where applicable law or regulation requires otherwise, Aurora services delinquent mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor's payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction's master servicer or any applicable primary mortgage insurance company.

          Aurora's procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. See the related prospectus supplement for more information. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora's standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

          All delinquent mortgage loans that are not considered 'high risk assets' are monitored by Aurora's collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora's late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor's


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

payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora's home retention plan is designed to allow Aurora's workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

          When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

          Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora's receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

MASTER SERVICING

          Aurora's centralized real estate master servicing facility is located at 327 Inverness Drive South, Englewood, Colorado 80112. Aurora has been engaged in the business of master servicing residential mortgage loans since 1998.

          The following tables set forth certain information regarding Aurora's total public securitization master servicing portfolio.

                                   AT DECEMBER 31, 2002       AT DECEMBER 31, 2003
                                 ------------------------   ------------------------
                                              PRINCIPAL                  PRINCIPAL
                                  NUMBER       BALANCE       NUMBER       BALANCE
         TYPE OF LOAN            OF LOANS   (IN MILLIONS)   OF LOANS   (IN MILLIONS)
------------------------------   --------   -------------   --------   -------------
Alt-A ........................     50,818      $17,012        77,580      $24,884
Subprime .....................     79,449      $11,022       180,123      $24,229
Government Insured or
   Guaranteed(1) .............    149,749      $12,161       225,941      $18,855
Home Equity Lines of Credit ..          0      $     0             0      $     0
                                  -------      -------       -------      -------
Total Portfolio ..............    280,016      $40,195       483,644      $67,968
                                  =======      =======       =======      =======

                                   AT DECEMBER 31, 2004       AT DECEMBER 31, 2005
                                 ------------------------   ------------------------
                                              PRINCIPAL                  PRINCIPAL
                                  NUMBER       BALANCE       NUMBER       BALANCE
         TYPE OF LOAN            OF LOANS   (IN MILLIONS)   OF LOANS   (IN MILLIONS)
------------------------------   --------   -------------   --------   -------------
Alt-A ........................    143,624      $42,469       246,903      $ 72,992
Subprime .....................    277,640      $36,449       418,984      $ 58,092
Government Insured or
   Guaranteed(1) .............    206,509      $16,751       171,602      $ 13,198
Home Equity Lines of Credit ..      3,666      $   167         1,967      $     76
                                  -------      -------       -------      --------
Total Portfolio ..............    631,439      $95,836       839,456      $144,358
                                  =======      =======       =======      ========

----------
(1) 'Government insured or guaranteed' means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans' Affairs or the Rural Housing and Community Development Service.

          Aurora's master servicing monitoring procedures include verifying servicer remittances of principal and interest payments on mortgage loans and performing on-site and desk reviews of servicers. To the extent that a servicer makes a remittance of principal or interest that is different than the amount expected on a servicer remittance date, Aurora investigates the discrepancy and seeks to reconcile and clear any loan level discrepancies with such servicer. During the time that Aurora is investigating a discrepancy, Aurora, when required pursuant to the related Agreement, advances the difference between the amount received from a servicer and the amount expected to be received by Aurora.

          When mortgage loans are ninety days or more delinquent, Aurora examines the activities of the servicers of the delinquent mortgage loans to determine whether such servicers are in compliance with the terms of their respective servicing agreements. Aurora's analysis includes a review of each servicer's duties with respect to bankruptcy, foreclosure and real estate owned property matters, as applicable. If Aurora discovers that servicers are not in compliance with the terms of their servicing agreements, Aurora works with these servicers and seeks to resolve any inappropriate practices.

                               SERVICING OF LOANS

GENERAL

          Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by one or more servicers subject to supervision by the master servicer or by a single servicer that is a party to the related Agreement for a series and services the Loans directly or through one or more subservicers (the "Subservicers"). In general, the rights and obligations of a master servicer under a related Agreement will be distinct from the rights and obligations of servicers that service Loans under the supervision of a master servicer under a Servicing Agreement. The master servicer will not be liable for any acts or omissions of any servicer.

THE MASTER SERVICER

          The master servicer, if any, will be named in the related prospectus supplement and may be Aurora or another affiliate of the depositor. The master servicer will generally:

          o supervise the performance by the servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the master servicer;

          o collect monthly remittances from servicers and make payments to the securities administrator for deposit into the Securities Administration Account, if any, or to the trustee for deposit into the Distribution Account; and


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

          o advance funds upon the failure of a servicer to make advances as described below under "Advances and Other Payments, and Limitations Thereon."

          The master servicer will be ultimately responsible for the performance of its duties under the related Agreement but will generally not be ultimately responsible for the performance of the servicers under their Servicing Agreements. If a single servicer services the Loans through any Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities. The Master Servicer will not be required to take any action with respect to the servicing of any Loan that a servicer is not required to take under the related Servicing Agreement or cause a servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the servicer to take such action or refrain from taking such action, in both cases notwithstanding any provision of the related Agreement that requires the master servicer to take such action or cause such servicer to take such action.

          The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

          As specified in the related prospectus supplement, the master servicer will receive compensation for its duties as master servicer; it may be paid a servicing fee (the "Master Servicing Fee") for the performance of its services and duties under each Agreement as specified in the prospectus supplement. In addition, the master servicer will be entitled to retain the fees paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

          To the extent that the master servicer receives a Master Servicing Fee, at its election, it may pay itself the Master Servicing Fee for a series with respect to each Mortgage Loan either by:

          o withholding the Master Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

          o withdrawing the Master Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

          o requesting that the trustee or the securities administrator pay the Master Servicing Fee out of amounts in the Distribution Account or the Securities Administration Account, as applicable.

THE SERVICERS

          The servicer or servicers for a trust fund will be named in the related prospectus supplement and may be an affiliate of the depositor, the Sponsor, or a seller of Mortgage Loans for which it is acting as a servicer. Each servicer will service the Mortgage Loans pursuant to a Servicing Agreement and will be ultimately responsible for the performance of its duties thereunder. If a servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of the Subservicers' servicing activities. Each servicer will be entitled to receive a fee for its duties under the Servicing Agreement (the "Servicing Fee"), as set forth in the related prospectus supplement. In addition, the servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the Sponsor or the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer.

          The servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:


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

          o withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Servicing Account for the related series; or

          o withdrawing the Servicing Fee from the Servicing Account after the entire Scheduled Payment has been deposited in the Servicing Account.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

          The master servicer will enforce the obligations of each servicer to make diligent efforts to collect all payments required to be made under the Mortgage Loans and, consistent with its Servicing Agreement for a series and any applicable insurance policies and other credit supports, to undertake the collection procedures of a prudent mortgage lending institution servicing similar Mortgage Loans. Consistent with the above, the master servicer and any servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge in connection with a Loan.

          As specified in the prospectus supplement, the master servicer will cause each servicer to establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer will not cause the servicer to establish any Escrow Account with respect to those Loans.

          Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or restore the property securing the related Loan and to clear and terminate the Escrow Account. The servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

          The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate account (the "Collection Account"). In addition, if described in the prospectus supplement, any securities administrator which performs trust administration or servicing functions on behalf of the trustee or the master servicer, as applicable, may also establish a separate account in its own name for the benefit of the securityholders which will be separate from, but will function and be maintained similarly to, the Collection Account.

          The Collection Account will be maintained in an account or accounts
(1) at a depository institution or trust company acceptable to each Rating Agency, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, provided that any deposits not insured will be maintained in an account or accounts at a depository institution whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may
be) have been rated by each Rating Agency in its highest short-term rating category or (3) with a depository institution otherwise acceptable to the trustee and each Rating Agency.

          The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee or securities administrator, as applicable, in Eligible Investments. If specified in the prospectus supplement, the master servicer or the trustee (or any securities administrator, if applicable) will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account. See "Fees and Expenses" in the prospectus supplement.

          As specified in the applicable Agreement, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date and unscheduled payments received on or after the related Cut-off Date but received by the master servicer on or before the closing date. Thereafter, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the earlier of the applicable date of remittance to the trustee or securities administrator, as applicable, and one business day after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

          o all payments on account of principal, including prepayments, on the Loans;

          o all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the Loans;

          o all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the related Loan;

          o all proceeds received by the master servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to cover expenses incurred by or on behalf of the master servicer in connection with procuring such proceeds, to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the mortgage note or applicable law (which will be retained by the master servicer and not deposited in the Collection Account);

          o all amounts paid by a servicer with respect to a shortfall in interest on the Loans due to a principal prepayment;

          o all Advances for the related series made by the master servicer pursuant to the related Agreement or any servicer pursuant to the related Servicing Agreement; and

          o all proceeds of any Loans repurchased pursuant to the related Agreement.

          Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes or such other purposes as specified in the related Agreement:

          o to reimburse itself or any servicer for Advances for the related series made by it or a servicer pursuant to the related Agreement or Servicing Agreement, as applicable; the master servicer's right to reimburse itself or the servicer is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged

               Property) which represent late recoveries (net of the applicable Master Servicing Fee or Servicing Fee) of Scheduled Payments respecting which any Advance was made;

          o to reimburse itself or any servicer for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          o to reimburse itself or any servicer from Liquidation Proceeds for liquidation expenses and for amounts expended by it or a servicer in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate (less the applicable Master Servicing Fee Rate or Servicing Fee Rate for the Mortgage Loan) to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid assumption fees, late payment charges, or other charges on the related Loan and to retain any excess remaining thereafter as additional compensation;

          o to reimburse itself or any servicer for expenses incurred by and recoverable by or reimbursable to it or a servicer pursuant to the related Agreement or the Servicing Agreement, as applicable;

          o to pay to a Seller, the Sponsor or the depositor, as applicable, with respect to each Loan or REO Property acquired in respect thereof that has been repurchased pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          o to reimburse itself, any servicer or custodian (or the trustee or securities administrator, if applicable) for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

          o to make payments to the securities administrator of the related series for deposit into the Securities Administration Account, if any, or to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement;

          o to reimburse any servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such servicer; and

          o to clear and terminate the Collection Account pursuant to the related Agreement.

          In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

SERVICING ACCOUNTS

          Each servicer will establish and maintain an account (a "Servicing Account") that will be an account or accounts maintained with (1) a depository institution or trust company whose commercial paper, short-term debt obligations, or other short-term deposits are rated at least "A-1+" or long-term unsecured debt obligations are rated at least "AA-" by S&P, if the amounts on deposit are to be held in the account for no more than 365 days or whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least "A-2" by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement, (2)


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the corporate trust department of a depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation which has corporate trust powers and is acting in its fiduciary capacity; or (3) the Bank.

          As specified in the applicable Servicing Agreement, each servicer will deposit into the Servicing Account for each series on a daily basis, and retain therein, the following collections received by the servicer and payments made by the Servicer after the closing date:

          o all payments on account of principal, including prepayments, on the Loans;

          o all payments on account of interest on the Loans after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Servicing Account in accordance with the Servicing Agreement, the Servicing Fee n respect of the Loans;

          o    all Liquidation Proceeds;

          o all proceeds received by the servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with normal servicing procedures (which will be retained by the servicer and not made to the master servicer for deposit in the Collection Account);

          o all condemnation proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the mortgagor;

          o any amounts required to be deposited by the servicer in connection with the deductible clause in any blanket hazard insurance policy;

          o any amounts received with respect to or related to any REO Property or REO Property disposition proceeds;

          o any prepayment penalty amounts required to be collected pursuant to the loan related documents and applicable law;

          o all Advances for the related series made by the servicer pursuant to the related Servicing Agreement; and

          o any other amounts required under the applicable Servicing Agreement to be deposited by the servicer.

          Each servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its Servicing Fee and any additional compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its Servicing Fee, by the date specified in the related prospectus supplement.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

          "Buy-Down Loans" are level payment or adjustable rate Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of the Mortgage Loan. With respect to each Buy-Down Loan, if any, included in a trust fund, the servicer will deposit all funds that are contributed by such third person in respect of the related Mortgaged Loan ("Buy-Down Amounts") in a custodial account (which may be interest-bearing)


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complying with the requirements set forth above for the Servicing Account (the
"Buy-Down Fund"). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

          Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the servicer will deposit in the Servicing Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

          If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the period (the "Buy-Down Period") when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the servicer will withdraw from the Buy-Down Fund for deposit in the Servicing Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the servicer or the insurer under any related insurance policy), the servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Servicing Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

          The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (a "Subsidy Fund"). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.


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          If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan's scheduled maximum principal balance, the servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Servicing Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. None of the depositor, the master servicer or any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

          With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

ADVANCES AND OTHER PAYMENTS, AND LIMITATIONS THEREON

          General

          The prospectus supplement will describe the circumstances under which a servicer will or, if the servicer fails to do so, the master servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and, if so obligated, the obligation to do so may be limited in amount, may be limited to advances received from the servicers (in the case of the master servicer), if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the master servicer or servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

          Payments in Connection With Prepaid Loans

          In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a "Due Date"), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the master servicer for deposit into the Collection Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Unless otherwise specified in the prospectus supplement, such payment


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may not exceed the Servicing Fee for a Loan in the month of the prepayment for such Loan. The master servicer will not be obligated to make such payments in the event that a servicer fails to do so. Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

          Standard Hazard Insurance; Flood Insurance

          Except as otherwise specified in the prospectus supplement, the master servicer will maintain, or cause to be maintained by a servicer, on a Loan a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance." Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

          The master servicer also will maintain, or cause to be maintained by a servicer, on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements which are a part of such REO Property and liability insurance. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will maintain, or cause to be maintained by a servicer, flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

          Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer or the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans it services pursuant to the related Servicing Agreement, it will conclusively be deemed to have satisfied its obligations to maintain a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

          The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the


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Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

          Special Hazard Insurance Policy

          To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under "Credit Support -- Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans."

          Primary Mortgage Insurance

          To the extent described in the prospectus supplement, the master servicer will cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not, or knowingly permit any servicer to, cancel or refuse to renew applicable primary mortgage insurance policy that is in effect as of a closing date and is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac (each, a "Qualified Insurer").

          Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to cause each servicer to maintain the insurance as described above. For further information regarding the extent of coverage under


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a primary mortgage insurance policy, see "Credit Support -- Description of
Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

          FHA Insurance and VA Guarantees

          To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See "Credit Support -- Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

          Environmental Insurance

          If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies ("Environmental Policies") providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Multifamily and Mixed Use Mortgage Loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

          Pool Insurance Policy

          If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

          The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Master Servicing Fee). Certain characteristics of the pool insurance policy are described under "Credit Support -- Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."


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          Bankruptcy Bond

          If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See "Description of Mortgage and Other Insurance -- Bankruptcy Bond."

PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED LOANS

          Except as described below, the master servicer or a servicer will be required to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing any Mortgage Loan in the related trust fund that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. The master servicer will cause each servicer, on behalf of the trustee and the securityholders, to prepare and present all claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

          The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related Mortgage Loan. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

          Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the servicer will not liquidate any collateral acquired through foreclosure later than three years after the acquisition of the collateral, unless an extension has been granted by the IRS. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

          Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related


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pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

          As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Legal Aspects of Loans -- Realizing Upon Cooperative Loan Security." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

          With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

          Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, will cause the applicable servicer to exercise its rights to deny assumption of the Loan under the applicable "due-on-sale" clause, if any, unless the servicer, in its prudent business judgment, determines that an assumption of the Loan is in the best interests of the Trust Fund and the master servicer approves such assumption. When the Mortgaged Property has been conveyed, the servicer, to the extent it has knowledge of the conveyance, will enforce its rights to accelerate the maturity of the Loan under the applicable "due-on-sale" clause. The master servicer will not be required to cause the servicer to take action to accelerate the maturity of the Loan if the servicer, in its prudent business judgment, believes it is not in the best interests of the Trust Fund. Furthermore, the servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under any primary mortgage insurance policy. In this case, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been conveyed, pursuant to which that person will become liable and the original borrower will remain liable. If the servicer is unable under applicable law to require the borrower to remain liable under the Loan related documents and the servicer has the prior consent of any primary mortgage guaranty insurer, the borrower will be released from liability and the person to whom the property has been conveyed will be substituted as the borrower and becomes liable under the Loan related documents. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The interest rate, unpaid principal amount and term of the Loan may not be changed in connection with an assumption.


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CERTAIN RIGHTS RELATED TO FORECLOSURE

          Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months' accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The master servicer may be entitled to a Master Servicing Fee and each servicer will be entitled to a Servicing Fee in an amount to be determined as specified in the prospectus supplement, which may be fixed or variable. In addition, the master servicer or any servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

          As provided in the prospectus supplement, the trust fund, the master servicer and the servicers may be required to pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of the master servicer and the servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement or applicable Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of the master servicer and the servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

          The master servicer and each servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's or any servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

          In addition, the master servicer and each servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer and each servicer is also entitled to reimbursement from the Collection Account or a Servicing Account, respectively, for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.


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          If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the servicer's remittance to the master servicer for deposit into the Collection Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. The Master Servicer will not be required to reduce its Master Servicing Fee or any additional compensation to prevent the securityholders from being adversely affected by any shortfall in interest. See "Yield, Prepayment and Maturity Considerations."

          The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Master Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series. The rights of a servicer to receive funds from the Servicing Account for a series, whether as the Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

EVIDENCE AS TO COMPLIANCE

          The related Agreement for each series will require the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the related Agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party's assessment of compliance. In addition, the related Agreement will require each of the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the applicable agreement to provide a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party's activities during the reporting period and of its performance under the related Agreement has been made under such officer's supervision and (b) to the best of that officer's knowledge, based on such review, such party has fulfilled all of its obligations under the related Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

          The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

          In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The Agreements -- Event of Default; Rights upon Events of Default."


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          The master servicer generally will not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that in the event of the termination or resignation of the master servicer, the successor master servicer accepting the assignment:

          o    is qualified to service mortgage loans for Fannie Mae or Freddie
               Mac;

          o    has a net worth of not less than $15,000,000; and

          o the trustee, the securities administrator, if any, and the successor master servicer will take all actions, consistent with the related Agreement, as will be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted under the related Agreement which are not inconsistent herewith.

          No assignment will become effective until the trustee, the securities administrator or a successor master servicer has assumed the master servicer's obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related Agreement, provided that the successor or surviving entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac and has a net worth of not less than $15,000,000.

          Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

          Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.


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                                 CREDIT SUPPORT

GENERAL

          Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

          o    an irrevocable letter of credit;

          o the subordination of one or more classes of the Securities of a series;

          o allocation of losses on the Primary Assets to certain classes of Securities before allocation to other classes;

          o    reserve funds;

          o a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

          o    a surety bond or financial guaranty insurance policy;

          o    the use of cross-support features;

          o overcollateralization of the Primary Assets of a series relative to the total principal amount of the Securities of that series;

          o the creation and application of excess interest from the Primary Assets;

          o derivative instruments such as interest rate caps, interest rate swaps or market value swaps that are intended to provide credit support; or

          o    third-party guarantees or similar instruments.

          In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

          The credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See "The Agreements -- Event of Default; Rights Upon Event of Default." Moreover, if a form of credit support covers more than one trust fund (each, a "Covered Trust"), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

          If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

          o    the amount payable under the credit support;

          o any conditions to payment thereunder not otherwise described in this prospectus;

          o the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and


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          o    the material provisions of any agreement relating to the credit support.

          Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

          o    a brief description of its principal business activities;

          o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o if applicable, the credit ratings assigned to it by rating agencies; and

          o    certain financial information.

SUBORDINATE SECURITIES; SUBORDINATION RESERVE FUND

          If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable "Subordinated Amount" as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the "Subordination Reserve Fund") and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

          A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount.

          With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

          Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds


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in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

ALLOCATION OF LOSSES

          If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code Section 101 et seq., and related rules and regulations promulgated thereunder (the "Bankruptcy Code"), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

          Amounts representing these types of losses on the Primary Assets (to the extent that those losses exceed any excess interest and any overcollateralization, as further described in the related prospectus supplement) will be applied to reduce the principal amount of the class of Subordinate Securities still outstanding that has the lowest payment priority, until the principal amount of that class of Securities has been reduced to zero. If this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization that exists or is created, then holders of the Subordinate Securities, particularly the Subordinate Securities with the lowest payment priority, may not receive all of their principal payments. If the principal amount of the Subordinate Securities have been reduced to zero, losses on the Primary Assets may be applied to reduce the principal balance of the class or classes of Senior Certificates, as provided in the prospectus supplement for the related series.

CROSS-SUPPORT FEATURES

          If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

OVERCOLLATERALIZATION

          If specified in the related prospectus supplement, the credit support for a series of Securities may include overcollateralization. If the total principal balance of the related Primary Assets in the trust fund exceeds the total principal amount of the related Securities at any time, the excess is called "overcollateralization." Overcollateralization may be established when the related trust fund is created; in addition, overcollateralization may be created or increased by applying amounts of excess interest to build up overcollateralization, as described under "-- Excess Interest" below. All or a portion of excess interest, if any, may be applied to pay principal on the Securities to the extent needed to maintain the related level of overcollateralization, as provided in the related prospectus supplement. To the extent there is an insufficient amount of excess interest, the related level of overcollateralization for a series may not be maintained. In addition, losses realized on the Primary Assets may be applied to reduce the amount of any overcollateralization, before the balance of any Securities are reduced by losses; see "-- Allocation of Losses" above.


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EXCESS INTEREST

          The Primary Assets may bear interest each month that exceeds the amount needed to pay interest on the Securities and any other fees or expenses, if any, payable from the trust fund to any third party. This "excess interest," if any, received from the Primary Assets will generally be available to absorb realized losses on the Primary Assets, to pay unpaid interest on the Securities or to maintain the related level of overcollateralization. In addition, excess interest may be applied to pay principal on certain Securities. The prospectus supplement for a series that includes an excess interest feature will describe the conditions that will affect the amount of excess interest that the Primary Assets will generate.

INSURANCE

          Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance."

          Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

LETTER OF CREDIT

          The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the "L/C Percentage"). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See "Description of the Securities -- Optional Termination" and "The Agreements -- Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.


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FINANCIAL GUARANTY INSURANCE POLICY

          Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

RESERVE FUNDS

          One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

          Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

          Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

          Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.


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DERIVATIVE INSTRUMENTS

          If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments which are intended to provide credit support. Derivative instruments included in any trust fund included for that purpose will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments included to provide credit support may include interest rate swaps (or caps, floors or collars), yield supplement agreements or market value swaps.

          For a further description of these derivative instruments, see "Derivatives" below.

DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

          The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

MORTGAGE INSURANCE ON THE LOANS

          General

          Except as specified in the prospectus supplement, generally, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

          A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See "-- Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Legal Aspects of Loans." These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

          To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "-- Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders. For a general description of Environmental Policies, see "Maintenance of Insurance Policies and Other Servicing Procedures -- Environmental Insurance."


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          Primary Mortgage Insurance

          Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the "Insured Loss") generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

          o all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

          o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

          o    amounts expended but not approved by the mortgage insurer;

          o    claim payments previously made by the mortgage insurer; and

          o    unpaid premiums.

          Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

          o fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

          o failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

          o    physical damage to the Mortgaged Property; and

          o the related servicer not being approved as a servicer by the mortgage insurer.

          Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

          As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

          o advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary


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               mortgage insurance policy) on the Mortgaged Property and (5)
               foreclosure costs, including court costs and reasonable attorneys' fees;

          o in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

          o tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

          Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

          o no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

          o written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

          o the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

          o the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

          o the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

          o the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

          The mortgage insurer will be required to pay to the insured either:
(1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an


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approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

          FHA Insurance and VA Guaranty

          The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

          Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA Claim Proceeds received.

          FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

          The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower's control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

          HUD terminated its assignment program for borrowers, effective April 25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid


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insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

          On March 20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C
334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Mortgage Loans.

          HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

          The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

          Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

          VA Mortgage Loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

          With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a


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claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

          In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

          When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "Buydown"). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

          In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

          Pool Insurance Policy

          If specified in the prospectus supplement, the master servicer will, or will require the servicer to, maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

          The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

          Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:


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          o    the amount of the unpaid principal balance of the defaulted
               Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

          o the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

          o advances made by the insured as described above less certain payments.

          An "approved sale" is:

          o a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

          o a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

          o the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

          o    the acquisition of the Mortgaged Property by the pool insurer.

          As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer and servicer will not be required to expend their own funds to restore the damaged property unless either determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer and the servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

          The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer and the servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Legal Aspects of Loans." Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans -- Advances and Other Payments, and Limitations Thereon."

          Mortgage Insurance with Respect to Manufactured Home Loans

          A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.


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HAZARD INSURANCE ON THE LOANS

          Standard Hazard Insurance Policies

          The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause, or cause the servicer to cause, flood insurance to be maintained with respect to the property, to the extent available.

          The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of
(1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

          The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related


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borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

          Special Hazard Insurance Policy

          Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

          Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

          Other Hazard-Related Insurance; Liability Insurance

          With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

BANKRUPTCY BOND

          In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the


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Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the prospectus supplement, the master servicer or the servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

          The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

REPURCHASE BOND

          If specified in the prospectus supplement, the depositor or the Seller will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the Seller.

                                   DERIVATIVES

          If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments, as described in this section. Derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the Mortgage Loans or other assets included in the trust fund or to a class of Securities, as described below.

          An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or "notional" principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, LIBORSWAP, Prime Rate or a T-Bill rate. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as the T-Bill rate). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

          The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or


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to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of Securities of any series.

          A market value swap might be used in a structure in which the pooled assets are Mortgage Loans that provide for a fixed rate period and then convert by their terms to adjustable rate Mortgage Loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their Securities to the trustee who will then transfer the Securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the Securities.

          If a trust fund includes non-U.S. Mortgage Loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the related foreign currency with respect to the U.S. dollar. It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the related foreign currency with respect to the U.S. dollar. However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by Securityholders.

          Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the Securities.

          If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange the related foreign currency for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the Securities. In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related non-U.S. Mortgage Loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related Securities will bear currency risk.

          In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

          Derivative contracts will generally be documented based upon the standard forms provided by International Swaps and Derivatives Association, Inc. ("ISDA"). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.


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          There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

          If a trust fund includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivatives counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

                                 THE AGREEMENTS

          The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

ISSUANCE OF SECURITIES

          Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement between the depositor and the trustee. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement with the indenture trustee and the issuing entity.

          As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the "Agreements." In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

ASSIGNMENT OF PRIMARY ASSETS

          General

          At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.


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          Assignment of Private Mortgage-Backed Securities

          The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds -- Private Mortgage-Backed Securities."

          Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

               (1) that the information contained in the Mortgage Certificate
          Schedule is true and correct in all material respects;

               (2) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

               (3) that there has been no other sale by it of the Private Mortgage-Backed Securities; and

               (4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

          Assignment of Mortgage Loans

          As specified in the prospectus supplement, the depositor or the Sponsor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

          o the mortgage note endorsed without recourse to the order of the trustee or in blank;

          o the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

          o    an assignment of the Mortgage in recordable form.

          The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

          The depositor generally will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Mortgage Loan. It is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the trustee will be required to be prepared, delivered or recorded. Instead, the depositor will be required to take all


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actions as are necessary to cause the trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. If the assignments are not so recorded, the related Agreement will, unless otherwise specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

          With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

          The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the depositor will notify the party (the "Seller") from which the depositor, or an affiliate thereof, purchased the Mortgage Loan. See "Repurchase and Substitution of Non-Conforming Loans."

          Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

          Assignment of Manufactured Home Loans

          The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Manufactured Home Loan Schedule") appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

          In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the


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Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See "Legal Aspects of Loans -- Manufactured Home Loans."

REPURCHASE AND SUBSTITUTION OF NON-CONFORMING LOANS

          Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect, the Seller, or, if the Seller does not do so, the depositor, will be obligated to cure such defect within 90 days, or any other period specified in the prospectus supplement.

          If the depositor is unable to cure the defect within 90 days, or any other period specified in the prospectus supplement, the Seller, or, if the Seller does not do so, the depositor, will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee's notice to the depositor and the master servicer of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee. We cannot assure you that a Seller will fulfill its purchase obligation. The master servicer will not be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation.

          Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

          Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund's federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

          If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualifying Substitute Mortgage Loan") provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

          Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the


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Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

          Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

          The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See "Loan Underwriting Procedures and Standards -- Representations and Warranties." If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

REPORTS TO SECURITYHOLDERS

          As specified in the prospectus supplement, the trustee or the securities administrator will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

               (1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

               (2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

               (3) with respect to a series that is a Multi-Class Series, the amount of any distribution allocable to any class (including any residual class) other than in respect of interest or principal;

               (4) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

               (5) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;


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               (6) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

               (7) if applicable, the amount of any deficiency of any required overcollateralization, after giving effect to distributions allocated to principal reported under (1) above;

               (8) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in
          (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

               (9) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

               (10) in the case of Floating Rate Securities, the level of the Index applicable to the interest formula of the Floating Rate Securities;

               (11) if applicable, the amount of any realized losses incurred with respect to the Mortgage Loans (x) in the Due Period commencing on the Due Date to which the distribution relates and (y) in the aggregate since the cut-off date;

               (12) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

               (13) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, and the number of Loans as to which foreclosure proceedings have been commenced, all as of the close of the business on the determination date to which the distribution relates;

               (14) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

               (15) with respect to substitution of Loans in the preceding calendar month, the scheduled principal balance of each deleted Loan, and of each qualifying substitute Loan;

               (16) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve Fund), if any, on the Distribution Date, after giving effect to distributions made on that date;

               (17) the amount of the trustee's fees, the servicing fees and the amount of any other fees payable from the trust fund to any other third party, as applicable, paid during the collection period to which such distribution relates;

               (18) the aggregate amount of any insurance claim payments received with respect to any primary mortgage insurance policy during the Due Period commencing on the Due Date to which the distribution relates;


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               (19) if applicable, the amount of any net swap, cap or derivative payment in respect of any derivative contract to the applicable trust account established for the benefit of securityholders, or the amount of any net swap, cap or derivative payment to made to the swap, cap or derivative counterparty under the applicable derivative contract from amounts otherwise distributable to securityholders; and

               (20) any other information as specified in the related Agreement.

          In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through
(3), (5), (8) and (12) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, if specified in the prospectus supplement, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer's servicing obligations under the related Agreement. See "Servicing of Loans -- Evidence as to Compliance."

INVESTMENT OF FUNDS

          The Distribution Account, Securities Administration Account, Collection Account or Servicing Account and any other funds and accounts for a series that may be invested by the trustee, the master servicer or the servicer, can be invested only in "Eligible Investments" acceptable to each Rating Agency, which may include, without limitation:

          o direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

          o demand and time deposits, certificates of deposit or bankers' acceptances;

          o repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

          o securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

          o commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

          o a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

          o any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

          Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement ("Eligible Reserve Fund Investments").


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          Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account or the Securities Administration Account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the Distribution
Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

          If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account, Securities Administration Account or the Distribution Account may be property of the master servicer, a servicer or the securities administrator and not available for distributions to securityholders. See "Servicing of Loans."

EVENT OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

          Trust Agreement

          As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

          o any failure by the master servicer to remit any required payment to the trustee or the securities administrator, as the case may be, that continues unremedied for five business days (or any shorter period as is specified in the related Agreement) after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, for the related series;

          o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, or to the master servicer and the trustee by the holders of Certificates of the related series evidencing more than 50% of the aggregate voting interests, as assigned in the related Agreement, of the Certificates; and

          o certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

          So long as an Event of Default remains unremedied under the related Agreement for a series, the trustee for the related series may, and if so directed by holders of Certificates of the series evidencing more than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series, shall terminate all of the rights and obligations of the master servicer under the related Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the related Agreement which rights the master servicer will retain under all circumstances), whereupon the trustee or the securities administrator, as the case may be, will succeed to all the responsibilities, duties and liabilities of the master servicer under the related Agreement and will be entitled to reasonable servicing compensation not to exceed the Master Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Agreement.

          In the event that the trustee or the securities administrator, as the case may be, is unwilling or unable so to act, the trustee may appoint, or petition a court of competent jurisdiction to appoint, a housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution


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with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the related Agreement relating to the master servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Master Servicing Fee, if any, as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the related Agreement.

          During the continuance of any event of default under the related Agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of Certificates of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders of Certificates have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders of Certificates.

          No holder of a series of Certificates, solely by virtue of that holder's status as a holder of a Certificate, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

          Indenture

          As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

          o a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note's maturity;

          o failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

          o any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

          o certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

          o any other event of default provided with respect to Notes of that series.


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          If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

          If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

          o the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

          o the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

          o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

          As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

          Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

THE TRUSTEE

          The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the


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trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

          The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer or any securities administrator under the related Agreement.

          The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see "-- Event of Default; Rights Upon Event of Default" above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

          The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

          The trustee may also be removed at any time:

          o if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

          o    if the trustee becomes insolvent; or

          o by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

          Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


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DISTRIBUTION ACCOUNT

          The trustee will establish a separate account (the "Distribution Account") in its name as trustee for the securityholders. The Distribution Account may be maintained as an interest bearing account, or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the master servicer or the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer or the securities administrator, as applicable, and required withdrawals from any Reserve Funds. The trustee is generally permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

          Unless otherwise specified in the prospectus supplement, "Business Day" means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

THE SECURITIES ADMINISTRATOR

          If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or national banking association, in each case authorized to exercise corporate trust powers. The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates. The securities administrator may also act as a master servicer or a servicer for a series of Securities.

DUTIES OF THE SECURITIES ADMINISTRATOR

          The securities administrator makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the securities administrator is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the securities administrator is required to examine them to determine whether they are in the form required by the related Agreement, however, the securities administrator will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

          The securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the securities administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default; see "-- Event of Default; Rights Upon Event of Default" above. The securities administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.


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RESIGNATION OF SECURITIES ADMINISTRATOR

          The securities administrator may, upon written notice to the depositor, the trustee and the master servicer, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning securities administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

          The securities administrator may also be removed at any time:

          o    if the securities administrator becomes bankrupt or insolvent;

          o if the securities administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the related Agreement; or

          o by the securityholders of securities evidencing more than a specified percentage of the aggregate outstanding principal amount of the securities in the trust fund upon written notice to the securities administrator and the depositor.

          Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

SECURITIES ADMINISTRATION ACCOUNT

          The securities administrator will establish a separate account (the "Securities Administration Account") in its own for the benefit of the securityholders. The Securities Administration Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Securities Administration Account. The securities administrator will deposit into the Securities Administration Account on the Business Day received all funds received from the master servicer. As further provided in the prospectus supplement, the securities administrator is permitted from time to time to make withdrawals from the Securities Administration Account for each series to remove amounts deposited therein in error, to pay to the trustee or the master servicer any reinvestment income on funds held in the Securities Administration Account to the extent the trustee or the master servicer is entitled, to reimburse itself for any amounts reimbursable under the terms of the related Agreement, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular payments to the trustee for deposit in the Distribution Account, and to clear and terminate the Securities Administration Account.

EXPENSE RESERVE FUND

          If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the "Expense Reserve Fund") cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of


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the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

AMENDMENT OF AGREEMENT

          Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

          o    to cure any ambiguity;

          o to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

          o to add any other provisions with respect to matters or questions arising under the Agreement; or

          o    to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

          As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

          o reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

          o reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

VOTING RIGHTS

          The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC ADMINISTRATOR

          For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.


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ADMINISTRATION AGREEMENT

          If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

PERIODIC REPORTS

          The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

          To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

TERMINATION

          Trust Agreement

          The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

          o the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan ("REO Property"); and

          o the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

          As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

          o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

          o with respect to REO Property, if any, the fair market value of the REO Property only to the extent such amount does not exceed the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon less any reasonably anticipated disposition costs, minus

          o related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

          o unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus


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          o    accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

          o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

          o the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

          The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer's right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the Aggregate Asset Principal Balance of the Mortgage Loans on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the trustee will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See "Description of the Securities -- Optional Termination."

          Indenture

          The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

          In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                             LEGAL ASPECTS OF LOANS

          The following discussion contains summaries of certain legal aspects of housing loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.


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MORTGAGES

          The Mortgage Loans (other than any Cooperative Loans and certain types of Manufactured Housing) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

          If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

          The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or


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beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired.
Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

          The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

          Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

          The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.


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COOPERATIVE LOANS

          If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

          Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

          A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

          If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.


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          The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See " -- Realizing Upon Cooperative Loan Security" below.

          There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building and right to occupy the apartment (and a corresponding loss of the lender's security for its Cooperative Loan).

          Tax Aspects of Cooperative Ownership

          In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded


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tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGES

          Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

          An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

          A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

          In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and


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making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

REALIZING UPON COOPERATIVE LOAN SECURITY

          The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

          Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

          In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.


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          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

          In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

RIGHTS OF REDEMPTION

          In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

          Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

          In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.


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          Cooperative Loans

          Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

          Leases and Rents

          Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

          Federal Bankruptcy and Other Laws Affecting Creditors' Rights

          In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act, as amended (the "Servicemembers Civil Relief Act"), and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender's rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

          Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

          In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender's lien will be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs only to the extent the value of the security exceeds the debt. However, if the


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value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney's fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

          In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

          Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

          Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

          Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

          Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume


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the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

          Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

SERVICEMEMBERS CIVIL RELIEF ACT

          Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

          o are entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including Mortgage Loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

          o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

          o may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

          However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

          As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

          In addition to the Servicemembers Civil Relief Act, state laws such as the California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

ENVIRONMENTAL CONSIDERATIONS

          Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain


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circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

          Under the laws of certain states where Mortgaged Properties may be located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

          Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner" or "operator;" consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

          Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the "Asset Conservation Act," a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have "participated in the management of the facility." The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

          It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

          Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Multifamily or Mixed Use Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien)


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affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged Property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

          If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "-- Anti-Deficiency Legislation and Other Limitations on Lenders" above) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

          Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

          o originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

          o originated by lenders other than national banks, federal savings institutions and federal credit unions.


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          Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states -- Arizona, Michigan, Minnesota, New Mexico and Utah -- have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

          In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT CHARGES, LATE PAYMENT FEES AND DEBT-ACCELERATION CLAUSES

          Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

          Some of the Multifamily and Mixed Use Mortgage Loans included in a trust will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

EQUITABLE LIMITATIONS ON REMEDIES

          In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.


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          Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

          Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

          The depositor has been advised by counsel that a court interpreting Title V would hold that residential Mortgage Loans related to a series originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential Mortgage Loans, any such limitation under the state's usury law would not apply to the residential Mortgage Loans.

          In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

MULTIFAMILY AND MIXED USE LOANS

          The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal balance of the mortgage loan at


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maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

          In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage Loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

          In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender's consent, or unless the lender's interest in the room rates is given adequate protection.

          For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

LEASES AND RENTS

          Some of the Multifamily and Mixed Use Mortgage Loans are secured by an assignment of leases (each, a "lease") and rents of one or more lessees (each, a "lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENT

          Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In


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addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

          Some mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

          Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

          Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

          Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are


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readily accessible to and useable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

PERSONAL PROPERTY

          The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction. To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required. If a trustee or servicer fails to file any necessary continuation statement, another creditor's security interest in the related property could have priority over the security interest of the related trust.

          Repossession of personal property is governed by state law and is subject to certain limitations. Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

ADJUSTABLE INTEREST RATE LOANS

          ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

          The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.


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MANUFACTURED HOME LOANS

          Security Interests in the Manufactured Homes

          Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

          As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

          Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will generally have substantially similar requirements for perfection of a security interest.

          In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.


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          Relocation of a Manufactured Home

          In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

          A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

          In the ordinary course of servicing the Manufactured Home Loans, the servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

          Intervening Liens

          Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

          Enforcement of Security Interests in Manufactured Homes

          So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before


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the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

          Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" above.

          Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders -- Federal Bankruptcy and Other Laws Affecting Creditors' Rights" and "-- Equitable Limitations on Remedies" above.

          Consumer Protection Laws

          The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

          Transfers of Manufactured Homes; Enforceability of "Due-on-Sale"
Clauses

          Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

          In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "-- Due-On-Sale Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-On-Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.


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          Applicability of Usury Laws

          Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "-- Applicability of Usury Laws" above.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

          With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

PRINCIPAL PREPAYMENTS

          With respect to a series for which the Primary Assets consist of Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the Master Servicing Fee or Servicing Fee otherwise payable to the master servicer or servicer, respectively, with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See "Servicing of Loans -- Advances and Other Payments, and Limitations Thereon."

TIMING OF REDUCTION OF PRINCIPAL AMOUNT

          A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.


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INTEREST OR PRINCIPAL WEIGHTED SECURITIES

          If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

CERTAIN DERIVATIVE INSTRUMENTS

          In order to protect certain Securities from shortfalls in interest payments, the trust fund may enter into derivative instruments. The prospectus supplement will specify the terms and conditions of any interest rate swap agreements, interest rate cap contracts, currency swaps, currency options or other yield supplement agreements as well as identifying any derivative counterparty. Any derivative instruments will provide only temporary, limited protection against upward movements in the applicable Index, and, to the limited extent described in the prospectus supplement, will generally diminish the amount of interest rate or basis risk shortfalls associated with the mismatch between the weighted average interest rate of Loans that have a fixed interest rate and the variable rate Index applicable to the related Securities during the applicable period the related derivative instrument is in effect. Any such amounts that are received by the Trust Fund may not be sufficient to pay interest shortfalls on the Securities.

          In addition, in the case of a swap agreement, any net swap payment payable to the applicable swap counterparty under the terms of such swap agreement may reduce amounts available for payment on the Securities, and may reduce payments of interest on the Securities. If the rate of prepayments on the Loans is faster than anticipated, the swap notional balance on which payments due under such swap agreement are calculated may exceed the total principal balance of the Loans, thereby increasing the relative proportion of interest collections on the Loans that must be applied to make swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on any Securities covered by a swap agreement. See "Derivatives."

FINAL SCHEDULED DISTRIBUTION DATE

          The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans


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comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

          The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

          Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.

          CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

          Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

          The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.


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OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

          Type of Loan

          Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-Weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

          In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related Scheduled Payment, negative amortization may result or Deferred Interest may arise. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

          To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

          In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

          If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the servicer or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

          A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some


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Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

          In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

          Foreclosures and Payment Plans

          The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

          Due on Sale Clauses

          The acceleration of repayment as a result of certain transfers of the Mortgaged Property is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include "due-on-sale" clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

          Optional Termination

          If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See "Description of the Securities -- Optional Termination."

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

          The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP and Dechert LLP, each as special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and


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no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

          This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

          In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership, and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

          In this discussion, when we use the term:

          o "Security Owner," we mean any person holding a beneficial ownership interest in securities;

          o    "Code," we mean the Internal Revenue Code of 1986, as amended;

          o    "IRS," we mean the Internal Revenue Service;

          o "AFR," we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

          o    "Foreign Person," we mean any person other than a U.S. Person;
               and

          o "U.S. Person," we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

TYPES OF SECURITIES

          This discussion addresses the following four types of securities:

          o    REMIC certificates;


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          o    notes issued by a trust, including a trust for which an election to treat such entity as a "real estate investment trust" within the meaning of Section 856(a) of the Code (a "REIT") has been made;

          o trust certificates issued by trusts for which a REMIC election is not made; and

          o securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract ("Stapled Securities").

          The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "-- Special Tax Attributes," "-- Backup Withholding" and "-- Reportable Transactions" below address all types of securities.

          REMIC Certificates Generally

          With respect to each series of REMIC certificates, McKee Nelson LLP or Dechert LLP ("Company Counsel") will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

          A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

          In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "-- REMIC Residual Certificates" below.

          A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.


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          If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

          Stapled Securities

          As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

          With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

          Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components. See the applicable prospectus supplement for further information.

          Issuance of Notes Generally

          For each issuance of notes by a trust that does not make a REMIC election, Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings, or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "-- Taxation of Securities Treated as Debt Instruments."

          With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.


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          Classification of Trust Certificates Generally

          With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "-- Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "-- Partner Certificates" below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

          When we refer to "Debt Securities" in the discussion that follows, we mean (i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

          Interest Income and OID

          Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code ("OID"). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.


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          For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

          The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

          To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

          If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

          The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

          The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based


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on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

          For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

          Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner's basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

          Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and
(ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

          Variable Rate Securities

          Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "-- Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable Index.

          Acquisition Premium

          If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by



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an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

          Market Discount

          If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i)
0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "-- Interest Income and OID" above.

          Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

          Unless the beneficial owner of a market discount bond elects under
Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

          The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.


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          If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under
Section 1278(b) of the Code, the interest deferral rule will not apply.

          Amortizable Bond Premium

          A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

          Non-Pro Rata Securities

          A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

          Election to Treat All Interest as OID

          The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be


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considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

          Treatment of Losses

          Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectability until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

          Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

          Sale or Other Disposition

          If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

          Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.


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          Foreign Persons

          Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN or other appropriate form changes, a new Form W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including
OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

          Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

          Information Reporting

          Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market Discount" above.

          Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC RESIDUAL CERTIFICATES

          If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "-- Basis Rules and Distributions" below, the net


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loss of the REMIC for each day during a calendar quarter that you are a Residual
Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be "portfolio income" for purposes of Section 469 of the Code governing passive loss limitations.

          Taxable Income or Net Loss of the REMIC

          Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

          Pass Through of Certain Expenses

          A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "-- Grantor Trust Certificates -- Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

          Excess Inclusions

          Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.


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          For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

          Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

          Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

          Taxable Income May Exceed Distributions

          In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

          Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "-- Excess Inclusions" above. The timing of mismatching of income and


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deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

          Basis Rules and Distributions

          A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

          A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

          A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

          The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Residual Certificates."

          Sales of REMIC Residual Certificates

          If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

          Inducement Fees

          The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and
(ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.


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          Disqualified Organizations

          If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

          The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

          In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

          Noneconomic REMIC Residual Certificates

          A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be


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treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

          A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion concerning prepayment assumptions.

          All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

          Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

          Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

          o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

          o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

          o the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

          o either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C


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               corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

          Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and we encourage you to consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

          Restrictions on Transfers of Residual Certificates to Foreign Persons

          Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

          Foreign Persons

          The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of) under rules similar to


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withholding upon disposition of Debt Securities that have OID. See "--
Restrictions on Transfers of Residual Certificates to Foreign Persons" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

          Administrative Provisions

          The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The trustee or the securities administrator will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the trustee or the securities administrator to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

          Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

          The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see "-- Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "-- Special Tax Attributes -- REMIC Certificates" below.


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          Mark-to-Market Rules

          Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

GRANTOR TRUST CERTIFICATES

          For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

          Classification of Stripped Certificates

          There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

          Taxation of Stripped Certificates

          Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

          Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of Securities Treated as Debt Instruments" above.

          Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "-- Taxation of Securities Treated as Debt Instruments -- Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.


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          For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

          A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-- Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

          In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "-- Trust Expenses" below, subject to the limitation described therein.

          Purchase of More Than One Class of Stripped Certificates

          When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

          Taxation of Standard Certificates

          For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses" above.

          For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.


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          Trust Expenses

          Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition,
Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

          Sales of Grantor Trust Certificates

          If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as Debt Instruments -- Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

          Trust Reporting

          Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

          Foreign Persons

          The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons."


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PARTNER CERTIFICATES

          If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term "trust" to refer either to a trust or to a portion thereof, as the context would indicate.

          Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

          Security Owner's Distributive Share

          The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

          A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "-- Grantor Trust Certificates -- Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

          Distributions

          A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

          A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

          If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.


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          Sale or Exchange of a Partner Certificate

          If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

          Section 708 Terminations

          Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

          Section 754 Election

          If a Security Owner were to sell its Partner Certificate at a profit
(loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

          The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

          Foreign Persons

          Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.


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          Information Reporting

          Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

          Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

          Administrative Matters

          Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

SPECIAL TAX ATTRIBUTES

          In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

          REMIC Certificates

          REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

          In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC certificates that are


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real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

          REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code.

          The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

          The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

          For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

          As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "-- Types of Securities -- REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

          Non-REMIC Debt Securities

          Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in


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real property" or "qualifying real property loans." Moreover, such Debt
Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

          Grantor Trust Certificates

          Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

          Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

          Partner Certificates

          For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT's capital interest in the issuer.

BACKUP WITHHOLDING

          Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to 31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

REPORTABLE TRANSACTIONS

          Recent legislation imposes a penalty on a taxpayer that fails to disclose a "reportable transaction." The IRS has issued guidance defining the term "reportable transaction" for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:


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          o    a sale or exchange of a security resulting in a loss in excess of
               (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

          o a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

          o    any other characteristic described by the IRS.

          A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

                       STATE AND LOCAL TAX CONSIDERATIONS

          In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

          For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage potential investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA CONSIDERATIONS

GENERAL

          The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

          ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available.


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Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and
Section 4975 of the Code.

          A Plan's investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor ("DOL") has issued regulations set forth at 29 C.F.R. Section 2510.3-101 (the "DOL Regulations") which provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

          Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

THE UNDERWRITER EXEMPTION

          The DOL issued an individual exemption to Lehman Brothers Inc.'s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption ("PTE") 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the "Exemption") that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and
(b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuing entity, provided that certain conditions set forth in the Exemption are satisfied.

          For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager for a class of Securities.


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          Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

               (1) The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

               (2) The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch") (each, a "Rating Agency");

               (3) In the case of a transaction described in the Exemption as a designated transaction (a "Designated Transaction"), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

               (4) Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Securities in reliance on the Exemption;

               (5) The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

               (6) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith;

               (7) The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

               (8) For certain types of issuers, the documents establishing the issuing entity and governing the transaction must contain provisions intended to protect the assets of the issuing entity from creditors of the depositor.
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          The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60.

          The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

               (1) is an "eligible Swap;"

               (2) is with an "eligible counterparty;"

               (3) is purchased by a "qualified plan investor;"

               (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

               (5) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An "eligible Swap" is one which:

               a. is denominated in U.S. dollars;

               b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available Index, with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

               c. has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by Primary Assets ("Allowable Notional Amount");

               d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

               e. has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of Securities are fully repaid; and

               f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.


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          An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

          A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

               a. a "qualified professional asset manager" ("QPAM") under PTCE 84-14;

               b. an "in-house asset manager" under PTCE 96-23; or

               c. has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Securities are acquired by the Plan.

          In "ratings dependent Swaps" (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

               a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

               b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

          In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

          "Non-ratings dependent Swaps" (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

               a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

               b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or


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               c. terminate the Swap Agreement in accordance with its terms.

          An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

               a. it is denominated in U.S. dollars;

               b. it pays an Allowable Interest Rate;

               c. it is not Leveraged;

               d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

               e. it is entered into between the trust fund and an eligible counterparty; and

               f. it has an Allowable Notional Amount.

          The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

          If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

          The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by
Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of Securities.

          The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately


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after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuing entity, the depositor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

          However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

ADDITIONAL CONSIDERATIONS FOR SECURITIES WHICH ARE NOTES

          Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuing entity or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

ADDITIONAL FIDUCIARY CONSIDERATIONS

          The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, the master servicer, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

          Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family


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

residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

          Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

          The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                         LEGAL INVESTMENT CONSIDERATIONS

          The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.

          SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security").

          All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities.


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

Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

          There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

                                  LEGAL MATTERS

          Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C. or by Dechert LLP, New York, New York as specified in the prospectus supplement for each series of Securities.

                                 USE OF PROCEEDS

          The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. The expenses incurred by the depositor which are payable from net proceeds will be disclosed under "Underwriters" in the related prospectus supplement. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

                              PLAN OF DISTRIBUTION

          Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following:
Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the "Underwriters"); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc. The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.


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

          The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

          If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

          The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

          The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

          In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

          If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities. The prospectus for those Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

                             STATIC POOL INFORMATION

          Static pool information with respect to the Sponsor's prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool information related to a trust fund will include information, to the extent material, relating to:

          o    payment delinquencies of the mortgage loans;

          o    cumulative losses with respect to the mortgage loans; and

          o    prepayments of the mortgage loans,

          in each case presented in periodic increments.

          In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average Loan-to-Value Ratio; the distribution of mortgage loans by Mortgage Rate; and information regarding the geographic distribution of the mortgage loans.

          Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any trust fund established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

          Static pool information made available via an Internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

                             ADDITIONAL INFORMATION

          The depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549.

          Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the Internet at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

          Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). Fannie Mae also maintains a site on the Internet at http:///www.fanniemae.com at which users can view certain information, including Fannie Mae Prospectuses. The depositor did not participate in the preparation of Fannie Mae's Prospectus or its annual or quarterly reports or other


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financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

          Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (571) 382-4000). Freddie Mac also maintains a site on the Internet at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          All documents filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

          The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

                           REPORTS TO SECURITYHOLDERS

          Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See "The Agreements -- Reports to Securityholders."


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

                            INDEX OF PRINCIPAL TERMS

DEFINED TERM                                                                PAGE
------------                                                                ----
1986 Act ................................................................    159
Accretion Directed Securities ...........................................     41
accrual class ...........................................................    160
Accrual Securities ......................................................     41
ADA .....................................................................    146
Adjustable Rate Mortgages ...............................................     52
AFR .....................................................................    156
Agency Certificates .....................................................     48
Aggregate Asset Principal Balance .......................................     46
Agreements ..............................................................    115
Allowable Interest Rate .................................................    184
Allowable Notional Amount ...............................................    184
Appraised Value .........................................................     52
ARMs ....................................................................     52
Asset Conservation Act ..................................................    141
Asset Group .............................................................     42
Asset Principal Balance .................................................     45
Assistance Loans ........................................................     48
Bank ....................................................................     77
bankruptcy bond .........................................................    112
Bankruptcy Code .........................................................    100
basis risk shortfalls ...................................................     43
Beneficial Owner ........................................................     46
Bi-Weekly Loans .........................................................     50
Book-Entry Securities ...................................................     42
Business Day ............................................................    125
Buydown .................................................................    108
Buy-Down Amounts ........................................................     88
Buy-Down Fund ...........................................................     88
Buy-Down Loans ..........................................................     88
Buy-Down Period .........................................................     89
Cash Program ............................................................     67
CERCLA ..................................................................     59
Certificates ............................................................     41
Clearstream .............................................................     46
CMT .....................................................................     53
Code ....................................................................    156
CODI ....................................................................     54
COFI ....................................................................     54
Collection Account ......................................................     85
Commission ..............................................................    191
Company Counsel .........................................................    157
Component Securities ....................................................     41
Compound Value ..........................................................     45
Condominium .............................................................     50
Condominium Association .................................................     75
Condominium Building ....................................................     75
Condominium Loans .......................................................     50
Condominium Unit ........................................................     50
constant yield election .................................................    163
Conventional Loans ......................................................     66
Cooperative Dwellings ...................................................     50
Cooperative Loans .......................................................     50
Cooperatives ............................................................     50
COSI ....................................................................     54
Covered Trust ...........................................................     99
CPR .....................................................................    153
Cut-off Date ............................................................     47
Debt Securities .........................................................    159
debt-acceleration .......................................................    143
Deferred Interest .......................................................     53
Definitive Securities ...................................................     42
Deleted Loan ............................................................    118
Designated Transaction ..................................................    183
Distribution Account ....................................................    125
DOL .....................................................................    181
DOL Pre-Funding Period ..................................................    186
DOL Regulations .........................................................    181
DTC .....................................................................     46
Due Date ................................................................     90
EDGAR ...................................................................    191
Eligible Investments ....................................................    121
Eligible Reserve Fund Investments .......................................    121
Environmental Policies ..................................................     93
ERISA ...................................................................    181
Escrow Accounts .........................................................     84
EURIBOR .................................................................     53
Euroclear ...............................................................     46
Exchange Act ............................................................    192
Excluded Plan ...........................................................    187
Exemption ...............................................................    182
Expense Reserve Fund ....................................................    127
EYS Agreement ...........................................................    185
Fannie Mae ..............................................................     67
Fed Funds Rate ..........................................................     54
FHA .....................................................................     65
FHA Loans ...............................................................     49
FHA/VA Claim Proceeds ...................................................    106
FHLB Index ..............................................................     54
Fitch ...................................................................    183
Fixed Rate Securities ...................................................     41
Floating Rate Securities ................................................     41
Foreign Person ..........................................................    156
Freddie Mac .............................................................     69
Freddie Mac Act .........................................................     69
Garn-St Germain Act .....................................................    142


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

DEFINED TERM                                                                PAGE
------------                                                                ----
GBP LIBOR ...............................................................     53
GEM Loans ...............................................................     50
Ginnie Mae ..............................................................     65
Ginnie Mae Servicers ....................................................     63
GPM Fund ................................................................     89
GPM Loans ...............................................................     50
Grantor Trust ...........................................................    158
Grantor Trust Certificates ..............................................    158
Guarantor Program .......................................................     67
Guaranty Agreement ......................................................     63
hazardous substances ....................................................    141
Home Equity Loans .......................................................     51
Housing Act .............................................................     65
HUD .....................................................................     61
Index ...................................................................     53
Insurance Policies ......................................................     62
Insured Loss ............................................................    104
Interest Only Securities ................................................     41
Interest Rate ...........................................................     43
Interest Weighted Securities ............................................     41
IRS .....................................................................    156
ISDA ....................................................................    114
L/C Bank ................................................................    102
L/C Percentage ..........................................................    102
lease ...................................................................    145
Lehman Brothers .........................................................     76
Lehman Holdings .........................................................     76
lessee ..................................................................    145
Leveraged ...............................................................    184
LIBOR ...................................................................     53
LIBORSWAP ...............................................................     53
Lifetime Mortgage Rate Cap ..............................................     53
Liquidation Proceeds ....................................................     86
Loans ...................................................................     48
Loan-to-Value Ratio .....................................................     52
Manufactured Home Loan Schedule .........................................    117
market discount bond ....................................................    161
Master Servicing Fee ....................................................     83
Maximum Mortgage Rate Adjustment ........................................     53
Minimum Mortgage Rate ...................................................     53
Minimum Principal Distribution Amount ...................................     45
Mixed Use Mortgage Loans ................................................     57
Moody's .................................................................    183
Mortgage Certificate Schedule ...........................................    115
Mortgage Loan Schedule ..................................................    117
Mortgage Loans ..........................................................     49
Mortgage Rates ..........................................................     49
Mortgaged Property ......................................................     51
MTA .....................................................................     54
Multi-Class Series ......................................................     44
Multifamily Mortgage Loans ..............................................     57
Multifamily Properties ..................................................     66
National Average Contract Mortgage Rate .................................     54
National Monthly Median COFI ............................................     54
NCUA ....................................................................    188
Negatively Amortizing ARMs ..............................................     53
No-Bid ..................................................................    108
non-pro rata security ...................................................    163
Notes ...................................................................     41
Offered Securities ......................................................     42
OID Regulations .........................................................    159
outside reserve fund ....................................................    158
PAC Method ..............................................................    160
PACs ....................................................................     42
Parties in Interest .....................................................    181
Partner Certificates ....................................................    158
PC Pool .................................................................     67
Percentage Interest .....................................................     44
Planned Amortization Certificates .......................................     42
Plans ...................................................................    181
PMBS Agreement ..........................................................     61
PMBS Issuer .............................................................     61
PMBS Servicer ...........................................................     61
PMBS Trustee ............................................................     61
Policy Statement ........................................................    188
Pre-Funding Account .....................................................     69
Pre-Funding Arrangement .................................................     69
Primary Assets ..........................................................     48
Prime Rate ..............................................................     54
Principal Distribution Amount ...........................................     45
Principal Only Securities ...............................................     41
Principal Weighted Securities ...........................................     41
Private Mortgage-Backed Securities ......................................     48
PTCE ....................................................................    183
PTE .....................................................................    182
QPAM ....................................................................    185
Qualified Insurer .......................................................     92
Qualified Stated Interest ...............................................    159
Qualifying Substitute Mortgage Loan .....................................    118
Rating Agency ...........................................................     45
RCRA ....................................................................    141
REIT ....................................................................    158
REMIC regular certificate ...............................................    157
REMIC residual certificate ..............................................    157
REMICs ..................................................................    157
REO Property ............................................................    129
Residual Owner ..........................................................    157
Retained Interest .......................................................     48
Reverse Mortgage Loans ..................................................     50
Revolving Account .......................................................     70
Revolving Period Arrangement ............................................     70
Revolving Primary Assets ................................................     70

DEFINED TERM                                                                PAGE
------------                                                                ----
S&P .....................................................................    182
SBJPA of 1996 ...........................................................    179
Scheduled Payment .......................................................     49
Scheduled Principal .....................................................     67
Scheduled Securities ....................................................     42
Securities ..............................................................     41
Securities Act ..........................................................    191
Securities Administration Account .......................................    127
Security Owner ..........................................................    156
Seller ..................................................................    116
Senior Securities .......................................................     45
Servicemembers Civil Relief Act .........................................    138
Servicing Account .......................................................     87
Servicing Agreements ....................................................     83
Servicing Fee ...........................................................     84
SIBOR ...................................................................     53
Single Family Property ..................................................     66
SMMEA ...................................................................    188
SPA .....................................................................    153
Sponsor .................................................................     76
Standard Certificates ...................................................    172
Stapled Securities ......................................................    156
Stripped Bond Rules .....................................................    173
Stripped Certificates ...................................................    172
Subordinate Securities ..................................................     42
Subordinated Amount .....................................................     99
Subordination Reserve Fund ..............................................    100
Subsequent Primary Assets ...............................................     69
Subservicers ............................................................     83
Subsidy Fund ............................................................     89
super-premium class .....................................................    160
Swap ....................................................................    184
Swap Agreement ..........................................................    184
TACs ....................................................................     42
Targeted Amortization Certificates ......................................     42
T-Bill ..................................................................     53
Tiered REMICs ...........................................................    179
Title V .................................................................    143
Title VIII ..............................................................    147
U.S. Person .............................................................    156
UCC .....................................................................    136
Underwriters ............................................................    189
VA ......................................................................     65
VA Loans ................................................................     64
withholding agent .......................................................    164

                                     ANNEX A
                              BOOK-ENTRY PROCEDURES

          GENERAL

          If provided for in the prospectus supplement, one or more classes of Offered Securities of any series will be issued as Book-Entry Securities. Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          THE CLEARING EXCHANGES

          The Depository Trust Company. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

          Clearstream Banking Luxembourg. Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, "CSSF." Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

          Euroclear Bank S.A./NV. Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

          The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

          Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its respective depositary (individually the "Relevant Depositary" and collectively, the "European Depositaries"). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

          DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

          BENEFICIAL OWNERSHIP OF BOOK-ENTRY SECURITIES

          Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" or "Noteholders" as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

          The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial

Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

          Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

          Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

          Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons," "-- REMIC Residual Certificates -- Foreign Persons," "-- Grantor Trust Certificates -- Foreign Persons" and "-- Partner Certificates -- Foreign Persons" in the prospectus and, if the Book-Entry Securities are globally offered ("Global Securities"), see "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex B to the prospectus.

          Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

          Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

          Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons," "-- REMIC Residual Certificates -- Administrative Provisions," "-- Grantor Trust Certificates -- Trust Reporting" and "-- Partner Certificates -- Information Reporting" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

          Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

          Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

          None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

          DEFINITIVE SECURITIES

          Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than 50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

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

                                     ANNEX B
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, Global Securities will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

          Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

          Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

          A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

          TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

          TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

               (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

               (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A holder that is not a United States person within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

          I. the Trustee or the U.S. withholding agent receives a statement --

                    (a) from the holder on Internal Revenue Service (IRS) Form
               W-8BEN (or any successor form) that --

                         (i) is signed by the certificateholder under penalties
                    of perjury,

                         (ii) certifies that such owner is not a United States
                    person, and

                         (iii) provides the name and address of the
                    certificateholder, or

                    (b) from a securities clearing organization, a bank or other financial institution that holds customer's securities in the ordinary course of its trade or business that --

                         (i) is signed under penalties of perjury by an
                    authorized representative of the financial institution,

                         (ii) states that the financial institution has received
                    an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

                         (iii) provides the name and address of the
                    certificateholder, and

                         (iv) attaches the IRS Form W-8BEN (or any successor
                    form) provided by the certificateholder;

          II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

          III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

          IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

          A holder holding book entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

          In addition, all holders holding book entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

          I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

          II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

          III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

          This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry certificates.

          The term "United States" person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

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

                                 $2,681,031,000
                                  (Approximate)

                     STRUCTURED ASSET INVESTMENT LOAN TRUST

                       Mortgage Pass-Through Certificates,
                                  Series 2006-3

                          Lehman Brothers Holdings Inc.
                               Sponsor and Seller

                     Structured Asset Securities Corporation
                                    Depositor

                  Structured Asset Investment Loan Trust 2006-3
                                 Issuing Entity

                               [WELLS FARGO LOGO]

                             Wells Fargo Bank, N.A.
                                 Master Servicer

                                   ----------
                              PROSPECTUS SUPPLEMENT
                                  MAY 24, 2006
                                   ----------

                                 LEHMAN BROTHERS